EXECUTION VERSION

LOAN GUARANTEE AGREEMENT

dated as of February 23, 2011
among

USG OREGON LLC, as Borrower,

U.S. DEPARTMENT OF ENERGY, as provider of the DOE Guarantee,

U.S. DEPARTMENT OF ENERGY, as Loan Servicer,

PNC BANK, NATIONAL ASSOCIATION, doing business as MIDLAND LOAN
SERVICES, a division of PNC BANK, NATIONAL ASSOCIATION
as Administrative Agent

and

PNC BANK, NATIONAL ASSOCIATION, doing business as MIDLAND LOAN
SERVICES, a division of PNC BANK, NATIONAL ASSOCIATION,
as Collateral Agent
(each as defined herein)

Neal Hot Springs Geothermal Project

Malheur County, Oregon

i

Exhibits

LOAN GUARANTEE AGREEMENT

          This LOAN GUARANTEE AGREEMENT (this "Loan Guarantee Agreement"), dated as of February 23, 2011, is by and among (i) USG Oregon LLC, a limited liability company organized and existing under the laws of the State of Delaware (the "Borrower"), (ii) the U.S. DEPARTMENT OF ENERGY, an agency of the United States of America, acting by and through the Secretary of Energy, as provider of the DOE Guarantee (in such capacity, "DOE" ), (iii) the U.S. DEPARTMENT OF ENERGY, an agency of the United States of America, acting by and through authority delegated by the Secretary of Energy to its Loan Programs Office, as loan servicer in accordance with the terms of this Loan Guarantee Agreement (in such capacity, the "Loan Servicer"), (iv) PNC BANK, NATIONAL ASSOCIATION, doing business as MIDLAND LOAN SERVICES, a division of PNC BANK, NATIONAL ASSOCIATION ("Midland") as the Administrative Agent for DOE and the Loan Servicer, and (v) MIDLAND, as the Collateral Agent for the Secured Parties.

RECITALS

          WHEREAS, the Borrower is designing, developing financing and constructing and intends to own and operate the approximately 22 megawatt Neal Hot Springs Geothermal Project, including its associated diesel cold start generator, located near Vale, in Malheur County, Oregon (the "Project").

          WHEREAS, the Equity Interests of the Borrower are indirectly held by the Sponsor and the Investor through Holdco, which is the sole equity owner of the Borrower, and subject to the terms and conditions of the Equity Funding and Recapture Obligation Agreement, the Sponsor has agreed to make, or procure the making of, Equity Contributions to the Borrower.

          WHEREAS, the Borrower, in furtherance of its obligations with respect to the Project has requested that:

                    (i)        FFB make Advances pursuant to the DOE Credit Facility Documents in the aggregate principal amount not exceeding the Maximum Principal Amount, and

                    (ii)       DOE guarantee the repayment of the DOE Guaranteed Loans pursuant to the DOE Guarantee.

          WHEREAS, the execution of this Loan Guarantee Agreement is a condition precedent to the obligations of FFB and the Credit Parties under the DOE Credit Facility Documents.

          NOW, THEREFORE, in consideration of the foregoing, the Credit Parties entering into this Loan Guarantee Agreement, and other good and valid consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereby agree as follows:

ARTICLE 1
DEFINITIONS; RULES OF NTERPRETATION

1.1      Definitions.

Except as otherwise expressly provided herein, capitalized terms used in this Loan Guarantee Agreement and its exhibits and schedules shall have the meanings given in Exhibit A hereto.

1.2      Rules of Interpretation.

Except as otherwise expressly provided herein, the rules of interpretation set forth in Exhibit B hereto shall apply to this Loan Guarantee Agreement.

1.3      Conflict with DOE Credit Facility Documents.

Except as otherwise expressly provided herein, in the case of any conflict between the terms of this Loan Guarantee Agreement and the terms of any DOE Credit Facility Document, the terms of such DOE Credit Facility Document, as between the Borrower and the Credit Parties party thereto, shall control.

ARTICLE 2
FUNDING

2.1      Financial Plan.

The proposed sources and uses of financing with respect to the Project are set forth in the Financial Plan below:

SOURCES:
Debt
DOE Guaranteed Loans		$96,823,342
	Total Debt	$96,823,342
Equity
Base Equity Commitment (Base Project Costs minus Guaranteed Loan Amount)		$33,957,451
	Total Equity, other than Overrun Equity	$33,957,451
TOTAL SOURCES		$130,780,793
USES:
Eligible Base Project Costs		$129,097,789
including contingency of		$5,494,300
including capitalized interest of		$3,062,014
Ineligible Base Project Costs		$1,683,004
TOTAL USES (Base Project Costs)		$130,780,793

2.2      Availability of Advances.

                    2.2.1. Availability. Subject to the satisfaction (or waiver by the Loan Servicer in writing) of each applicable condition precedent set forth in this Loan Guarantee Agreement and satisfaction (or waiver by FFB in writing) of each applicable condition precedent in the DOE Credit Facility Documents, Advances of the DOE Guaranteed Loans shall be made during the Guaranteed Loan Availability Period.

                    2.2.2. Loan Commitment Reductions and Cancellations.

The Borrower may on not less than fifteen days prior written notice to the Loan Servicer and upon the satisfaction of any consent requirement or other applicable provisions of each DOE Credit Facility Document, permanently reduce the unutilized portions of the DOE Credit Facility Commitment, in whole or in part, but only if:

          (a)      each partial reduction is in an amount permitted under the DOE Credit Facility Documents;

          (b)      the Loan Servicer is satisfied that such cancellation or reduction will not impair the timely construction or development of the Project;

          (c)      after taking into account the proposed reduction, Total Funding Available equals or exceeds the amount of remaining Total Project Costs projected to be incurred through the Project Completion Date;

          (d)      the Cap-Ex Reserve Account is fully funded to an amount not less than the Initial Cap-Ex Funding Amount, and the Loan Servicer has received satisfactory evidence of such funding;

          (e)      the Short-Term Wellfield Drilling Reserve Account is funded in an amount not less than the Short-Term Wellfield Funding Amount, and the Loan Servicer has received satisfactory evidence of such funding;

          (f)      the Long-Term Wellfield Drilling Reserve Account is fully funded to the Initial Long-Term Wellfield Drilling Funding Amount, and the Loan Servicer has received satisfactory evidence of such funding; and

          (g)      upon such cancellation or reduction, the Borrower pays all fees, Periodic Expenses, and other amounts then due with respect to such cancellation or reduction under the Loan Documents.

Once reduced or canceled, the DOE Credit Facility Commitment may not be reinstated.

                    2.2.3. No Obligation to Make Advances.

Nothing in this Loan Guarantee Agreement obligates the Credit Parties to make Advances to the Borrower. Any Advances will be made solely by FFB pursuant to the DOE Credit Facility Documents.

2.3      Mechanics for Requesting Advances.

                   2.3.1. Advance Notice.

          (a)      The Borrower may request an Advance by delivering to the Loan Servicer and the Independent Engineer, at any time not more than twenty but not less than ten Business Days prior to the Requested Advance Date, an appropriately completed Advance Notice with respect to such Advance. The Borrower may request an Advance no more frequently than once per calendar month.

          (b)      Each Advance Notice shall specify:

                    (i)        the amount of the Advance requested, which shall be in the minimum amount and increments required by the DOE Credit Facility Documents;

                    (ii)       the Requested Advance Date, which shall be any Business Day;

                    (iii)      the Overrun Equity that has been directly or indirectly contributed by the Sponsor to the Borrower in connection with the Advance or which will concurrently with the Advance be contributed directly or indirectly by the Sponsor to the Borrower;

                    (iv)      the aggregate amount, on a prospective basis after giving effect to the requested Advance, of (A) all Advances outstanding under the DOE Guaranteed Loans, and (B) all Equity Contributions;

                    (v)        the Project Costs being financed or reimbursed using the proceeds of the requested Advances, which shall be only Eligible Base Project Costs;

                    (vi)       the payees to whom the proceeds of the requested Advance is to be paid, which may include, (A) (1) each Material Project Party (including Turbine Air Systems) to whom the proceeds of the requested Advances are to be paid directly, and the amount of such payments, (2) the required Reserve Accounts to be funded and the amount to be funded into each such Reserve Account, (3) the amount to be paid to the Borrower, to reimburse the Borrower for Eligible Project Costs previously paid by the Borrower, in each case in accordance with the Construction Budget, taking into account any Approved Budget Changes, (4) interest to be capitalized, or, (B) with respect to the last Advance to be made during the Guaranteed Loan Availability Period ("Final Advance"), the amount to be paid to the Borrower in the amount equal to (Z) as the product of the calculation pursuant to the following formula:

                    Z = X – (Y * 0.25) where:

X = Base Equity Commitment actually contributed as of the Final Advance by the Borrower (other than any contribution made in the form of a Base Equity Letter of Credit, but including, without duplication, the proceeds of any draw of a Base Equity Letter of Credit, any contribution made in respect of a Dishonored Base Equity Letter of Credit Amount and any cash contributed as equity by the Sponsor or Holdco and deposited in the Construction Account to replace the undrawn portion of any Base Equity Letter of Credit)

Y = Eligible Project Costs actually incurred as of the Final Advance, less the aggregate amount of proceeds deposited, as of the date of the Final Advance and to the extent such amount is an Eligible Project Cost, into each Reserve Account, where such proceeds are from (i) any Cash Grant, (ii) equity contributions by the Sponsor or Holdco that is not otherwise included in the calculation of (x), (iii) the undrawn amount of any Reserve Letter of Credit standing to the credit of the Debt Service Reserve Account and (iv) any draws of any Reserve Letter of Credit (and for the avoidance of doubt, excluding any amount paid into any such Reserve Account that is (a) the proceeds of any Advance or (b) any transfer into the Debt Service Reserve Account or Long-Term Wellfield Drilling Reserve Account from the Project Revenue Account)

provided, however, that an Advance may be requested pursuant to Section 2.3.1(b)(vi)(B) only if the amount equal to (Z) is a positive number;

                    (vii)      the "Prepayment Election" (as defined in the FFB Promissory Note) for the Advance;

                    (viii)     that (A) the representations and warranties of the Borrower contained in the Loan Documents to which the Borrower is a party are true, correct and complete on and as of the Requested Advance Date, (B) no Event of Default or Potential Default has occurred and is continuing, and (C) such other matters as are required to be certified by the Borrower pursuant to Section 4.2; and

                    (ix)        such other information as may be required in the form of Advance Notice.

          (c)      Each Advance Notice shall include as attachments thereto, and the Borrower shall deliver the same to the Loan Servicer:

                    (i)        a draft of the FFB Advance Request with respect to the requested Advance, together with any information necessary for FFB and DOE to process such request; and

                    (ii)       all other certificates and documentation required in respect of such Advance under the DOE Credit Facility Documents and the related Loan Documents.

2.4      Mechanics for Funding Advances.

                    2.4.1. DOE Guaranteed Loan Funding. The following provisions shall apply to each Advance.

          (a)      Satisfaction of Conditions Precedent.

                    (i)        Promptly after receipt of an Advance Notice, the Loan Servicer shall review such Advance Notice and the attachments thereto to determine whether all certificates and documentation required under Section 2.3 have been delivered to it. At such time as the Loan Servicer has determined that it has received all such required certificates and documentation, it shall promptly so notify DOE and the Borrower.

                    (ii)       No less than six Business Days prior to the Requested Advance Date, the Borrower shall deliver to the Loan Servicer (with copies to DOE and FFB) a completed FFB Advance Request with respect to the requested Advance, including all wire transfer information for the designated payees of the proceeds of such Advance, together with any other information required on such FFB Advance Request.

                    (iii)      As soon as the Loan Servicer determines that (A) all applicable conditions precedent set forth in Article 4 in respect of the requested Advance have been satisfied (or waived), and (B) the FFB Advance Request and all other certificates and documentation required under the DOE Credit Facility Documents in respect of the requested Advance have been provided and are satisfactory (or that such requirement has been waived), then DOE shall sign the FFB Advance Request Approval Notice attached to the FFB Advance Request and forward both to FFB, with a copy to the Borrower, the Collateral Agent and the Independent Engineer, it being agreed that if the Loan Servicer makes such determination not less than six Business Days prior to the Requested Advance Date, then the Loan Servicer shall use all reasonable efforts to sign and forward such FFB Advance Request Approval Notice to FFB not less than five Business Days prior to the Requested Advance Date.

          (b)      FFB Funding of Advances. For any requested Advance for which a FFB Advance Request Approval Notice has been issued pursuant to this Section 2.4.1 and for which no Drawstop Notice has been issued pursuant to Section 2.4.2, in accordance with the terms of the FFB Note Purchase Agreement, FFB has agreed to fund such Advance on the Requested Advance Date in accordance with the DOE Credit Facility Documents. Such funds shall be disbursed and applied as specified herein.

                    2.4.2. Drawstop Notices.

          (a)      Issuance. At any time after the issuance of an Advance Notice and prior to the making of the Advance requested therein, whether or not DOE has issued an FFB Advance Request Approval Notice, the Loan Servicer may, from time to time, issue a Drawstop Notice to the Borrower, the other Credit Parties and FFB, if the Loan Servicer determines that:

                    (i)      the applicable conditions in Article 4 with respect to such Advance are not met or, having been met, are no longer met; or

                    (ii)       the applicable conditions precedent to such Advance contained in the DOE Credit Facility Documents are not met or, having been met, are no longer met.

          (b)      Consequences. If a Drawstop Notice is issued and remains in effect, the requested Advance shall not be made.

          (c)      Costs. The Borrower shall pay all costs in respect of any Advance that failed to be made under this Section 2.4.2.

               2.4.3. No Liability.

Without limiting the generality of Section 9.6, no Credit Party shall have any liability to the Borrower or any Affiliate thereof or to any other Credit Party solely arising from the issuance of or failure to issue any FFB Advance Request Approval Notice, Drawstop Notice, or any other notice contemplated by this Section 2.4.

2.5      Payment of Eligible Project Costs.

Subject to Section 2.4.2, and if the mechanisms for funding Advances pursuant to Section 2.4.1 have been satisfied, on the relevant Requested Advance Date, the amount of the Advance shall be disbursed subject to the terms of the DOE Credit Facility Documents pursuant to the FFB Advance Request.

2.6      Advance Requirements under the DOE Credit Facility Documents.

Notwithstanding anything to the contrary contained in this Article 2, the Borrower also shall comply with all separate disbursement requirements set forth in the DOE Credit Facility Documents. Unless otherwise specified in the DOE Credit Facility Documents, all determinations to be made with respect to any Advance shall be made by the Loan Servicer.

2.7      No Approval of Work.

The making of any Advance under the Loan Documents shall not be deemed an approval or acceptance by any Credit Party of any work, labor, supplies, materials or equipment furnished or supplied with respect to the Project.

ARTICLE 3
PAYMENTS; PREPAYMENTS

3.1      Place and Manner of Payments.

               3.1.1. Generally.

All payments due under the DOE Guaranteed Loans shall be made by the Borrower pursuant to the terms of the DOE Credit Facility Documents and as specified herein. The Collateral Agent shall apply each payment received by it as specified in the Depositary Agreement.

               3.1.2. Net of Tax, Etc.

          (a)      Tax. Any and all payments to any Secured Party or FFB by the Borrower hereunder or under any other Loan Document shall be made free and clear of, and without deduction for, any and all taxes, levies, imposts, deductions, charges or withholdings imposed by any central bank or other Governmental Authority, and all liabilities with respect thereto, excluding (i) taxes imposed on or measured by the net income (however denominated) of such Secured Party or FFB, as applicable, by any jurisdiction or any political subdivision or taxing authority thereof or therein solely as a result of a present or former connection between such Secured Party or FFB, as applicable, and such jurisdiction or political subdivision (other than any connection arising as a result of the transactions contemplated by the Loan Documents), and (ii) any withholding taxes or other tax based on gross income imposed by the United States of America that are not attributable to any Change of Law or the interpretation or administration of any Governmental Rule by any Governmental Authority (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Covered Taxes"). If the Borrower shall be required by law to withhold or deduct any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document to any Secured Party or FFB, (A) the sum payable shall be increased as may be necessary so that after making all such required deductions (including deductions applicable to additional sums payable under this Section 3.1.2), such Secured Party or FFB, as applicable, receives an amount equal to the sum it would have received had no such deductions been made, (B) the Borrower shall make such deductions and (C) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with all Governmental Rules. If the Borrower shall make any payment with respect to Covered Taxes under this clause (a) to or for the benefit of any Secured Party or FFB and if such Secured Party or FFB, as applicable, shall claim any credit or deduction for such Covered Taxes against any other taxes payable by such Secured Party or FFB then such Secured Party or FFB, as applicable, shall pay to the Borrower an amount equal to the amount such Secured Party or FFB determines in its sole discretion is the amount by which such other taxes are actually reduced; provided that the aggregate amount payable by such Secured Party or FFB pursuant to this sentence shall not exceed the aggregate amount previously paid by the Borrower with respect to such Covered Taxes.

          (b)      Indemnity. The Borrower shall indemnify each Secured Party and FFB for the full amount of Covered Taxes (including any Covered Taxes imposed by any jurisdiction on amounts payable under this Section 3.1.2) paid by such Secured Party or FFB, as applicable, whether or not such Covered Taxes were correctly or legally asserted. Each Secured Party and FFB shall give notice to the Borrower of the assertion of any claim against such Secured Party or FFB, as applicable, relating to such Secured Party's or FFB's Covered Taxes as promptly as is practicable after being notified of such assertion; provided that any failure to notify the Borrower promptly of such assertion shall not relieve the Borrower of its obligation under this Section 3.1.2, except, with respect to any such notice given by a Secured Party or FFB, as applicable, more than ninety days after such Secured Party or FFB has notice or knowledge of such claim to the extent that the Borrower is actually prejudiced by such failure. Payments by the Borrower pursuant to this indemnification shall be made within ten days after the date such Secured Party or FFB, as applicable, makes written demand therefor (which may be submitted through the Loan Servicer), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof. Each Secured Party and FFB agrees to repay to the Borrower any refund (including that portion of any interest that was included as part of such refund with respect to Covered Taxes paid by the Borrower pursuant to this clause (b) for the period following such Borrower payment) received by such Secured Party or FFB, as applicable, for Covered Taxes that were paid by the Borrower pursuant to this clause (b), and to provide reasonable assistance to the Borrower (and at the expense of the Borrower) to contest any such Covered Taxes that such Secured Party or FFB or the Borrower reasonably believes not to have been properly assessed.

          (c)      Notice. Within ten days after the date of any payment of Covered Taxes by the Borrower, the Borrower shall furnish to the Loan Servicer and each affected Secured Party and FFB the original or a certified copy of a receipt evidencing such payment, or if the relevant tax authority has not provided the Borrower with such a receipt, shall furnish such other evidence of such payment as may be available to the Borrower (in which case the Borrower shall promptly request a receipt from the relevant tax authority, and so furnish the original or a certified copy thereof promptly on receipt thereof). The Borrower shall compensate each Secured Party and FFB for all reasonable losses and expenses sustained by such Secured Party or FFB, as applicable, as a result of any failure by the Borrower to so furnish such copy of such receipt.

          (d)      Survival of Obligations. The obligations of the Borrower under this Section 3.1.2 shall survive the termination of this Loan Guarantee Agreement and Security Discharge Date.

          (e)      Documentation. Any foreign Secured Party, or successor to FFB under the DOE Credit Facility Documents following an FFB Loan Transfer, that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is resident for tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower, at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Secured Party or successor to FFB, if requested by the Borrower, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower as will enable the Borrower to determine whether or not such Secured Party or successor to FFB is subject to backup withholding or information reporting requirements. Each such Secured Party or successor to FFB shall promptly (i) notify the Borrower of any change in circumstances that would modify or render invalid any such claimed exemption or reduction and (ii) take such steps as shall not be disadvantageous to it, in the sole judgment of such Secured Party or successor to FFB, as the case may be, and as may be reasonably necessary (including the re-designation of its lending office) to avoid any requirement of applicable laws of any such jurisdiction that the Borrower make any deduction or withholding for taxes from amounts payable to such Secured Party or successor to FFB, as the case may be.

3.2      Interest Provisions Relating to All Advances.

               3.2.1. Interest Account and Interest Computations.

In accordance with Section 609.10(e)(1) of the Applicable Loan Guarantee Requirements, interest shall accrue on the unpaid principal amount of each Advance from the date such Advance is disbursed or deemed disbursed pursuant to the DOE Credit Facility Documents, to the date such Advance is paid in full, at a rate per annum relating thereto as specified in the DOE Credit Facility Documents. The Borrower hereby authorizes the Loan Servicer to record in an account or accounts maintained by the Loan Servicer on its books (A) the interest rates applicable to all Advances, (B) the interest periods for each Advance outstanding, (C) the date and amount of each principal and interest payment on the DOE Guaranteed Loans outstanding, and (D) such other information as the Loan Servicer may determine is necessary for the computation of interest payable by the Borrower hereunder. The Borrower agrees that all computations of interest by the Loan Servicer pursuant to this Section 3.2.1 shall, absent manifest error, constitute prima facie evidence of the amount thereof, and shall be conclusive absent manifest error. All computations of interest shall be made as set forth in the relevant DOE Credit Facility Documents.

               3.2.2. Interest Payment Dates.

Subject to the other terms of the DOE Credit Facility Documents, the Borrower shall pay interest on the Guaranteed Loan pursuant to the terms of the FFB Note. In accordance with the FFB Note, interest shall accrue and be added to the unpaid principal balance of each Advance commencing on the Initial Advance Date, until the Interest Capitalization End Date. From and after the Interest Capitalization End Date, interest shall accrue on the unpaid principal balance of each Advance and be payable in cash commencing on each Semi-Annual Payment Date. Notwithstanding any other provision of this Section 3.2.2, interest shall be payable in cash on prepayment (to the extent thereof), and at maturity (whether by acceleration or otherwise).

3.3      FFB Loan Transfer.

Upon any FFB Loan Transfer or receipt of notice of FFB's intention to make any FFB Loan Transfer in accordance with the FFB Note Purchase Agreement, the Borrower and the Credit Parties shall cooperate with the transferee of the DOE Guaranteed Loan to amend this Loan Guarantee Agreement and any other Loan Documents to incorporate terms and conditions reasonably satisfactory to such transferee with respect to:

          (a)      any Change of Law that makes it unlawful or impossible for any lender to make, hold or maintain any DOE Guaranteed Loans;

          (b)      any Change of Law that subjects such transferee lender to any tax, duty or other charge with respect to any DOE Guaranteed Loans; and

          (c)      such transferee lender designating an alternative lending office for its DOE Guaranteed Loan to mitigate costs or to avoid any circumstances that might make it unlawful or impossible for such transferee lender to maintain a DOE Guaranteed Loan.

3.4      Prepayments.

               3.4.1. Terms of all Prepayments.

          (a)      With respect to any prepayment of the Guaranteed Loans, in whole or in part, and whether such prepayment is voluntary or mandatory, including a prepayment upon acceleration, the Borrower shall comply with all applicable terms and provisions of the FFB Note Purchase Agreement.

          (b)      All prepayments of the DOE Guaranteed Loans shall be applied in accordance with the DOE Credit Facility Documents.

          (c)      The Borrower may not reborrow the principal amount of any DOE Guaranteed Loan that is prepaid.

                    3.4.2. Voluntary Prepayments.

The Borrower may prepay the principal amount of any Advance in whole or in part upon no less than five Business Days' prior written notice submitted by the Borrower to the Credit Parties. Any prepayment in whole or in part shall be subject to satisfaction of the following conditions:

          (a)      the Project Completion Date shall have occurred, except with respect to a voluntary prepayment made pursuant to Section 7.10.1(f)(ii);

          (b)      compliance with any restrictions contained in the DOE Credit Facility Documents, including (i) with respect to the DOE Guaranteed Loans, any "No-Call Period" specified in the FFB Note Purchase Agreement, and (ii) satisfaction of any minimum amount requirement of the DOE Credit Facility Documents; and

          (c)      payment of all accrued and unpaid interest on such principal amount, and any other fees and Periodic Expenses then payable, including any prepayment premiums, or other amounts as may be required under the Loan Documents.

                    3.4.3. Mandatory Prepayments.

          (a)      The Borrower shall be required to make mandatory prepayments of the DOE Guaranteed Loans upon the occurrence of any of the following and in the amounts set forth in this Section 3.4.3:

                    (i)        any receipt by the Borrower of (A) any amounts received with respect to a single termination or repudiation of a Project Document, or a single or related series of breaches of a Project Document, which are in excess of both (x) one hundred thousand Dollars ($100,000) and (y) the amounts needed to remedy such termination, repudiation or breach, as demonstrated by a Project Document Replacement Plan that has been approved by the Loan Servicer within ten days of receipt of such amounts (or such longer period determined by the Loan Servicer), or (B) such amounts received with respect to termination or repudiation of a Project Document, or a single or related series of breaches of a Project Document, that are in excess of one hundred thousand Dollars ($100,000) and with respect to which a Project Document Replacement Plan is not approved by the Loan Servicer within ten days of receipt of such amounts (or such longer period determined by the Loan Servicer), as required by Section 14.1.2(b) of the Depositary Agreement;

                    (ii)       any Cash Grant Prepayment Amount, as required by priorities first, seventh and eighth of the Cash Grant Waterfall provided in Section 12.1.2 of the Depositary Agreement;

                    (iii)      the receipt by the Borrower of any performance liquidated damages paid under any Project Document that are either not to be applied or not permitted by the Loan Servicer to be applied, to repair or improve the performance of the Project Facility, as required by Section 14.1.2(c) of the Depositary Agreement, unless such performance liquidated damages are applied to repair or improve the performance of the Project Facility as permitted in advance in writing by the Loan Servicer, in consultation with the Independent Engineer;

                    (iv)      the receipt by the Borrower of Loss Proceeds, to the extent that such Loss Proceeds are not used to repair or restore the Project Facility as contemplated pursuant to Section 6.21 or the Event of Loss giving rise to such Loss Proceeds resulted in a total loss to the Project Facility;

                    (v)        the receipt by the Borrower of proceeds of sales of any assets of the Borrower that are in excess of one hundred thousand Dollars ($100,000) in a single transaction or a series of related transactions, unless applied or to be applied to the acquisition of replacement assets, as required by Section 14.1.2(a)(iii) of the Depositary Agreement;

                    (vi)       a portion of unused amounts from the Short-Term Wellfield Drilling Reserve Account, as required by Section 9.1.3 of the Depositary Agreement;

                    (vii)      any amounts that have remained on deposit in the Equity Distribution Account in excess of twenty-four months, as required by Section 15.1.2(c) of the Depositary Agreement; and

                    (viii)     any proceeds of a Cash Grant that have remained on deposit in the Cash Grant Proceeds Account in excess of twenty-four months, as required by Section 12.1.2(h) of the Depositary Agreement.

          (b)      Any mandatory prepayments of the DOE Guaranteed Loans shall be made on the Payment Date immediately following the occurrence of any mandatory prepayment event specified above (or at such earlier or later date required by the Depositary Agreement or the Loan Servicer) in accordance with the DOE Credit Facility Documents, shall be applied, and shall be subject to the terms and conditions, as set forth in the DOE Credit Facility Documents.

3.5      Payment of DOE Credit Facility Fees.

          (a)      The Borrower shall pay to DOE, on the Financial Closing Date, the balance of the DOE Loan Facility Fee.

          (b)      The Borrower shall pay to FFB the fees payable to FFB from time to time in accordance with the requirements of the DOE Credit Facility Documents.

          (c)      The Borrower shall pay to DOE, for its own account, the DOE Maintenance Fee each year in advance over the term of the DOE Guaranteed Loans, commencing on the Financial Closing Date and on January 1 of each calendar year thereafter.

          (d)      The Borrower shall pay to DOE the DOE Modification Payment, if any, in the amount(s) and at the time(s) reasonably determined by DOE.

          (e)      All DOE Credit Facility Fees shall be paid on the dates due, in immediately available funds in Dollars, to DOE or FFB, as applicable. Once paid, the DOE Credit Facility Fees shall not be refundable under any circumstances.

3.6      Evidence of Debt.

          (a)      The Loan Servicer shall maintain, in accordance with its usual practice, internal records evidencing the amounts from time to time (i) advanced by FFB under the FFB Note Purchase Agreement, including Interest During Construction and any other capitalized interest, and (ii) paid by DOE with respect to the DOE Guarantee and, in each case, each of the payments made from time to time in respect thereof.

          (b)      Except as otherwise provided in any Loan Document, the entries made in the internal records maintained by the Loan Servicer, pursuant to clause (a) above shall, absent manifest error, constitute prima facie evidence of the existence and amount of Secured Obligations of the Borrower as therein recorded, and shall be conclusive absent manifest error.

ARTICLE 4
CONDITIOS PRECEDENT

4.1      Conditions Precedent to Financial Closing Date.

The Financial Closing Date is subject to the prior satisfaction (or waiver in writing), as determined in all cases by the Loan Servicer in its sole discretion, of each of the following conditions precedent (and of any deliverable, as to its form and substance) as of the Financial Closing Date.

               4.1.1. Loan Documents.

The Loan Servicer shall have received fully executed originals, in sufficient counterparts for each Credit Party that is a party thereto, of each of the following documents:

          (a)      Loan Guarantee Agreement. This Loan Guarantee Agreement.

          (b)      DOE Credit Facility Documents. Each of the following "DOE Credit Facility Documents":

                    (i)        the FFB Program Financing Agreement;

                    (ii)       the FFB Note Purchase Agreement;

                    (iii)      the FFB Promissory Note;

                    (iv)       the DOE Guarantee; and

                    (v)        all other documents, certificates and instruments required to be delivered on or before the Financial Closing Date in connection with the foregoing.

          (c)      Security Documents. The Loan Servicer shall have received a fully executed original, in sufficient counterparts for each Credit Party that is a party thereto, of each the following Security Documents:

                    (i)        the Mortgage;

                    (ii)       the Security Agreement;

                    (iii)      the Depositary Agreement;

                    (iv)      the Depositary Accounts Control Agreement;

                    (v)       the Equity Pledge Agreement; and

                    (vi)      all other documents, certificates and instruments required to be delivered on or before the Financial Closing Date in connection with the foregoing.

          (d)      Equity Funding and Recapture Obligation Agreement. The Equity Funding and Recapture Obligation Agreement and all other documents, certificates and instruments required to be delivered on or before the Financial Closing Date in connection with the Equity Funding and Recapture Obligation Agreement.

               4.1.2. Project Documents.

The Loan Servicer shall have received fully executed copies of each of the following documents, certified by the Borrower that (x) such copy is a true, correct and complete copy of such document (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (y) such document has been duly executed and delivered by the parties thereto and is in full force and effect, and (z) to the Borrower's Knowledge, no party to such document is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder:

          (a)      Real Property Rights. Each of the following "Real Property Rights":

                    (i)        The Bureau of Land Management Right-of -Way Serial Number OR-66140, effective January 19, 2010;

                    (ii)       Hot Springs Ranch Geothermal Lease and Agreement, dated as of January 24, 2007, by and between Cyprus Gold Exploration Corporation and the Sponsor, as assigned to the Borrower pursuant to the Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor, as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010;

                    (A)      Consent to Assignment, dated January 29, 2010, by Cyprus Gold Exploration Corporation;

                    (B)      Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor; and

                    (C)      Memorandum of Geothermal Lease Assignment, dated February 17, 2010, by and between the Borrower and the Sponsor;

                    (iii)      Quitclaim Deed, dated July 13, 2010, by and among International Paper Company, Sustainable Forests L.L.C., International Paper Realty Corporation, Blue Sky Timber Properties LLC, SP Forests L.L.C., IP Petroleum Company, Inc., GCO Minerals LLC, IP Pacific Timberlands, Inc., IP Timberlands Operating Company, Ltd., IP Farms, Inc., Champion Realty Corporation, Transtates Properties Incorporated, and The Long-Bell Petroleum Company, Inc.;

                    (iv)       Option Agreement, dated May 24, 2010, by and between the Borrower and GCO Minerals Company;

                    (v)        Geothermal Lease and Agreement, dated as of November 1, 2009, by and among John and Kathy Jordan and the Sponsor, as assigned to the Borrower pursuant to Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor, as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010;

                    (A)      Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor;

                    (B)      Memorandum of Geothermal Lease Assignment, dated February 17, 2010, by and between the Borrower and the Sponsor; and

                    (C)      Acknowledgment of Lease Assignment/Waiver of Notice, dated August 31, 2010, by and among John and Kathy Jordan and the Sponsor;

                    (vi)       Hot Spring Ranch Geothermal Lease and Agreement, dated as of May 24, 2006, by and between JR Land and Livestock Inc. and the Sponsor, as assigned to the Borrower pursuant to the Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor, as evidenced by that certain Memorandum of Geothermal Lease Assignment, dated February 17, 2010;

                    (A)      Assignment, Assumption and Indemnity Agreement, dated February 16, 2010, by and between the Borrower and the Sponsor;

                    (B)      Memorandum of Geothermal Lease Assignment, dated February 17, 2010, by and between the Borrower and the Sponsor; and

                    (C)      Acknowledgment of Lease Assignment/Waiver of Notice, dated September 1, 2010, by and between JR Land and Livestock Inc. and the Sponsor;

                    (vii)      Bargain and Sale Deed, dated May 20, 2010, by James Rex Marquis, Personal Representative of the Robert Charles Marquis Estate, conveying mineral interest located in Malheur County, Oregon to the Sponsor; and

                    (viii)     Bargain and Sale Deed, dated August 26, 2010, by the Sponsor conveying mineral interest located in Malheur County, Oregon to the Borrower;

          (b)      Construction Contracts. Each of the following Construction Contracts:

                    (i) the Equipment Contract;

                    (ii) the EPC Contract; and

                    (iii)      each Well Drilling Contract that has been executed by the parties thereto prior to or on the Financial Closing Date.

          (c)      Operating Documents. Each of the following Operating Documents:

                    (i) the Power Purchase Agreement;

                     (ii) the LGIA; and

                     (iii) the Management Services Agreement.

                    4.1.3. Assignment of LGIA. The Loan Servicer shall have received evidence that the LGIA has been assigned to the Borrower.

                    4.1.4. Base Case Projections; Construction Budget.

The Loan Servicer shall have received, at least thirty days prior to the Financial Closing Date (or such shorter period as may be satisfactory to the Loan Servicer), the following items, certified by the Borrower, which shall be the Borrower's reasonable estimate of the information contained therein:

                    (i)        the Base Case Projections, including a computer file containing the Base Case Projections and the underlying models and assumptions and explanations thereto, which Base Case Projections shall provide for a minimum annual Debt Service Coverage Ratio of at least 1.15 to 1 for the period after the Project Completion Date is expected to be achieved until repayment in full of the DOE Guaranteed Loans; and

                    (ii)       the Construction Budget.

                    4.1.5. Financial Statements.

The Loan Servicer shall have received the most recent audited (in the case of the Sponsor only) and unaudited Financial Statements, together with a certificate issued by a Financial Officer of each of the Borrower, Holdco and the Sponsor as set forth in Section 6.1(d).

                    4.1.6. Update of Conditional Commitment.

Either (i) the Loan Servicer shall have determined that there are not any material changes to the terms and conditions of the Conditional Commitment or (ii) at least thirty days prior to the Financial Closing Date (or such shorter period as may be satisfactory to the Loan Servicer), the Loan Servicer shall have received a written summary of such changes.

                    4.1.7. No Material Adverse Effect.

No event shall have occurred since the date of the Conditional Commitment or could reasonably be expected to occur with respect to the Project or any Major Project Participant that has had or could reasonably be expected to have a Material Adverse Effect on the Project.

                    4.1.8. Credit Rating.

The Loan Servicer shall have received a credit rating of the Borrower from a Rating Agency dated no more than thirty days prior to the Financial Closing Date, based on the updated commitment of DOE reflected in the DOE Credit Facility Documents and assuming that the DOE Credit Facility Commitment does not benefit from the DOE Guarantee.

                    4.1.9. No Unapproved Changes for Budgeted Overrun Contingencies. The Loan Servicer shall have received certification from the Borrower and the Independent Engineer that no changes have been made to the line item for Overrun Contingencies, except for Approved Construction Changes.

                    4.1.10. Consents and Approvals.

The Loan Servicer shall have received (i) certification from the Borrower, together with such other evidence as the Loan Servicer may request, that all Governmental Approvals and other Required Consents, including (a) consents and approvals from FERC with respect to approval of the Power Purchase Agreement and of market based rate approval, and (b) consent and approval of the Idaho Public Utilities Commission with respect to the Power Purchase Agreement listed on Schedule 5.10 to the Disclosure Letter (except those identified on such Schedule 5.10 as to be obtained at a later stage in the development of the Project) have been duly obtained and are not subject to any waiting period or appeal, and shall not contain any conditions that are not capable of being satisfied without materially adversely affecting the Project, and (ii) a copy of each such Governmental Approval or other Required Consent, certified by the Borrower as being true, correct and complete.

                    4.1.11. Project Plans.

The Loan Servicer shall have received updated Project Plans, certified by the Independent Engineer as being satisfactory, other than those Project Plans set forth in Schedule 4.1.11 that are immaterial or are not required as of the Financial Closing Date and can be obtained when needed in the ordinary course of business.

                    4.1.12. Debt Repayment.

The Loan Servicer shall have received satisfactory evidence of repayment of any Indebtedness and other obligations of the Borrower and release of associated Liens encumbering any Collateral, other than Indebtedness permitted under Section 7.1.

                    4.1.13. Market Advisor Report.

The Loan Servicer shall have received the Market Advisor's Report addressing such matters as the Loan Servicer may reasonably request.

                    4.1.14. Authority and Incumbency of Major Project Participants. The Loan Servicer shall have received certified copies of (i) each of the Borrower's, Holdco's, the Sponsor's, the Operator's, each other Sponsor Affiliate's that is a Major Project Participant and (ii) (except with respect to clause (A), Investor's: (A) Organizational Documents, (B) good standing certificates, (C) incumbency certificates, (D) resolutions, and (E) any other such documents as the Loan Servicer may reasonably request, with respect to approval of (1) each such Major Project Participant's participation in the Project, (2) in the case of the Borrower, Holdco and the Sponsor, the financing therefor and the granting of Liens, and (3) the execution, delivery and performance by each such Major Project Participant of the Transaction Documents (including any Direct Agreement) to which it is party.

                    4.1.15. Independent Engineer's Certificate and Report. The Loan Servicer shall have received in form and substance satisfactory to the Loan Servicer, (i) a certificate of the Independent Engineer, dated as of the Financial Closing Date, regarding the matters to be certified as set forth in this Section 4.1, including certification as to the reasonableness and appropriateness of (A) the Financial Plan, (B) the Construction Budget and (C) the Base Case Projections, and (ii) an Independent Engineer's Report addressing such matters as the Loan Servicer may reasonably request.

                    4.1.16. Legal Opinions.

The Loan Servicer shall have received legal opinions, dated the Financial Closing Date and from legal counsel satisfactory to the Loan Servicer, with respect to the laws of the jurisdictions governing the Transaction Documents to be executed on or before the Financial Closing Date (other than with respect to the Real Property Rights listed in Sections 4.1.2(a)(i), 4.1.2(a)(iii), 4.1.2(a)(vii) and 4.1.2(a)(viii)) to which each of the Borrower, Holdco, the Sponsor and each other Major Project Participant is a party and the laws of the jurisdictions of organization of each such Major Project Participant (other than with respect to Turbine Air Systems, Industrial Builders, Inc. and Idaho Power), including the laws of the State of New York, the State of Oregon, the State of Idaho and the State of Delaware.

Such legal opinions shall include the following: (i) due authorization, execution, delivery and enforceability of the Transaction Documents to be executed on or before the Financial Closing Date (other than with respect to the Real Property Rights listed in Sections 4.1.2(a)(i), 4.1.2(a)(iii), 4.1.2(a)(vii) and 4.1.2(a)(viii)) to which such Major Project Participant is a party (other than with respect to Turbine Air Systems, Industrial Builders, Inc. and Idaho Power), (ii) creation and perfection of security interests created by all Security Documents entered into as of the Financial Closing Date, (iii) DOE will not be regulated as an electric corporation or public utility under the federal law of United States of America or the law of the State of Oregon solely as a result of entering into the Transaction Documents and (iv) absence of conflicts with law, agreements or Organizational Documents.

                    4.1.17. Accounting Systems.

The Loan Servicer shall have received a certification by a Financial Officer of the Borrower, in form and substance satisfactory to the Loan Servicer, that Borrower's accounting systems, controls, and management information systems provide information necessary for financial reporting in accordance with GAAP.

                    4.1.18. Lobbying Certification.

The Loan Servicer shall have received evidence that the Borrower has provided a Standard Form-LLL "Disclosure Form to Report Lobbying" as required.

                    4.1.19. Rights to Project Site; Title Insurance. The Loan Servicer shall have received (i) evidence of the Borrower's acquisition of unencumbered real property rights (subject only to Permitted Liens), including the Real Property Rights and any other easements under the relevant laws of the State of Oregon, to the Project Site as is necessary for the development of the Project, (ii) the ALTA Survey with respect to the Project Site, and (iii) an ALTA Form 2006 Mortgagee Policy of Title Insurance (or similar policy form) issued by the Title Company, with such coinsurers or reinsurers as may be reasonably acceptable to the Loan Servicer, in the aggregate amount of not less than ninety six million, eight hundred and twenty three thousand, three hundred and forty one Dollars and fifty five cents ($96,823,341.55) insuring as of the Financial Closing Date that the Mortgage creates a first and prior Lien and security title on Borrower's leasehold interests in and to the Project Site subject only to Permitted Liens and containing all endorsements requested by the Loan Servicer and available in the State of Oregon

                    4.1.20. Intellectual Property.

The Loan Servicer shall have received evidence that the Borrower and the Operator have available, directly or indirectly, all intellectual property rights necessary to complete and operate the Project throughout the term of the Guaranteed Loan.

                    4.1.21. Description of Assets.

The Loan Servicer shall have received a listing and description of all assets pledged in respect of the Secured Obligations, dated no later than thirty days (or such shorter period reasonably acceptable to the Loan Servicer) prior to the Financial Closing Date, including appropriate data as to the value of the assets and the useful life of any physical assets.

                    4.1.22. No Judgments; No Liens.

The Loan Servicer shall have received search results and confirmation that (i) neither the Borrower nor Holdco has any Governmental Judgments or Liens against any of its property for a debt owed to the U.S. or any other creditor, and (ii) neither the Sponsor nor Investor has any (A) Governmental Judgments or Liens against any of its property for a debt owed to the U.S., or (B) Liens against any of its property for a debt owed to any creditor other than the U.S. that would reasonably be expected to have a Material Adverse Effect.

                    4.1.23. Davis-Bacon Compliance.

The Loan Servicer shall have received a certificate of an Authorized Official of the Borrower, in form and substance satisfactory to the Loan Servicer, as of the Financial Closing Date, stating that the Borrower has taken all steps necessary to comply with, and in all material respects is in compliance with the Davis-Bacon Requirements.

                    4.1.24. Availability of Funds.

The Loan Servicer shall have received satisfactory evidence that the Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Agents' Fees, Periodic Expenses, and identified Cost Overruns).

                    4.1.25. Due Diligence Review.

The Loan Servicer shall have received from DOE confirmation that it has completed its due diligence review of the Project, each Major Project Participant and Investor, and all other matters related thereto and that the results thereof are satisfactory to DOE, including that no material issues exist with respect to the Project under the laws of Oregon and Idaho.

                    4.1.26. Review and Payment of Credit Subsidy.

The Loan Servicer shall have received confirmation that (i) OMB has reviewed and approved DOE's calculation of the Credit Subsidy Cost for the DOE Guarantee as of the Financial Closing Date, and (ii) DOE has received an appropriation in full of the Credit Subsidy Cost in accordance with the Program Requirements.

                    4.1.27. Project Financing Information.

The Loan Servicer shall have received satisfactory updated project financing information, if required, to comply with the provisions of Section 609.9(e) of 10 C.F.R Part 609.

                    4.1.28. Conditions Precedent in Transaction Documents.

The Loan Servicer shall have received certification of an Authorized Official of the Borrower, together with such other evidence as the Loan Servicer may request, that the Borrower has determined that all conditions precedent to the obligations of any party under any Transaction Document to be performed as of the Financial Closing Date have been satisfied.

                    4.1.29. Program Requirements.

The Loan Servicer shall have determined that all Program Requirements required to have been satisfied as of the Financial Closing Date shall have been satisfied.

                    4.1.30. Patriot Act.

Each of the Borrower, the Sponsor and the Sponsor Affiliates has established an anti-money laundering compliance program if and as required by the Patriot Act.

                    4.1.31. Disclosure Letter.

The Loan Servicer shall have received the Disclosure Letter, together with all schedules required to be attached thereto pursuant to this Loan Guarantee Agreement.

                    4.1.32. Insurance.

The Loan Servicer shall have received certification of an Authorized Official of the Insurance Advisor that the Required Insurance is consistent with industry standards.

                    4.1.33. Payment of Fees.

The Loan Servicer shall have received evidence that (i) each of the DOE Loan Facility Fee and the DOE Maintenance Fee and (ii) all Agents' Fees payable as of the Financial Closing Date have been paid in full.

                    4.1.34. Commencement of Construction. The Loan Servicer shall have received evidence that the Commencement of Construction has occurred.

                    4.1.35. Sponsor and Investor Support Letters. The Loan Servicer shall have received each of the following:

                    (i)        the Sponsor Support Letter; and

                    (ii)       the Investor Support Letter.

                    4.1.36. Tax Certification. Sponsor and/or Borrower, as applicable, shall have delivered to DOE a certificate, in form and substance satisfactory to DOE, representing and warranting to DOE as follows: (i) Borrower intends to treat the Guaranteed Loan as debt for federal income tax purposes and (ii) Sponsor has received an opinion, addressed to the Sponsor and dated as of the Financial Closing Date, from a nationally-recognized law firm, that, subject to customary qualifications and assumptions, the allocation of partnership items by Holdco should be respected for federal income tax purposes.

                    4.1.37. Environmental Requirements. The Loan Servicer shall have received evidence of satisfaction of environmental requirements (including required mitigations) in accordance with Environmental Laws, including all required National Environmental Policy Act documentation with respect to the Project Site and publication of a record of decision by the applicable Governmental Authority.

                    4.1.38. Security Interests. The Loan Servicer shall have received evidence that all security interests in the Collateral intended to be created by the Security Documents have been created and, where appropriate, have been (or, subject to arrangements satisfactory to the Loan Servicer, will be) registered or otherwise perfected to create a first priority perfected security title, security interest and Lien, subject only to Permitted Liens, over the Collateral in favor of the Collateral Agent, except with respect to any Unrestricted Local Account. Each such Lien (i) to the extent it arises or attaches under the Uniform Commercial Code, shall be valid and enforceable and shall constitute a first priority perfected security interest, and (ii) in all other cases, shall be enforceable against the Borrower or Holdco, as applicable, any subsequent lienor (including a judgment lienor), any junior lienor, or any transferee for or not for value, in bulk, by operation of law, for the benefit of creditors, or otherwise.

                    4.1.39. Filings. The Loan Servicer shall have received evidence that (i) each of the Security Documents required to be executed on or before the Financial Closing Date has been (or arrangements satisfactory to the Loan Servicer have been made so that it will be) duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary or advisable to make valid and effective the Liens intended to be created thereby and the rights of the Secured Parties thereunder, (ii) all fees and duties in connection with such filing, registration or recording (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other arrangements satisfactory to the Loan Servicer.

                    4.1.40. Project Accounts. The Loan Servicer shall have received evidence that each of the Project Accounts has been established in accordance with the Depositary Agreement.

4.2      Conditions Precedent to the Initial Advance.

The obligation of DOE to approve the Initial Advance, is subject to the prior satisfaction (or waiver in writing), as determined in all cases by the Loan Servicer in its sole discretion, of each of the following conditions precedent (and of any deliverable, as to its form and substance) (the "Initial Advance Conditions Precedent") as of the Initial Advance Notice Date and to their continued satisfaction on the Advance Date for such Initial Advance:

                    4.2.1. Financial Closing Date; Advance Conditions Precedent. The Financial Closing Date shall have occurred and the Advance Conditions Precedent shall have been satisfied or waived in writing by the Loan Servicer in its sole discretion.

                    4.2.2. Approved Reservoir Engineer's Report.

The Loan Servicer shall have received (i) the Approved Reservoir Engineer's Report demonstrating that the geothermal resource to be used by the Project is proven and the Project is viable, based on a thirty day (or such shorter period that is approved by the Loan Servicer in consultation with the Approved Reservoir Engineer) resource test, and (ii) a certificate of the Approved Reservoir Engineer confirming that, (A) based on the drilling of additional wells after the date of the Approved Reservoir Engineer's Report, no further long term resource studies or tests are recommended by the Approved Reservoir Engineer (or if any additional tests or studies are recommended, they have been completed to the satisfaction of the Approved Resource Engineer and an updated Approved Reservoir Engineer's Report, reasonably satisfactory to the Loan Servicer, has been issued), and (B) all geothermal resource required for production of energy by the Project in a manner consistent with the Base Case Projections is under well head.

               4.2.3. Development Costs Statement; Base Equity; Available Equity.

          (a)      Development Costs Statement. The Loan Servicer shall have received a detailed description, with supporting documents as reasonably requested, of Development Costs incurred and paid prior to the Initial Advance Date, and a Development Costs Statement (certified as satisfactory in an audit by the Independent Engineer) summarizing those costs that the Borrower seeks credit to be applied toward Base Equity and certifying that such amounts have been applied toward Project Costs in accordance with the Construction Budget; and

          (b)      Base Equity; Available Equity. The Loan Servicer shall have received evidence that the Base Equity Commitment (including the amounts set forth in the Development Costs Statement and certified by the Independent Engineer's audit) has been contributed in cash by Holdco or the Sponsor to the Borrower or, at the Sponsor's option, by a combination of cash contributed to the Borrower and the delivery of one or more Base Equity Letters of Credit to the Collateral Agent (provided that the maximum amount of the Base Equity Commitment that can be satisfied by delivery of Base Equity Letters of Credit shall not exceed in the aggregate the Base Equity LC Amount).

                    4.2.4. Availability of Funds.

The Loan Servicer shall have received satisfactory evidence that the Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Agents' Fees, Periodic Expenses, and identified Cost Overruns).

                    4.2.5. No Judgments; No Liens. The Loan Servicer shall have received bring-down search results and confirmation that, since the Financial Closing Date, (i) neither the Borrower nor Holdco has any Governmental Judgments or Liens against any of its property for a debt owed to the U.S. or any other creditor, and (ii) neither the Sponsor nor the Investor has any (A) Governmental Judgments or Liens against any of its property for a debt owed to the U.S., or (B) Liens against any of its property for a debt owed to any creditor other than the U.S. that would reasonably be expected to have a Material Adverse Effect.

                    4.2.6. Notice to Proceed; Conditions Precedent to Construction Contracts.

The Loan Servicer shall have received certification and evidence from the Borrower that with respect to each of the Equipment Contract, the EPC Contract, and each Well Drilling Contract that is required to have been entered into on or before the Initial Advance Date, Borrower either (i) has issued a Construction Notice to Proceed or (ii) has made arrangements satisfactory to the Loan Servicer for the issuance of such Construction Notices to Proceed simultaneously with the Initial Advance Date.

               4.2.7. Payment and Performance Bonds.

          (a)      The Loan Servicer shall have received confirmation that the payment and performance bonds (or letters of credit, escrow accounts or other performance security set forth in the Construction Contracts) in respect of the Construction Contracts have been delivered and are in full force and effect and are satisfactory to the Loan Servicer; and

          (b)      The Borrower shall have delivered to the Collateral Agent each such payment and performance bond (or letter of credit or other performance security) in respect of the Construction Contracts that is an "instrument" (as defined in the Uniform Commercial Code), together with any endorsements reasonably requested in connection therewith.

               4.2.8. Conditions Precedent in DOE Credit Facility Documents.

Each condition precedent to the Initial Advance under the DOE Credit Facility Documents shall have been satisfied in the sole determination of FFB and DOE, as applicable.

               4.2.9. Well Drilling Contracts.

The Loan Servicer shall have received:

          (a)      a fully executed copy of each Well Drilling Contract that has not been previously delivered by the Borrower, certified by the Borrower that (i) such copy is a true, correct and complete copy of such Well Drilling Contract (including all schedules, exhibits, attachments, supplements and amendments thereto and any related protocols or side letters), (ii) such Well Drilling Contract has been duly executed and delivered by the parties thereto and is in full force and effect, and (iii) to the Borrower's Knowledge, no party to such Well Drilling Contract is, or but for the passage of time or giving of notice or both will be, in breach of any obligation thereunder;

          (b)      a fully executed original, in sufficient counterparts for each Credit Party that is a party thereto, of each Direct Agreement among each Construction Contractor that is a party to each such Well Drilling Contract, the Borrower and the Collateral Agent; and

          (c)      a legal opinion or opinions, dated on or about the Initial Advance Notice Date and from legal counsel(s) satisfactory to the Loan Servicer, with respect to the laws of the jurisdictions governing each such Well Drilling Contract and the laws of the jurisdictions of organization of each such Construction Contractor. Such legal opinion or opinions shall include the following: (i) due authorization, execution, delivery and enforceability of each such Well Drilling Contract, (ii) receipt of all Governmental Approvals necessary for well drilling and related construction, procurement, installation and equipment pursuant to the terms of such Well Drilling Contract (other than those Governmental Approvals not required to be obtained as of such date), and (iii) absence of conflicts with law, agreements or Organizational Documents.

                    4.2.10. Major Vendor Contracts. Each contract with a Major Vendor (as defined in the Equipment Contract) together with evidence reasonably satisfactory to the Loan Servicer that each such contract is assignable to the Borrower and the designee of the Loan Servicer.

                    4.2.11. Direct Agreements. The Loan Servicer shall have received a fully executed original, in sufficient counterparts for each Credit Party that is a party thereto each of the following Direct Agreements:

                    (i)        a consent and direct agreement among the Operator, Borrower and the Collateral Agent;

                    (ii)       for each Construction Contractor, a consent and direct agreement among such Construction Contractor, Borrower and the Collateral Agent;

                    (iii)      for each Lease, a consent and direct agreement among the landlord for such Lease, the Borrower and the Collateral Agent; and

                    (iv)      a consent and direct agreement among Idaho Power, the Borrower and the Collateral Agent.

                    4.2.12. Warrant Agreement. The Loan Servicer shall have received a fully executed original, in sufficient counterparts for each Credit Party that is a party thereto, of the Warrant Agreement.

                    4.2.13. Environmental Indemnity Agreement. The Loan Servicer shall have received a fully executed original, in sufficient counterparts for each Credit Party that is a party thereto, of the Environmental Indemnity Agreement.

                    4.2.14. Local Accounts.

                    (i)        The Loan Servicer shall have received evidence that each Unrestricted Local Account has been closed or converted to a Local Account by execution of a Local Accounts Control Agreement. Such Local Accounts Control Agreement shall be sufficient to create a first priority perfected security title, security interest and Lien, subject only to Permitted Liens, over the Collateral identified therein in favor of the Collateral Agent. Each such Lien (A) to the extent it arises or attaches under the Uniform Commercial Code shall be valid and enforceable and shall constitute a first priority perfected security interest and (B) in all other cases, shall be enforceable against the Borrower, any subsequent lienor (including a judgment lienor), any junior lienor, or any transferee for or not for value, in bulk, by operation of law, for the benefit of creditors or otherwise.

                    (ii)       The Loan Servicer shall have received evidence that (A) each Local Accounts Control Agreement has been duly filed and registered or recorded in every jurisdiction in which such filing and registration or recording is necessary or advisable to make valid and effective the Liens intended to be created thereby and the rights of the Secured Parties thereunder, (B) all fees and duties in connection with such filing, registration or recording (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other arrangements satisfactory to the Loan Servicer.

                    (iii)      Fully-executed originals of each such Local Accounts Control Agreement shall be delivered in sufficient counterparts for each Credit Party that is a party thereto.

               4.2.15. Environmental.

The Loan Servicer shall have received Phase I environmental site assessments for the Project Site prepared by an environmental consulting firm reasonably acceptable to the Loan Servicer (which report, with respect to land where wells, turbines and other physical parts of the Project are located, will be evaluated under the E1527 standard, and with respect to the other parcels of land, will be evaluated under the ASTM 2247 standard) and a reliance letter prepared by such consultant.

                    4.2.16. Legal Opinions. The Loan Servicer shall have received legal opinions, dated the Initial Advance Date and from legal counsel satisfactory to the Loan Servicer, with respect to the laws of the jurisdictions governing the Transaction Documents to which each of the Borrower and each other Major Project Participant is a party (other than those previously addressed in opinions delivered pursuant to Section 4.1.16, and for the avoidance of doubt, including an opinion of counsel to Turbine Air Systems, Industrial Builders, Inc. and counsel to the Borrower with respect to Idaho Power) and the laws of the jurisdictions of organization of each such Major Project Participant, including the laws of the State of New York, the State of Oregon, the State of Idaho and the State of Delaware. Such legal opinions shall include the following: (i) due authorization, execution, delivery and enforceability of the Transaction Documents to which such Major Project Participant is a party (other than those previously addressed in opinions delivered pursuant to Section 4.1.16), (ii) creation and perfection of security interests created by the Local Accounts Control Agreement, (iii) absence of conflicts with law, agreements or Organizational Documents with respect to such Transaction Documents to which such Major Project Party is a party (other than those previously addressed in opinions delivered pursuant to Section 4.1.16), and (iv) receipt of all Governmental Approvals necessary to (A) construct and operate the Project (other than those Governmental Approvals not required to be obtained as of such date), and (B) in the case of the Borrower, Holdco and Sponsor, enter into financing arrangements with respect to the Project.

                    4.2.17. BLM Recognition Letter. If requested by the Loan Servicer, the Loan Servicer shall have received a letter, executed by the Bureau of Land Management and addressed to DOE, covering such matters as may be reasonably requested by the Loan Servicer with respect to Bureau of Land Management Right-of -Way Serial Number OR-66140, effective January 19, 2010.

                    4.2.18. Insurance. The Loan Servicer shall have received certification of an Authorized Official of the Borrower that all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon (x) have been paid in full, or (y) are to be paid by other arrangements satisfactory to the Loan Servicer.

                    4.2.19. Authority and Incumbency of Idaho Power. The Loan Servicer shall have received certified copies of Idaho Power's: (A) good standing certificates, (B) incumbency certificates, (C) resolutions, and (D) any other such documents as the Loan Servicer may reasonably request, with respect to approval of (1) Idaho Power's participation in the Project and

(2) the execution, delivery and performance by Idaho Power of the Transaction Documents (including any Direct Agreement) to which it is party.

4.3      Conditions Precedent to Each Advance.

The obligation of DOE to approve each Advance, including the Initial Advance, is subject to the prior satisfaction (or waiver in writing), as determined in all cases by the Loan Servicer in its sole discretion, of each of the following conditions precedent (and of any deliverable, as to its form and substance) (the "Advance Conditions Precedent") as of the Advance Notice Date and to their continued satisfaction on the Advance Date for such Advance:

               4.3.1. Application of Advance Proceeds.

The Loan Servicer shall have received:

          (a)      except with respect to the Initial Advance, copies of invoices, certification of an Authorized Official of the Borrower and a certification of an Authorized Official of the Independent Engineer (which may be in a separate certificate) that the proceeds of all Advances made since the Advance Notice Date for the previous Advance have been applied to Project Costs in accordance with the applicable Advance Notice or as otherwise approved by the Loan Servicer;

          (b)      certification of an Authorized Official of the Borrower that the proceeds of the requested Advance will be needed for Eligible Project Costs that have been incurred or will be incurred by the applicable Requested Advance Date, together with a description in reasonable detail of such Eligible Project Costs; and

          (c)      to the extent proceeds of Advances proposed in the requested Advance will be needed to fund the Initial Cap-Ex Funding Amount, Short-Term Wellfield Funding Amount or Initial Long-Term Wellfield Drilling Funding Amount, evidence that Base Equity in an aggregate amount equal to or greater than 25% of the total funds needed as of such Advance Date to fund the Initial Cap-Ex Funding Amount, Short-Term Wellfield Funding Amount or Initial Long-Term Wellfield Drilling Funding Amount shall have been or will be funded into such Reserve Account prior to, or on such Advance Date.

                    4.3.2. Adequate Resources for Overrun Project Costs. If the Independent Engineer shall have identified Overrun Project Costs in its certification provided pursuant to Section 6.1(a)(i), the Loan Servicer shall have received evidence that the Sponsor has adequate resources available to timely provide to the Borrower Overrun Equity sufficient to fund such projected Overrun Project Costs

                    4.3.3. Quarterly Reporting Package. The Loan Servicer shall have received the most recent Quarterly Reporting Package (if any).

                    4.3.4. Construction Budget.

          (a)      The Loan Servicer shall have received certification of an Authorized Official of the Borrower and certification of an Authorized Official of the Independent Engineer (which may be in a separate certificate) that (i) except with respect to the Initial Advance, there have been no changes to the Construction Budget since the previous Advance Date, except for Approved Construction Changes, and (ii) the aggregate amounts expended for each type of Project Cost does not exceed the aggregate amount budgeted for such cost in the Construction Budget, except for Approved Construction Changes.

               4.3.5. Fees and Expenses.

The Loan Servicer shall have received certification of an Authorized Official of the Borrower, and such other evidence as the Loan Servicer may request, that all required taxes, all DOE Credit Facility Fees, Agents' Fees, all Periodic Expenses, and all recordation and other costs and fees including those due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents, the creation and perfection of the security interests in the Collateral, or otherwise incurred and invoiced prior to the relevant date (x) have been paid in full, (y) are to be paid with the proceeds of any requested Advance (only in the event that such amounts are Eligible Project Costs), or (z) are to be paid by other arrangements satisfactory to the Loan Servicer.

               4.3.6. Consents and Approvals.

The Loan Servicer shall have received (i) certification of an Authorized Official of the Borrower, together with such other evidence as the Loan Servicer may reasonably request or as may be required under the Transaction Documents, that all consents and approvals of third parties as may be required in connection with the proposed Advances and all Governmental Approvals required as of the Advance Date have been duly obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof, and (ii) copies of all such material third party consents and Governmental Approvals not previously delivered, certified by the Borrower as being true, correct and complete.

               4.3.7. Insurance.

The Loan Servicer shall have received (i) certification of an Authorized Official of the Borrower in the Advance Notice that all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon (x) have been paid in full, (y) are to be paid with the proceeds of the requested Advance, or (z) are to be paid by other arrangements satisfactory to the Loan Servicer, and (ii) certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the previous Advance Date, designating the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured, certified by the Borrower as being true, correct and complete.

               4.3.8. Additional Project Documents.

The Loan Servicer shall have received with the Advance Notice, copies certified as true, correct and complete by an Authorized Official of the Borrower, of all Additional Project Documents entered into since the later of the Financial Closing Date or the most recent Advance Date and any other Additional Project Documents that have not previously been delivered to the Loan Servicer.

               4.3.9. Representations and Warranties; No Default.

The Loan Servicer shall have received certification of an Authorized Official of the Borrower that, on both the Advance Notice Date and the Advance Date, the representations and warranties in the Loan Documents (other than those that speak only as to an earlier date, which shall be true and correct as of such earlier date) are true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and no Event of Default or Potential Default has occurred and is continuing.

               4.3.10. No Change in Circumstances.

Since the Financial Closing Date, no event (including any legal, arbitral or other dispute review proceeding, whether proceeding, pending or threatened, or any Change of Law) has occurred or could reasonably be expected to occur, that has had or could reasonably be expected to have a Material Adverse Effect.

               4.3.11. No Violation of Law.

The Loan Servicer shall have received certification of an Authorized Official of the Borrower, together with such other evidence as it may request, that the Advance will not result in a violation of any law, Transaction Document, Governmental Approval, or any other agreement or consent to which the Borrower is a party or any judgment or approval to which it is subject.

               4.3.12. Compliance with Covenants.

The Loan Servicer shall have received certification of an Authorized Official of the Borrower, that the Borrower is in compliance with (a) its obligations under the Loan Documents, including all affirmative covenants and negative covenants, and has furnished all information requested under the Loan Documents, and (b) all Program Requirements required to have been satisfied as of the Requested Advance Date.

               4.3.13. Continuation of Title.

The Loan Servicer shall have received a date down title endorsement or title continuation dated no earlier than one Business Day prior to the Requested Advance Date as evidence of the Borrower's continued ownership of unencumbered leasehold title (subject only to Permitted Liens), under the relevant laws of the State of Oregon, of the Project Site as are necessary for the development of the Project.

               4.3.14. Davis-Bacon Requirements.

The Loan Servicer shall have received a certificate of an Authorized Official of the Borrower in form and substance satisfactory to the Loan Servicer, stating that the Borrower has taken all steps necessary to comply with, and in all material respects is in compliance with the Davis-Bacon Requirements.

               4.3.15. Recovery Act Requirements.

The Loan Servicer shall have received a certificate of an Authorized Official of the Borrower, as of a date not earlier than fifteen Business Days prior to the relevant Advance Date (or such shorter period acceptable to the Loan Servicer), stating that the Borrower has timely complied in all material respects with its reporting requirements under Section 6.24(a) with respect to the Recovery Act.

               4.3.16. Additional Documents.

The Loan Servicer shall have received such other documents, certifications or consents relating to the Project or the matters contemplated by the Transaction Documents as the Loan Servicer may reasonably request.

               4.3.17. Advance Notice.

Pursuant to Article 2, the Loan Servicer shall have received an Advance Notice and wire transfer instructions confirming that all applicable conditions to the requested Advance have been satisfied and together with all certificates and documentation required under Section 2.3 and any additional documents and certificates required by Section 4.2 or 4.3.

               4.3.18. Issuance of FFB Advance Request Approval Notice.

Pursuant to Article 2, FFB shall have received, in accordance with the DOE Credit Facility Documents, the FFB Advance Request signed by an Authorized Official of the Borrower, together with the FFB Advance Request Approval Notice signed by DOE.

               4.3.19. Absence of Drawstop Notice.

Pursuant to Article 2, the Loan Servicer shall have not received a Drawstop Notice with respect to such Advance.

               4.3.20. Eligible Base Project Costs and Certain Construction Costs.

With respect to the Advance made pursuant to Section 2.3.1(b)(vi)(B) only, the Loan Servicer shall have received satisfactory evidence that (i) the Eligible Base Project Costs equal to the amount of the requested Advance have been previously incurred and paid for using proceeds of Equity Contributions and have not previously been reimbursed with proceeds of any other Advance, and (ii) adequate reserves have been established for, or sufficient cash is otherwise available to the Borrower to cover, any remaining Punch List Items and Project Costs to design, develop, construct, and start up the Project through the Project Completion Date under the Construction Contracts (as verified by the Independent Engineer).

ARTICLE 5
REPRESENTATIONS AND WARRANTIES

          The Borrower makes all of the following representations and warranties to and in favor of DOE on (i) the Financial Closing Date, (iii) each Advance Notice Date, (iv) each Advance Date, and (v) the Project Completion Date, except as such representations and warranties relate to an earlier date.

5.1      Organization.

The Borrower (a) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (b) is duly qualified to do business in the State of Oregon and Idaho, and in each other jurisdiction where the failure to so qualify could reasonably be expected to have a Material Adverse Effect, and (c) has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Project, (iii) incur Indebtedness and create Liens on its properties, and (iv) execute, deliver, perform and observe the terms and conditions of each of the Transaction Documents to which it is a party.

5.2      Authorization; No Conflict.

The Borrower has duly authorized, executed and delivered the Transaction Documents to which it is a party, and neither its execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof (a) does or will contravene its Organizational Documents or any Governmental Rules, (b) does or will contravene or result in any breach or constitute any default under any Governmental Judgment, (c) does or will contravene or result in any breach or constitute any default under, or result in or require the creation of any Lien upon any of its revenues, properties or assets under, any agreement or instrument to which it is a party or by which it or any of its revenues, properties or assets may be bound, except for Permitted Liens, if any, or (d) does or will require the consent or approval of any Person other than the Required Consents and any other consents or approvals that have been obtained, and are in full force and effect.

5.3      Legality; Validity; Enforceability.

Each Transaction Document is a legal, valid and binding obligation of each party thereto, enforceable against such party (other than the Credit Parties) in accordance with its terms, subject to Bankruptcy Laws and general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity.

5.4      Capitalization.

All of the Equity Interests of the Borrower are owned by Holdco. As of the Financial Closing Date, eighty percent (80%) of the Equity Interests of Holdco are owned by the Sponsor and twenty percent (20%) of the Equity Interests of Holdco are owned by the Investor. There are no outstanding options or rights for conversion into or acquisition, purchase or transfer of Equity Interests of the Borrower or any agreements or arrangements for the issuance by the Borrower of additional Equity Interests. The Borrower does not have outstanding (a) any securities convertible into or exchangeable for its Equity Interests or (b) any rights to subscribe for or to purchase, or any option for the purchase of, or any agreement, arrangement or understanding providing for the issuance (contingent or otherwise) of, or any call, loan commitment or claims of any character relating to, its Equity Interests.

5.5      Investments; Subsidiaries.

The Borrower has not made any Investments other than Permitted Investments. The Borrower has no subsidiaries and does not beneficially own the whole or any part of the Equity Interests of any other Person.

5.6      Title.

The Borrower owns and has valid legal and beneficial title to, a valid leasehold interest in, or a valid license interest or other rights of use with respect to the Project Site, and the personal property and other assets and revenues of the Borrower (tangible and intangible) on which it purports to grant security title and Liens pursuant to the Security Documents, in each case free and clear of any Lien of any kind except for the Lien created by the Security Documents and Permitted Liens.

5.7      Leases.

Any Leases are valid and subsisting, the Borrower is not in default in any material respect under any of such Leases, and the Borrower enjoys peaceful and undisturbed possession of the property subject to such Leases and the right to continue to enjoy such possession during the time when such property is necessary for the Project.

5.8      Security Interests.

Pursuant to the Security Documents, as of the date of each Advance, the Collateral Agent (for the benefit of the Secured Parties) has a perfected first priority security title and Lien in the Collateral, subject only to the Permitted Liens. Such security title and security interest in the Collateral will, as of the Financial Closing Date and with respect to any subsequently acquired property, when so subsequently acquired, be superior and prior to the rights of all third Persons (other than Permitted Liens) now existing or hereafter arising whether by way of deed of trust, mortgage, Lien, security interests, encumbrance, assignment or otherwise. As of the Financial Closing Date, all documents and instruments, including the Mortgage and financing statements, have been recorded or filed for record in such manner and in such places as are required, and all other action as is necessary or desirable shall have been taken to establish and perfect the Collateral Agent's Lien in and to the Collateral (for the benefit of the Secured Parties) to the extent contemplated by the Security Documents. All taxes and filing fees and Periodic Expenses that are due and payable in connection with the execution, delivery or recordation of the Mortgage and the Financing Statements, or the execution, issuance and delivery of the FFB Promissory Note, or the granting of the security title and security interest on the property under the Mortgage, have been paid or satisfactory arrangements have been made with the relevant Secured Parties to satisfy such obligations.

5.9      Liens.

Except for Permitted Liens, the Borrower has not created, and is not under any obligation to create, any Lien upon any of its revenues, properties or assets. There are no Liens on the Equity Interests of the Borrower or the Collateral, except for Permitted Liens.

5.10     Governmental Approvals; Other Required Consents.

          (a)      Schedule 5.10 to the Disclosure Letter sets forth all material consents and approvals, including all Governmental Approvals, that are required to have been obtained or to be obtained by the Borrower in connection with the Transaction Documents and the Project (any such consent or approval, whether or not identified on such Schedule, the "Required Consents").

          (b)      The Borrower has filed applications for or obtained such Required Consents required as of the date this representation is made (including any Required Consents required on that date) and such Required Consents then required to have been obtained are in full force and effect and are not then under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date, and the Borrower has provided the Loan Servicer with copies of all such Required Consents.

          (c)      To the Borrower's Knowledge, any Required Consent which has not been obtained as of the date this representation is made, but which will be required to be obtained in the future, is reasonably expected to (i) be obtained in due course, (ii) not be subject to waiting periods or appeal, and (iii) not contain any condition or requirement which the Borrower does not expect to satisfy, without material cost to itself, in each case, on or prior to the relevant date or stage of development of the Project for which such Required Consent will be required.

          (d)      Each of the Project, the Borrower or the Operator is in compliance in all material respects with all such Required Consents, including all federal, state, and local Governmental Approvals and other regulatory requirements.

5.11     Litigation, Labor Disputes.

          (a)      Except as set forth on Schedule 5.11 to the Disclosure Letter, there is no pending or threatened (in writing) action, suit, or proceeding, or investigation by a Governmental Authority, of any kind, including no action or proceeding of or before any Governmental Authority, that (i) relates to any transactions contemplated by any of the Transaction Documents or (ii) to which the Borrower or, to the Borrower's Knowledge, any other Major Project Participant or the Project is a party, in either case, that has, or could reasonably be expected to have, a Material Adverse Effect.

          (b)      The Borrower has not failed to observe in any material respect, or is otherwise in material default with respect to, any Governmental Judgment or any order of any court, arbitrator, administrative agency or other Governmental Authority. There is no injunction, writ, or preliminary restraining order of any nature issued by a court, arbitrator, administrative agency or other Governmental Authority directing that any of the transactions provided for in any of the Transaction Documents not be consummated as herein or therein provided. No Governmental Judgment or order of any court, arbitrator, administrative agency or other Governmental Authority has been entered against (i) the Borrower or the Sponsor that has, or could reasonably be expected to have, a Material Adverse Effect on the financial condition of the Project, the Borrower or the Sponsor; or (ii) to the Knowledge of the Borrower, any other Material Project Party that has, or could reasonably be expected to have, a Material Adverse Effect on the financial condition of the Project or such Material Project Party.

          (c)      There are no strikes, slowdowns or work stoppages by the employees of any of the Borrower or, to the Borrower's Knowledge, any Major Project Participant on-going, or, to the Borrower's Knowledge, currently threatened in writing, that causes or could reasonably be expected to cause a Material Adverse Effect.

          (d)      To the Borrower's Knowledge, neither the Sponsor nor the Investor is in default with respect to any Governmental Judgment which default has, or could be reasonably expected to have, a Material Adverse Effect on the Sponsor or the Investor.

5.12     Tax.

          (a)      The Borrower has filed all material tax returns required by Governmental Rules to be filed by it and has paid (i) all income taxes payable by it that have become due pursuant to such tax returns and (ii) all other material taxes and assessments payable by it that have become due (other than those taxes that it is contesting in good faith and by appropriate proceedings, for which reserves have been established to the extent required by GAAP). The Borrower has paid or has provided cash or cash-equivalent reserves adequate in the reasonable judgment of the Borrower's management and consistent with GAAP for the payment of all income or other material taxes imposed on it by the applicable Governmental Authority for all prior Fiscal Years and accrued for the current Fiscal Year to the date hereof, which reserves shall be in an amount at least equal to the full assessed amount of such taxes. The Borrower shall not be liable for, absent a Change of Law, any material tax liability in connection with the Project or the other transactions contemplated by the Transaction Documents that is not specifically reflected in the Base Case Projections as in effect on the Financial Closing Date and in the Construction Budget or as reflected in the assumptions in the then applicable Operating Forecast, as the case may be.

          (b)      Except for those items set forth on Schedule 5.12 to the Disclosure Letter as of the Financial Closing Date, no withholding taxes are payable by the Borrower to any Governmental Authority in connection with any amounts payable by the Borrower under or in respect of the Loan Documents.

5.13     Business; Contracts.

The Borrower has not conducted any business other than the business contemplated by the Transaction Documents and such other business as may be related to the Project and is not a party to or bound by any contract other than those contracts permitted under the Loan Documents.

5.14     Transactions with Affiliates.

Except as set forth on Schedule 5.14 to the Disclosure Letter or as permitted by Section 7.12, the Borrower is not a party to any contracts or agreements with, and does not have any other loan commitments to, whether or not in the ordinary course of business, any Affiliate. The Borrower is not a party to any agreement requiring the payment of development fees.

5.15     Compliance with Governmental Rules.

          (a)      In accordance with Section 609.10(d)(20) of the Applicable Loan Guarantee Requirements, each of the Borrower and the Project is in compliance with, and has conducted its business, operations, assets, equipment, property, leaseholds, and other facilities in compliance with (i) Title XVII and the Applicable Loan Guarantee Requirements, in all respects, and (ii) all other Governmental Rules and all other Program Requirements in all material respects.

          (b)      No notices of violation of any Governmental Rule have been issued, entered or received by the Borrower that have not been cured with no remaining liability to the Borrower, other than those that are immaterial.

5.16     Environmental Laws.

          (a)      The Borrower and, to the Borrower's Knowledge, each Environmental Affiliate (x) has been issued, or reasonably expects to obtain prior to the time required and without material and adverse conditions or requirements, all Environmental Approvals relating to its then-existing obligations with respect to, and (y) has received no complaint, order, directive, claim, citation or notice by any Governmental Authority relating to its then-existing obligations with respect to: (A) air emissions, (B) discharges to surface water or ground water, (C) noise emissions, (D) solid or liquid waste disposal, (E) the use, generation, storage, transportation or disposal of toxic or Hazardous Substances or wastes, or (F) other environmental, health or safety matters.

          (b)      Except as set forth on Schedule 5.16 to the Disclosure Letter, neither the Project, the Borrower nor, to the Borrower's Knowledge, any Environmental Affiliate or other third party, has used, released, discharged, generated, manufactured, produced, stored, or disposed of in, on, under or about the Project Facility or transported thereto or therefrom, any Hazardous Substances that could reasonably be expected to cause material harm to environmental, health or safety matters as reasonably determined by the Loan Servicer.

          (c)      There is not and has not been any condition, circumstance, action, activity or event with respect to the Project, the Borrower or the Project Site that could reasonably form the basis of any violation of any Environmental Law or that could reasonably be expected to cause material harm to environmental, health or safety matters as reasonably determined by the Loan Servicer.

5.17     Investment Company Act.

The Borrower is not required to register as an "investment company" and it is not "controlled" by a company required to register as an "investment company" under the Investment Company Act.

5.18     Regulation of Parties.

The Borrower is not subject to the Public Utility Holding Company Act. Neither DOE nor any other Credit Party shall by reason if its ownership or operation of the Project upon the exercise of remedies under the Security Documents be subject to the Public Utility Holding Company Act.

5.19     Corrupt Practices Laws.

The Borrower, the Sponsor and their respective officers, directors, employees and agents, and to the Knowledge of Borrower, the Investor and its officers, directors, employees and agents, have complied with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project, and the Borrower, its officers, directors, employees and agents are otherwise conducting the Project and the Borrower's business in compliance with all applicable Corrupt Practices Laws. The internal management and accounting practices and controls of the Borrower, the Sponsor and, to the Knowledge of the Borrower, the Investor, are adequate to ensure compliance with all Corrupt Practices Laws.

5.20     ERISA.

          (a)      The Borrower has operated any Employee Benefit Plans in compliance with their terms and with all applicable provisions and requirements of the Internal Revenue Code, ERISA, and other applicable Laws and have performed all their respective obligations under each Employee Benefit Plan.

          (b)      Neither the Borrower nor any ERISA Affiliate sponsors, maintains, participates in, contributes to or has or has had any liability in respect of any Pension Plan or Multiemployer Plan. Without limiting the generality of the foregoing, no ERISA Event has occurred or is reasonably expected to occur.

          (c)      Except to the extent required under Section 4980B of the Internal Revenue Code or comparable state law, the Borrower provides no health or welfare benefits (through the purchase of insurance or otherwise) to any retired or former employee of the Borrower.

          (d)      As of the most recent valuation date for any Pension Plan, the amount of outstanding benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities), does not exceed one million Dollars ($1,000,000).

          (e)      The execution and delivery of this Loan Guarantee Agreement and the consummation of the transactions contemplated hereunder will not involve any transaction that is subject to the prohibitions of Section 406 of ERISA or in connection with which taxes could be imposed pursuant to Section 4975(c)(1)(A)-(D) of the Internal Revenue Code.

          (f)      All liabilities under each Pension Plan are (i) funded to at least the minimum level required by applicable law or, if higher, to the level required by the terms governing the Pension Plans (ii) insured with a reputable insurance company, (iii) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 6.1 or (iv) estimated in the formal notes to the Financial Statements most recently delivered to the Loan Servicer pursuant to Section 6.1.

          (g)      There are no circumstances which may give rise to a liability in relation to any Pension Plan which is not funded, insured, provided for, recognized or estimated in the manner described in clause (f) above.

          (h)      (i) The Borrower is not and will not be a "plan" within the meaning of Section 4975(e) of the Internal Revenue Code; (ii) the assets of the Borrower do not and will not constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in 29 C.F.R. 2510.3 -101; (iii) the Borrower is not and will not be a "governmental plan" within the meaning of Section 3(32) of ERISA; (iv) transactions by or with the Borrower are not and will not be subject to state statutes applicable to the Borrower regulating investments of fiduciaries with respect to governmental plans; and (v) the Borrower shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by the Credit Parties of any of their respective rights under this Loan Guarantee Agreement) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA or Section 4975 of the Internal Revenue Code. The Borrower further agrees to deliver to the Loan Servicer such certifications or other evidence of compliance with the provisions of this clause (h) as the Loan Servicer may from time to time request.

5.21     Insurance.

All Required Insurance to be obtained and maintained pursuant to Section 6.3(b) is in full force and effect.

5.22     Intellectual Property.

          (a)      The Borrower owns or holds a valid and enforceable license, permit, certificate, franchise, or other authorization or right to use the Technology and Intellectual Property Rights necessary to do the following in a commercially reasonable manner and as contemplated in connection with the Project: (i) construct, operate, use and maintain the Project, and (ii) exercise its rights and perform its obligations under the Operating Documents and the Construction Contracts in connection with the Project, except, in each case, where the failure to own or hold a valid and enforceable license, permit, certificate, franchise, or other authorization or right to use such Technology and Intellectual Property Rights could not reasonably be expected to result in a Material Adverse Effect.

          (b)      The Technology and Intellectual Property Rights licensed to the Borrower under the Equipment Contract and the use thereof by the Borrower or the Operator does not infringe upon or misappropriate the Intellectual Property Rights or other rights of any other Person and no actions by the Borrower or the Operator or any product, process, method, substance, part or other material presently contemplated to be sold or employed by the Borrower or the Operator infringe upon or misappropriate the Intellectual Property Rights of any other Person, except, in each case, where such infringement or misappropriation of such Intellectual Property Rights or such other rights could not reasonably be expected to result in a Material Adverse Effect.

          (c)      To the Borrower's Knowledge, all Technology and Intellectual Property Rights necessary to complete and operate the Project have been duly obtained, are adequate and are readily available to the Borrower.

5.23     No Defaults.

No Event of Default or Potential Default has occurred and is continuing. There is no breach by the Borrower of any material obligation under any Loan Document and no notices of breach of any Loan Document have been issued, entered or received by the Borrower that has not been resolved.

5.24     No Judgment Liens; No Indebtedness.

          (a)      The Borrower does not have a judgment lien against any of its property for a debt owed to the United States of America or any other creditor and does not have an outstanding debt (other than a debt under the Internal Revenue Code) owed to the United States of America or any agency thereof that is in delinquent status, as the term "delinquent status" is defined in 31 C.F.R.§ 285.13(d) .

          (b)      Neither the Borrower, in accordance with Section 609.10(d)(21) of the Applicable Loan Guarantee Requirements, nor, to the Borrower's Knowledge, any Major Project Participant, has owed any delinquent Indebtedness to any Governmental Authority of the United States, including tax liabilities, unless the delinquency has been resolved with the appropriate Governmental Authority in accordance with the standards of the Debt Collection Improvement Act.

          (c)      The Borrower has no outstanding Indebtedness other than Permitted Indebtedness and has no other liabilities other than those permitted under the Loan Documents.

5.25     Sufficiency of Project Documents.

          (a)      All easements, leasehold and other property interests, and all utility and other services, means of transportation, facilities, other materials and other rights that can reasonably be expected to be necessary for the construction, completion and operation of the Project in accordance with Governmental Rules and the Transaction Documents (including diesel fuel, gas, electrical, water and sewage services and facilities) have been procured under the Project Documents or are commercially available to the Project at the Project Site on terms consistent with the Construction Budget and the Base Case Projections and, to the extent appropriate, arrangements have been made on terms consistent with the Construction Budget and the Base Case Projections for such easements, interests, services, means of transportation, facilities, materials and rights.

          (b)      The Loan Servicer has received a true, complete and correct copy of each of the Project Documents (including all exhibits, schedules, protocols and side letters referred to therein or delivered pursuant thereto, if any, and all amendments, modifications, additions, waivers thereto or thereof). None of the Project Documents has been amended or modified, except in accordance with this Loan Guarantee Agreement. Prior to the execution of each such Project Document entered into on or prior to the date this representation is made, the Borrower believed, after having made a reasonable investigation with respect thereto, that each party to each such Project Document would be able to carry out its obligations in accordance therewith and nothing has come to the attention of the Borrower to cause it to believe that any such party will not be able to carry out its obligations in accordance therewith.

          (c)      Each Principal Project Document is in full force and effect and all conditions precedent to the obligations of the respective parties under the Principal Project Documents have been satisfied or where required, with the written consent of the Loan Servicer, waived.

          (d)      To the Borrower's Knowledge, all representations, warranties and other factual statements made by each party to each of the Project Documents (other than the Borrower) are true and correct in all material respects.

          (e)      The Borrower believes that it is technically feasible for the Project to be operated so as to fulfill in all material respects the design specifications and requirements contained in the Application.

5.26     Financial Statements.

Each of the Financial Statements of the Borrower, Holdco and the Sponsor delivered to the Loan Servicer has been prepared in accordance with GAAP and presents fairly in all material respects the financial condition of the Borrower, Holdco or the Sponsor as of the respective dates of the balance sheets included therein and the results of operations of the Borrower, Holdco or the Sponsor for the respective periods covered by the statements of income included therein. Except as reflected in such Financial Statements, there are no liabilities or obligations of the Borrower, Holdco or the Sponsor, as applicable, of any nature whatsoever for the period to which such Financial Statements relate (other than under the Transaction Documents) that are required to be disclosed in accordance with GAAP.

5.27     Construction Budget; Operating Forecasts and Base Case Projections.

          (a)      The Construction Budget, the Operating Forecast (to the extent delivered), the Operating Plan (to the extent delivered) and the Base Case Projections, as amended or supplemented by Approved Construction Changes or otherwise in accordance with this Loan Guarantee Agreement, (i) are complete and based on reasonable assumptions, (ii) are consistent with the provisions of the Project Documents, (iii) have been prepared in good faith and with due care, and (iv) fairly represent the Borrower's expectation as to the matters covered thereby as of the date of the representation.

          (b)      The Construction Budget, as amended or supplemented by Approved Construction Changes or otherwise in accordance with this Loan Guarantee Agreement, represents the Borrower's best estimate of all costs and expenses anticipated by the Borrower to be incurred to construct the Project in the manner contemplated by the Transaction Documents.

          (c)      The Borrower's good faith estimate and belief as of the Financial Closing Date and the Initial Advance Date is that (i) Physical Completion and Operational Completion will occur no later than the Anticipated Completion Date, (ii) Total Project Costs will not exceed Base Project Costs, and (iii) each of Total Project Costs, Base Project Costs, Eligible Base Project Costs and Ineligible Base Project Costs will not exceed the respective amounts therefor set forth in the Financial Plan. Nothing has occurred to cause the Borrower to believe that the Base Case Projections, as amended or supplemented by Approved Construction Changes, are unreasonable in any material respect.

5.28     Sufficient Funds.

In accordance with Section 609.10(d)(8) of the Applicable Loan Guarantee Requirements, the Total Funding Available to the Borrower will be sufficient to develop and construct the Project and to achieve Physical Completion and Operational Completion, including adequate contingency funds for identified Cost Overruns.

5.29     Fees and Enforcement.

Other than amounts that have been paid in full or with respect to which arrangements satisfactory to the Loan Servicer have been made, no fees or taxes including documentary, stamp, transaction, registration, or similar taxes are required to be paid to ensure the legality, validity, enforceability, priority or admissibility in evidence in applicable jurisdictions of any Transaction Documents.

5.30     Immunity.

In any proceedings in connection with any Transaction Document to which the Borrower is a party, the Borrower has not been and will not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal processes.

5.31     No Other Powers-of-Attorney.

The Borrower has not executed and delivered any powers of attorney or similar documents, except (i) to its directors and employees in the ordinary course of business, and (ii) to the Secured Parties in connection with the Collateral.

5.32     No Additional Fees.

The Borrower has not paid nor become obligated to pay any fee or commission to any broker, finder or intermediary for or on account of arranging the financing of the transactions contemplated by the Transaction Documents.

5.33     Foreign Assets Control Regulations; Etc.

          (a)      To the extent applicable, each of the Borrower, Holdco, the Sponsor, and any Affiliate thereof (other than the Investor), and, to the Knowledge of the Borrower, the Investor and any Affiliate thereof, is in compliance, in all material respects, with (i) all Foreign Asset Control Regulations, (ii) all applicable orders, rules and regulations of the OFAC and (iii) the Patriot Act.

          (b)      Neither the making of any Advances nor the use of the proceeds thereof will violate any Foreign Asset Control Regulations or any anti-boycott laws and regulations.

          (c)      Neither the Borrower, Holdco, the Sponsor, or any Affiliate thereof (other than the Investor), nor any of their members, directors, officers, parents or subsidiaries, nor to the Knowledge of the Borrower, the Investor, nor any Affiliate thereof nor any of its members, directors, officers, parents or subsidiaries: (x) is subject to United States or multilateral economic or trade sanctions in which the United States participates, (y) is owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates, or (z) is a Prohibited Person or otherwise is named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by the OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

          (d)      None of the Collateral is traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

5.34     U.S. Government Requirements.

          (a)      Suspension and Debarment. No event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower from contracting with the U.S. Government or any agency or instrumentality thereof, and the Borrower is not now and has not been subject to any such debarment or suspension. Neither the Borrower nor its Principal Persons are (a) debarred, suspended, proposed for debarment with a final determination still pending, declared ineligible or voluntarily excluded (as such terms are defined in any of the Debarment Regulations) from participating in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations, or (b) indicted, convicted or had a Governmental Judgment rendered against the Borrower or any of its Principal Persons for any of the offenses listed in any of the Debarment Regulations and no event has occurred and no condition exists that is likely to result in the debarment or suspension of the Borrower from contracting with the U.S. Government or any agency or instrumentality thereof.

          (b)      Lobbying. In accordance with 31 U.S.C. §1352, no proceeds of the Advances have been or will be expended by the Borrower, Holdco, the Sponsor, the Operator or, to the Knowledge of the Borrower, the Investor, to pay any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress (as defined for purposes of 31 U.S.C. §1352), an officer or employee of Congress, or an employee of a Member of Congress.

5.35     Insolvency Proceedings; Solvency.

          (a)      The Borrower is not the subject of any pending or, to the Borrower's Knowledge, threatened, Insolvency Proceedings.

          (b)      The Borrower is and, upon the incurrence of any Indebtedness under the Loan Documents and after giving effect to the transactions contemplated hereby, will be solvent.

5.36     Use of Proceeds.

The Borrower has used and shall continue to use the proceeds of all Advances in accordance with the terms and conditions of all applicable Loan Documents.

5.37     No Material Adverse Effect.

No Material Adverse Effect has occurred and is continuing nor is there any fact or circumstance that could reasonably be expected to have a Material Adverse Effect.

5.38     Certain Program Requirements.

          (a)      Eligibility. In accordance with Section 609.10(d)(1) of the Applicable Loan Guarantee Requirements, the Project qualifies as an "Eligible Project" under Title XVII and is not a research, development, or demonstration project or a project that employs Commercial Technologies (as defined in the Applicable Loan Guarantee Requirements) in service in the United States.

          (b)      U.S. Nexus. In accordance with Section 609.10(d)(2) of the Applicable Loan Guarantee Requirements, the Project will be constructed and operated in the United States, the employment of the new or significantly improved technology in the Project has the potential to be replicated in other commercial projects in the United States, and this technology is or is likely to be available in the United States for further commercial application.

          (c)      Useful Life. In accordance with Section 609.10(d)(6) of the Applicable Loan Guarantee Requirements, the Maturity Date occurs prior to the end of 90 percent of the projected useful life of the Project's major physical assets, as calculated in accordance with GAAP.

          (d)      No Tax-Exempt Indebtedness. In accordance with Section 609.10(d)(7) of the Applicable Loan Guarantee Requirements, the DOE Credit Facility Commitment and the DOE Guaranteed Loans will not finance, either directly or indirectly, tax-exempt indebtedness obligations, consistent with the requirements of Section 149(b) of the Internal Revenue Code.

5.39     Davis-Bacon Act.

The Borrower has taken all steps necessary to comply with, and is in material compliance with all Davis-Bacon Requirements. Each of the Davis-Bacon Act Covered Contracts includes the provisions set forth in Exhibit C and the wage determination(s) set forth on Schedule 1 to Exhibit C.

5.40     Buy American Provisions. The Project does not involve the construction, alteration, maintenance or repair of a "public building" or "public work" within the meaning of Section 1605 of Title XVI of Division A of the Recovery Act, 2 C.F.R. Sections 176.140 and 176.160, and the OMB Implementing Guidance and, in each case, any amendment, supplement or successor thereto, including any relevant regulation or guidance which may be issued by DOE.

5.41     Recovery Act Reporting. The Borrower has taken all necessary steps to be in compliance with its reporting obligations under Section 6.24(a) with respect to the Recovery Act.

5.42     Full Disclosure.

          (a)      The statements and information contained in any Loan Document, including any certificates delivered on connection with or pursuant to any Loan Document by an Authorized Official of the Borrower, Holdco or Sponsor, taken together with all documents, reports or other written information pertaining to the Project and all updates of such information from time to time, that have been furnished by or on behalf of the Borrower to DOE, or any other Credit Party or any Independent Consultant, are complete and correct in all material respects and do not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made.

          (b)      There is no fact known to the Borrower that has not been disclosed to the Loan Servicer in writing the existence of which would be material to the DOE's decision to enter into this Loan Guarantee Agreement or to DOE's decision to authorize or guarantee any Advance or could otherwise reasonably be expected to have a Material Adverse Effect.

          (c)      There are in existence no documents or agreements that have not been disclosed to the Loan Servicer in writing that are material in the context of the Transaction Documents or that have the effect of varying any of the Transaction Documents or the Project.

5.43     No Ownership by Disqualified Persons. As of the Financial Closing Date and thereafter until the expiration of the Recapture Period, neither the Borrower nor any direct or indirect owner of the Borrower (other than any such direct or indirect equity owner that is a direct or indirect owner solely as a result of owning Equity Interests in an entity that is treated as a corporation for federal income tax purposes) is a Disqualified Person.

ARTICLE 6
AFFIRMATIVE COVENANTS

            The Borrower covenants and agrees that until the Security Discharge Date, unless the Loan Servicer waives compliance in writing:

6.1      Information Covenants.

At its own expense the Borrower shall furnish or cause to be furnished to the Loan Servicer, in each case (x) in unalterable electronic format with a reproduction of the signatures where required, (y) upon request by the Loan Servicer, in soft electronic format, and (z) upon request by the Loan Servicer, in hard copy with sufficient copies for each Credit Party, the following items:

          (a)      Monthly Reports. Within ten days after the end of each month following the Initial Advance Date:

                    (i)         prior to the Project Completion Date, a Construction Progress Report based upon the Borrower's good faith reasonable estimates of the information contained therein and certified by the Borrower and the Independent Engineer as being accurate and complete in all material respects as of the date of its submission to the Loan Servicer (provided that failure to timely provide such certification of the Construction Progress Report by the Independent Engineer shall not constitute an Event of Default or Potential Default only if (x) the Borrower otherwise timely complied with the requirements in this Section 6.1(a) and promptly and satisfactorily responded to all questions or requests for additional information, clarification and other similar requests from the Independent Engineer, and (y) the Independent Engineer's failure to certify the Construction Progress Report is not due to its determination that such Construction Progress Report is not accurate and complete in all material respects), with respect to the following:

                    (A)      construction of the Project is proceeding in accordance with the Construction Budget and the construction milestones set forth in Section 3.1 of the Power Purchase Agreement, or if construction is not proceeding in accordance with the Construction Budget, then the Construction Progress Report shall describe any variances from the Construction Budget or the construction milestones set forth in Section 3.1 of the Power Purchase Agreement;

                    (B)      the Project is expected to achieve completion by the Anticipated Completion Date (or explaining the reason for any projected delay);

                    (C)      any anticipated Overrun Project Costs shall be identified;

                    (D)      the Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Agents' Fees, Periodic Expenses, and identified Cost Overruns); and

                    (E)      evidence that as of the date of such Construction Progress Report (A) each Construction Contractor, and any subcontractors, shall have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral or the Project with respect to work completed prior to the last submission for payment, except for Permitted Liens, and (B) any unpaid balances, other than retainage not required to be paid at the time of such certification pursuant to the terms of the relevant Principal Project Document, or unsettled claims with any Construction Contractor or subcontractor or supplier, if any, have been adequately paid and that those being contested or negotiated in good faith and where a bond, adequate reserves or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined or negotiations are completed; and

                    (F)      such other documents, certifications or consents relating to the Project or matters contemplated by the Transaction Documents as the Loan Servicer may reasonably request.

                    (ii)      Each month, a description and explanation of any material casualty losses, material disputes between the Borrower and any Person, and material non-compliance with any Governmental Approvals; and

                    (iii)      Each month, monthly statement reports on the Project Accounts and the Local Accounts.

          (b)      Quarterly Reporting Package. Within forty-five days after the end of each fiscal quarter (including the fourth fiscal quarter) of each Fiscal Year following the Initial Advance Date, each certified by an Authorized Official of the Borrower in a completed Quarterly Reporting Certificate:

                    (i)        if such fiscal quarter is prior to the Project Completion Date, an updated Financial Plan and a copy of the Construction Budget, as updated or supplemented by all Approved Construction Changes (or a confirmation from the Borrower certifying that no changes or updates are then required);

                    (ii)       if such fiscal quarter is prior to the Project Completion Date, a certification of an Authorized Official of the Borrower and the Independent Engineer that (i) the proceeds of all Advances to be made with respect to such fiscal quarter will be needed for Eligible Project Costs that have been or will be incurred, together with a description in reasonable detail of such Eligible Project Costs; and (ii) all Advances made with respect to the immediately preceding fiscal quarter have been applied as set forth in the prior certification with respect to such fiscal quarter, or as otherwise approved by the Loan Servicer (provided that failure to timely provide such certification by the Independent Engineer shall not constitute an Event of Default or Potential Default only if (x) the Borrower otherwise timely complied with the requirements in this Section 6.1(b) and promptly and satisfactorily responded to all questions or requests for additional information, clarification and other similar requests from the Independent Engineer, and (y) the Independent Engineer's failure to provide such certification is not due to its determination that the estimated proceeds amount needed for Eligible Project Costs and application of Advances are not certifiable);

                    (iii)      if such fiscal quarter is prior to the Project Completion Date, unaudited quarterly Financial Statements of the Sponsor prepared in accordance with GAAP certified by a Financial Officer of the Sponsor as having been prepared in accordance with GAAP (except for changes with which the Sponsor's Accountant concurs) on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented;

                    (iv)      if such fiscal quarter is prior to the Project Completion Date, a certification of the Borrower, that (x) all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon have been paid in full or are to be paid by arrangements satisfactory to the Loan Servicer, and (y) all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the later of the Financial Closing Date or the date of the previous certificate delivered pursuant to this Section 6.1(b)(iv), designate the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured;

                    (v)        for every fiscal quarter, unaudited Financial Statements and reports of the Borrower as of the end of such quarterly period;

                    (vi)       for every fiscal quarter, a discussion and analysis by a Financial Officer of the Borrower of the business and operations of the Borrower with respect to such fiscal quarter, including a statement of all material financial transactions (other than any transactions contemplated under the Transaction Documents), and a report of all transactions involving the Borrower, on the one hand, and on the other hand the Sponsor or Investor or any Affiliate of the Sponsor (other than transactions directly pursuant to and in accordance with the Management Services Agreement) or Investor; and for each such fiscal quarter that includes all or a portion of the Operating Period, calculations showing compliance with the requirements of Section 7.14 and certification of such compliance, or if such certification cannot be made, an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto;

                    (vii)      for each such fiscal quarter that includes all or a portion of the Operating Period, a summary operating report, which shall include a detailed assessment of the Project's performance in comparison with the Operating Forecast and Operating Plan then in effect for such period, including basic data relating to the operation of the Project, pricing information, unusual maintenance activity, material casualty losses, material disputes between the Borrower and any Person, and material non-compliance with any Governmental Approvals; and

                    (viii)     for each fiscal quarter that includes all or a portion of the Operating Period, an updated Operating Plan for the next four fiscal quarters and an updated Operating Forecast for the next four fiscal quarters and, if requested by the Loan Servicer, updated Base Case Projections, in each case in form and substance satisfactory to the Loan Servicer.

          (c)      Annual Financial Statements and Reports. As soon as available, but in any event not later than ninety days after the end of each Fiscal Year:

                    (i)        Audited annual Financial Statements of the Borrower as of the end of such Fiscal Year, certified by the Borrower's Accountant and accompanied by any management letter delivered by the Borrower's Accountant;

                    (ii)       a discussion and analysis by the management of the Borrower of the Borrower's business and operations at the end of such Fiscal Year with respect to the matters set forth in clause (b)(vi) above;

                    (iii)      a report from the Borrower's Accountant, certifying that, for each such Fiscal Year, it has no knowledge that an Event of Default or Potential Default has occurred and is continuing or if, any Event of Default or Potential Default has occurred and is continuing, a statement as to the nature and period of existence thereof;

                    (iv)      a report by a Financial Officer of the Borrower for each such Fiscal Year that includes all or a portion of the Operating Period, which report shall contain a comparison between such annual Financial Statements and the projections for such Fiscal Year contained in the Operating Forecast; and

                    (v)       with respect to the Sponsor if any portion of the Fiscal Year is prior to the Project Completion Date, audited annual Financial Statements of the Sponsor prepared in accordance with GAAP certified by a Financial Officer of the Sponsor as having been prepared in accordance with GAAP (except for changes with which the Sponsor's Accountant concurs) on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the period presented.

          (d)      Certification by Financial Officer. Each time Financial Statements of the Borrower are delivered pursuant to, Section 6.1(b) and Section 6.1(c) (other than with respect to Section 6.1(c)(iv)) and by the Borrower, Sponsor and Holdco, pursuant to Section 4.1.5, such Financial Statements shall be certified by a Financial Officer of the Borrower (or Sponsor or Holdco, as applicable) as having been prepared in accordance with GAAP on a consistent basis and as fairly presenting in all material respects the financial condition of the Borrower (or Sponsor, or Holdco, as applicable) as of the date thereof and the results of operations and cash flows of the Borrower (or Sponsor, or Holdco, as applicable) for the periods presented. Such certification shall also include a certification that the Person has made or caused to be made a review of the transactions and financial condition of the Borrower (or Sponsor, or Holdco, as applicable) during the relevant fiscal period and (i) that other than as set out in such Financial Statements, there are no liabilities or obligations of the Borrower (or Sponsor, or Holdco, as applicable) that are required to be presented in such Financial Statements in accordance with GAAP, and (ii) that no Event of Default or Potential Default exists, or if such certification cannot be made, the nature and period of existence of such Event of Default or Potential Default and what corrective action the Borrower (or Sponsor, or Holdco, as applicable) has taken or proposes to take with respect thereto.

          (e)      Reporting of Management Letters. Promptly after the Borrower's receipt thereof, a copy of any management letter and all other material communications received by the Borrower from the Borrower's Accountant in relation to its financial, accounting and other systems, management or accounts or the Project.

          (f)      Other Reporting Obligations. Promptly, but in any event within five Business Days, after any Authorized Official of the Borrower obtains Knowledge thereof or information pertaining thereto, notice of:

                    (i)        any event that constitutes an Event of Default or Potential Default, specifying the nature thereof, together with a certificate of an Authorized Official of the Borrower indicating any steps the Borrower has taken or proposes to take to remedy the same;

                    (ii)       any material action, litigation, claim, arbitration, dispute or governmental proceeding pending or threatened in writing (A) against the Borrower or any of its property, (B) with respect to the Project or any Transaction Document, or (C) against any other Project Participant, and of any developments with respect to any of the foregoing;

                    (iii)      any proceeding or legislation by any Governmental Authority specifically affecting (A) the Project, the Borrower, any of its property or its Equity Interests or (B) a Project Participant that, in each case, could reasonably be expected to have a Material Adverse Effect, including any developments with respect to any of the foregoing;

                    (iv)       any change in the Authorized Officials of the Borrower, including certified specimen signatures of any new Person so appointed and satisfactory evidence of the authority of such Person, or any change in the Borrower's Accountant and the reason therefor;

                    (v)         any actual or proposed termination, rescission, discharge (otherwise than by performance), amendment, supplement, modification, waiver or indulgence or breach in any material respect of any Transaction Document, Governmental Approval or other Required Consent, or any execution of any new material agreement, that is not otherwise approved, consented to or accepted pursuant to the terms of the Transaction Documents;

                    (vi)       any material notice or correspondence received or initiated by the Borrower relating to the Project or any Transaction Document or any notice or correspondence received or initiated by the Borrower relating to any Governmental Approval, but excluding notices or correspondence received or initiated in the ordinary course of business or otherwise previously delivered pursuant to any Transaction Document;

                    (vii)      any Lien (other than a Permitted Lien) being granted or established or becoming enforceable over any of the Borrower's assets or the Borrower's Equity Interests;

                    (viii)     any proposed material change in the nature or scope of the Project or the business or operations of the Borrower;

                    (ix)       any casualty damage or loss to the Project (A) in excess of one hundred thousand Dollars ($100,000), or (B) that has resulted in death or serious injury to a natural person (and, in the case of this clause (B), such notice shall be delivered as soon as practicable but in any event within 24 hours of the occurrence);

                    (x)        any notice of a delinquent payment owed by any Material Project Party to the Borrower, or owed by the Borrower to a Material Project Party, if in either case such delinquent payment has not been paid within the applicable cure period set forth in such Principal Project Document and if the amount of any such delinquent payment is in excess of twenty five thousand Dollars ($25,000), in each case together with a copy of all correspondence received or sent by the Borrower with respect to such delinquent payment;

                    (xi)       any material correspondence from any Construction Contractor, any other Material Project Party or the Operator relating to (A) any material delay in the completion of the Project or the related transmission or interconnection facilities, or (B) any event that could reasonably be expected to interrupt the operation of the Project for more than fifteen days;

                    (xii)      any one or more events, conditions or circumstances (including government action) that exist or have occurred or in the judgment of the Borrower acting reasonably are expected as imminent that could reasonably be expected to have a Material Adverse Effect;

                    (xiii)     Any non-compliance of a Reserve Letter of Credit or a Base Equity Letter of Credit with the criteria established with respect thereto and any event, condition or circumstance that represents or could reasonably be expected to lead to non-compliance by a bank providing a Reserve Letter of Credit or a Base Equity Letter of Credit, as applicable, with the required criteria with respect thereto or the renewal thereof;

                    (xiv)      any event of force majeure (as defined in each respective Project Document) claimed by either the Borrower or any other Major Project Participant, together with copies of all notices, calculations, data and other correspondence between such Major Project Participant and the Borrower in respect of any such event, circumstance or condition;

                    (xv)      any material dispute between (a) the Borrower and any other Major Project Participant, or (b) the Borrower, any other Major Project Participant and any Governmental Authority;

                    (xvi)     upon request by the Loan Servicer, copies of any data relating to the performance of tests under any Project Document;

                    (xvii)    any event that could be reasonably expected to cause a reduction in the Operating Revenues of the Borrower for any Fiscal Year by more than ten percent (10%) of the amount estimated therefor in the Operating Forecast;

                    (xviii)   any proposed cancellation or material change in any Required Insurance maintained by the Borrower or by any other Person for the benefit of the Borrower with respect to the Project, and after the Borrower obtains Knowledge of any occurrence that has or could reasonably be expected to result in any cancellation or non-renewal of, any policy of Required Insurance, notice (including a summary description) of such event, and within thirty days after an Authorized Official obtains knowledge of such event, a report describing such event and the potential insurance-related impact thereof;

                    (xix)      notice and prompt delivery of a copy of any periodic reports submitted by the Borrower to Idaho Power pursuant to the Power Purchase Agreement, including the report required to be delivered each year pursuant to Section 8.5.2 of the Power Purchase Agreement;

                    (xx)       notice and a copy of any other material report filed or required to be filed by any Major Project Participant with any Governmental Authority relating to the Project, if the Borrower receives a copy;

                    (xxi)      (a) an ERISA Event, (b) the adoption of any new Pension Plan by the Borrower or any ERISA Affiliate, (iii) the adoption of any amendment to a Pension Plan, if such amendment will result in a material increase in benefits or unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) (c) the commencement of contributions by the Borrower or any ERISA Affiliate to any Pension Plan that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code, or (d) the receipt by the Borrower or any ERISA Affiliate of a notice from a Multiemployer Plan sponsor concerning an ERISA Event; and

                    (xxii)      any notice received from the U.S. Department of Treasury or any other Governmental Authority relating to any Cash Grant Recapture Liabilities applicable to the Project, the Borrower or otherwise in connection with Cash Grant.

          (g)      Governmental and Environmental Indemnity Claims and Reports. As soon as available, but in any event:

                         (i)        within ten days after any such report is submitted, a copy of any report required to be filed by the Borrower (or on behalf of the Borrower) or the Operator, if the Borrower receives a copy, with any Governmental Authority other than in the ordinary course of business;

                    (ii)        within twenty-four hours after the Borrower obtains Knowledge, or reasonably should have obtained knowledge, of any accident related to the Project having a material and adverse impact on the environment or on human health (including any accident resulting in the loss of life), notice thereof, and within ten days thereafter a report describing such accident, the impact of such accident and the remedial efforts required and (as and when taken) implemented with respect thereto;

                    (iii)      within thirty days after the close of each Fiscal Year, a report, satisfactory to the Loan Servicer in its reasonable discretion, summarizing any violations of Environmental Laws in connection with the Project over the preceding year, with sufficient information (as determined by the Loan Servicer) to allow the Loan Servicer to monitor the Project's performance with respect to the environment and its compliance with Environmental Laws and including a narrative summary of (A) the results of environmental monitoring or sampling activity and (B) any violations of Environmental Laws identified by any environmental Governmental Authority and any remedial action taken with respect thereto; and

                    (iv)      within ten days after an Authorized Official of the Borrower obtains knowledge thereof, any Environmental Claim by any Governmental Authority or any assertion of an Environmental Claim or claims involving an amount in excess of two hundred and fifty thousand Dollars ($250,000) individually or five hundred thousand Dollars ($500,000) in the aggregate by any other Person or Persons together with a copy of any correspondence relating thereto and a description of any steps the Borrower or the Operator is taking and proposes to take with respect thereto.

          (h)      Required Discussions. Upon the request of any Credit Party, an Authorized Official of the Borrower shall schedule a date to discuss any updated Operating Plan, updated Operating Forecast, updated Financial Plan, updated Base Case Projections, and such other matters relating to the Project as any Credit Party may request.

          (i)      Annual Safety Audit. Within thirty days after its completion, a copy of the report regarding the required annual safety audit pursuant to Section 6.16.

          (j)      Additional Project Documents and Governmental Approvals. As soon as available, but in no event later than ten Business Days after the receipt thereof by the Borrower, copies of (i) all Additional Project Documents and (ii) any Governmental Approvals and other Required Consents obtained or entered into by the Borrower or the Operator after the Financial Closing Date.

          (k)      Additional Audit Reports. As soon as available, but in any event within ten Business Days after the receipt thereof by the Borrower, copies of all other material annual or interim reports submitted to the Borrower by the Borrower's Accountant.

          (l)      Other Reports and Filings. Promptly upon transmission thereof, copies of all financial information, statutory audits, proxy materials and other information and reports, if any, which the Borrower has delivered to the Securities and Exchange Commission or any successor regulatory authority.

          (m)      Annual Insurance Certificates. As soon as available, but in any event not later than thirty days after the end of each Fiscal Year, and at other times required by Schedule 6.3(b) to the Disclosure Letter, a certificate of an Authorized Official of the Borrower with respect to Required Insurance conforming to the insurance requirements of such Schedule, certifying that (x) all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon have been paid in full or are to be paid by arrangements satisfactory to the Loan Servicer, and (y) all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the later of the previous certificate delivered pursuant to this Section 6.1(m), designate the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured.

          (n)      Information Pertaining to Banks Providing Reserve Letters of Credit or Base Equity Letters of Credit. As soon as available, but in any event, no later than ten days after any change in the credit rating of any bank providing a Reserve Letter of Credit or a Base Equity Letter of Credit, as applicable.

          (o)      Other Information. Promptly upon request, such other information or documents as the Loan Servicer or any Independent Consultant may reasonably request with respect to the Borrower, the Project, Holdco, the Sponsor or any Material Project Party.

          (p)      Information Available for Disclosure.

                    (i)        In accordance with Section 609.10(d)(19) of the Applicable Loan Guarantee Requirements, (A) the information that will be made available to DOE is as set forth in the Loan Documents, and (B) any information can be disclosed as required under federal law; and

                    (ii)       without limiting the generality of clause (i) above, all correspondence, books, documents, papers and records relating to the structuring, negotiation and execution of this Loan Guarantee Agreement and the transactions contemplated herein, including this Loan Guarantee Agreement, the Loan Documents, the pre-application, the Application, the term sheet and all supporting documentation, Financial Statements, audit reports of independent accounting firms, permits and regulatory approvals furnished or otherwise made available to DOE, will be handled in accordance with all applicable federal laws, rules, or regulations, including the Trade Secrets Act, 18 U.S.C. §1905, and the Freedom of Information Act, 5 U.S.C. §552, and DOE's implementing regulations at 10 C.F.R. 1004.

6.2      Books, Records and Inspections; Accounting and Auditing Matters.

          (a)      The Borrower shall keep proper records and books of account, maintain adequate management information and cost control systems, and make arrangements reasonably satisfactory to the Loan Servicer for overseeing the financial operations of the Borrower, including its cash management, accounting and financial reporting, for overseeing the Borrower's relationship with DOE and the Borrower's Accountant and, in accordance with Section 609.10(f)(1) of the Applicable Loan Guarantee Requirements, for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Loan Guarantee Requirements and Program Requirements.

          (b)      Each set of Financial Statements the Borrower delivers shall be prepared in accordance with GAAP consistently applied except to the extent that there have been any changes to such accounting principles or the application thereof noted in such Financial Statements and all financial records of the Borrower shall be maintained at the principal executive office of the Borrower.

          (c)      The Borrower (i) shall consult and cooperate with the Loan Servicer and the Collateral Agent regarding the Project upon the Loan Servicer's or the Collateral Agent's request, (ii) in accordance with Section 609.10(d)(18) of the Applicable Loan Guarantee Requirements, shall permit officers and designated representatives of the Loan Servicer, its agents, the Comptroller General and the Independent Consultants to visit and inspect the Project and any other facilities and properties of the Borrower upon reasonable notice and at reasonable times during normal business hours, (iii) in accordance with Section 609.10(f)(2) of the Applicable Loan Guarantee Requirements, shall provide to officers and designated representatives of the Loan Servicer, its agents, including the Collateral Agent, the Comptroller General and the Independent Consultants access to any pertinent books, documents, papers and records of the Borrower for the purpose of audit, examination, inspection and monitoring upon reasonable notice and at reasonable times during normal business hours, to examine and discuss the affairs, finances and accounts of the Borrower with the representatives of the Borrower, (iv) shall afford proper facilities for such inspection, shall make copies (at the Borrower's expense) of any records that are subject to such inspection, shall make available all information related to the Project, including all Technology and Intellectual Property Rights owned or controlled by the Borrower and utilized in the construction, startup or operation of the Project, as may be reasonably necessary in order to determine the technical progress, soundness of financial condition, management stability, compliance with environmental requirements, adequacy of health and safety conditions, and all other matters with respect to the Project, and (v) shall require each Major Project Participant to make available to the Loan Servicer, its agents, including the Collateral Agent, the Comptroller General and the Independent Consultants the same rights of inspection and access to its books and records that such Major Project Participant makes available to the Borrower.

          (d)      The Borrower shall upon the request of the Loan Servicer, authorize the Borrower's Accountant to communicate directly with the Loan Servicer, the Collateral Agent, the Comptroller General and the Independent Consultants and their representatives at any time regarding any of the Borrower's accounts and operations.

          (e)      In the event that the Borrower's Accountant should cease to be the accountants of the Borrower for any reason, the Borrower shall appoint and maintain as the Borrower's Accountant another firm of independent public accountants, which firm shall be nationally recognized, and shall be approved by the Loan Servicer.

          (f)      The Borrower shall retain all records relating to expenditures with respect to which Advances were made for five years after the Advance was made with respect to such expenditure.

6.3      Maintenance of Property and Insurance.

          (a)      The Borrower shall (i) keep all its property and assets in good working order and condition to the extent necessary to ensure that its business can be conducted properly at all times, (ii) possess all equipment and maintain such spare parts and inventory (or renew and replace such equipment) necessary for the operation of the Project, and operate, maintain or repair the Project, or cause the Project to be operated, maintained and repaired, in each case in accordance with the standards set forth in the Management Services Agreement, the other Transaction Documents, manufacturer's recommendations, insurance requirements and the "reasonable and prudent operator" standard, and (iii) maintain or cause to be maintained at the Project Site a complete set of plans and specifications for the Project.

          (b)      The Borrower shall keep the Project, its present and future properties and its business insured and as required by and in accordance with the terms and provisions described on Schedule 6.3(b) to the Disclosure Letter. The Borrower shall obtain and maintain and shall pursue any contractual remedies to cause other Persons required to provide Required Insurance, including any Construction Contractor and the Operator, to obtain and maintain such Required Insurance or alternate coverage provided for on such Schedule 6.3(b) or in their respective Project Documents, as the case may be.

6.4      Maintenance of Existence; Conduct of Business.

The Borrower shall (i) maintain and preserve its existence as a limited liability company organized and existing under the laws of Delaware and acquire, maintain, and renew all rights, licenses, permits, approvals, consents, contracts, powers, privileges, Leases, lands, sanctions, and franchises necessary in the normal conduct of its business and in the performance of its obligations hereunder and under the other Transaction Documents, (ii) observe all limited liability company formalities and (iii) engage only in the business contemplated by the Transaction Documents.

6.5      Compliance with Governmental Rules; Environmental Laws; Governmental Approvals.

The Borrower shall, and with respect to work relating to the Project shall pursue all contractual remedies available to it to cause each Environmental Affiliate to, (i) comply with, and shall conduct its business, operations, assets, equipment, property, leaseholds, and other facilities (A) in compliance with all Environmental Laws and Environmental Approvals, including requirements under the National Environmental Policy Act and (B) in all material respects in compliance with all other Governmental Rules, and (ii) procure, maintain and comply with all Governmental Approvals required for the ownership, construction, financing, maintenance or operation of the Project or any part thereof as contemplated by the Transaction Documents at or prior to such time as such Governmental Approval is required or necessary, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.6      Compliance with Debarment Regulations.

The Borrower shall provide immediate written notice (including a brief description) to the Loan Servicer if at any time it learns that the representations made with respect to Debarment Regulations were erroneous when made or have become erroneous by reason of changed circumstances.

6.7      Tax, Duties, Expenses, and Liabilities.

The Borrower shall pay or arrange for the payment before they become overdue of all present and future (i) material taxes (including stamp taxes), duties, fees, Periodic Expenses, or other charges payable on or in connection with the execution, issue, delivery, registration, or notarization, or for the legality, validity, or enforceability, of this Loan Guarantee Agreement, any other Transaction Documents and any other documents related to this Loan Guarantee Agreement (other than those taxes that it is contesting in good faith and by appropriate proceedings for which reserves have been established to the extent required by GAAP) and (ii) claims, levies, or liabilities (including claims for labor, services, materials and supplies), for sums that have become due and payable and that have or, if unpaid, might become a Lien (other than a Permitted Lien) upon the property of the Borrower (or any part thereof).

6.8      Proper Legal Form.

The Borrower shall take all action to ensure that each of the Transaction Documents is in proper legal form under the respective governing laws selected in such Transaction Document, without any further action required with respect to such legal form for the enforcement of such Transaction Documents.

6.9      Construction and Approved Construction Changes; Cost Overruns and Contingencies.

          (a)      The Borrower shall apply the proceeds of the Advances exclusively to Eligible Project Costs and shall use its best efforts to cause Physical Completion and Operational Completion to be achieved on or prior to the Anticipated Completion Date and within the Construction Budget.

          (b)      The Borrower shall not change, reallocate, amend, modify, or supplement or permit or consent to any changes, reallocations, amendments, modifications, or supplements (each a "Construction Change") of any of the provisions of the Construction Budget, except for the following approved construction changes ("Approved Construction Changes"):

                    (i)        any Construction Change that (x) has been submitted in writing by the Borrower to the Loan Servicer (including an explanation in reasonable detail of the reasons for such Construction Change) and (y) has received a written approval from the Loan Servicer in consultation with the Independent Engineer; or

                    (ii)       any increase of any of the line items in the Construction Budget if such increase (x) is not individually in excess of ten percent (10%) of any such line item, and (y) when aggregated with all other changes to the Construction Budget in accordance with this Section 6.9(b)(ii) since the Financial Closing Date, would not result in a cumulative net decrease, since the date of this Loan Guarantee Agreement, of Overrun Contingencies of more than one million two hundred fifty thousand Dollars ($1,250,000).

          (c)      All Approved Construction Changes shall be reflected in a revised Construction Budget, as the case may be, delivered as part of the next Quarterly Reporting Package.

          (d)      The aggregate amount of Budgeted Contingencies available under the Construction Budget is five million, four hundred and ninety four thousand, three hundred Dollars ($5,494,300). To the extent that the Construction Budget allows for a Cost Overrun to be funded from Budgeted Contingencies, such Cost Overrun shall be funded as a Project Cost and charged against the available Budgeted Contingency amount. Any Cost Overrun that cannot be funded from Budgeted Contingencies shall be funded from Overrun Equity.

6.10     Operating Plan.

From and after the Project Completion Date, the Borrower shall cause the Project to be operated in all material respects pursuant to the Operating Plan then in effect.

6.11     Diligent Construction of Project and Operations.

The Borrower shall construct, or cause to be constructed, the Project diligently in accordance with the Project Plans, the Construction Contracts and the other Transaction Documents, Governmental Approvals the Construction Budget and any Governmental Rules. The Borrower shall conduct, and shall cause the Operator to conduct, the operations of the Project on the basis of customary commercial practice and arm's-length arrangements, or as otherwise set forth in the Project Documents, with due diligence and efficiency and under the supervision of qualified and experienced management.

6.12     Use of Proceeds.

The Borrower shall use the proceeds of all Equity Contributions and all Advances in accordance with the terms and conditions of all applicable Loan Documents.

6.13     Maintenance of Transaction Documents; Performance of Obligations.

The Borrower shall maintain in full force and effect each of the Transaction Documents to which it is a party in accordance with the respective terms thereof. The Borrower shall comply with the provisions of and perform all of its obligations under each Transaction Document in accordance with the terms thereof and shall diligently pursue all of its rights and remedies thereunder. The Borrower shall maintain, or cause to be maintained, in full force and effect, each of the Project Accounts in accordance with the provisions of the Depositary Agreement.

6.14     Cash Deposits.

The Borrower shall at all times following the Initial Advance Date, instruct each Person remitting cash to or for the account of the Borrower to deposit such cash in accordance with the terms of the Depositary Agreement, and shall otherwise comply with the provisions thereof, and shall remit any amounts received by the Borrower or received by third parties on its behalf to the Collateral Agent for deposit in accordance with the terms of the Depositary Agreement.

6.15     Debt Service Reserve.

                    6.15.1. The Borrower shall establish and maintain in accordance with the provisions of the Depositary Agreement a reserve for Debt Service (the "Debt Service Reserve"). The Debt Service Reserve shall consist of any combination of cash and the maximum amounts a beneficiary may from time to time draw under Reserve Letters of Credit credited to the Debt Service Reserve. The amount on deposit in or credited to the Debt Service Reserve shall at all times following the Project Completion Date be no less than the Debt Service Reserve Requirement.

6.16     Safety Audit.

Not less frequently than once each calendar year, the Borrower shall conduct a safety audit of the Project in a manner reasonably satisfactory to the Loan Servicer, in its sole discretion, including an analysis of whether the Project is in compliance with all Governmental Rules and Environmental Laws and each such safety audit shall result in the prompt preparation of a written report with respect thereto which shall be delivered to the Loan Servicer and the Independent Engineer, for review and approval by the Loan Servicer. The Borrower shall provide for the prompt correction of any deficiencies identified in such safety audit and for the operation and maintenance of the Project in accordance with any recommendations set forth therein.

6.17     Title; Rights to Land.

The Borrower shall preserve and maintain good and valid title to all its property and assets, the Project and such rights to use the Project Site as are necessary to construct, operate and maintain the Project in accordance with the requirements of the Transaction Documents.

6.18     Independent Consultants.

The Borrower (i) shall cooperate in all respects with each Independent Consultant, and (ii) shall ensure that each Independent Consultant is provided with all information reasonably requested by such Independent Consultant in fulfilling its duties to DOE and the Loan Servicer and ensure that any information that it may supply to such Independent Consultant is accurate and not, by omission of information or otherwise, misleading in any material respect at the time such information is provided.

6.19     Creation and Perfection of Security Interests; Additional Documents; Filings and Recordings.

          (a)      The Borrower shall execute and deliver, from time to time as reasonably requested by the Loan Servicer, DOE or the Collateral Agent, at the Borrower's expense, such other documents as shall be necessary or advisable or that the Loan Servicer, DOE or the Collateral Agent may reasonably request in connection with the rights and remedies of DOE and the Collateral Agent granted or provided for by the Transaction Documents, and to consummate the transactions contemplated therein.

          (b)      (i)         The Borrower shall, at its own expense, take all actions that have been or shall be requested by the Loan Servicer, DOE, the Collateral Agent or that the Borrower knows are necessary to establish, maintain, protect, perfect and continue the perfection of the first priority (subject to Permitted Liens) security interests of the Secured Parties created by or to be created by the Security Documents and shall furnish timely notice of the necessity of any such action, together with such instruments, in execution form, and such other information as may be required or reasonably requested to enable any appropriate Secured Party to effect any such action. Without limiting the generality of the foregoing, the Borrower shall, at its own expense, (A) execute or cause to be executed and shall file or cause to be filed or register or cause to be registered such financing statements, continuation statements, fixture filings and mortgages or deeds of trust in all places necessary or advisable (in the opinion of counsel for the Loan Servicer, DOE or the Collateral Agent) to establish, maintain and perfect such security interests and in all other places that the Loan Servicer, DOE or the Collateral Agent shall reasonably request, (B) discharge all other Liens (other than Permitted Liens) or other claims adversely affecting the rights of the Secured Parties in the Collateral and (C) deliver or publish all notices to third parties that may be required to establish or maintain the validity, perfection or priority of any Lien created pursuant to the Security Documents; and

                    (ii)       The Borrower shall do everything necessary or advisable in the judgment of the Loan Servicer, DOE or the Collateral Agent (including filing, registering and recording all necessary documents and paying all fees, taxes, levies, imposts and Periodic Expenses in connection therewith) to (A) create security arrangements, including, if applicable, the establishment of a pledge or the perfection of any Lien or, as applicable, the enforceability of a Lien as against the Borrower and any subsequent lienor (including a judgment lienor), holder of a charge, or transferee for or not for value, in bulk, by operation of law, or otherwise, in each case granted, with respect to future assets in accordance with the requirements of all Governmental Rules, or the law of any other jurisdiction, as applicable, (B) maintain the security and pledges created by the Security Documents in full force and effect at all times (including, as applicable, the priority thereof) and (C) preserve and protect the Collateral and protect and enforce its rights and title, and the rights and title of the Credit Parties, to the security created by the Security Documents. Furthermore, the Borrower shall cause to be delivered to the Loan Servicer such opinions of counsel and other related documents as may be reasonably requested by the Loan Servicer, DOE or the Collateral Agent to assure compliance with this Section 6.19; provided that the foregoing shall not be interpreted to require the Borrower to execute a Local Accounts Control Agreement with respect to any Unrestricted Local Account prior to the Initial Advance Date.

          (c)      If the Borrower shall at any time acquire any interest in property not covered by the Security Documents then in full force and effect or enter into any Additional Project Document not covered by such Security Documents, the Borrower shall promptly (i) execute, deliver and record a supplement to the Security Documents, satisfactory in form and substance to the Loan Servicer, (ii) ensure that the security interest shall be valid and effective, and (iii) if requested by the Loan Servicer, deliver to the Credit Parties a Direct Agreement with respect to any such Additional Project Document.

6.20     Event of Loss.

If any material Event of Loss shall occur with respect to the Project or any part thereof, the Borrower shall (i) diligently pursue all of its rights to compensation against all relevant insurers, reinsurers and Governmental Authorities, as applicable, in respect of such event, (ii) not, without the written consent of the Loan Servicer, compromise or settle any claim with respect to any Event of Loss involving an amount in excess of one hundred thousand Dollars ($100,000) per claim; and (iv) pay or apply all Loss Proceeds stemming from such event in accordance with Section 3.4.3(a)(iv) and Section 6.21.

6.21     Application of Loss Proceeds.

          (a)      All Loss Proceeds shall be applied as provided in this Section 6.21. All Loss Proceeds shall be paid by the relevant insurers, reinsurers and Governmental Authorities, as applicable, directly to the Collateral Agent as loss payee and, if paid to the Borrower, such Loss Proceeds shall be received in trust for the benefit of the Collateral Agent segregated from other funds of the Borrower, and shall be forthwith paid over to the Collateral Agent in the same form as received (with any necessary endorsement).

          (b)      Upon the occurrence of any Event of Loss with respect to which Loss Proceeds are payable in amounts less than or equal to one hundred thousand Dollars ($100,000) arising from any single loss or series of related losses, the Borrower shall apply or cause to be applied the Loss Proceeds directly for the replacement or repair of damaged assets as provided in Section 13.1.2(a) of the Depositary Agreement.

          (c)      Upon the occurrence of any Event of Loss with respect to which Loss Proceeds are payable in amounts greater than one hundred thousand Dollars ($100,000)) but less than or equal to four million Dollars ($4,000,000) arising from any single loss or series of related losses, the Borrower shall apply or cause to be applied the Loss Proceeds directly for the replacement or repair of damaged assets as provided in Section 13.1.2(b) of the Depositary Agreement if, and only if, the Loan Servicer shall have determined and advised the Collateral Agent in writing that:

                    (i)        within ninety days after the occurrence of the Event of Loss giving rise to such proceeds, the Borrower delivers a satisfactory Restoration or Replacement Plan to the Loan Servicer and the Independent Engineer with respect to such Event of Loss demonstrating that repair or replacement of the relevant portion of the Project is technically and economically feasible;

                    (ii)       no Event of Default has occurred and is continuing, and the proposed repair and replacement in accordance with the Restoration or Replacement Plan delivered (including the anticipated time to complete the same) shall not result in a Potential Default or Event of Default; and

                    (iii)      the Borrower is in compliance with the conditions set forth in Section 13.1.2(b) of the Depositary Agreement and such other conditions and requirements as the Loan Servicer shall consider appropriate in the circumstances.

          (d)      if (A) the Borrower does not deliver a Restoration or Replacement Plan and the accompanying deliveries referred to in Section 6.21(c)(i) satisfactory to the Loan Servicer within the required ninety day period, or (B) the Borrower notifies the Loan Servicer in writing that it does not intend to repair or replace the damaged assets, or (C) after the work set forth in an approved Restoration or Replacement Plan is completed, there are excess Loss Proceeds on deposit in or standing to the credit of such Loss Proceeds Account, the Borrower shall cause the Depositary Bank on the second Business Day following receipt of the written instruction of the Borrower in a Loss Proceeds Request Certificate, or the Loan Servicer shall direct in writing the Collateral Agent to cause the Depositary Bank (in each case with a copy to the Collateral Agent and the Administrative Agent or the Borrower, as applicable), to transfer to the account directed by the Loan Servicer an amount equal to such Loss Proceeds for mandatory prepayment of the Guaranteed Loan in accordance with Section 3.4.3(a)(iv) (Mandatory Prepayments).

          (e)      Upon the occurrence of an Event of Loss, if the Project is to be restored or repaired in accordance with clause (b) or (c) above, the Borrower shall, on the first Business Day of each month until such restoration and repair has been completed and the contractors performing such restoration or repair work have been paid in full, deliver to the Collateral Agent and the Loan Servicer the following:

                    (i)        a detailed summary of the work performed in connection with any such restoration or repair during the preceding month and the itemized expenses that are then due and payable, together with copies of all invoices, conditional (upon payment only) lien waivers from the contractors performing such restoration or repair work and other information and documents reasonably requested by the Loan Servicer with respect to such work and expenses; and

                    (ii)       a proposed Extraordinary Proceeds Release Certificate directing the Loan Servicer to disburse to the contractors performing such restoration or repair work amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account in the respective amounts then due and payable to such contractors.

          (f)      Upon the completion of any such restoration and repair work, or if restoration and repair work is not undertaken pursuant to this Section 6.21, the Loan Servicer may apply any amounts constituting Loss Proceeds on deposit in the Loss Proceeds Account to the prepayment of the DOE Guaranteed Loans in accordance with Section 3.4.3(a)(iv).

          (g)      Any Loss Proceeds in respect of an Event of Loss that resulted in a total loss to the Project Facility shall, be transferred as set forth in Section 13.1.2(c) of the Depositary Agreement for mandatory prepayment of the Guaranteed Loan in accordance with Section 3.4.3(a)(iv). The Dollar thresholds specified in Section 6.21(b) of this Loan Guarantee Agreement and Section 13.1.2(b) of the Depositary Agreement shall not apply to transfers required to be made pursuant to this Section 6.21(g).

6.22     Acceptance and Startup Testing.

The Borrower shall consult with and provide, or cause to be provided, reasonable notice to the Loan Servicer and Independent Engineer regarding provisions related to startup and testing of facility and equipment pursuant to the Construction Contracts and the Management Services Agreement.

6.23     Technology.

          (a)      The Borrower shall not take any action that would in any way prevent it from exercising the rights granted to the Borrower under the Equipment Contract, or that would otherwise materially conflict with or adversely affect the rights granted to the Borrower under the Equipment Contract.

          (b)      The Borrower shall take all commercially reasonable actions necessary to maintain and protect the Technology and Intellectual Property Rights licensed under the Equipment Contract, including (i) protecting the secrecy and confidentiality of all confidential information and trade secrets having material value by having and enforcing a policy requiring all current and former employees, consultants, licensees, vendors and contractors to execute appropriate confidentiality and invention assignment agreements; and (ii) taking all commercially reasonable actions necessary to ensure that none of the Technology that is a trade secret having a material value falls or has fallen into the public domain.

          (c)      If the Borrower becomes aware of any breach or violation of any of the terms or conditions of the Equipment Contract, the Borrower shall take such actions under the Equipment Contract to protect the rights granted to the Borrower, including suing for an injunction against such violation or breach.

6.24     Compliance with Certain U.S. Government Requirements.

          (a)      Recovery Act. The Borrower shall timely comply with the reporting requirements set out in Section 1512(c) of Title XV of Division A of the Recovery Act, Such reporting shall be made in accordance with the procedures set out or otherwise referenced in 2 C.F.R. Section 176.50 and the OMB Implementing Guidance and, in each case, any amendment, supplement or successor thereto. DOE may require by notice that such reporting relate back to the date hereof. Accordingly, Borrower shall at all times maintain such records as may be necessary, in the event DOE issues such notice, to undertake such reporting requirements.

          (b)      Lobbying Requirements. The Borrower shall comply with all requirements of 31 U.S.C. §1352, including if any funds have been paid or will be paid to any Person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress (as defined for purposes of 31 U.S.C. §1352), an officer or employee of Congress, or an employee of a Member of Congress in connection with the DOE Guaranteed Loans, the Borrower shall complete and submit Standard Form-LLL, "Disclosure Form to Report Lobbying," in accordance with its instructions.

          (c)      Use of U.S. Government Funds. The Borrower shall comply with Section 609.10(c) of the Applicable Loan Guarantee Requirements regarding the prohibition on the use of funds obtained from the U.S. Government, or from a loan or other instrument guaranteed by the U.S. Government, for the payment of Credit Subsidy Costs, administrative fees, or other fees charged by or paid to DOE relating to the Applicable Loan Guarantee Requirements, except to the extent explicitly authorized by an act of Congress.

          (d)      Program Requirements. The Borrower shall timely comply with all other Program Requirements.

6.25     Foreign Assets Control Regulations; OFAC; Etc.

          (a)      The Borrower, Holdco, the Sponsor, the Investor and any Affiliate thereof shall at all times comply with (i) all Foreign Asset Control Regulations, (ii) all applicable orders, rules and regulations of the OFAC, and (iii) the Patriot Act.

          (b)      The Borrower shall ensure that the making of any Advances and the use of the proceeds thereof will not violate any Foreign Asset Control Regulations or any anti-boycott laws or regulations.

          (c)      Neither the Borrower, Holdco, the Sponsor, the Investor nor any Affiliate thereof, nor any of their members, directors, officers, parents or subsidiaries: (x) shall be subject to United States or multilateral economic or trade sanctions in which the United States participates, (y) shall be owned or controlled by, or act on behalf of, any governments, corporations, entities or individuals that are subject to United States or multilateral economic or trade sanctions in which the United States participates, or (z) shall be a Prohibited Person or otherwise named, identified or described on any blocked persons list, designated nationals list, denied persons list, entity list, debarred party list, unverified list, sanctions list or other list of individuals or entities with whom United States persons may not conduct business, including lists published or maintained by the OFAC, lists published or maintained by the U.S. Department of Commerce, and lists published or maintained by the U.S. Department of State.

          (d)      None of the Collateral shall be traded or used, directly or indirectly, by a Prohibited Person or by a Person organized in a Prohibited Jurisdiction.

6.26     Davis-Bacon Act.

          (a)      In accordance with Section 1702(k) of Title XVII, beginning on the date hereof, all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by the DOE Guaranteed Loans shall be paid wages at rates not less than those set forth in the wage determination(s) of the Secretary of Labor set forth in Schedule 1 to Exhibit C. The contract clauses set forth in Exhibit C shall be incorporated into all Davis-Bacon Act Covered Contracts.

          (b)      The Borrower shall, on DOE's behalf, and in accordance with subparagraph (b)(3)(i) of Exhibit C maintain the certified payroll records that shall be provided weekly by each DBA Contract Party and shall systematically review those records for compliance with the Davis-Bacon Act. The Borrower shall promptly notify the Loan Servicer in writing if it receives any complaint related to non-compliance with the Davis-Bacon Act, or discovers an incident that the Borrower reasonably believes to be a case of such non-compliance and which, in each case, the Borrower cannot resolve on its own. In such instances, the Borrower shall forward to the Loan Servicer (1) the complaint or a written summary of the non-compliant incident, (2) a summary of the Borrower's investigation into such complaint or such incident, and (3) the relevant certified payroll records. Certified payroll records shall be maintained by the Borrower for three (3) years after completion of work. Notwithstanding anything to the contrary in subparagraph (b)(3)(ii)(A) of Exhibit C, the Borrower shall maintain such certified payroll records at a site designated by the Borrower and shall make such records available (and provide copies) to the Loan Servicer and the U.S. Department of Labor within five (5) days of a request by DOE or the Department of Labor. Certified payroll records maintained by the Borrower shall be considered federal government records for the purposes of the Freedom of Information Act, 42 U.S.C. §552.

          (c)      If and to the extent performance of construction work financed in whole or in part by the DOE Guaranteed Loans began prior to the date hereof, the Borrower shall, pursuant to the provisions of 29 C.F.R. 1.6(g), retroactively adjust, and cause each DBA Contract Party to retroactively adjust, the wages of each laborer and mechanic employed by a DBA Contract Party that performed construction work prior to the date hereof, so that each such laborer or mechanic is paid any such additional wages necessary for such laborers and mechanics to have been paid at rates not less than those indicated in the wage determination(s) listed on Schedule 1 to Exhibit C; provided, however, that this clause (c) shall not apply if and to the extent the Borrower obtains an exemption pursuant to the provisions of 29 C.F.R. 1.6(g) .

          (d)      If the Borrower, the Sponsor or any Affiliate of the Borrower or the Sponsor intends to enter into a Davis-Bacon Covered Contract after the date hereof, the Borrower shall provide DOE (i) a statement of the work for any DBA Contract Party that will perform construction, alteration, or repair of a building or work financed in whole or in part by the DOE Guaranteed Loans and (ii) any other information relating to such Davis-Bacon Covered Contract requested by DOE (the "DBA Bid Information"). If the Borrower, the Sponsor, or any Affiliate of the Borrower or the Sponsor does not conduct a bid solicitation or similar competition for such Davis-Bacon Act Covered Contract, the DBA Bid Information shall be provided no less than ten (10) Business Days prior to the execution of such Davis-Bacon Act Covered Contract. If the Borrower, the Sponsor, or any Affiliate of the Borrower or the Sponsor conducts a bid solicitation or similar competition for any such Davis-Bacon Act Covered Contract after the Financial Closing Date, (A) the DBA Bid Information shall be provided to DOE no less than ten (10) Business Days prior to the DBA Contract Party’s issuance of such solicitation or similar competition and as soon as practicable prior to the effective date of any amendment or modification of such solicitation or similar competition and (B) the Borrower shall (x) notify DOE at least ten (10) Business Days prior to the opening of received bids and (y) notify DOE at least ten (10) Business Days prior to the execution of such Davis-Bacon Act Covered Contract.

          (e)      After the date hereof, if the Borrower, the Sponsor or any Affiliate of the Borrower or the Sponsor intends to commence work under a Davis-Bacon Covered Contract for which it has not yet received a wage determination from DOE, the Borrower shall provide to DOE (i) a copy of the executed contract or statements of the work for any DBA Contract Party that will perform construction, alteration, or repair of a building or work financed in whole or in part by the DOE Guaranteed Loans and (ii) any other information requested by DOE relating to such Davis-Bacon Covered Contract (the "DBA Wage Determination Information"). Such DBA Wage Determination Information shall be provided no less than ten (10) Business Days prior to the commencement of work under such Davis-Bacon Act Covered Contract.

6.27     ERISA Covenants.

          (a)      The Borrower shall do, and shall cause each of its ERISA Affiliates to do, each of the following: (i) maintain each Pension Plan in compliance in all material respects with the applicable provisions of ERISA, the Internal Revenue Code or other federal or state law; (ii) cause each Qualified Plan to maintain its qualified status under Section 401(a) of the Internal Revenue Code; (iii) timely make all required contributions to any Pension Plan; (iv) not become a party to any Multiemployer Plan; (v) ensure that all liabilities under each Pension Plan are either (A) funded to at least the minimum level required by law or, if higher, to the level required by the terms governing such Pension Plan, (B) insured with a reputable insurance company, or (C) provided for or recognized in the Financial Statements most recently delivered to the Loan Servicer under Section 6.1; and (vi) ensure that the contributions or premium payments to or in respect of each Pension Plan is and continues to be promptly paid at no less than the rates required under the rules of such Pension Plan and in accordance with the most recent actuarial advice received in relation to such Pension Plan and applicable law.

          (b)      The Borrower shall not, nor shall it permit any of ERISA Affiliate to, (i) terminate any Pension Plan so as to result in any material (in the opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate, (ii) permit to exist any ERISA Event, or any other event or condition, which presents the risk of a material (in the opinion of the Loan Servicer) liability to any ERISA Affiliate, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material (in the opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate, (iv) enter into any new Plan or modify any existing Plan so as to increase its obligations thereunder which could result in any material (in the opinion of the Loan Servicer) liability to the Borrower or any ERISA Affiliate, or (v) permit the present value of all nonforfeitable accrued benefits under any Pension Plan (using the actuarial assumptions utilized by the PBGC upon termination of an employee pension benefit plan subject to Title IV of ERISA) materially (in the opinion of the Loan Servicer) to exceed the fair market value of the Pension Plan's assets allocable to such benefits, all determined as of the most recent valuation date for each such Pension Plan.

6.28     Corrupt Practices Laws.

(a)  The Borrower, Holdco, the Sponsor, the Investor and their respective officers, directors, employees and agents shall comply with all applicable Corrupt Practices Laws in obtaining any consents, licenses, approvals, authorizations, rights, or privileges with respect to the Project; (b) the Borrower, its officers directors, employees and agents shall otherwise conduct the Project and the Borrower's business in compliance with all applicable Corrupt Practices Laws; and (c) the internal management and accounting practices and controls of the Borrower, Holdco, the Sponsor and the Investor shall at all times be adequate to ensure compliance with all Corrupt Practices Laws.

6.29     Separateness Provisions.

The Borrower shall observe all of the separateness and other provisions and procedures in its certificate of formation and the Borrower's LLC Agreement.

6.30     Cash Grant Recapture Obligations.

                    6.30.1. During the Recapture Period, the Borrower shall comply with the Cash Grant Guidance and the Cash Grant Terms and Conditions, including all requirements to file annual performance reports, file annual certifications that the Project has not been disposed of to a Disqualified Person and that the Project continues to qualify as "specified energy property" (as defined in Section 1603(d) of the Recovery Act) and maintain proper project, financial and accounting records.

                    6.30.2. To the extent required by the Cash Grant Guidance and the Cash Grant Terms and Conditions and during the Recapture Period, the Borrower shall deliver to the U.S. Department of Treasury, together with a copy to the Loan Servicer, (A) within ten days of the due date for filing with the U.S. Department of the Treasury as provided in the Cash Grant Guidance or Cash Grant Terms and Conditions, an annual project performance report and a certification that no direct or indirect equity interests in the Borrower have been transferred to a Disqualified Person and (B) the certification that the Project continues to qualify as "specified energy property" (as defined in Section 1603(d) of the Recovery Act). During the Recapture Period, the Borrower shall maintain proper financial and accounting records with respect to the Qualifying Costs incurred with respect to the Project in accordance with the requirements of Cash Grant Guidance and Cash Grant Terms and Conditions.

                    6.30.3. In the event the Borrower responds to a notice received from the U.S. Department of Treasury or any other Governmental Authority relating to any Cash Grant Recapture Liabilities applicable to the Project or otherwise in connection with the Cash Grant, the Borrower shall grant the Loan Servicer an opportunity to comment on any such response to such notice and the Borrower shall include any such comments in such response.

6.31     Owner's Engineer; Construction Manager.

The Borrower will maintain at all times prior to the Project Completion Date, an Owner's Engineer and a Construction Manager, each of whom shall be at all times reasonably satisfactory to the Loan Servicer and the Independent Engineer.

6.32     Amendments to Mortgage.

The Borrower will execute and deliver all documents and instruments, make all filings and registrations and perform all other actions necessary in connection with any amendments to the Mortgage requested by the Loan Servicer after the Financial Closing Date.

ARTICLE 7
NEGATIVE COVENANTS

          The Borrower covenants and agrees that until the Security Discharge Date, unless the Loan Servicer waives compliance in writing:

7.1      Indebtedness.

The Borrower shall not, and shall not agree to, incur, create, guarantee, assume, permit to exist or otherwise become liable for any Indebtedness, other than Permitted Indebtedness.

7.2      Liens.

The Borrower shall not, and shall not agree to, create, assume or otherwise permit to exist any Lien upon any of the Collateral or any of its other property, its Equity Interests, whether now owned or hereafter acquired, or in any proceeds or income therefrom, other than Permitted Liens.

7.3      Leases.

The Borrower shall not enter into any agreement or arrangement to acquire by lease the use of any property or equipment of any kind (including by sale-leaseback or otherwise), except for the Real Property Rights and other Permitted Leases in an amount not in excess of the amount budgeted therefor in the Construction Budget or forecast therefor in the Operating Forecast, as applicable.

7.4      Loans, Advances and Investments.

The Borrower shall not make or permit to remain outstanding any loans, extensions of credit or advances by the Borrower to or Investments by the Borrower in (whether by acquisition of any stocks, notes or other securities or obligations) any Person, except for Permitted Investments or as expressly provided in the Transaction Documents as in effect on the Financial Closing Date.

7.5      Capital Expenditures.

The Borrower shall not make any Capital Expenditure in any year except for (a) expenditures contemplated by the Construction Budget or the Operating Plan, including Major Maintenance, (b) expenditures made from the proceeds of insurance to the extent permitted by the Loan Documents, and (c) expenditures approved in advance by the Loan Servicer in the event of an actual or imminent emergency condition with respect to the Project.

7.6      Subsidiaries; Partnerships.

The Borrower shall not: (a) form or have any subsidiaries; (b) enter into any partnership or a joint venture; (c) acquire any Equity Interest in or make any capital contribution to any other Person; (d) enter into any partnership, profit-sharing or royalty agreement or other similar arrangement whereby the Borrower's income or profits are, or might be, shared with any other Person; or (e) enter into any management contract or similar arrangement whereby its business or operations are managed by any other Person, other than the Management Services Agreement.

7.7      Ordinary Course of Conduct; No Other Business.

The Borrower shall not: (a) engage in any business other than the acquisition, ownership, design, development, construction, financing, implementation, completion, operation and maintenance of the Project in accordance with and as contemplated by the Transaction Documents; (b) undertake any action that could reasonably be expected to lead to a material alteration of the nature of its business or the nature or scope of the Project; (c) change its name or take any other action that might adversely affect the Liens created by the Security Documents; or (d) fail to maintain its limited liability company existence and its right to carry on its business.

7.8      Merger; Bankruptcy; Dissolution; Transfer of Assets.

The Borrower shall not, and shall not agree to: (a) enter into any transaction of merger or consolidation or convey, sell, lease or otherwise transfer any of Borrower's property or assets, except (i) transactions permitted under the Transaction Documents, (ii) sales in the ordinary course of business, (iii) sales to Idaho Power (or any successor offtaker under the Power Purchase Agreement) under the terms of the Power Purchase Agreement, and (iv) sales of equipment or other assets that are (x) obsolete, (y) no longer used or useful in the operation of the Project, or (z) are replaced by other equipment of equal value and utility, and in all cases for which the Borrower shall have received consideration reflecting value that would have been obtained in a transaction on an arm's length basis with an unaffiliated third party (unless such assets only have scrap value), each of which, with respect to clause (iv), shall be verified by the Independent Engineer if requested by the Loan Servicer; (b) wind up, liquidate, or dissolve itself, commence an Insolvency Proceeding or file any petition or pass a resolution seeking the same; (c) acquire property or assets of any other Person (other than purchases or other acquisitions of inventory or materials or spare parts or Capital Expenditures, each in the ordinary course of business in accordance with the applicable budget); or (d) transfer or release (other than as permitted by clause (a) above) the Collateral, or other similar actions.

7.9      Organizational Documents; Fiscal Year; Legal Form; Capital Structure.

The Borrower shall not (a) amend or modify its Organizational Documents, or (b) amend or modify its legal form, its Fiscal Year or its capital structure (including the issuance of any options, warrants or other rights with respect thereto).

7.10     Restricted Payments.

                    7.10.1. The Borrower shall not reduce its capital or declare or make or authorize any dividend, management or any other fee (other than pursuant to the Management Services Agreement, except that the Performance Fee, as defined in the Management Services Agreement, shall be subject to the conditions set forth in Sections 7.10.1(a) - (g) unless such Performance Fee is being paid following 30 days after the delivery pursuant to Section 6.1(c)(i) of audited Financial Statements of the Borrower covering the entire period for which such Performance Fee applies), or distribution of cash or property to its equity owners on account of any Equity Interest (other than proceeds of any Cash Grant distributed as set forth in the Cash Grant Waterfall pursuant to Section 12.1.2 of the Depositary Agreement or proceeds of the Advance made pursuant to Section 2.3.1(b)(vi)(B) distributed to Holdco), or make a transfer from the Equity Distribution Account (each of the foregoing a "Restricted Payment"), unless the Borrower satisfies each of the following conditions:

          (a)      the proposed date of such Restricted Payments shall be within fifteen Business Days after a Semi-Annual Payment Date and no other Restricted Payment has been made during the current half of the Fiscal Year;

          (b)      the Project Completion Date shall have occurred;

          (c)      no Event of Default or Potential Default under the Loan Documents exists or would exist after giving effect to any such Restricted Payment, including any Event of Default or Potential Default arising because of the occurrence and continuation of an event that would reasonably be expected to result in Recapture Liabilities or failure by the Borrower to satisfy any Recapture Liabilities;

          (d)      each of the Reserve Accounts are sufficiently funded at the level required by the Financing Documents as of the date of such Restricted Payment, including:

                    (i)        all scheduled amounts to be funded into the Long-Term Wellfield Drilling Reserve Account shall have been made as of the date of such Restricted Payment;

                    (ii)       the Long-Term Wellfield Drilling Reserve Account shall have a minimum balance of (1) from the Project Completion Date until (but not including) the fifteenth anniversary of the Project Completion Date, one million Dollars ($1,000,000), and (2) thereafter, one million and five hundred thousand Dollars ($1,500,000);

                    (iii)      the Cap-Ex Reserve Account shall have a minimum balance of (1) from the Project Completion Date until (but not including) the fifteenth anniversary of the Project Completion Date, one million and five hundred thousand Dollars ($1,500,000), and (2) thereafter, one million Dollars ($1,000,000);

          (e)      the historical 12-month Debt Service Coverage Ratio (or, if less than 12 months have elapsed since the Project Completion Date, a historical 6-month Debt Service Coverage Ratio), calculated as of the end of the most recently completed fiscal quarter, based on the Financial Statements delivered by the Borrower with respect to such 12-month period, and the projected 36-month Debt Service Coverage Ratio, calculated based on the then-current Base Case Projections, shall each be at least 1.25 to 1; provided, that the calculation of the 36-month Debt Service Coverage Ratio shall reflect the information set forth in the most recent report provided pursuant to Section 8.5.2 of the Power Purchase Agreement;

          (f)      either (i) the First Principal Payment Date shall have occurred or (ii) as of the First Interest Payment Date (as defined in the FFB Note), the Borrower has made a voluntary prepayment in accordance with Section 3.4.2 in an amount equal to 1/44th of the aggregate amount of DOE Guaranteed Loans outstanding as of such First Interest Payment Date; and provided, further that this condition (f) shall not apply to a distribution of proceeds of the Cash Grant pursuant to the Cash Grant Waterfall set forth in Section 12.1.2 of the Depositary Agreement; and

          (g)      the Borrower shall have delivered to Loan Servicer, not less than ten Business Days prior to the proposed date of the Restricted Payment, a Equity Distribution Account Withdrawal Certificate, in substantially the form attached as Exhibit M to the Depositary Agreement, which certificate shall include a certification to the Loan Servicer that, as of the date of such Restricted Payment, sufficient funds will be available in each of the relevant Reserve Account(s) (as applicable) to cover all costs of all wellfield work that is then reasonably anticipated to be required for the Project, taking into account the information set forth in the then most recent report provided pursuant to Section 8.5.2 of the Power Purchase Agreement.

7.11     Redemption or Issuance of Stock.

The Borrower shall not redeem, retire, purchase or otherwise acquire, directly or indirectly, any of its Equity Interests now or hereafter outstanding (or any options or warrants issued by the Borrower with respect to its Equity Interests) or set aside any funds for any of the foregoing or issue any Equity Interests to any other Person.

7.12     Other Transactions.

Except for the Transaction Documents as in effect on the Financial Closing Date or as set out on Schedule 5.14 to the Disclosure Letter, the Borrower shall not, directly or indirectly: (a) enter into any transaction or series of related transactions with any Person (including any Affiliate) other than in the ordinary course of business and on an arm's-length basis, or (b) establish any sole and exclusive purchasing or sales agency, or enter into any transaction whereby the Borrower might pay more than the fair market value for products of others.

7.13     Accounts.

The Borrower shall not, establish or maintain any bank accounts other than (i) the Project Accounts, (ii) Unrestricted Local Accounts and (iii) Local Accounts with respect to which Local Accounts Control Agreements have been duly executed and delivered in accordance with the terms of the Loan Documents.

7.14     Debt Service Coverage Ratio.

                         7.14.1. As of the last day of each fiscal quarter of the Borrower occurring after the Project Completion Date and continuing until the repayment in full of the DOE Guaranteed Loans, the Borrower shall not permit its Debt Service Coverage Ratio for the projected 12-month period (calculated based on the then-current Base Case Projections), in each case to be less than 1.15 to 1.

7.15     Commissions.

The Borrower shall not pay:

          (a)      any commission or fee to the Sponsor or the Investor or any Affiliate of the Sponsor or the Investor for furnishing guarantees, counter-guarantees or similar credit support for any obligations undertaken in connection with the Project; or

          (b)      any fee to the Sponsor or the Investor or any Affiliate of the Sponsor or the Investor with respect to or in connection with the development, construction, financing or operation of the Project, including salaries, bonuses, commissions, management fees, consulting fees, and technical assistance fees other than pursuant to the Management Services Agreement.

7.16     Amendment of and Notices Under Transaction Documents.

The Borrower shall not (other than to correct minor or technical errors that do not change any Person's rights or obligations), other than with the prior written consent of the Loan Servicer:

          (a)      directly or indirectly agree to any amendment, modification, termination, replacement, supplement, consent or waiver or waive any right to consent to any amendment, modification, termination, replacement, supplement or waiver of any right with respect to, or assign any of the respective duties or obligations under:

                    (i)        any Project Document, except for Change Orders under any Construction Contract that (A) do not change the Construction Budget, except for Approved Construction Changes, (B) could not reasonably be expected to delay the occurrence of Operational Completion by more than thirty days, and (C) could not reasonably be expected to have a Material Adverse Effect; provided that the Borrower shall give the Loan Servicer and the Independent Engineer prompt written notice of such Change Orders;

                    (ii)       any Governmental Approval or other Required Consent, the effect of which could reasonably be expected to have a Material Adverse Effect;

                    (iii)      any Loan Document; or

                    (iv)      any Organizational Document;

          (b)      certify, consent to or otherwise permit through a Change Order or otherwise "Substantial Completion" or "Final Completion" to occur under the Equipment Contract or EPC Contract; or

          (c)      enter into any agreement, other than any Loan Document, restricting its ability to amend or otherwise modify any of the Transaction Documents.

7.17     Other Agreements.

The Borrower shall not enter into or become a party to any agreement, contract or loan commitment outside the ordinary course of business other than (a) the Transaction Documents as in effect on the Financial Closing Date, or (b) agreements, contracts or loan commitments expressly contemplated or permitted by the Transaction Documents as in effect on the Financial Closing Date, or (c) as contemplated by the Construction Budget, the Operating Plan or the Operating Forecast.

7.18     Hedging Agreements.

The Borrower shall not enter into any Hedging Agreement, foreign currency trading or speculative transactions.

7.19     Compromise or Settlement of Disputes.

The Borrower shall not agree or otherwise consent to settle or compromise:

                    (i)        any single litigation, arbitration or other dispute in excess of one hundred thousand Dollars ($100,000), without the prior written consent of the Loan Servicer; or

                    (ii)       any material dispute under any Project Document without the prior written consent of the Loan Servicer.

7.20     Abandonment or Suspension of Project.

The Borrower shall not (a) abandon or suspend, agree (directly or indirectly) to abandon or suspend or make any public statements regarding its intention to abandon or suspend the development, construction or operation of the Project, or take any action that could be deemed an "abandonment" or "suspension," or transfer the Project to any Person, or (b) notify any Project Participant of its intent to terminate, or agree (directly or indirectly) to the termination of, any Project Document or the construction or operation of the Project.

7.21     Improper Use.

The Borrower shall not use, operate or occupy, or allow (directly or indirectly) the use, maintenance, operation or occupancy of, any portion of the Project Site or Project in any manner or for any purpose: (a) that would be illegal or dangerous (unless safeguarded as required by Governmental Rules), (b) that could reasonably be expected to have a Material Adverse Effect, (c) that may make void, voidable or cancelable, or materially increase the premium of, any insurance or warranty then in force with respect to the Project or any part thereof, or (d) other than for the intended purpose thereof in the construction, operation and maintenance of the Project.

7.22     Assignment.

Other than the assignment of the Project Documents and Governmental Approvals to the Collateral Agent as security for the benefit of the Secured Parties, the Borrower shall not assign or otherwise transfer its rights under any of the Transaction Documents or Governmental Approvals to any Person.

7.23     Margin Regulations.

The Borrower shall not directly or indirectly apply any part of the proceeds of any Advance or other revenues to the purchasing or carrying of any margin stock within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve of the United States, or any regulations, interpretations or rulings thereunder.

7.24     Environmental Laws.

The Borrower shall not undertake any action or Release any Hazardous Substances in violation of any Environmental Law and shall ensure that the Project shall be operated in compliance with all Environmental Laws and that the Project shall not be operated in any manner that would pose a hazard to public health or safety or to the environment, in each case unless such action could not reasonably be expected to have a Material Adverse Effect.

7.25     ERISA.

The Borrower shall not adopt, establish, participate in, or incur any obligation to contribute to, any Employee Benefit Plan or incur any liability to provide post-retirement welfare benefits in violation of any Governmental Rule.

7.26     Investment Company Act.

The Borrower shall not take any action that would result in the Borrower being required to register as an "investment company" under the Investment Company Act.

7.27     Public Utility Holding Company Act.

The Borrower shall not take, nor permit any Affiliate to take, any action that could result in the Borrower being subject to regulation under the Public Utility Holding Company Act.

7.28     Powers of Attorney.

The Borrower shall not grant any power of attorney or similar power to any Person, except (i) to its directors and employees in the ordinary course of business, or (ii) in connection with Permitted Liens granted to the Secured Parties.

7.29     Debarment Regulations.

Unless authorized by the Loan Servicer, the Borrower shall not knowingly enter into any transactions with any Person who is debarred, suspended, declared ineligible or voluntarily excluded from participation in procurement or non-procurement transactions with any United States federal government department or agency pursuant to any of the Debarment Regulations.

7.30     Replacement or Removal of the Operator.

The Borrower shall not vote to replace or remove the Operator, other than with the prior written consent of the Loan Servicer.

7.31     Utilization of Geothermal Reserves.

The Borrower shall not and shall not permit any Affiliate of the Borrower to, develop or cause to be developed a project near the Project or the Project Site without the prior written consent of the Loan Servicer, which consent shall not be unreasonably withheld or delayed, so long as the Loan Servicer determines in its reasonable discretion that such development shall not adversely impact the geothermal resource, water rights or transmission access available to the Borrower and the Project or the performance of the Project compared to the performance projected in the then current Base Case Projections.

7.32     No Reduction of Maximum Capacity.

The Borrower shall not, and shall not permit the Operator to, revise or permit to be revised the Maximum Capacity, as defined in the Power Purchase Agreement, in a manner that would reduce the expected revenues under the Power Purchase Agreement, other than with the prior written consent of the Loan Servicer, not to be unreasonably withheld.

7.33     Transfer to a Disqualified Person.

Notwithstanding any other provision in this Agreement, during the Recapture Period (if any), Borrower shall not cause, make, suffer, permit or consent to any sale, assignment or transfer of any direct or indirect ownership interest or other interest in the Borrower or in any Project assets to a Disqualified Person or (in the case of an interest in any Project assets) to a Person that has not agreed to be jointly liable with the Borrower for Cash Grant Recapture Liabilities.

7.34     Prohibition of Claims for PTCs or ITCs. The Borrower shall not claim or cause to be claimed, any renewable energy production credit under Section 45 of the Internal Revenue Code, or investment tax credit under Section 48 of the Internal Revenue Code (or any successors to such sections) with respect to any property described in a Cash Grant Application or the electricity generation of such property.

ARTICLE 8
EVENTS OF DEFAULT; REMEDIES

8.1      Events of Default.

The occurrence of any of the following events shall constitute an Event of Default hereunder:

          (a)      Failure to Make Payment Under Loan Documents. The Borrower shall fail to pay, in accordance with the terms of the DOE Credit Facility Documents, this Loan Guarantee Agreement or any other Loan Document (whether at scheduled maturity, as a required prepayment, by acceleration or otherwise), (i) any principal of or interest on any DOE Guaranteed Loan on or before the date such amount is due, or (ii) any scheduled fee, charge or other amount due under any Loan Document on or before the date such amount is due.

          (b)      False Statements; Omissions. Any representation or warranty confirmed or made in any Loan Document by or on behalf of the Borrower, Holdco, the Sponsor, the Investor, the Operator or any Major Project Participant in any certificate, Financial Statement or other document provided by or on behalf of any such Person to DOE, the Agents or any Independent Consultant in connection with the transactions contemplated by the Transaction Documents shall be found to have been false or misleading in any material respect when made or deemed to have been made.

          (c)      Covenants Without Cure Period. The Borrower shall fail to perform or observe any of its obligations under (i) any term, covenant or agreement set forth in Section 6.1(f)(i) (Reporting Obligations), Section 6.3(b), (Maintenance of Property and Insurance), Section 6.4 (Maintenance of Existence; Conduct of Business), Section 6.12 (Use of Proceeds), Section 6.15 (Debt Service Reserve), Section 6.19 (Creation and Perfection of Security Interests; Additional Documents; Filings and Recordings), or Article 7 (Negative Covenants), (ii) or Section 5.02 (No Impairment of Security), Section 5.03 (Name; Jurisdiction of Organization) or Section 5.04 (Perfection) of the Security Agreement or Section 6.1.4 (Operating Account Minimum Balance) of the Depositary Agreement, or any other negative covenant contained in any Loan Document to which it is a party, where (in the case of this clause (ii)) such default has not been remedied within the cure period, if any, specified in such Loan Document; (iii) the Borrower or Holdco defaults in the due performance and observance of any of its obligations under Section 5.05 (No Impairment of Security) or Section 5.07 (Name; Jurisdiction of Organization) of the Equity Pledge Agreement; or (iv) any party (other than a Secured Party) to the Depositary Agreement or the Depositary Accounts Control Agreement defaults in the due performance and observance of any of its obligations under the Depositary Agreement or the Depositary Accounts Control Agreement, as applicable.

          (d)      Covenants and Other Agreements with Cure Period. The Borrower or any other Major Project Participant shall fail to perform or observe any term, covenant or agreement (other than those set forth in clauses (a), (b), (c), (f) and (g) hereof) contained in any Loan Document to which it is a party, where such default has not been remedied within thirty days or such other time period as may be specified in the applicable Loan Document if such default is remediable after any Authorized Official of such party receives notice or should reasonably have known of such failure.

          (e)      Environmental Matters. (i) Any Governmental Judgment is issued relating to any Environmental Claim, or (ii) any failure by the Borrower or the Project to comply in all material respects with any Environmental Law or safety regulations applicable to the Project, including the National Environmental Policy Act.

          (f)      Breach or Default Under Principal Project Documents. Any Major Project Participant shall breach or default under any of its material agreements, conditions, terms or covenants contained in any Principal Project Document to which it is a party and such breach or default shall continue unremedied beyond any applicable cure period set forth therein.

          (g)      Equity Funding and Recapture Obligation Agreement.

                    (i)        The Sponsor or the Investor fails to make payment when due under the Equity Funding and Recapture Obligation Agreement and such failure continues for three Business Days; or

                    (ii)       any other breach of or default under the Equity Funding and Recapture Obligation Agreement occurs and such default or breach continues beyond the applicable grace period set forth therein.

          (h)      Unenforceability, Termination, Repudiation or Transfer of Certain Transaction Documents.

                    (i)        This Loan Guarantee Agreement or any of the other Loan Documents (other than the DOE Guarantee), the Principal Project Documents or the Atlas Copco Mafi-Trench Turboexpander Supply Contract or any material provision hereof or thereof at any time for any reason (i) is or becomes invalid, illegal, void or unenforceable or any party thereto shall have repudiated or disavowed or taken any action to challenge the validity or enforceability of such agreement, (ii) ceases to be in full force and effect, except at the expiration of the stated term thereof, or shall otherwise be prematurely terminated, (iii) except as otherwise expressly permitted hereunder shall be assigned or otherwise transferred by any party thereto (other than with the prior written consent of the Loan Servicer), or (iv) shall cease to give the Collateral Agent or DOE in any material respect the Liens, rights, powers and privileges purported to be created thereby or hereby.

                    (ii)       The giving of a notice of termination under the Power Purchase Agreement or the occurrence of any event or circumstance entitling Idaho Power to give such a notice.

          (i)      Security Interests. Any of the Security Documents shall fail in any material respect to provide the Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby (including the priority intended to be created thereby) or such Lien shall fail to have the priority contemplated therefor in such Security Documents, or any such Security Document or Lien shall cease to be in full force and effect, or the validity thereof or the applicability thereof to the Advances, the Secured Obligations or any other obligations purported to be secured or guaranteed thereby or any part thereof, shall be disaffirmed by or on behalf of the Borrower, the Sponsor or any other party thereto; provided that any failure of security interests described in this Section 8.1(i) to provide a security interest that is perfected and of first priority with respect to any Unrestricted Local Account shall not result in an Event of Default.

          (j)      Change of Control. (i) A Change of Control occurs, (ii) Holdco ceases to hold one hundred percent (100%) of the Equity Interests (including voting power, rights to economic interests and other beneficial ownership rights) in the Borrower, or (iii) Sponsor ceases to hold at least fifty-one percent (51%) of the Equity Interests (including voting power, rights to economic interests and other beneficial ownership rights) in Holdco.

          (k)      Borrower Default under Other Indebtedness. The Borrower shall default in the payment of any principal, interest or other amount due under any agreement or instrument evidencing, or under which the Borrower has outstanding at any time, any Indebtedness (other than the DOE Guaranteed Loans) in an amount in excess of one hundred thousand Dollars ($100,000) for a period beyond any applicable grace period.

          (l)      Acceleration under Indebtedness for Borrowed Money of the Sponsor. Any default under Indebtedness for Borrowed Money of the Sponsor occurs and the effect of such default is to accelerate or to permit the acceleration of such Indebtedness for Borrowed Money of the Sponsor in an amount in excess of one million Dollars ($1,000,000), or such other amount that causes or could reasonably be expected to cause a Material Adverse Effect; provided that following the Project Completion Date, such acceleration has or would reasonably be expected to result in a Material Adverse Effect.

          (m)      Judgments. One or more Governmental Judgments shall be entered against any Major Project Participant and such Governmental Judgments shall not be vacated, discharged or stayed or bonded pending appeal for any period of thirty days, and could be reasonably expected to have a Material Adverse Effect on the Project.

          (n)      Bankruptcy; Insolvency; Dissolution.

                    (i)        Involuntary Bankruptcy, Etc. An Insolvency Proceeding shall have been commenced against the Borrower, Holdco, the Sponsor, the Investor, the Operator or any other Major Project Participant, and such proceeding continues undismissed for sixty days and could (in the case of any Major Project Participant other than the Borrower, Sponsor or Operator) reasonably be expected to have a Material Adverse Effect.

                    (ii)       Voluntary Bankruptcy, Etc. The institution by the Borrower, Holdco, the Sponsor, the Investor or the Operator or any other Major Project Participant of any Insolvency Proceeding, or the admission by it in writing of its inability to pay its Indebtedness generally as it becomes due or its general failure to pay its Indebtedness as it becomes due, and which could (in the case of any Major Project Participant other than the Borrower, Sponsor, the Investor or Operator) reasonably be expected to have a Material Adverse Effect, or any other event shall have occurred that under any Governmental Rule would have an effect analogous to any of those events listed above in this clause (ii) with respect to any such Person, or any action is taken by any such Person for the purpose of effecting any of the foregoing.

                    (iii)      Dissolution. The dissolution of the Borrower, Holdco, the Sponsor, the Investor, the Operator or any other Major Project Participant, which dissolution could (in the case of any Major Project Participant other than the Borrower, Sponsor or Operator) reasonably be expected to have a Material Adverse Effect.

          (o)      Governmental Approvals and Required Consents. (i) The Borrower or the Operator shall fail to obtain, renew, maintain or comply with any Governmental Approval or other Required Consent, or (ii) such Governmental Approval or Required Consent shall be rescinded, terminated, suspended, modified, withdrawn or withheld or shall be determined to be invalid or shall cease to be in full force and effect (following the exhaustion of all regulatory and judicial rights of appeal by the Operator and the Borrower).

          (p)      Use of Project Site. Pursuant to a final, non-appealable determination by a Governmental Authority, (i) the Borrower shall cease to have the right to possess and use the Project Site for the purpose of owning, constructing, maintaining and operating the Project in the manner contemplated by the Transaction Documents, for a period of ninety days, or (ii) the Borrower shall sell or otherwise dispose of any of its interest in the Project Facility or the Project other than as permitted by the Loan Documents.

          (q)      Event of Loss. Any material portion of the Project Facility is destroyed or becomes permanently inoperative as a result of a material Event of Loss, and is not covered by insurance or not repaired or restored with Loss Proceeds within the time periods specified in the Transaction Documents, in each case that could reasonably be expected to have a Material Adverse Effect.

          (r)      Suspension of Construction. Prior to the Project Completion Date, construction of the Project shall be suspended for a period of ninety days if such suspension is a result of the occurrence of an Event of Force Majeure, or for a period of thirty days if such suspension is a result of any other cause.

          (s)      Suspension of Operation. From and after the Project Completion Date, the Project ceases to operate for a period of ninety days if such failure to operate is a result of the occurrence of an Event of Force Majeure, or for a period of thirty days if such failure to operate is a result of any other cause.

          (t)      Funding of Project Expenses.

                    (i)        At any time prior to the Project Completion Date, in the reasonable opinion of the Loan Servicer, the Total Funding Available is insufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Agents' Fees, Periodic Expenses, and identified Cost Overruns), and such deficiency continues for sixty days following notice thereof from the Loan Servicer to the Borrower.

          (u)      ERISA Events. There occurs one or more ERISA Events that individually or in the aggregate results in or otherwise is associated with liability of the Borrower or any of its ERISA Affiliates in excess of five hundred thousand Dollars ($500,000) during the term of this Loan Guarantee Agreement, or there exists, an amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA), individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans with respect to which assets exceed benefit liabilities) that exceeds five hundred thousand Dollars ($500,000).

          (v)      Suspension and Debarment. The occurrence of any event or condition that has resulted or is likely to result in the debarment or suspension of the Borrower from contracting with the United States Government or any agency or instrumentality thereof.

          (w)      Completion and Operation. The Project shall fail to (i) achieve Physical Completion and Operational Completion by the Anticipated Completion Date, or (ii) to achieve the Operation Date (as defined in the Power Purchase Agreement) by the Scheduled Operation Date (as defined in the Power Purchase Agreement).

          (x)      Compliance with Governmental Rules; Program Requirements.

                    (i)        The Borrower or the Operator (with respect to the Project) shall fail to comply with the provisions of Title XVII and such failure continues unremedied for any period of at least thirty days or, in the case of a failure to comply with Section 1702(k) of Title XVII, such failure continues unremedied for ninety days.

                    (ii)       The Borrower or the Operator (with respect to the Project) shall fail to comply with the provisions of the Applicable Loan Guarantee Requirements; provided, however, that, if such failure is capable of being cured, and the Borrower or the Operator, as applicable, is diligently pursuing such cure, such failure shall be an Event of Default only if not remedied within ninety days.

                    (iii)      The Borrower or the Operator (with respect to the Project) shall fail to comply in all material respects with (A) all other Governmental Rules and (B) all other Program Requirements (other than the provisions of Title XVII and the Applicable Loan Guarantee Requirements), where such failure continues unremedied for at least ninety days (unless such failure cannot reasonably be cured within such period and the Borrower or the Operator, as applicable, is diligently working to cure such failure according to an applicable Remediation Plan); provided that the Borrower shall not be in default under this clause (iii) at any time it or the Operator is contesting in good faith by appropriate legal proceedings each assertion by a Governmental Authority that the Borrower or the Operator is not in compliance with such Program Requirements or other Governmental Rules.

          (y)      Material Adverse Effect. The occurrence of any event or condition that has had a Material Adverse Effect on (i) prior to the Project Completion Date, the Borrower, Sponsor, Holdco, or the Project, or (ii) on or following the Project Completion Date, the Borrower or the Project.

          (z)      Cash Grant Recapture Liability. Any Cash Grant Recapture Liability has been or is reasonably expected to be assessed, imposed or levied against Borrower.

For the avoidance of doubt, each clause of this Section 8.1 shall operate independently, and the occurrence of any such event shall constitute an Event of Default.

          (aa)      Base Equity Letters of Credit. At any time prior to the Project Completion Date, the Sponsor shall fail to renew or maintain in full force and effect, in accordance with its terms and by an issuing bank meeting the credit rating requirements for an issuer thereof or is otherwise determined to be unacceptable by the Loan Servicer and the Collateral Agent, each Base Equity Letter of Credit provided to the Collateral Agent; provided that it shall not be an Event of Default if such Base Equity Letter of Credit is first replaced by cash contributed as equity by the Sponsor or Holdco and deposited in the Construction Account to replace the undrawn portion of any Base Equity Letter of Credit.

8.2      Remedies for Events of Default.

          (a)      Upon the occurrence and during the continuance of an Event of Default, DOE may, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands being waived (to the extent permitted by Governmental Rules), exercise any or all rights and remedies at law or in equity (in any combination or order that DOE, may elect), including, without prejudice to DOE's other rights and remedies, the following:

                    (i)       (A) refuse, and DOE and FFB shall not be obligated, to make or guarantee any further Advances, and the Collateral Agent or Depositary Bank shall not be obligated to make any payments from any Project Account or any Account Proceeds or other funds held by the Collateral Agent or Depositary Bank by or on behalf of the Borrower, and (B) suspend or terminate the DOE Credit Facility Commitment;

                    (ii)       take those actions necessary to perfect and maintain the Liens of the Security Documents;

                    (iii)      declare and make all sums of outstanding principal and accrued but unpaid interest remaining under this Loan Guarantee Agreement and the other Loan Documents together with all unpaid fees, Periodic Expenses and charges due hereunder or under any other Loan Document, payable on demand or immediately due and payable, whereupon such amounts shall immediately mature and become due and payable;

                    (iv)      enter into possession of the Project (or any portion thereof) and perform any and all work and labor necessary to complete the Project (or any portion thereof) or to operate and maintain the Project (or any portion thereof), and all sums expended by any such Person in so doing, together with interest on such amount at the Late Charge Rate, shall be repaid by the Borrower to such Person upon demand and shall be secured by the Security Documents, notwithstanding that such expenditures may, together with the aggregate amount of Advances under the DOE Guaranteed Loans, exceed the amount of the total DOE Credit Facility Commitment;

                    (v)        otherwise foreclose upon or take possession and cause the sale or disposition of any Collateral;

                    (vi)       set off and apply such amounts to the satisfaction of the Secured Obligations under all of the Loan Documents, including (A) all monies on deposit in any Project Account or Local Account, (B) any Account Proceeds, (C) any amounts paid under the Equity Funding and Recapture Obligation Agreement including any Reserve Letters of Credit issued thereunder, or (D) any other moneys of the Borrower on deposit with the Collateral Agent, the Depositary Bank or any other Credit Party;

                    (vii)      cure defaults;

                    (viii)     charge interest at the Late Charge Rate on any amounts not paid when due;

                    (ix)       proceed to protect and enforce its rights and remedies by appropriate proceedings, whether for damages or the specific performance of any provision of this Loan Guarantee Agreement or any other Transaction Document, or in aid of the exercise of any power granted in this Loan Guarantee Agreement or any other Transaction Document, or by law, or proceed to enforce the payment of any amount due and payable;

                    (x)        exercise any and all rights and remedies available to it under any of the Transaction Documents with respect to the Project, the Borrower, the Sponsor, the Investor, and any other Project Participant and under the Collateral or otherwise under Governmental Rules; and

                    (xi)       in accordance with Section 609.10(e)(4) of the Applicable Loan Guarantee Requirements, take such other actions as DOE may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by the Borrower on the DOE Guaranteed Loans.

8.3      Automatic Acceleration.

Upon the occurrence of an Event of Default referred to in Section 8.1(n), (a) the DOE Credit Facility Commitment shall automatically be terminated, and (b) the DOE Guaranteed Loans, together with interest accrued thereon and all other amounts due under the DOE Guaranteed Loans and the other Loan Documents, shall immediately mature and become due and payable, without any other presentment, demand, diligence, protest, notice of acceleration, or other notice of any kind, all of which the Borrower hereby expressly waives.

8.4      Event of Default Notice.

          (a)      Delivery of Notice. The Loan Servicer may deliver an Event of Default Notice to the Collateral Agent, the Administrative Agent and the Depositary Bank at any time when an Event of Default has occurred and is continuing.

          (b)      Copy to the Borrower. Concurrently with the delivery of any Event of Default Notice to the Collateral Agent, the Loan Servicer shall deliver a copy thereof to the Borrower, but the effectiveness of any such Event of Default Notice shall not depend on the delivery of a copy thereof to the Borrower.

          (c)      Effect of Notice. Upon receipt of notice by the Collateral Agent or the Depositary Bank of an Event of Default Notice and while such Event of Default Notice remains effective, the Collateral Agent shall, and shall cause the Depositary Bank to, notwithstanding anything in this Loan Guarantee Agreement to the contrary, (i) cease to honor any instruction or request from the Borrower to distribute, transfer or withdraw any funds or other assets from the Project Accounts or directing the manner in which any such funds or other assets shall be held or invested, (ii) hold funds on deposit in any Project Account only in such Permitted Investments as the Loan Servicer may from time to time direct in writing (or, failing such direction, in an Overnight Investment), (iii) disburse, transfer and withdraw amounts on deposit in the Project Accounts only as the Loan Servicer may direct in writing from time to time, and (iv) draw upon any or all Reserve Letters of Credit for the full undrawn face amount in accordance with the terms of such Reserve Letters of Credit and disburse the aggregate amount of such drawings in the Project Accounts as the Loan Servicer may direct from time to time. Each of the parties hereto confirms that the Collateral Agent shall, and shall cause the Depositary Bank to, comply with its obligations set forth in this clause (c), notwithstanding any protest or order to the contrary by the Borrower at any time.

          (d)      Revocation. Upon request of the Borrower to the Loan Servicer at any time when any and all Events of Default that gave rise to an Event of Default Notice have been waived by DOE (or the Loan Servicer on DOE's behalf), the Loan Servicer shall deliver a written notice to the Collateral Agent, the Administrative Agent and Depositary Bank (with a copy to the Borrower and each other Credit Party) revoking the effectiveness of any previously delivered Event of Default Notice.

8.5      Remedies Instructions.

          (a)      Delivery of Remedies Instructions. At any time when an Event of Default exists, DOE (and the Loan Servicer on DOE's behalf) shall be entitled, by delivery of Remedies Instructions to the Collateral Agent, to:

                    (i)        direct the Collateral Agent to exercise, or to refrain from exercising, any right, remedy, power or privilege available to or conferred upon it with respect to the Collateral or otherwise under this Agreement, the Security Documents or any other Loan Document to which it is a party; and

                    (ii)       direct the time, place and manner in which the Collateral Agent is to exercise any such right, remedy, power or privilege.

          (b)      Exercise of Remedies. If the Collateral Agent has received Remedies Instructions, it shall exercise the rights, remedies, powers and privileges specified in the Remedies Instructions unless and until the Collateral Agent receives written notice that such Remedies Instructions are modified or revoked by the Loan Servicer or DOE.

          (c)      Revocation. Upon request of the Borrower to the Loan Servicer after any and all Events of Default that gave rise to a Remedies Instruction have been waived, the Loan Servicer shall deliver a written notice to the Collateral Agent (with a copy to the Borrower and each other Credit Party) revoking the effectiveness of any Remedies Instructions, and the Collateral Agent shall be required to give effect to such revocation not later than the first Business Day after the date upon which it receives such revocation; provided, however, that to the extent that the revocation of any Remedies Instructions would require affirmative actions to be taken on the part of the Collateral Agent, the Collateral Agent shall be granted a reasonable amount of time to undertake such actions.

8.6      Appointment of a Receiver.

Notwithstanding any appointment of a receiver, subject to mandatory provisions of Governmental Rule, the Collateral Agent shall be entitled to retain possession and control of all cash, investments and Reserve Letters of Credit held by, or deposited with, it or its agents or nominees pursuant to any provision of this Loan Guarantee Agreement, the Depositary Agreement or any other Security Document or Loan Document.

8.7      DOE Independent Rights.

DOE may itself exercise any right given to the Loan Servicer in this Article 8 or otherwise in the Loan Documents.

ARTICLE 9
AGENTS AND ADVISORS

9.1      Appointment of Agents.

In connection with the Project, DOE hereby appoints:

          (a)      The U.S. Department of Energy, an agency of the United States of America, acting through its Loan Programs Office, or its designee to act as Loan Servicer and authorizes it to (i) exercise such rights, powers, authorities and discretions as are specifically delegated to the Loan Servicer by the terms of this Loan Guarantee Agreement and the other Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto, and (ii) further delegate, in the Loan Servicer's sole discretion, any of the foregoing rights, powers, authorities and discretions to the Loan Servicer. The Loan Servicer, by its signature below, accepts such appointment.

          (b)      Midland or, with the Loan Servicer's consent, its designee, to act as Collateral Agent and:

                    (i)        authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Collateral Agent by the terms of this Loan Guarantee Agreement and the other Loan Documents, including:

                                   (A)      promptly notifying the Loan Servicer of any material changes in the value of the Collateral of which it becomes aware;

                                   (B)      monitoring the Borrower's compliance with covenants and agreements relating to the Collateral;

                                   (C)      monitoring all regulatory and Uniform Commercial Code filings related to the Collateral to ensure that continuation statements, extensions or renewals, as applicable, are timely filed;

                                   (D)      during the continuance of an Event of Default or of any other breach or default under this Loan Guarantee Agreement or any other Loan Document, assisting and advising DOE and the Loan Servicer in connection with the liquidation of the Collateral or any part thereof, including selecting specialists to assist in appraisal and liquidation of the Collateral, recommending liquidation strategies, identifying potential buyers of the assets and analyzing bids;

                                   (E)      asking for, demanding, collecting, suing for, recovering, receiving and giving acquittance and receipts for moneys due and to become due under or in respect of the Collateral;

                                   (F)      receiving, endorsing and collecting any drafts or other instruments, documents and chattel paper in connection with the preceding clauses of this clause (b);

                                   (G)      occupying any premises where the Collateral or any part thereof is assembled or located;

                                   (H)      enforcing any agreements to which it is a party;

                                   (I)      creating, preserving and protecting its Liens on, and security interest in, the Collateral;

                                   (J)      filing any claims or taking any action or instituting any proceedings that it may deem necessary or desirable for the collection of any of the Collateral or otherwise to accomplish the purposes of the Security Documents or enforce its rights with respect to any of the Collateral;

                                   (K)      exercising in respect of the Collateral, in addition to any other rights or remedies available to it and to the extent not in violation of any applicable law, all the rights and remedies of a secured party under the Uniform Commercial Code;

                                   (L)      ensuring that all Security Documents are revised or renewed as necessary;

                                   (M)      ensuring that the Collateral is properly maintained for the benefit of DOE, FFB and any other third party lenders or guarantors, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto;

                                   (N)      promptly forwarding or making available to the Loan Servicer any certificates, notices, correspondence or other documents related to the Transaction Documents that it receives from the Depositary Bank; and

                    (ii)       the Collateral Agent, by its signature below, accepts such appointment.

          (c)      Midland or, with the Loan Servicer's consent, its designee, to act as Administrative Agent and authorizes it to exercise such rights, powers, authorities and discretions as are specifically delegated to the Administrative Agent by the terms of this Loan Guarantee Agreement or as may be delegated to the Administrative Agent by the Loan Servicer from time to time, and take such other actions as may be reasonably requested in writing by the Loan Servicer or as shall be required in respect of the Loan Documents, together with all such rights, powers, authorities and discretions as are reasonably incidental thereto. The Administrative Agent, by its signature below, accepts such appointment.

9.2      Duties and Responsibilities.

          (a)      No Agent shall have any duties or responsibilities except those expressly set out in this Loan Guarantee Agreement or in the other Loan Documents. Notwithstanding anything to the contrary contained herein or in any other Loan Document, no Agent shall be required to take any action that is contrary to any Governmental Rule.

          (b)      The Loan Servicer, and any subsequent Person acting as Loan Servicer, or to whom any rights or responsibilities of the Loan Servicer are delegated, under the Loan Documents, shall comply with all requirements of the Applicable Loan Guarantee Requirements with respect to servicing the Advances, including:

                    (i)        in accordance with Section 609.10(d)(16) and Section 609.10(e)(3) of the Applicable Loan Guarantee Requirements, the Loan Servicer, with the assistance of the Collateral Agent, has taken and shall continue to take those actions necessary to perfect and maintain liens on assets which are pledged as collateral pursuant to the terms of the Security Documents;

                    (ii)       in accordance with Section 609.10(f)(1) of the Applicable Loan Guarantee Requirements, the Loan Servicer shall keep such records concerning the Project as are necessary for facilitating the effective and accurate audit and performance evaluation of the Project pursuant to the Applicable Loan Guarantee Requirements and Program Requirements;

                    (iii)      in accordance with Section 609.10(g)(1) of the Applicable Loan Guarantee Requirements, any assignment or transfer of the servicing, monitoring, tracking, and reporting functions performed by the Loan Servicer must be approved by DOE in writing in advance of such assignment or transfer; and

                    (iv)      in accordance with Section 609.10(g)(2) of the Applicable Loan Guarantee Requirements, for the purpose of identifying holders with the right to receive payment under the DOE Guarantee, the Loan Servicer shall develop a procedure for tracking and identifying holders of DOE Guaranteed Loans.

          (c)      In accordance with Section 609.10(e)(4) of the Applicable Loan Guarantee Requirements, the Collateral Agent shall take such other actions as DOE (or the Loan Servicer on DOE's behalf) may reasonably require to provide for the care, preservation, protection, and maintenance of all Collateral so as to enable the United States to achieve maximum recovery upon default by the Borrower on the DOE Guaranteed Loans.

9.3      Rights and Obligations.

          (a)      Each Agent may:

                    (i)        assume, absent actual knowledge or written notice to the contrary, that (A) any representation made by any Project Participant in connection with any Transaction Document is true; (B) no Event of Default or Potential Default exists; (C) no Project Participant is in breach of or in default under its obligations under any Transaction Document; and (D) any right, power, authority or discretion vested herein upon any other Agent or Independent Consultant has not been exercised;

                    (ii)       assume, absent actual knowledge or written notice to the contrary, that any notice or certificate given by any Project Participant or Independent Consultant has been validly given by a Person authorized to do so and act upon such notice or certificate unless the same is revoked or superseded by a further such notice or certificate;

                    (iii)      assume, absent actual knowledge or written notice to the contrary, that the address, telecopy and telephone numbers for the giving of any written notice to any Person hereunder is that identified in Schedule 11.1 to the Disclosure Letter until it has received from such Person a written notice designating some other office of such Person to replace any such address, or telecopy or telephone number, and act upon any such notice until the same is superseded by a further such written notice;

                    (iv)       employ at the expense of the Borrower in accordance with Section 13.17, lawyers, accountants or other experts whose advice or services such Agent may reasonably determine are necessary, expedient or desirable, may pay reasonable fees and expenses for the advice or service of any such Person and may rely upon any advice so obtained; provided that no Agent shall be under any obligation to act upon such advice if it does not deem such action to be appropriate;

                    (v)        rely on any matters of fact that might reasonably be expected to be within the Knowledge of any Project Participant or any Independent Consultant upon a certificate signed by or on behalf of such party;

                    (vi)        rely upon any communication or document reasonably believed by it to be genuine;

                    (vii)       refrain from acting or continuing to act in accordance with any instructions of DOE (or the Loan Servicer on DOE's behalf) to begin any legal action or proceeding arising out of or in connection with any Transaction Document until it shall have received such indemnity or security from the Borrower or such other Person (other than DOE, the Loan Servicer and FFB) as it may reasonably require (whether by payment in advance or otherwise) for all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities that it will or may expend or incur in complying or continuing to comply with such instructions; and

                    (viii)      seek instructions from DOE (or the Loan Servicer on DOE's behalf) as to the exercise of any of its rights, powers, authorities or discretions hereunder, and in the event that it does so, it shall not be considered as having acted unreasonably or negligently when acting in accordance with such instructions or, in the absence of any (or any clear) instructions, when refraining from taking any action or exercising any right, power or discretion hereunder.

          (b)      Each Agent party hereto shall:

                    (i)        except where the Loan Servicer has supplied such notice or document to such Agent, promptly inform the Loan Servicer of the contents of any notice or document that in its capacity as Agent it received from or delivers to: (A) the Borrower; (B) any other Project Participant; (C) any other Agent; (D) any Independent Consultant; or (E) any Governmental Authority;

                    (ii)       promptly notify the Loan Servicer of the occurrence of any Event of Default or Potential Default of which such Agent has actual knowledge or written notice from any Person;

                    (iii)      except as otherwise expressly provided in any Loan Document, perform its duties in accordance with any instructions given to it by DOE or the Loan Servicer, which instructions shall be binding on the Borrower and all Credit Parties; and

                    (iv)       if so instructed by DOE or the Loan Servicer, refrain from exercising any right, power, authority or discretion vested in it as an Agent hereunder or under the other Loan Documents (other than rights arising under this Article 9 or Section 13.17).

9.4      No Responsibility for Certain Conduct.

          (a)      In connection with the Loan Documents, notwithstanding anything to the contrary expressed or implied herein or in the other Loan Documents, no Agent shall:

                    (i)        be bound to inquire as to (A) whether or not any representation or certification made by any other Person in connection with any Transaction Document is true; (B) the occurrence or otherwise of any Event of Default or Potential Default; (C) the performance by any other Person of its obligations under any of the Transaction Documents; or (D) any breach of or default by any other Person of its obligations under any of the Transaction Documents;

                    (ii)        be bound to account to any Person for any sum or the profit element of any sum received by it for its own account except as expressly provided under the Loan Documents;

                    (iii)      be bound to disclose to any Person any information relating to the Project or to any Person if such disclosure would, or might in its opinion, constitute a breach of any Governmental Rule or be otherwise actionable at the suit of any Person; or

                    (iv)       be under any fiduciary duties or obligation other than those for which express provision is made in this Loan Guarantee Agreement or in any other Loan Document to which such Person is a party.

          (b)      No Agent shall have any responsibility for the accuracy or completeness of any information supplied by any Person (other than such Person) in connection with the Project or for the legality, validity, effectiveness, adequacy or enforceability of any Transaction Document or any other document referred to herein or provided for herein or therein or for any recitals, statements, representations or warranties made by the Borrower or any other Person contained in this Loan Guarantee Agreement or any other Transaction Document or in any certificate or other document referred to or provided for in, or received by such Agent, hereunder or thereunder. No Agent shall be liable as a result of any failure by the Borrower or its Affiliates or any Person party hereto or to any other Transaction Document (except such Agent) to perform their respective obligations hereunder or under any other Transaction Document or any document referred to or provided for herein or therein or as a result of taking or omitting to take any action hereunder or in relation to any Transaction Document, except to the extent of such Agent's gross negligence or willful misconduct.

          (c)      Any Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of banking or other business with any Person, without any duty to account therefor to the Credit Parties.

          (d)      It is understood and agreed by each Credit Party (for itself and any Person claiming through it) that it has itself been, and will continue to be, solely responsible for making its own independent appraisal of, and investigations into, the financial condition, creditworthiness, condition, affairs, status and nature of each Project Participant and, accordingly, each such Credit Party warrants to each Agent that it has not relied on and will not hereafter rely on such Agent:

                    (i)         to check or inquire on its behalf into the adequacy, accuracy or completeness or any information provided by any Project Participant or Independent Consultant in connection with any of the Transaction Documents or the transactions therein contemplated (whether or not such information has been or is hereafter circulated to such Project Participant or Independent Consultant by an Agent); or

                    (ii)        to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Project Participant or Independent Consultant.

9.5      Defaults.

No Agent shall be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Default unless such Agent has Knowledge of such Event of Default or Potential Default or has received a notice from a Project Participant, referring to this Loan Guarantee Agreement, describing such Event of Default or Potential Default and stating that such notice is a "notice of default." If any Agent has Knowledge of an Event of Default or Potential Default or receives such a notice of default, such Agent shall give prompt notice thereof to the Loan Servicer, and the Loan Servicer shall give prompt notice thereof to each Credit Party, the Depositary Bank and each Independent Consultant. Each Agent shall take such action with respect to such Event of Default or Potential Default as is provided in Article 8 of this Loan Guarantee Agreement; provided, however, that unless and until such Agent shall have received direction from DOE (or the Loan Servicer on DOE's behalf), it may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default or Potential Default as it shall deem advisable and in the best interest of the Credit Parties.

9.6      No Liability.

No Agent, nor any of its officers, directors, employees or agents shall be liable to any Project Participant, any Credit Party or Independent Consultant for any action taken or omitted under this Loan Guarantee Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent, as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment. DOE (for itself and any Person claiming through it) hereby releases, waives, discharges and exculpates each Agent for any action taken or omitted by such Agent under this Loan Guarantee Agreement or under the other Loan Documents, or in connection therewith, except to the extent caused by the gross negligence or willful misconduct of such Agent as determined by a court of competent jurisdiction in a final non-appealable Governmental Judgment.

9.7      Fees and Expenses of Agents.

          (a)      As is customary in transactions of this type, the Borrower shall be responsible for paying the fees and expenses of each Agent in connection with the Project, the Transaction Documents and the DOE Guaranteed Loans under all circumstances, pursuant to a separate written agreement with each Agent, without recourse to DOE by such Agent, the Sponsor, the Investor, the Borrower or any other Person.

          (b)      In accordance with one or more letter agreements to be entered into between the Borrower and each Agent, the Borrower shall (i) from time to time on demand by such Agent, indemnify such Agent against any and all costs, claims, losses, expenses (including reasonable legal fees and expenses) and liabilities, that such Agent may incur in acting in its capacity as an Agent hereunder, other than by reason of its own gross negligence or willful misconduct; and (ii) without limitation of the foregoing, reimburse such Agent promptly upon demand for any out-of-pocket expenses (including reasonable legal fees and expenses) incurred by such Agent in connection with the preparation, execution, administration or enforcement of, or services provided in respect of rights or responsibilities under, the Transaction Documents.

          (c)      All payments or reimbursements under this Section 9.7 shall be due and payable (i) at the times set forth in that certain fee letter, dated as of September 2, 2010, by and among the Borrower, the Sponsor and the Collateral Agent, or (ii) not later than ten Business Days after the Borrower's receipt of the Agent's request therefor from time to time, in each such case whether or not this Loan Guarantee Agreement is terminated or any Advance of the DOE Guaranteed Loans is made.

          (d)      The Borrower and each Agent party hereto expressly acknowledge and agree that:

                    (i)        DOE shall not be financially liable to such Agent for any services rendered or expenses incurred in connection with the Project under any circumstances whatsoever, including whether any Advance occurs or under circumstances in which the Borrower fails to pay such fees and expenses;

                    (ii)       the Borrower shall acknowledge and pay all fees and expenses represented by periodic invoices for services rendered by such Agent to DOE with respect to the Project upon their periodic presentation thereof by such Agent, including prior to or on the Financial Closing Date;

                    (iii)      while the services provided by such Agent shall be rendered for the benefit of DOE in connection with the Project, the invoices of such Agent shall be the sole responsibility of the Borrower, notwithstanding that such Agent is an agent of DOE; and

                    (iv)      the Borrower specifically disclaims any implication of confidential, fiduciary or other client relationship between the Borrower, the Sponsor or the Investor and such Agent as a result of this Section 9.7 and shall not interfere with the relationship (including the ability to terminate the agency relationship) between such Agent and DOE.

          (e)      The provisions of this Section 9.7 shall survive the termination of this Loan Guarantee Agreement and the other Loan Documents.

9.8      Resignation and Removal.

          (a)      Subject to Section 9.9, any Agent party hereto may resign its appointment hereunder at any time without providing any reason therefor by giving prior written notice to that effect to each of the other parties hereto.

          (b)      Subject to Section 9.9, DOE may remove any Agent party hereto from its appointment hereunder with or without cause by giving prior written notice to that effect to the Loan Servicer and the Borrower.

9.9      Successor Agents.

          (a)      No resignation or removal pursuant to Section 9.8 shall be effective until:

                    (i)        a successor for such Agent is appointed in accordance with (and subject to) the provisions of this Section 9.9;

                    (ii)       the resigning or removed Agent has transferred to its successor all of its rights and obligations in its capacity as an Agent under this Loan Guarantee Agreement and the other Loan Documents; and

                    (iii)      the successor Agent has executed and delivered an agreement to be bound by the terms of this Loan Guarantee Agreement and the other Loan Documents and to perform all duties required of such Agent hereunder and under the other Loan Documents.

          (b)      If an Agent has given notice of its resignation pursuant to Section 9.8(a) or if DOE gives any Agent notice of removal pursuant to Section 9.8(b), then a successor to such Agent may be appointed by DOE (and, unless an Event of Default or Potential Default has occurred and is continuing, with the written consent of the Borrower, which consent shall not unreasonably be withheld or delayed) during the ninety-day period beginning on the date of such notice in accordance with the terms of this Loan Guarantee Agreement but, if no such successor is so appointed within ninety days after the above notice, the resigning or removed Agent may appoint such a successor. If a resigning or removed Loan Servicer appoints a successor, such successor shall (i) be authorized under all Governmental Rules to exercise corporate trust powers, and (ii) be acceptable to DOE (and, unless an Event of Default or Potential Default has occurred and is continuing, the Borrower, approval by which shall not unreasonably be withheld or delayed); provided that if DOE and the Borrower, if applicable, do not confirm such acceptance in writing within sixty days following selection of such successor by the resigning or removed Loan Servicer or otherwise appoint a successor within such sixty-day period, then DOE and the Borrower, as the case may be, shall be deemed to have given such acceptance and such successor shall be deemed appointed as the successor to such resigning or removed Loan Servicer hereunder.

          (c)      If a successor to an Agent is appointed under the provisions of this Section 9.9, then:

                    (i)        the predecessor Agent shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

                    (ii)       the predecessor Agent shall be entitled to payment of any and all Agents' Fees that became due and payable to such predecessor Agent on or before the date when a successor to such Agent has been appointed;

                    (iii)      the resignation pursuant to Section 9.8(a) or removal pursuant to Section 9.8(b) of the predecessor Agent notwithstanding, the provisions of this Loan Guarantee Agreement shall inure to the predecessor Agent's benefit as to any actions taken or omitted to be taken by it under this Loan Guarantee Agreement and the other Loan Documents while it was an Agent; and

                    (iv)       the successor Agent and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Agent had been a party hereto beginning on the date of this Loan Guarantee Agreement.

9.10     Due Authorization; Execution; Delivery.

Each Agent is hereby authorized by DOE to execute, deliver and perform each of the Loan Documents to which such Agent is or is intended to be a party. All action on the part of each Agent that is required for the authorization, execution, delivery and performance by such Agent of the Loan Documents to which it is a party has been duly and effectively taken. The obligations of each Agent party hereto under the Loan Documents to which it is a party are the legal, valid and binding obligations of such Agent party hereto enforceable in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity (regardless of whether enforcement is sought in proceedings at law or in equity).

9.11     Actions.

Except as otherwise provided in this Article 9, and subject to the other provisions of this Loan Guarantee Agreement, each Agent party hereto shall take any action requested in writing by DOE or the Loan Servicer with respect to the Collateral, this Loan Guarantee Agreement or any other Loan Document to which it is a party, as applicable.

9.12     Delegation of Duties.

Subject to the provisions of Section 9.1, each Agent may execute any of the rights, remedies, powers, privileges, duties or obligations under this Loan Guarantee Agreement and the other Loan Documents to which it is a party either directly or by or through nominees or agents, and shall not be liable for any misconduct or negligence of any such nominee or agent appointed with due care by it hereunder.

9.13     Certain Rights of the Agents.

                    9.13.1. Each Agent may conclusively rely, without incurring any liability for such reliance, and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

                    9.13.2. Each Agent may consult with counsel of its selection and, as long as such counsel was selected by such Agent with due care, the advice of such counsel or any opinion of counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

9.14     Authority of the Agents.

The Borrower acknowledges that the rights and responsibilities of each Agent under this Loan Guarantee Agreement with respect to any action taken by such Agent or the exercise or non-exercise by such Agent of any power, right or remedy provided for or resulting or arising out of this Loan Guarantee Agreement shall, as between such Agent and DOE, be governed by this Loan Guarantee Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between each Agent and the Borrower, such Agent shall be conclusively presumed to be acting as the Agent for DOE with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation or entitlement to make any inquiry respecting such authority.

9.15     Force Majeure.

In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that each Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

9.16     Survival.

The provisions of this Article 9 shall survive the termination of this Loan Guarantee Agreement.

ARTICLE 10
REGARDING THE COLLATERAL AGENT

10.1     Administration of the Collateral.

The Collateral Agent shall hold the Collateral and any Lien thereon for the benefit of the Secured Parties pursuant to the terms of this Loan Guarantee Agreement and the other Security Documents to which the Collateral Agent is a party. The Collateral Agent shall administer the Collateral in the manner contemplated by the Security Documents and the other Loan Documents to which it is a party. The Collateral Agent shall exercise such rights and remedies with respect to the Collateral as are granted to it under the Security Documents, the other Loan Documents and Governmental Rule and, except as otherwise expressly provided in the Security Documents or the other Loan Documents, as shall be directed in writing by the Loan Servicer.

10.2     Own Funds.

The Collateral Agent shall not be under any obligation to take any action other than as expressly set forth in this Loan Guarantee Agreement or the other Loan Documents to which it is a party that involves any expense or liability, the payment of which, within a reasonable time, is not, in the reasonable opinion of the Collateral Agent, assured to it. Nothing in this Loan Guarantee Agreement shall be interpreted to require the Collateral Agent to advance or expend its own funds to make any payments hereunder. The Collateral Agent shall not be required to invest, or be under any liability for interest, on any monies at any time received by it pursuant to any of the provisions of this Loan Guarantee Agreement, except as otherwise expressly provided herein or in any other Loan Document to which it is a party.

10.3     Waiver of Setoff by Collateral Agent.

The Collateral Agent hereby irrevocably waives any right of setoff, banker's lien, right to combine accounts or any similar Lien or right that it may have by agreement, under law or otherwise against any of the Collateral in respect of amounts owing to the Collateral Agent by any Person.

10.4     Survival.

The provisions of this Article 10 shall survive the termination of this Loan Guarantee Agreement.

ARTICLE 11
REPRESENTATIONS AND WARRANTIES OF THE AGENTS

             Each Agent party hereto makes all of the following representations and warranties, as to itself, to and in favor of the other Credit Parties as of the date hereof.

11.1     Organization; Status.

                    11.1.1. Each Agent party hereto (other than an Agent that is the U.S. Department of Energy) is a Delaware corporation or national banking association, as applicable, duly organized and existing under the laws of the United States of America.

11.2     Power and Authority.

Each Agent party hereto has the requisite power and authority to (a) execute, deliver and perform each of the Loan Documents to which it is a party and (b) carry on its business as now being conducted.

11.3     No Consents.

Neither the execution, delivery or performance by each Agent party hereto of any Loan Document to which it is a party, nor the performance by each Agent party hereto of the terms and conditions thereof requires the approval, consent or authorization of any Person other than (a) such approvals, consents and authorizations as have been obtained or (b) as may be required from time to time in connection with the exercise of remedies provided for herein and in the other Loan Documents (as to which the Agents party hereto makes no representation or warranty).

11.4     Proceedings.

There are no actions, suits or proceedings, claims or investigations pending or, to the actual knowledge of any officers of each Agent party hereto responsible for the administration of this Loan Guarantee Agreement, threatened against it that (a) challenge the validity or enforceability of any Loan Document to which it is a party or (b) relate to the banking or trust powers of such Agent party hereto and that, individually or in the aggregate, if adversely determined would materially and adversely affect the ability of such Agent party hereto to perform its obligations under any Loan Document to which it is a party.

11.5     No Agents' Liens.

There are no Liens on or against the Collateral that result from (i) claims against any Agent party hereto unrelated to the transactions contemplated by this Loan Guarantee Agreement or the other Loan Documents or (ii) affirmative acts by any Agent party hereto creating a Lien other than as contemplated or permitted by this Loan Guarantee Agreement or the other Loan Documents.

ARTICLE 12
REIMBURSEMENT AGREEMENT

12.1     Reimbursement Obligation.

If the Borrower defaults in any payment due to FFB under the DOE Guaranteed Loans or otherwise under any DOE Credit Facility Document, and as a result of such payment default by the Borrower, DOE becomes obligated to make any payments to FFB pursuant to the DOE Guarantee (a "DOE Guarantee Payment"), the Borrower shall become immediately obligated to reimburse DOE in an amount (the "DOE Guarantee Payment Amount") equal to the sum of (i) all DOE Guarantee Payments paid by DOE to FFB, and (ii) all fees, costs, expenses and other amounts incurred by DOE in connection therewith, whether by payment to FFB or otherwise.

12.2     Payments and Computations.

                    12.2.1. Interest.

The Borrower shall pay to DOE an amount (the "Borrower Reimbursement Obligations") equal to the sum of (i) the DOE Guarantee Payment Amount, and (ii) interest on DOE Guarantee Payment Amount from the date the DOE Guarantee Payment was paid or incurred by DOE under the DOE Guarantee until payment in full by the Borrower to DOE of the DOE Guarantee Payment Amount, at a rate of interest equal to the rate of interest in effect under the FFB Note Purchase Agreement with respect to Overdue Amounts at the time of the payment default by the Borrower.

                    12.2.2. Method of Payment.

The Borrower shall make each payment with respect to Borrower Reimbursement Obligations hereunder (a "Borrower Reimbursement Payment"), irrespective of any right of counterclaim or set-off, in Dollars and in immediately available funds on or before the fifth Business Day following a written demand by DOE or the Loan Servicer to the Borrower indicating the DOE Guarantee Payment Amount and the date it was paid or incurred by DOE, by wire transfer to the following account, or to such other account as may be specified by DOE or the Loan Servicer from time to time:

U.S. Treasury Department
ABA No. 0210-3000-4 TREASNYC/CTR/BNF=D89000001
OBI=LGPO Loan No. 1052 – Guarantee Reimbursement

                    12.2.3. Taxes.

All Borrower Reimbursement Payments by the Borrower hereunder shall be made in accordance with Section 3.1.2.

                    12.2.4. Calculations.

All computations of interest or fees under this Loan Guarantee Agreement shall be made by the Loan Servicer, on the same basis as payments under the FFB Note Purchase Agreement.

                    12.2.5. Determinations.

Each determination by the Loan Servicer of an amount of interest or fees payable hereunder shall be conclusive and binding for all purposes, absent manifest error.

12.3     Obligations Absolute.

To the fullest extent permitted by law, the Borrower Reimbursement Obligations are absolute, irrevocable and unconditional, and shall be paid strictly in accordance with the terms of this Loan Guarantee Agreement under all circumstances whatsoever, including the following circumstances, whether or not with notice to or the consent of the Borrower:

                    (i)        the occurrence, or the failure by DOE or any other Secured Party or any other Person to give notice to the Borrower of the occurrence, of any Event of Default or Potential Default under this Loan Guarantee Agreement or any default under any of the other Loan Documents;

                    (ii)       the extension of the time for performance of any obligations, covenants or agreements of any Person under or arising out of any of the Loan Documents;

                    (iii)      the existence of any claim set-off, counterclaim, defense or other rights of any kind or nature which (A) the Borrower, DOE or any other Person may have at any time against FFB or any transferee, or (B) the Borrower or any other Person may have at any time against DOE, whether in connection with the Loan Documents, the transactions contemplated therein or any unrelated transactions;

                    (iv)       any failure, omission or delay on the part of (A) DOE to assert a defense to a DOE Guarantee Payment Amount under the DOE Guarantee or to otherwise contest the DOE Guarantee, or (B) DOE or any other Secured Party or the Borrower to enforce, assert or exercise any other right, power or remedy conferred by this Loan Guarantee Agreement or any of the Loan Documents;

                    (v)        the taking or the omission on the part of DOE or any other Secured Party or the Borrower of any other actions referred to in any of the Loan Documents;

                    (vi)       the compromise, settlement, release, modification, amendment (whether material or otherwise) or termination of any or all of the obligations, conditions, covenants or agreements of any Person in respect of any of the Loan Documents;

                    (vii)      any amendment or waiver of the payment, performance or observance of any of the obligations, conditions, covenants or agreements of any Person contained in any of the Loan Documents;

                    (viii)     the exchange, surrender, substitution or modification of any security for any of the Loan Documents;

                    (ix)       any disability, incapacity or lack of powers, authority or legal personality of or dissolution or change in the status of the Borrower or any other Person;

                    (x)        any release, irregularity, invalidity, illegality, lack of genuineness, unenforceability or modification affecting this Loan Guarantee Agreement, the DOE Guarantee, the DOE Guaranteed Loans, or the other Loan Documents, or the transactions contemplated hereby or thereby;

                    (xi)       the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets of, the marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition with creditors or readjustment of, or other similar proceedings which affect the Borrower or any other Person party to any of the Loan Documents;

                    (xii)      the release or discharge by operation of law of the Borrower from the performance or observance or any obligation, covenant or agreement contained in any of the Loan Documents;

                         (xiii)      any statement or any other document presented under the DOE Guarantee proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; or

                         (xiv)      any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

12.4      Security.

                         12.4.1. Borrower Reimbursement Obligations Secured.

The parties expressly acknowledge that the Collateral pledged and assigned under the Security Documents is pledged and assigned to secure payment by the Borrower of the Borrower Reimbursement Obligations.

                         12.4.2. Actions.

The Borrower expressly acknowledges that DOE is free to litigate, settle or otherwise satisfy or discharge its obligation with respect to any DOE Guarantee Payment Amount, and take any action under the Security Documents or otherwise with respect to the Collateral, as it may from time to time deem appropriate, and any failure by DOE to advise, notify, or consult with the Borrower shall not be a defense to, or in any way diminish, discharge or derogate from the Borrower Reimbursement Obligations hereunder.

12.5      DOE Rights.

                         12.5.1. Rights Cumulative.

DOE's right to reimbursement provided for in this Article 12 shall be in addition to, and not in limitation of, any other claims, rights or remedies of subrogation, reimbursement, contribution, exoneration or indemnification or similar claims, rights or remedies, whether arising under contract, by statute, or otherwise that DOE may have from time to time.

                         12.5.2. Subrogation.

Without limiting the generality of Section 12.5.1, in accordance with Section 609.10(e)(2) of the Applicable Loan Guarantee Requirements, upon any DOE Guarantee Payment DOE shall be subrogated to the rights of FFB or any subsequent holder of the DOE Guaranteed Loan, including all related Liens and Collateral.

12.6     Further Assurances.

The Borrower shall cooperate with DOE in connection with the exercise of any of its rights under this Article 12 and agrees, promptly upon request by DOE or the Loan Servicer, to execute, acknowledge and deliver all further instruments and documents, and take all such further acts as DOE or the Loan Servicer may reasonably request from time to time in order to carry out the purposes of this Article 12 or to enable DOE to exercise and enforce its rights and remedies hereunder.

ARTICLE 13
MISCELLANEOUS

13.1     Notices.

Any communications, including any notices, between or among the parties to the Loan Documents shall be given to the addresses listed in Schedule 11.1 to the Disclosure Letter. All notices or other communications required or permitted to be given under the Loan Documents shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service for inland delivery or international courier for international delivery, (c) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile or telecopy with such transmission subsequently verified by return transmission by first class mail, facsimile, telecopy or electronic mail or (e) if transmitted by electronic mail (with such transmission subsequently verified by return transmission verified by return transmission by first class mail, airmail, facsimile, telecopy or electronic mail). Notice so given shall be effective upon delivery to the addressee, except that communications or notices so transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if received (with such receipt subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy or electronic mail) before 2:00 p.m., recipient's time, and if received after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice under any of the Loan Documents to any other location by giving prior written notice to the other parties in the manner set forth hereinabove.

13.2     Further Assurances.

The Borrower shall fully cooperate with all Persons as may be necessary to ensure that each Credit Party receives any notices due to such Credit Party pursuant to the Transaction Documents. Each of the parties agrees that money damages would not be a sufficient remedy for any breach of this Section 13.2 and Section 6.19(b) and agrees that in addition to all other remedies, any court or arbitrator may award specific performance or other equitable relief as a remedy for any such breach.

13.3     Delay and Waiver.

No delay or omission in exercising any right, power, privilege or remedy under this Loan Guarantee Agreement or any other Loan Document, including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default shall impair any such right, power, privilege or remedy of the Credit Parties, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring.

Any waiver, permit, consent or approval of any kind or character on the part of any of the Credit Parties of any right, power, privilege or remedy including any rights and remedies in connection with the occurrence of an Event of Default or Potential Default or of any other breach or default under this Loan Guarantee Agreement or any other Loan Document, or any waiver on the part of any of the Credit Parties of any provision or condition of this Loan Guarantee Agreement or any other Transaction Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All rights, powers, privileges and remedies, either under this Loan Guarantee Agreement or any other Loan Document or by law or otherwise afforded to any of the Credit Parties, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that such Credit Parties may otherwise have.

13.4     Right of Set-Off.

In addition to any rights now or hereafter granted under Governmental Rules or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Credit Party is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final) and any other Indebtedness at any time held or owing by such Credit Party (including by any branches and agencies of such Credit Party wherever located) to or for the credit or the account of the Borrower against and on account of the Secured Obligations and liabilities of the Borrower to such Credit Party under this Loan Guarantee Agreement or any other Loan Document.

13.5     Amendment or Waiver.

Except as otherwise provided herein, neither this Loan Guarantee Agreement nor any of the terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by the Borrower and the Loan Servicer and, to the extent it effects their respective rights or obligations, the Collateral Agent, the Administrative Agent or DOE. Any amendment to or waiver of this Loan Guarantee Agreement or any of the terms hereof that constitutes a 'modification' within the meaning set forth in Section 502(9) of the Federal Credit Reform Act of 1990 and OMB Circular A-11 may be subject to the availability to DOE of funds appropriated by Congress to meet an increase, if any, in the Credit Subsidy Cost.

13.6     Entire Agreement.

This Loan Guarantee Agreement, including any agreement, document or instrument attached hereto or referred to herein, integrates all the terms and conditions mentioned herein or incidental hereto and supersedes all oral negotiations and prior agreements and understandings of the parties hereto in respect to the subject matter hereof.

13.7     Governing Law.

This Loan Guarantee Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States of America. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the law of the State of New York (without regard to any choice of law provision that would require the application of the laws of another jurisdiction) shall be adopted as the governing federal rule of decision.

13.8     Severability.

In case any one or more of the provisions contained in any Loan Document should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

13.9     Calculations.

All financial data submitted pursuant to this Loan Guarantee Agreement and the other Loan Documents shall be prepared in accordance with GAAP, and all financial ratio tests applicable to the Borrower shall be based on definitions consistent with GAAP.

13.10   Limitation on Liability.

No claim shall be made by the Borrower or any of its Affiliates against any Credit Party or any of their Affiliates, directors, employees, attorneys or agents, including the Agents and the Independent Consultants, for any special, indirect, consequential or punitive damages (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Loan Guarantee Agreement or the other Transaction Documents or any act or omission or event occurring in connection therewith; and the Borrower hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

13.11   Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS LOAN GUARANTEE AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CREDIT PARTY TO ENTER INTO THIS LOAN GUARANTEE AGREEMENT AND THE OTHER LOAN DOCUMENTS.

13.12   Consent to Jurisdiction.

By execution and delivery of this Loan Guarantee Agreement, the Borrower irrevocably and unconditionally:

          (a)      submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Loan Guarantee Agreement or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iii) appellate courts from any of the foregoing;

          (b)      consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Schedule 11.1 to the Disclosure Letter or at such other address of which the Loan Servicer shall have been notified pursuant thereto;

          (d)      agrees that nothing herein shall (i) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (ii) limit the right of any Credit Party to commence proceedings against or otherwise sue the Borrower or any other Person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

          (e)      agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Borrower's obligation.

13.13   Successors and Assigns.

          (a)      The provisions of this Loan Guarantee Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          (b)      The Borrower may not assign or otherwise transfer any of its rights or obligations under this Loan Guarantee Agreement or under any Transaction Document without the prior written consent of the Loan Servicer and DOE.

          (c)      FFB may assign any or all of its rights, benefits and obligations under the Loan Documents and with respect to the Collateral to any Person that acquires an interest in the DOE Guaranteed Loan in accordance with the provisions of the DOE Credit Facility Documents.

          (d)      The Loan Servicer, acting for this purpose as an agent of the Borrower, shall maintain a register for the recordation of the names and addresses of each Person that acquires an interest in the DOE Guaranteed Loan in accordance with the provisions of the DOE Credit Facility Documents and the principal amounts of the Advances owing to each such Person pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, any Agent and the Credit Parties may treat each Person whose name is recorded in the Register as having an interest in the DOE Guaranteed Loan for all purposes of this Loan Guarantee Agreement, notwithstanding notice to the contrary. The register shall be available for inspection by the Borrower and any Credit Party, at any reasonable time and from time to time upon reasonable prior notice.

13.14   Participations.

FFB may from time to time sell or otherwise grant participations in any or all of its rights and obligations under the Loan Documents and with respect to the Collateral without the consent of the Borrower or any Agent. In such case, the Borrower and any Agent party hereto shall continue to deal exclusively with FFB and the provisions of this Loan Guarantee Agreement shall apply as if no such participation had been sold or granted.

13.15   Reinstatement.

This Loan Guarantee Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrower's obligations hereunder, or any part thereof, is, pursuant to Governmental Rules, rescinded or reduced in amount, or must otherwise be restored or returned by any Credit Party. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

13.16   No Partnership; Etc.

The Credit Parties and the Borrower intend that the relationship between them shall be solely that of creditor and debtor. Nothing contained in this Loan Guarantee Agreement or in any other Loan Document shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by, between or among the Credit Parties and the Borrower or any other Person. The Credit Parties shall not be in any way responsible or liable for the indebtedness, losses, obligations or duties of the Borrower or any other Person with respect to the Project or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and Periodic Expenses arising from the ownership, operation or occupancy of the Project and to perform all obligations under the agreements and contracts relating to the Project shall be the sole responsibility of the Borrower.

13.17   Payment of Costs and Expenses.

          (a)      (i)      The Borrower shall, whether or not the transactions herein contemplated are consummated, pay or reimburse: all reasonable out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses, including all fees and Periodic Expenses of the Independent Consultants and other legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) the translation, negotiation, preparation, execution and delivery and, where appropriate, authentication, registration and recordation of this Loan Guarantee Agreement, the other Transaction Documents and any other documents and instruments related hereto or thereto (including legal opinions), and (B) the authentication, registration, translation and recordation (where appropriate) of any of the Transaction Documents and the delivery of the evidences of Indebtedness relating to the Advances and the disbursements thereof.

                         (ii)      The Borrower shall also pay or reimburse all out-of-pocket costs and expenses of each Credit Party (including all commissions, charges, costs and expenses for the conversion of currencies and all other costs, charges and expenses including all fees and Periodic Expenses of the legal counsel, consultants and advisors for any of the foregoing) made, paid, suffered or incurred in connection with (A) any amendment or modification to, or the protection or preservation of any right or claim under, or consent or waiver in connection with, this Loan Guarantee Agreement or any other Transaction Document, any such other document or instrument related hereto or thereto or any Collateral, and (B) the administration, preservation in full force and effect and enforcement (including with respect to a work out) of this Loan Guarantee Agreement, the other Transaction Documents and any other documents and instruments referred to herein or therein (including the fees and disbursements of counsel for each Credit Party and travel costs), and (C) the fees and expenses of the Independent Engineer and other Independent Consultants from time to time retained pursuant to the Loan Documents.

          (b)      The Borrower shall, whether or not the transactions herein contemplated are consummated, (i) indemnify each of the Credit Parties (each an "Indemnified Person") and each of its respective officers, directors, employees, representatives, attorneys and agents from and hold each of them harmless against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding or inquiry (whether or not such Indemnified Person is a party thereto) related to the entering into and performance of any Transaction Document or the disbursement of, or use of the proceeds of, any Advances or the consummation of any transactions contemplated herein or in any Transaction Document, including the fees and Periodic Expenses of counsel selected by such Indemnified Person incurred in connection with any such investigation, litigation or other proceeding or in connection with enforcing the provisions of this Section 13.17 (but excluding any such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Indemnified Person or its officers, directors, employees, representatives, attorneys or agents, as the case may be, as determined pursuant to a final, non-appealable judgment by a court of competent jurisdiction) (collectively, "Indemnity Claims").

          (c)      Without limitation to the provisions of clause (b) above, the Borrower agrees to defend, indemnify and hold harmless each Indemnified Person and each of its respective directors, officers, shareholders, agents, employees, participants, successors and assigns, from and against any and all Indemnity Claims.

          (d)      All sums paid and costs incurred by any Indemnified Person with respect to any matter indemnified hereunder shall bear interest at the Late Charge Rate applicable to the DOE Guaranteed Loans from the date the Borrower receives notice thereof from such Indemnified Person, until reimbursed by the Borrower, and all such sums and costs shall be added to the Secured Obligations and be secured by the Security Documents and shall be immediately due and payable on demand. Each such Indemnified Person shall promptly notify the Borrower in a timely manner of any such amounts payable by the Borrower hereunder; provided that any failure to provide such notice shall not affect the Borrower's obligations under this Section 13.17.

                         (i)        Each Indemnified Person within ten days after the receipt by it of notice of the commencement of any action for which indemnity may be sought by it, or by any Person controlling it, from the Borrower on account of the agreements contained in this Section 13.17, shall notify the Borrower in writing of the commencement thereof, but the failure of such Indemnified Person to so notify the Borrower of any such action shall not release the Borrower from any liability that it may have to such Indemnified Person.

                         (ii)       To the extent that the undertaking in the preceding clauses of this Section 13.17 may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under Governmental Rules to the payment and satisfaction of such undertakings.

                         (iii)      The provisions of this Section 13.17 shall survive foreclosure under the Security Documents and the Security Discharge Date, and shall be in addition to any other rights and remedies of any Indemnified Person.

                         (iv)       Any amounts payable by the Borrower pursuant to this Section 13.17 shall be payable within the later to occur of (i) ten Business Days after the Borrower receives an invoice for such amounts from any applicable Indemnified Person, and (ii) five Business Days prior to the date on which such Indemnified Person expects to pay such costs on account of which the Borrower's indemnity hereunder is payable, and if not paid by such applicable date shall bear interest at the Late Charge Rate from and after such applicable date until paid in full.

                         (v)        The Borrower shall be entitled, at its expense, to participate in the defense thereof; provided that such Indemnified Person shall have the right to retain its own counsel, at the Borrower's expense, and such participation by the Borrower in the defense thereof shall not release the Borrower of any liability that it may have to such Indemnified Person. Any Indemnified Person against whom any Indemnity Claim is made shall be entitled, after consultation with the Borrower and upon consultation with legal counsel wherein such Indemnified Person is advised that such Indemnity Claim is meritorious, to compromise or settle any such Indemnity Claim. Any such compromise or settlement shall be binding upon the Borrower for purposes of this Section 13.17.

                         (vi)       Upon payment of any Indemnity Claim by the Borrower pursuant to this Section 13.17, the Borrower, without any further action, shall be subrogated to any and all claims that such Indemnified Person may have relating thereto, and such Indemnified Person shall at the request and expense of the Borrower cooperate with the Borrower and give at the request and expense of the Borrower such further assurances as are necessary or advisable to enable the Borrower vigorously to pursue such claims.

                         (vii)      Notwithstanding any other provision of this Section 13.17, the Borrower shall not be entitled to any (i) notice, (ii) participation in the defense of, (iii) consent rights with respect to any compromise or settlement, or (iv) subrogation rights, in each case except as otherwise provided for pursuant to this Section 13.17 with respect to any action, suit or proceeding against the Borrower, the Operator, the Sponsor or the Investor.

13.18   Counterparts.

This Loan Guarantee Agreement may be executed in one or more counterparts and when signed by all of the parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Loan Guarantee Agreement by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Loan Guarantee Agreement.

(Remainder of page intentionally blank. Next page is signature page.)

IN WITNESS WHEREOF, the parties hereto have caused this Loan Guarantee Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

USG OREGON LLC,
as Borrower

By: [signature]
Name: Daniel Kunz
Title: President

[Signature Page to Loan Guarantee Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Guarantee Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

By: ______________________
Name: David G. Frantz
Title: Director of the Loan Guarantee Origination Division, Loan Programs Office

[Signature Page to Loan Guarantee Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Guarantee Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

U.S. DEPARTMENT OF ENERGY,
as Loan Servicer

By: ______________________
Name: David G. Frantz
Title: Director of the Loan Guarantee Origination Division, Loan Programs Office

[Signature Page to Loan Guarantee Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Guarantee Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

By: ______________________
Name: Bradley J. Hauger
Title: Senior Vice President
Servicing Officer

[Signature Page to Loan Guarantee Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Guarantee Agreement to be executed and delivered by their respective officers or representatives hereunto duly authorized as of the date first written above.

By: [signature]
Name: Bradley J. Hauger
Title: Senior Vice President
Servicing Officer

[Signature Page to Loan Guarantee Agreement]

     Exhibit A
to Loan Guarantee Agreement

DEFINITIONS

          "Account Proceeds" Interest or any other income arising out of the investment of the Project Accounts, including all amounts credited to or otherwise deposited therein (including Permitted Investments) and all of the Borrower's right, title and interest in and to such accounts and any other amounts that the Collateral Agent may receive under the terms of the Loan Guarantee Agreement.

          "Additional Project Documents" All of the contracts necessary for or material to the construction and operation of the Project entered into by the Borrower subsequent to the Financial Closing Date.

          "Administrative Agent" Midland, as appointed pursuant to Section 9.1(c) of the Loan Guarantee Agreement.

          "Advance" The Initial Advance or a Subsequent Advance, as applicable.

          "Advance Conditions Precedent" As defined in Section 4.3 of the Loan Guarantee Agreement.

          "Advance Date" A Business Day on which FFB makes an Advance (including the Initial Advance) in accordance with Article 2 of the Loan Guarantee Agreement.

          "Advance Notice" An Initial Advance Notice or a Subsequent Advance Notice, as applicable.

          "Advance Notice Date" With respect to any Advance, the date of submission of the Advance Notice for such Advance.

          "Affiliate" As to any Person, any other Person that directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") as used with respect to any Person means possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such Person (whether through ownership of voting securities or partnership or other ownership interests, by contract or otherwise); provided, however, that, in any event and for all purposes of the Loan Documents, except where otherwise specified: (i) the Sponsor or any Affiliate of the Sponsor and the Investor and any Affiliate of the Investor shall be deemed an "Affiliate" of the Borrower; and (ii) any Person that owns directly or indirectly 20% or more of the securities having ordinary voting powers for the election of directors or other applicable governing body of another Person (but excluding limited partnership interests) shall be deemed to control such other Person.

          "Agents" Collectively, the Loan Servicer, the Collateral Agent, the Administrative Agent and the Depositary Bank (and each, individually, an "Agent").

          "Agents' Fees" All fees payable to the Agents by the Borrower from time to time pursuant to Section 9.7 of the Loan Guarantee Agreement.

          "ALTA Survey" The ALTA survey prepared by CK3, LLC with respect to the Project Site.

          "Anticipated Completion Date" November 30, 2012.

          "Applicable Loan Guarantee Requirements" The final regulations with respect to Title XVII, at 10 C.F.R. Part 609, and any other Applicable Loan Guarantee Requirements from time to time promulgated to implement Title XVII.

          "Application" The Loan Guarantee Application of the Sponsor, dated February 24, 2009, for a DOE Guarantee under Title XVII.

          "Approved Construction Changes" As defined in Section 6.9(b) of the Loan Guarantee Agreement.

          "Approved Reservoir Engineer" GeotherMex, Inc., as Approved Reservoir Engineer to the Loan Servicer.

          "Approved Reservoir Engineer's Report" The report of the Approved Reservoir Engineer delivered on or before the Initial Advance Date with respect to the construction, development and operation of the Project.

          "Atlas Copco" Atlas Copco Mafi-Trench Company LLC, a Delaware limited liability company.

          "Atlas Copco Mafi-Trench Turboexpander Supply Contract" The Purchase Contract between Atlas Copco and Turbine Air Systems.

          "Authorized Official" With respect to any Person, (i) the President, the Vice President, the Assistant Vice President, the Treasurer, the Assistant Treasurer, or any other Financial Officer of such Person, and (ii) with respect to the Borrower, the Operator the Sponsor and the Investor, only those individuals holding any of the foregoing positions whose name appears on a certificate of incumbency delivered concurrently with the execution of the Loan Guarantee Agreement, as such certificate of incumbency may be amended from time to time to identify names of the individuals then holding such offices and the capacity in which they are acting.

          "Bankruptcy Law" Any insolvency, reorganization, moratorium or similar law for the general relief of debtors in any relevant jurisdiction.

          "Base Case Projections" A projection of operating results for the Project over a period ending no sooner than twelve fiscal months after the Maturity Date, showing on a basis consistent with the Operating Plan, the Operating Forecast, and the Transaction Documents the Borrower's good faith projections based on assumptions that were believed by the Borrower to be reasonable as of the date made, as of the Financial Closing Date of revenues, expenses, cash flow, Debt Service Coverage Ratios, sources and uses of revenues over the forecast period and other forecasts as may reasonably be requested by DOE, as updated from time to time in accordance with the terms of the Loan Guarantee Agreement (including Section 6.1(b)(vii) thereof).

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          "Base Equity" Equity funding to be provided to the Borrower by the Sponsor (or by the Sponsor through Holdco) prior to the Initial Advance Date, in an amount not less than the Base Equity Commitment.

          "Base Equity Commitment" The obligation of the Sponsor (or by the Sponsor through Holdco) to fund the sum of (i) the aggregate amount of Eligible Base Project Costs, less the Guaranteed Loan Amount, and (ii) 100% of all Ineligible Base Project Costs, which amount shall be funded on or before the Initial Advance Date by a combination of cash and the maximum amount a beneficiary may draw under one or more Base Equity Letters of Credit (if any) provided by the Sponsor or Holdco; provided that the maximum value of such Base Equity Letters of Credit for purposes of this definition shall not exceed in the aggregate the Base Equity LC Amount.

          "Base Equity LC Amount" Three million nine hundred thousand Dollars ($3,900,000).

          "Base Equity Letter of Credit" An unconditional, irrevocable, direct-pay, letter of credit that is denominated in Dollars, that is issued in favor of the Collateral Agent by a bank with a branch or representative office in New York, New York and that is organized under or licensed as a branch or agency under the laws of the United States or any state thereof that has (a) outstanding unguaranteed and unsecured long-term Indebtedness that is rated "A-" or better by S&P and/or "A3" or better by Moody's (and if the applicable rating is "A-" by S&P or "A3" by Moody', such rating is not on negative watch); or (b) that is otherwise acceptable to the Loan Servicer and the Collateral Agent. In either case the unconditional, irrevocable, direct-pay, letter of credit must meet each of the following requirements and is otherwise in form and substance satisfactory to the Loan Servicer in its sole discretion:

          (i)        the initial expiration date thereof shall be at least twelve months beyond the date of issuance, and shall automatically renew upon its expiration (which renewal period shall be for at least six months until the occurrence of the Project Completion Date) unless, at least forty-five days prior to any such expiration, the issuer shall provide the Collateral Agent with a notice of non-renewal of such letter of credit;

          (ii)       upon any failure to renew such Base Equity Letter of Credit at least thirty days prior to its expiration date (unless the Project Completion Date has occurred prior to such expiration date), or if the issuer of such Base Equity Letter of Credit shall fail to meet the credit rating requirements with respect thereto, the entire face amount thereof may be drawn upon by the Collateral Agent (unless the Collateral Agent shall have received a replacement letter of credit meeting the conditions herein imposed or amounts equal to the undrawn amount of such Base Equity Letter of Credit shall have been contributed as equity to the Borrower and deposited in the Construction Account);

          (iii)      such Base Equity Letter of Credit shall reflect that (A) it shall be drawable in whole or in part, in addition to the drawing conditions set forth in clause (ii) above, (1) at any time if an Event of Default or Potential Default has occurred and is continuing, (2) at any time any Project Costs are due and payable and adequate cash is not available in the Construction Account (either from proceeds of Advances or equity contributions) to pay such Project Costs and (3) at any time, if necessary to maintain (in connection with an Advance Request or otherwise) the ratio of the aggregate amount of all (x) Advances outstanding under the DOE Guaranteed Loans (plus Interest During Construction) to (y) Equity Contributions with respect to Eligible Project Costs made in cash by the Sponsor (or by the Sponsor through Holdco) to the Borrower of no greater than 75 to 25, and (B) there shall be no other conditions to any drawing thereunder other than the submission of a drawing request substantially in the form attached to such Base Equity Letter of Credit; and

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          (iv)      no agreement, instrument or document executed in connection with such Base Equity Letter of Credit shall provide the issuer thereof or any other Person with any claim against the Borrower, the Collateral Agent, the Loan Servicer or any other Secured Party, or against any Collateral, whether for costs of maintenance, reimbursement of amounts drawn under such letter of credit or otherwise.

          "Base Project Costs" The Borrower's estimate as of the Financial Closing Date of Total Project Costs, which is an aggregate amount of one hundred and thirty million, seven hundred eighty thousand, seven hundred ninety three Dollars ($130,780,793) (which for avoidance of doubt includes five million, four hundred and ninety four thousand, three hundred Dollars ($5,494,300) of Budgeted Contingencies).

          "Base Quarter" The calendar quarter ending September 30 in any given calendar year.

          "Borrower" As defined in the Preamble to the Loan Guarantee Agreement.

          "Borrower Reimbursement Obligations" As defined in Section 12.2.1 of the Loan Guarantee Agreement.

          "Borrower Reimbursement Payment" As defined in Section 12.2.2 of the Loan Guarantee Agreement.

          "Borrower's Accountant" BehlerMick PS or such other firm of independent public accountants of recognized international standing as may be appointed by the Borrower as accountant of the Borrower, from time to time with the approval of the Loan Servicer.

          "Borrower's LLC Agreement" The limited liability company agreement of the Borrower, dated as of August 12, 2009.

          "Budgeted Contingencies" The line item for "Contingency" included in the Financial Plan.

          "Business Day" Any day other than a Saturday, Sunday or any other day on which either FFB or the Federal Reserve Bank of New York are not open for business.

          "Cap-Ex Reserve Account" The account set forth in Section 3.1 of the Depositary Agreement.

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          "Capital Expenditures" All expenditures that should be capitalized in accordance with GAAP.

          "Capital Lease" Any lease of (or other agreement conveying the right to use) property, real or personal, which would be required, in accordance with GAAP, to be capitalized and accounted for as a capital lease on a balance sheet of the lessee.

          "Cash Flow Available for Debt Service" For any period, Net Income plus depreciation and amortization and other non-cash charges plus/minus changes in working capital plus interest and fees paid, minus capital expenditures (excluding capital expenditures made from existing funded reserves).

          "Cash Grant" Any cash grant under Section 1603 of the Recovery Act or any other similar provision.

          "Cash Grant Guidance" means the guidance issued on July 9, 2009, by the U.S. Department of Treasury for payments for specified energy property in lieu of tax credits under the Recovery Act and any clarification, addition or supplement thereto issued by the U.S. Department of Treasury or any other Governmental Authority; including any similar guidance concerning a refundable tax credit that replaces such grant program.

          "Cash Grant Proceeds Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Cash Grant Recapture Liabilities" shall mean any loss or liability resulting from all or any portion of a Cash Grant being "recaptured" as a result of any Project or any part thereof or any interest in the Borrower being disposed of, all or any portion of the Project ceasing to be specified energy property, or otherwise, including any interest and penalties related thereto as described in the Cash Grant Guidance.

          "Cash Grant Prepayment Amount" Any proceeds of a Cash Grant required to be mandatorily prepaid according to priorities First or Seventh of the Cash Grant Waterfall.

          "Cash Grant Terms and Conditions" means the terms and conditions that an applicant for a Cash Grant must agree to in order to receive a Cash Grant, as provided by the Cash Grant Guidance.

          "Cash Grant Waterfall" Each of priorities First through Eighth of Section 12.1.2 of the Depositary Agreement.

          "Change of Control" An event whereby any person or group acquires stock of the Sponsor having in excess of 50% of the outstanding voting power of the Sponsor, other than a merger of the Sponsor with another entity or acquisition of or by another entity, or other similar transaction (a "Merger Event") in which the following conditions are met:

          (i)        the result of the Merger Event is to increase the market cap size of the Sponsor or the surviving or acquiring entity of the Merger Event;

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          (ii)       the entity other than the Sponsor involved in the Merger Event is an owner or operator of geothermal projects in the United States with experience at least substantially comparable to that of the Sponsor or otherwise acceptable to the Loan Servicer;

          (iii)      the Merger Event could not reasonably be expected to result in an adverse effect on the Sponsor or the Project;

          (iv)       the Merger Event could not reasonably be expected to result in an adverse effect on the ability of the Borrower to comply with its obligations under the Loan Documents;

          (v)        all necessary permits, licenses, and regulatory and Governmental Approvals for the Merger Event have been obtained;

          (vi)       the Sponsor's or surviving entity's ability to satisfy its obligations under the Overrun Equity Commitment will not be adversely affected as a result of the Merger Event;

          (vii)      the Merger Event will not cause or could not be reasonably be expected to result in Recapture Liabilities, and

          (viii)     following the Merger Event, no owner of an equity interest in the Sponsor or the entity surviving the Merger Event, or any of its employees, officers, directors, representatives or agents, or any entity or person who is the beneficial owner of more than 5% of any class of equity securities or other equity interest issued by such owner of an equity interest or its Affiliates, shall be (A) a Person or entity with whom U.S. persons or entities are restricted from doing business under OFAC regulations (including those named in OFAC's Specially Designated Nationals and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action or (B) an entity or person doing business in any country subject to a sanctions program identified on the list maintained by OFAC in violation of the economic sanctions of the United States administered by OFAC.

          "Change of Law" Any change in any Governmental Rule or the application or requirements thereof, or compliance by any Person with any request or directive (whether or not having the force of law but if not having the force of law, being of a type with which they customarily comply) of any Governmental Authority issued after the Financial Closing Date.

          "Change Orders" means (a) each "Change Order" (if any) as defined in the EPC Contract or the Equipment Contract and (b) each "Change Order" (if any) (or analogous term) howsoever described in any other Construction Contract.

          "Collateral" All real, personal or intellectual property whether now existing or hereinafter acquired, that is subject to or intended to be or become subject to the security interest or Lien granted (or intended to be granted) to the Collateral Agent, or otherwise for the benefit of DOE or the Secured Parties, under the Security Documents.

          "Collateral Agent" Midland, as appointed pursuant to Section 9.1(b) of the Loan Guarantee Agreement.

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          "Commencement of Construction" (i) The Borrower has (1) completed all pre-construction engineering and design, (2) received all necessary licenses, permits and local and national environmental clearances, (3) engaged all contractors and ordered all essential equipment and supplies that, in each case of clauses (1), (2) and (3), are reasonably necessary to begin (or, if previously interrupted or suspended, resume) physical work of a significant nature on the Project and to proceed to completion without foreseeable interruption of a material duration; and (ii) the Borrower or relevant sub-contractor has begun (or resumed) such physical work.

          "Comptroller General" The Comptroller General of the United States.

          "Conditional Commitment" The Conditional Commitment, dated as of May 27, 2010.

          "Construction Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Construction Budget" The Construction Budget delivered by the Borrower to the Independent Engineer and the Loan Servicer pursuant to Section 4.1.4(iii) of the Loan Guarantee Agreement, as amended from time to time by Approved Construction Changes, setting forth all Project Costs (each by category on an aggregate basis) to design, develop, construct, and start up the Project through the Project Completion Date (inclusive of the cost of all Punch List Items) under the Construction Contracts.

          "Construction Change" As defined in Section 6.9(b) of the Loan Guarantee Agreement.

          "Construction Contractor" Each of (i) Turbine Air Systems, (ii) Industrial Builders, Inc., (iii) Atlas Copco, and (iv) any other material subcontractor or supplier under any Construction Contract, including any material subcontractor or supplier under any Well Drilling Contract.

          "Construction Contracts" The documents listed in Section 4.1.2(b) of the Loan Guarantee Agreement and all other contracts required for construction, procurement, installation, and improvement of land, buildings, wells, equipment, and manufacturing facilities for the Project entered into prior to, on, or after the Financial Closing Date.

          "Construction Manager" An experienced Person appointed by the Borrower to supervise and coordinate Project Site construction, Project interconnection, and Project commissioning activities on behalf of Borrower and to act as "Owner's Representative" under the Equipment Contract and the EPC Contract.

          "Construction Notice to Proceed" With respect to each Construction Contract, as defined in such Construction Contract.

          "Construction Progress Report" A construction progress report in the form attached as Exhibit D to the Loan Guarantee Agreement, prepared monthly by the Borrower, addressing the progress of construction to date and the expected progress of construction, including Budgeted Contingencies and Overrun Project Costs incurred or reasonably expected to be incurred, any events that have occurred or are reasonably expected to occur that would materially affect the construction schedule, including regulatory issues with Government Authorities, along with an explanation of material delays from the then existing construction schedule.

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          "Contingent Obligation" As to any Person, any obligation of such Person with respect to any Indebtedness ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent, as a guarantee or otherwise; (i) for the purchase, payment or discharge of any such primary obligation; (ii) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, including the obligation to make take-or-pay or similar payments; (iii) to advance or supply funds; (iv) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor; (v) to purchase property, securities or services primarily for the purpose of assuring the holder of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (vi) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof, including with respect to letter of credit obligations, swap agreements, foreign exchange contracts and other similar agreements (including agreements relating to derivative instruments); provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

          "Corrupt Practices Laws" (i) the Foreign Corrupt Practices Act of 1977 (Pub. L. No. 95-213, §§101-104), as amended, and (ii) any equivalent U.S. or foreign Governmental Rule.

          "Cost Segregation Report" means a report detailing the cost of each item of property in the Project, dated on or about the date of the Cash Grant Application.

          "Cost Overrun" Any Project Cost in excess of the Base Project Cost (excluding the Budgeted Contingencies) amount budgeted therefor in the relevant line item of the Construction Budget as in effect on the Financial Closing Date (after taking into account any reallocations (other than from Budgeted Contingencies) among line items permitted pursuant to Section 6.9(b) of the Loan Guarantee Agreement.)

          "Covered Taxes" As defined in Section 3.1.2(a) of the Loan Guarantee Agreement.

          "Credit Parties" DOE, the Administrative Agent, the Collateral Agent and the Loan Servicer.

          "Credit Subsidy Cost" As defined in §609.2 of the Applicable Loan Guarantee Requirements.

          "Davis-Bacon Act" Subchapter IV of Chapter 31 of Part A of Subtitle II of Title 40 of the United States Code, including and as implemented by the regulations set forth in Parts 1, 3 and 5 of title 29 of the Code of Federal Regulations.

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          "Davis-Bacon Act Covered Contract" As defined in Exhibit C to the Loan Guarantee Agreement.

          "Davis-Bacon Requirements" means the requirement that all laborers and mechanics employed by contractors and subcontractors in the performance of construction work financed in whole or in part by the DOE Guaranteed Loans shall be paid wages at rates not less than those prevailing on projects similar in the locality as determined by the Secretary of Labor in accordance with the Davis-Bacon Act, and all regulations related thereto, including those set forth in 29 CFR 5.5(a)(1) to (10), and all notice, reporting and other obligations related thereto as required by DOE, including the obligations under Section 6.26 and the inclusion of the provisions in Exhibit C and the appropriate wage determination(s) of the Secretary of Labor in each Davis-Bacon Act Covered Contract.

          "DBA Bid Information" As defined in Section 6.26(d) of the Loan Guarantee Agreement.

          "DBA Contract Party" means any contractor, subcontractor (including any lower tier subcontractor) or other entity (other than the Borrower but including, if applicable, the Sponsor or any other Affiliates of the Borrower or the Sponsor) that is party to a Davis-Bacon Act Covered Contract.

          "Debarment Regulations" (i) The Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 53 Fed. Reg. 19204 (May 26, 1988), (ii) Subpart 9.4 (Debarment, Suspension, and Ineligibility) of the Federal Acquisition Regulations, 48 C.F.R. 9.400 - 9.409, and (iii) the revised Government-wide Debarment and Suspension (Non-procurement) regulations (Common Rule), 60 Fed. Reg. 33037 (June 26, 1995).

          "Debt Collection Improvement Act" The Debt Collection Improvement Act of 1996, as amended from time to time.

          "Debt Service" means, for any period, all principal and interest which came due (or are scheduled to come due) under all Indebtedness for such period.

          "Debt Service Coverage Ratio" With respect to any computation period, the ratio of (i) Cash Flow Available for Debt Service for such period, to (ii) Debt Service for such period.

          "Debt Service Payment Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Debt Service Reserve" As defined in Section 6.15 of the Loan Guarantee Agreement.

          "Debt Service Reserve Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Debt Service Reserve Requirement" An amount equal to the amount of Debt Service due on the immediately succeeding six months.

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          "Depositary Agreement" The Depositary Agreement, dated on or before the Financial Closing Date, among the Borrower, the Collateral Agent and the Administrative Agent, pursuant to which the Project Accounts are established and will be managed.

          "Depositary Accounts Control Agreement" The Depositary Accounts Control Agreement, dated on or before the Financial Closing Date, among the Borrower, the Depositary Bank and the Collateral Agent, pursuant to which control is provided with respect to the Project Accounts.

          "Depositary Bank" PNC Bank, National Association.

          "Development Costs" All reasonable out-of pocket expenses related to the Project that constitute Project Costs and which have been incurred prior to the date specified in the Development Costs Statement by the Borrower, the Sponsor or any Affiliate of the Sponsor in the development of the Project, but not including technology development costs, general administrative and overhead costs or other Ineligible Project Costs.

          "Development Costs Statement" The statement, in form and substance satisfactory to the Loan Servicer, summarizing the amount of Development Costs incurred prior to the Initial Advance Date, subject to the requirements of Section 4.2.3(a) of the Loan Guarantee Agreement.

          "Direct Agreements" The documents listed in Section 4.2.12 of the Loan Guarantee Agreement and all other agreements entered into prior to, on, or after the Initial Advance Date, pursuant to which a Material Project Party consents to the assignment to the Secured Parties (or any of them) of the Borrower's interest in any Project Documents, satisfactory to the Loan Servicer and the Collateral Agent and substantially in the form attached as Exhibit I to the Loan Guarantee Agreement, together with such document-specific provisions as the Loan Servicer may require.

          "Disclosure Letter" The disclosure letter dated as of the Financial Closing Date delivered by the Borrower to the Loan Servicer and containing certain schedules of information required pursuant to the Loan Guarantee Agreement.

          "Dishonored Base Equity Letter of Credit Amount" An aggregate amount equal to the value of one or more Base Equity Letters of Credit (in accordance with its terms) for which payment has been refused by the issuing bank when such Base Equity Letters of Credit have been presented for payment in accordance with their terms.

          "Disqualified Person" means (a) any federal, State, or local government (or any political subdivision, agency, or instrumentality thereof); (b) any organization described in Section 501(c) of the Code and exempt from tax under Section 501(a) of the Code; (c) any entity referred to in paragraph (4) of Section 54(j) of the Code; and (d) any real estate investment trusts, as defined in Section 856(a) of the Code; (e) any other Person that is ineligible to receive the Cash Grant under Section 1603(g) of the Recovery Act; and (f) any partnership or other pass-through entity (including a single-member disregarded entity), any partner (or other holder of an equity or profits interest) of which is a Disqualified Person; provided that with respect to a taxable C corporation whereby such shareholders are not eligible to receive proceeds of a Cash Grant by virtue of this definition will not be a Disqualified Person; provided, further, that if and to the extent the definition of "Disqualified Person" under Section 1603(g) of the Recovery Act is amended after the Financial Closing Date, the definition of "Disqualified Person" provided in this Agreement shall be interpreted to conform to such amendment and any U.S. Department of the Treasury guidance with respect thereto.

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          "DOE" As defined in the Preamble to the Loan Guarantee Agreement.

          "DOE Credit Facility Commitment" The commitment of FFB to make Advances to the Borrower pursuant to the terms of the FFB Note Purchase Agreement in an aggregate principal amount not to exceed the Maximum Principal Amount.

          "DOE Credit Facility Documents" The documents listed in Section 4.1.1(b) of the Loan Guarantee Agreement, and each other related agreement identified by DOE from time to time as a DOE Credit Facility Document.

          "DOE Credit Facility Fees" All fees payable by the Borrower to DOE or FFB under the Loan Guarantee Agreement, the DOE Credit Facility Documents or related side letters, including the DOE Loan Facility Fee, the DOE Maintenance Fee and the DOE Modification Payment and any other fees payable by Borrower pursuant to Section 3.5 of the Loan Guarantee Agreement.

          "DOE Guarantee" The guarantee provided by DOE for the benefit of FFB pursuant to the DOE Credit Facility Documents.

          "DOE Guarantee Payment" As defined in Section 12.1 of the Loan Guarantee Agreement.

          "DOE Guarantee Payment Amount" As defined in Section 12.1 of the Loan Guarantee Agreement.

          "DOE Guaranteed Loans" The Advances made pursuant to the DOE Credit Facility Documents and, as the context requires, the principal amount of such Advances (including interest that has been capitalized) outstanding from time to time.

          "DOE Loan Facility Fee" A fee payable to DOE by the Borrower in the amount of $968,233.42, which is equal to 1% of the DOE Guaranteed Loans, $510,630 of which has been paid by the Sponsor prior to the Financial Closing Date and the remaining balance of which shall be payable not later than the Financial Closing Date.

          "DOE Maintenance Fee" A fee payable to DOE by the Borrower for DOE's administrative expenses in servicing and monitoring the Project and the DOE Guaranteed Loans during the construction, startup, commissioning and operation of the Project in the amount of fifty thousand Dollars ($50,000) prorated for the number of days between the Financial Closing Date and the end of the calendar year in which the Financial Closing Date occurs, and thereafter fifty thousand Dollars ($50,000) for the first full calendar year after the Financial Closing Date, subject to escalation on January 1 of each year thereafter as determined in the following sentence for each remaining calendar year over the scheduled term of the DOE Guaranteed Loan. The DOE Maintenance Fee shall be modified in an amount equal to the percentage determined by the sum of (i) the percentage (rounded to the nearest 1/10%) by which the ECI for the Base Quarter of the year before the preceding calendar year deviates from the ECI for the Base Quarter of the second year before the preceding calendar year, if at all, plus (ii) the percentage (rounded to the nearest 1/10%) by which the amount of the comparability payment for federal government employees in the Washington Metropolitan Area (as defined by the United States Office of Management and Budget) recommended by the President's Pay Agent, if any, for the calendar year before the preceding calendar year deviates from the amount of such comparability payment, if any, recommended by the President's Pay Agent for the second calendar year before the preceding calendar year.

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          "DOE Modification Payment" Amounts payable to DOE or the Secured Parties in the event that the Project experiences technical, financial, legal or other events, including if any such event requires DOE or the Secured Parties to incur time or expenses (including third-party expenses) beyond standard monitoring of the Loan Documents: (a) reimbursing DOE in full for such amounts as DOE reasonably determines are its additional internal administrative costs and any costs associated in reviewing whether such events would alter the Credit Subsidy Cost and (b) payment of related Periodic Expenses of Independent Consultants, to the extent that such third parties are not paid directly by the Borrower or the Sponsor.

          "Dollars" or " $" The lawful currency of the United States of America.

          "Drawstop Notice" A notice issued by the Loan Servicer pursuant to Section 2.4.2 of the Loan Guarantee Agreement.

          "ECI" The Employment Cost Index, as published by the Bureau of Labor Statistics for the relevant period.

          "Eligible Base Project Costs" The portion of Base Project Costs that are Eligible Project Costs, in an aggregate amount not to exceed one hundred and twenty nine million, ninety seven thousand, seven hundred and eighty nine Dollars ($129,097,789) (which for avoidance of doubt includes approximately five million, four hundred and ninety four thousand, three hundred Dollars ($5,494,300) of Budgeted Contingencies).

          "Eligible Project Costs" Those portions of Project Costs that are eligible for funding as "Project Costs" as defined in the Applicable Loan Guarantee Requirements.

          "Employee Benefit Plan" (i) All "employee benefit plans" (as defined in Section 3(3) of ERISA) other than any Multiemployer Plans which are or at any time have been maintained or sponsored by the Borrower or any of its Subsidiaries or to which the Borrower or any of its Subsidiaries has ever made, or been obligated to make, contributions or with respect to which the Borrower or any of its Subsidiaries has incurred any material liability or obligation, (ii) all Pension Plans, and (iii) all Qualified Plans.

          "Environmental Affiliate" The Operator, the Construction Contractor and any Person, to the extent the Borrower could reasonably be expected to have liability as a result of the Borrower retaining, assuming, accepting or otherwise being subject to liability for Environmental Claims relating to such Person, whether the source of the Borrower's obligation is by contract or operation of law.

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          "Environmental Approval" Any Required Consent required under applicable Environmental Laws, including the issuance of any Governmental Approvals required pursuant to the National Environmental Policy Act.

          "Environmental Claim" Any and all obligations, liabilities, losses, administrative, regulatory or judicial actions, suits, demands, decrees, claims, liens, judgments, notices of noncompliance or violation, investigations (excluding routine inspections), proceedings, cleanup, removal or remedial actions or orders, or damages (foreseeable and unforeseeable, including consequential and punitive damages), penalties, fees, out-of-pocket costs, expenses, disbursements, attorneys' or consultants' fees, relating in any way to any violation of Environmental Law or any violation of any Governmental Approval issued under any such Environmental Law including (a) any and all Indemnity Claims by any Governmental Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Indemnity Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances, the violation or alleged violation of any Environmental Law or Governmental Approval issued thereunder, or arising from alleged injury or threat of injury to health, safety or the environment.

          "Environmental Indemnity Agreement" The Environmental Indemnity Agreement to be made by the Borrower in favor of the Collateral Agent and other Indemnified Parties (as defined therein).

          "Environmental Laws" Any Governmental Rule in effect as of the Financial Closing Date or thereafter, and in each case as amended, regulating, relating to or imposing obligations, liability or standards of conduct concerning (A) environmental impacts resulting from the use of the Project Site or environmental conditions present on, in or under the Project Site, or (B) pollution, protection of human health or safety or the environment, including flora and fauna, or Releases or threatened Releases of pollutants, contaminants, chemicals, radiation or industrial, toxic or hazardous substances or wastes, including Hazardous Substances, or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, recycling, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes, including Hazardous Substances.

          "EPC Contract" means the Engineering, Procurement and Construction Contract, dated February 3, 2011, between the Borrower and Industrial Builders, Inc.

          "Equipment Contract" The Equipment Supply Agreement, dated December 22, 2010, between the Borrower and Turbine Air Systems.

          "Equity Commitments" The Base Equity Commitment and the Overrun Equity Commitment.

          "Equity Contributions" The aggregate equity contributed as Base Equity and Overrun Equity.

          "Equity Funding and Recapture Obligation Agreement" The Equity Funding and Recapture Obligation Agreement, dated as of the Financial Closing Date, among the Borrower,

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Sponsor, Investor, the DOE and the Loan Servicer, pursuant to which the Sponsor will commit to provide the Overrun Equity Commitment and the Sponsor and the Investor will make certain additional undertakings for the duration of the DOE Guaranteed Loans.

          "Equity Distribution Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Equity Interests" Any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated and whether voting or economic) the common or preferred equity or equity or preference share capital of a Person, including partnership interests and limited liability company interests.

          "Equity Pledge Agreement" The Equity Pledge Agreement to be entered into by Holdco, the Borrower and the Collateral Agent on or before the Financial Closing Date by which Holdco pledges all of the Equity Interests in the Borrower.

          "ERISA" The Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

          "ERISA Affiliate" As applied to any person (as defined in Section 3(9) of ERISA), means (i) any corporation that is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that person is a member, (ii) any trade or business (whether or not incorporated) that is a member of a group of trades or business under common control within the meaning of Section 414(c) of the Internal Revenue Code or Section 4001(b) of ERISA of which that person is a member, (iii) any member of an affiliated service group within the meaning of Section 414(m) and (o) of the Internal Revenue Code of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

          "ERISA Event" (a) A reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Pension Plan; (b) the applicability of the requirements of Section 4043(b) of ERISA with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, to any Pension Plan where an event described in paragraph (9), (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such plan within the following thirty days; (c) a withdrawal by the Borrower or an ERISA Affiliate from a Pension Plan or the termination of any Pension Plan resulting in liability under Sections 4063 or 4064 of ERISA; (d) the withdrawal of the Borrower or an ERISA Affiliate in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefore, or the receipt by the Borrower or an ERISA Affiliate of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to Sections 4241 or 4245 of ERISA, (e) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (f) the imposition of liability on the Borrower or an ERISA Affiliate pursuant to Sections 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the failure by the Borrower or an ERISA Affiliate to make any required contribution to a Plan, or the failure to meet the minimum funding standard of Section 412 or 430 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived) or the failure to make by its due date a required installment under the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (h) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (i) the imposition of any material liability under Title I or Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or an ERISA Affiliate; (j) an application for a funding waiver under ERISA or an extension of any amortization period pursuant to the Internal Revenue Code with respect to any Pension Plan; (k) the imposition of any lien on any of the rights, properties or assets of the Borrower or an ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to the Internal Revenue Code; (l) the making of any amendment to any Pension Plan that could directly result in the imposition of a lien or the posting of a bond or other security; (m) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the IRC or Section 406 of ERISA) involving the assets of a Plan; or (n) the final determination that a Qualified Plan's qualification or tax exempt status should be revoked.

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          "Event of Default" Any of the events described in Section 8.1 of the Loan Guarantee Agreement.

          "Event of Default Notice" A written notice to the Collateral Agent from the Loan Servicer stating that an Event of Default has occurred and is continuing.

          "Event of Force Majeure" Any event, circumstance or condition in the nature of force majeure that would entitle any Project Participant to any abatement, postponement, or other relief from any of its contractual obligations under any Project Document to which such Person is party, including with respect to FFB an "Uncontrollable Cause" as defined in the FFB Note Purchase Agreement.

          "Event of Loss" Any event that causes any portion of the Project or any other property of the Borrower to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, including through a failure of title, any loss of such property or a condemnation.

          "Extraordinary Proceeds Release Certificate " Written instructions, in substantially the form of Exhibit M to the Depositary Agreement, for disbursements, transfers and payments from the Extraordinary Proceeds Account.

          "FERC" The Federal Energy Regulatory Commission and its successors.

          "FFB" The Federal Financing Bank, a body corporate and instrumentality of the United States of America.

          "FFB Advance Request" A request for an Advance delivered to FFB pursuant to the FFB Note Purchase Agreement.

          "FFB Advance Request Approval Notice" An "Advance Request Approval Notice" as defined in the FFB Note Purchase Agreement, signed by DOE.

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          "FFB Loan Transfer" Any transfer pursuant to the FFB Note Purchase Agreement of all or any part of the promissory note evidencing the DOE Guaranteed Loans.

          "FFB Note Purchase Agreement" The Note Purchase Agreement, dated as of the Financial Closing Date, among the Borrower, FFB, and DOE.

          "FFB Program Financing Agreement" The Program Financing Agreement to be entered into between FFB and DOE.

          "FFB Promissory Note" The Promissory Note to be entered into by the Borrower in favor of FFB and guaranteed by DOE.

          "Final Advance" As defined in Section 2.3.1(b)(vi) of the Loan Guaranty Agreement.

          "Financial Closing Date" The date on which all the conditions set forth in Section 4.1 of the Loan Guarantee Agreement have been satisfied or, in the sole discretion of the Loan Servicer, waived.

          "Financial Officer" With respect to any Person, General Manager, any director, the chief financial officer, the Controller, the Treasurer or any Assistant Treasurer, any Vice President-Finance or any Assistant Vice President-Finance or any other Vice President or Assistant Vice President with significant responsibility for the financial affairs of such Person.

          "Financial Plan" The Financial Plan included in Section 2.1 of the Loan Guarantee Agreement, as amended from time to time in accordance with Section 6.1(b)(i) of the Loan Guarantee Agreement, setting forth all sources of funds needed to pay Total Project Costs, including the DOE Guaranteed Loans, Base Equity and Overrun Equity.

          "Financial Statements" With respect to any Person, such Person's quarterly or annual balance sheet and statements of income, retained earnings, and sources and application of funds for such fiscal period, together with all notes thereto and with comparable figures for the corresponding period of its previous fiscal period, each prepared in Dollars and in accordance with GAAP (except for the absence of footnotes and normal year-end adjustments in the case of unaudited Financial Statements), it being agreed that for purposes of the Loan Documents (i) the Financial Statements of the Sponsor shall be prepared on a consolidated basis (including the Borrower) and (ii) separate Financial Statements of the Borrower shall be prepared and delivered.

          "First Principal Payment Date" The "First Principal Payment Date" as set forth in the FFB Promissory Note.

          "Fiscal Year" The accounting year of the Borrower beginning on and including the Sunday nearest December 31 and ending on and including the Saturday nearest to the following December 31.

          "Fitch" Fitch Ratings, Ltd., so long as it is a rating agency.

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          "Foreign Asset Control Regulations" The United States Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended), or any ruling issued thereunder or any enabling legislation or Presidential Executive Order granting authority therefore.

          "GAAP" Generally accepted accounting principles in the U.S. in effect from time to time including, where appropriate, generally accepted auditing standards, including the pronouncements and interpretations of appropriate accountancy administrative bodies (including the Financial Accounting Standards Board and any predecessor and successor thereto), applied on a consistent basis both as to classification of item and amounts, it being understood that unaudited Financial Statements will not include footnotes and will be subject to normal year-end adjustments.

          "Governmental Approval" Any approval, consent, authorization, license, permit, order, certificate, qualification, waiver, exemption, or variance, or any other action of a similar nature, of or by a Governmental Authority and including approval of the Power Purchase Agreement by the Idaho Public Utilities Commission, including any of the foregoing that are or may be deemed given or withheld by failure to act within a specified time period.

          "Governmental Authority" Any federal, state, county, municipal, or regional authority, or any other entity of a similar nature, exercising any executive, legislative, judicial, regulatory, or administrative function of government.

          "Governmental Judgment" With respect to any Person, any judgment, order, decision, or decree, or any action of a similar nature, of or by a Governmental Authority having jurisdiction over such Person or any of its properties.

          "Governmental Rule" With respect to any Person, any statute, law, rule, regulation, code, or ordinance of a Governmental Authority having jurisdiction over such Person or any of its properties, including principles of common law (including Environmental Laws and Corrupt Practices Laws).

          "Guaranteed Loan Amount" An amount, including Interest During Construction, that is not more than the lesser of (i) 75% of Eligible Base Project Costs, and (ii) the sum of (a) the Maximum Principal Amount and (b) the aggregate amount of interest actually added to the unpaid principal of all Advances on or prior to the Interest Capitalization End Date.

          "Guaranteed Loan Availability Period" The period from the Financial Closing Date until the earliest to occur of (i) the Project Completion Date and (ii) April 10, 2013.

          "Hazardous Substance" Any hazardous or toxic substances, chemicals, materials, pollutants or wastes defined, listed, classified or regulated as such in or under any Environmental Laws, including (i) any petroleum or petroleum products (including gasoline, crude oil or any fraction thereof), flammable, explosive or radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "contaminants" or "pollutants," or words of similar import, under any applicable Environmental Law; and (iii) any other chemical, material or substance, import, storage, transport, use or disposal of, or exposure to or Release of which is prohibited, limited or otherwise regulated under, or for which liability is imposed pursuant to, any Environmental Law.

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          "Hedging Agreement" Any agreement or instrument (including a cap, swap, collar, option, forward purchase agreement or other similar derivative instrument) relating to the hedging of any interest under any Indebtedness.

          "Holdco" Oregon USG Holdings LLC, a Delaware limited liability company.

          "Idaho Power" Idaho Power Company, the offtaker under the Power Purchase Agreement.

          "Improvements" The buildings, fixtures and other improvements to be situated on the Project Site, including the Units (as defined in the EPC Contract).

          "Indebtedness" At any date, all or any liabilities, obligations and reserves, contingent or otherwise, which, in accordance with GAAP, would be reflected as a liability on a balance sheet, including without limitation: (1) any Indebtedness for Borrowed Money; (2) any obligation of the Borrower evidenced by bonds, debentures, notes or other similar instruments; (3) any obligation of the Borrower to pay the deferred purchase price of property or services (other than amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business and on terms reasonable and customary for the industry, unless such amounts and expenses are accrued and unpaid for more than ninety days); (4) any obligation of the Borrower under conditional sales or other title retention agreements; (5) the net aggregate rentals under any lease by the Borrower as lessee that under GAAP would be capitalized on the books of the lessee or is the substantial equivalent of the financing of the property so leased; (6) any obligation of the Borrower to purchase securities or other property which arises out of or in connection with the sale of the same or substantially similar securities or property; (7) any obligation of the Borrower secured by any lien upon property of the Borrower; (8) any Indebtedness of others secured by a lien on any assets of the Borrower; and (9) any Indebtedness of others guaranteed, directly or indirectly by the Borrower.

          "Indebtedness for Borrowed Money" As to any Person, without duplication, (i) all indebtedness (including principal, interest, fees, and charges) of such Person for borrowed money or for the deferred purchase price of property or services (other than any deferral (x) in connection with the provision of credit in the ordinary course of business by any trade creditor or utility or (y) of any amounts payable under the Project Documents) or (ii) the aggregate amount required to be capitalized under any Capital Lease under which such Person is the lessee.

          "Indemnified Person" As defined in Section 13.17(b) of the Loan Guarantee Agreement.

          "Indemnity Claims" As defined in Section 13.17(b) of the Loan Guarantee Agreement.

          "Independent Consultants" Collectively the Independent Engineer, the Insurance Advisor, the Market Advisor, Chadbourne & Parke LLP as legal counsel to DOE, the Approved Reservoir Engineer, any subcontractors of such consultants, and any other advisor or consultant retained by the Credit Parties with the consent (during any period when no Potential Default or Event of Default has occurred and in continuing) of the Borrower, not to be unreasonably withheld.

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          "Independent Engineer" Luminate, LLC, as independent engineer to DOE.

          "Independent Engineer Report" A report or reports of the Independent Engineer delivered (i) on or before the Financial Closing Date, as to matters set forth in Section 4.1.16 of the Loan Guarantee Agreement, and (ii) on or before the Project Completion Date as to matters set forth in the definition of Project Completion.

          "Ineligible Base Project Costs" The portion of Base Project Costs that are Ineligible Project Costs, in an aggregate amount not to exceed one million, six hundred and eighty three thousand, and four Dollars ($1,683,004).

          "Ineligible Project Costs" Those portions of Project Costs that are not Eligible Project Costs, including Ineligible Base Project Costs and Overrun Project Costs.

          "Initial Advance" The initial advance or a borrowing under the DOE Credit Facility Commitment made pursuant to the Loan Guarantee Agreement and the DOE Credit Facility Documents.

          "Initial Advance Date" A Business Day on which FFB makes the Initial Advance in accordance with Article 2 of the Loan Guarantee Agreement.

          "Initial Advance Conditions Precedent" As defined in Section 4.2 of the Loan Guarantee Agreement.

          "Initial Advance Notice" A request for the Initial Advance delivered by the Borrower, substantially in the form attached as Exhibit E to the Loan Guarantee Agreement, as may be modified from time to time by the Loan Servicer in its sole discretion.

          "Initial Advance Notice Date" The date of submission of the Initial Advance Notice.

          "Initial Cap-Ex Funding Amount" Three million Dollars ($3,000,000), to be funded to the extent available, from proceeds of the Cash Grant and (unless fully funded) from equity and Advances (to the extent available), on a pro rata basis, not later than the Project Completion Date.

          "Initial Long-Term Wellfield Drilling Funding Amount" One million Dollars ($1,000,000), to be funded to the extent available, from proceeds of the Cash Grant and (unless fully funded) from equity and Advances (to the extent available), on a pro rata basis, not later than the Project Completion Date.

          "Insolvency Proceedings" Any bankruptcy, insolvency, liquidation, company reorganization, restructuring, controlled management, suspension of payments, scheme of arrangement, appointment of provisional liquidator, receiver or administrative receiver, notification, resolution, or petition for winding up or similar proceeding, under any applicable law, in any jurisdiction and whether voluntary or involuntary.

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          "Insurance Advisor" The insurance advisor or expert appointed by the Loan Servicer or the Administrative Agent.

          "Intellectual Property Rights" Any and all rights in, to, arising out of, or associated with the following, whether now or hereafter existing, created, acquired or held: (i) all U.S., international and foreign patents and patent applications and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all trade secret rights; (iii) all copyrights or other rights associated with works of authorship, including all copyright registrations and applications for copyright registration, renewals and extensions thereof, and all other rights corresponding thereto throughout the world; (iv) all mask work rights, mask work registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology; (v) all rights in industrial designs and any registrations and applications therefor throughout the world; (vi) all rights to trade names, logos, trademarks and service marks, including registered trademarks and service marks and all applications to register trademarks and service marks throughout the world; (vii) all rights to any databases and data collections throughout the world; (viii) all moral, industrial and economic rights of authors and inventors, however denominated, throughout the world; and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

          "Interest Capitalization End Date" means the date on which the amount of interest that has been capitalized pursuant to Section 7(b) of the FFB Promissory Note equals the Maximum Capitalized Interest Amount.

          "Interest During Construction" Interest accruing on the DOE Guaranteed Loans during the Guaranteed Loan Availability Period, which interest will accrue from the applicable Advance Date and, which shall prior to the Interest Capitalization End Date, be capitalized and added to the principal of each such Advance on the last Business Day of each calendar quarter therein; provided that in no event shall Interest During Construction actually added to the unpaid principal of all Advances exceed the Maximum Capitalized Interest Amount.

          "Internal Revenue Code" The United States Internal Revenue Code of 1986, as amended from time to time.

          "Investor" Enbridge (U.S.) Inc., a Delaware corporation and owner as of the Financial Closing Date of 20% of the Equity Interests in Holdco

          "Investor Support Letter" The written undertaking of the Investor, dated February 23, 2011 and addressed to DOE, to invest an additional five million Dollars ($5,000,000) in Holdco to fund cost overruns as may be required by capital calls.

          "Investment" For any Person: (i) the acquisition (whether for cash, property, services or securities or otherwise) or holding of Equity Interests, bonds, notes, debentures, partnership or other ownership interests or other securities of or in any other Person; (ii) the making of any deposit with, or advance, loan or other extension of credit to, any other Person or any guarantee of, or other Contingent Obligation with respect to, any Indebtedness or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to any other Person; and (iii) the acquisition of any similar property, right or interest of or in any other Person.

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          "Investment Company Act" The United States Investment Company Act of 1940, as amended from time to time.

          "Knowledge" With respect to the Borrower, the actual knowledge of the Principal Persons or any knowledge which should have been obtained by any of the Principal Persons upon reasonable investigation and inquiry.

          "Late Charge Rate" The interest rate applicable from time to time under the DOE Credit Facility Documents with respect to Overdue Amounts.

          "Lease" (i) Each of the documents listed in Sections 4.1.2(a)(ii), (v) and (vi) of the Loan Guarantee Agreement, (ii) any other real property or mineral rights lease entered into after the date hereof, and (iii) any agreement that would be characterized under GAAP as an operating lease.

          "LGIA" The Large Generator Interconnection Agreement, dated December 16, 2009, between the Sponsor and Idaho Power, following FERC approved format, and assigned by the Sponsor to the Borrower on or before the Financial Closing Date.

          "Lien" Any lien (statutory or other), pledge, mortgage, charge, security interest, deed of trust, assignment, hypothecation, title retention, fiduciary transfer, deposit arrangement, easement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of an asset, whether or not filed, recorded or otherwise perfected or effective under applicable law, as well as the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset (including any conditional sale or other title retention agreement, any Capital Lease having substantially the same economic effect as any of the foregoing, or any preferential arrangement having the practical effect of constituting a security interest with respect to the payment of any obligation with, or from the proceeds of, any asset or revenue of any kind).

          "Loan Documents" The Loan Guarantee Agreement, the DOE Credit Facility Documents, the Equity Funding and Recapture Obligation Agreement, the Security Documents, the Direct Agreements, the Warrant Agreement, and any documents and agreements delivered in connection therewith that are agreed in writing by the Loan Servicer and the Borrower to be Loan Documents, but in all cases excluding any Project Documents.

          "Loan Guarantee Agreement" The Loan Guarantee Agreement, dated as of February 23, 2011, among the Borrower, DOE, the Collateral Agent, and Administrative Agent to which this Exhibit A is appended. The Loan Guarantee Agreement constitutes the "Loan Guarantee Agreement" referred to in the Applicable Loan Guarantee Requirements.

          "Loan Servicer" As defined in the Preamble to the Loan Guarantee Agreement, or its successor, as appointed pursuant to Section 9.1(a) of the Loan Guarantee Agreement.

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          "Local Account" means any local bank account (other than the Project Accounts) in the name of the Borrower or the Project for which a Local Accounts Control Agreement has been executed.

          "Local Accounts Control Agreement" An agreement with respect to a Local Account to be entered into by and among the Borrower, Bank of America, N.A. or other bank holding such Local Account and the Collateral Agent, in form and substance reasonably satisfactory to the Loan Servicer and the Collateral Agent.

          "Long-Term Wellfield Drilling Reserve Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Loss Proceeds" All proceeds (other than any proceeds of business interruption insurance, advance loss of profit insurance, and proceeds covering liability of the Borrower to third parties) resulting from an Event of Loss.

          "Loss Proceeds Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Major Maintenance" Major maintenance of the Project and other Project capital investment, including replacement of pumps, power plant equipment, resource gathering equipment and wellfield drilling and related activities at any time after the Project Completion Date, that is included in the then-current Operating Plan and which is approved by the Independent Engineer as being reasonably necessary for the long term safe and efficient operation of the Project in accordance with the "reasonable and prudent operator standard".

          "Major Project Participant" The Borrower, Holdco, the Sponsor, the Operator, any Material Project Party, and any other any other project participant designated by the Administrative Agent.

          "Management Services Agreement" The Management Services Agreement, dated as of February 1, 2011, between the Borrower and the Operator.

          "Market Advisor" National Economic Research Associates, Inc., as market advisor to DOE.

          "Market Advisor's Report" A report or reports of the Market Advisor delivered on or before the Financial Closing Date, as to matters set forth in Section 4.1.13 of the Loan Guarantee Agreement.

          "Material Adverse Effect" As of any date of determination, in the sole discretion of the Loan Servicer, (i) a material and adverse change in, or a material and adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower, Holdco, the Project or the Sponsor (as applicable; but provided that such effect shall only apply to the Sponsor prior to the Project Completion Date), (ii) a material impairment of (a) the rights or remedies of FFB or DOE under the applicable Loan Documents or (b) the ability of the Borrower, Holdco, Sponsor or the Investor to observe and perform its obligations under the Transaction Documents to which it is a party or (c) the security or Liens of the Secured Parties on any of the Collateral, or (iii) a material and adverse effect upon the legality, validity, binding effect or enforceability against the Borrower, the Sponsor, the Investor or any Material Project Party of any applicable Transaction Document to which it is a party.

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          "Material Project Party" Each Person (other than the Borrower) who is a party to a Principal Project Document.

          "Maturity Date" means February 10, 2035.

          "Maximum Capitalized Interest Amount" An amount equal to three million, sixty two thousand, and fourteen Dollars ($3,062,014).

          "Maximum Principal Amount" An amount equal to ninety three million, seven hundred and sixty one thousand, three hundred and twenty seven Dollars ($93,761,328).

          "Midland" has the meaning set forth in the Recitals to the Loan Guarantee Agreement.

          "Moody's" Moody's Investors Service, Inc., so long as it is a rating agency.

          "Mortgage" The Deed of Trust made by the Borrower, in favor of the Collateral Agent, dated on or before the Financial Closing Date, pursuant to which the Borrower grants to the Collateral Agent for the benefit of DOE a security title and a security interest in the Project Site.

          "Multiemployer Plan" A "multiemployer plan" (within the meaning of Section 3(37) of ERISA) which the Borrower or any ERISA Affiliate contributes to or participates in, or with respect to which the Borrower or any ERISA Affiliate has any material liability or other obligation (whether accrued, absolute, contingent or otherwise).

          "National Environment Policy Act" The National Environmental Policy Act of 1969 of the United States, as amended from time to time, and the regulations promulgated, and any publicly available rulings issued, thereunder.

          "Net Income" For any period, the net income (or loss) of the Borrower for such period, as determined in accordance with GAAP, provided, that there shall be excluded in such determination: (1) any aggregate net gain or net loss during such period arising from the sale, conversion, exchange, or other disposition of capital assets; (2) any gains or losses resulting from the write-up of any assets; (3) any net gain or net loss arising from the extinguishment, under GAAP, of any Indebtedness of the Borrower; and (4) any net income, gain or loss during such period resulting from (A) any extraordinary items, or (B) any discontinued operations or the disposition thereof.

          "OFAC" Office of Foreign Assets Control, agency of the U.S. Department of the Treasury under the auspices of the Under Secretary of the Treasury for Terrorism and Financial Intelligence.

          "OMB" The Office of Management and Budget of the Executive Office of the President of the United States of America.

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          "OMB Implementing Guidance" The OMB's Initial Implementing Guidance for the Recovery Act, M-09-10 (February 18, 2009), Updated Implementing Guidance for the Recovery Act, M-09-15 (April 3, 2009), Updated Implementing Guidance for the Recovery Act, M-09-21 (June 22, 2009) and, in each case, any amendment, supplement or successor thereto.

          "Operating Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Operating Costs" For any period with respect to which such Operating Costs are being calculated, all amounts paid (or projected to be paid) by the Borrower for the administration, management, and operation and maintenance of the Project, including, in each case to the extent attributable to the Borrower: (i) amounts payable under the Management Services Agreement; (ii) Capital Expenditures; (iii) premiums and other costs related to the maintenance of Required Insurance; and (iv) taxes.

          "Operating Documents" The documents listed in Section 4.1.2(c) of the Loan Guarantee Agreement and all other contracts required for operation and maintenance of the Project entered into prior to, on, or after the Financial Closing Date.

          "Operating Forecast" The periodic forecast prepared by the Borrower (on an aggregate and month-by-month basis) in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(j)(ii) of the Loan Guarantee Agreement, which (i) shall be the Borrower's good faith projections at such time taking into account all facts and circumstances then existing and assumptions believed by the Borrower to be reasonable on the date made, complete, fair and accurate estimates of all Operating Revenues reasonably expected to be received and all Operating Costs (by category) reasonably expected to be incurred, (ii) shall reflect Debt Service due during each period, and pro forma Cash Flow Available for Debt Service projections for each period, (iii) shall include such other information as may be reasonably requested by the Loan Servicer or the Independent Engineer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Plan, in sufficient detail to permit meaningful comparisons, and shall include a statement of the assumptions on which it is based.

          "Operating Period" The period from the Project Completion Date to the Security Discharge Date.

          "Operating Plan" The periodic operating plan for the Project prepared by the Borrower in connection with the operation of the Project, and delivered from time to time pursuant to Section 6.1(b)(vii) of the Loan Guarantee Agreement which (i) shall describe the Project's operating plan for the relevant period, (ii) shall summarize any changes in the Project's maintenance plan, including the Project's program for spare parts, inventory management, and supply management, (iii) shall include such other information as may be reasonably requested by the Loan Servicer, and (iv) shall be prepared on a basis consistent from period to period, and consistent with the Operating Forecast, in sufficient detail to permit meaningful comparisons, and include a statement of the assumptions on which it is based.

          "Operating Revenues" All cash receipts (or projected receipts) of the Borrower deposited in the Project Accounts, including revenues from: (i) the sales under the Power Purchase Agreement; (ii) proceeds from business interruption and delay in start-up insurance policies; (iii) delay liquidated damages payable under any Construction Contract that are not used to pay Project Costs and (iv) interest and other income earned and received on the Project Accounts; provided, however, that Operating Revenues shall not include proceeds (x) from casualty and event of loss insurance or (y) that are subject to a mandatory prepayment pursuant to Section 3.4.3 of the Loan Guarantee Agreement.

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          "Operational Completion" Satisfaction of the elements described in the clause (b) of the definition of Project Completion.

          "Operator" U.S. Geothermal Services LLC, a Delaware limited liability company.

          "Organizational Documents" With respect to any Person, its charter, articles of incorporation and by-laws, memorandum and articles of association, statute, partnership agreement, limited liability company agreement or similar instruments that are required to be registered or lodged in the place of organization of such Person and that establish the legal personality of such Person.

          "Overdue Amounts" Any amounts owing under the FFB Promissory Note that are not paid when and as due.

          "Overnight Investment" A deposit in a money market deposit account with the Depositary Bank.

          "Overrun Contingencies" The line item for "Overrun Contingencies" in the Construction Budget.

          "Overrun Equity" Equity funding to be provided to the Borrower by the Sponsor pursuant to the Overrun Equity Commitment.

          "Overrun Equity Commitment" The obligation of the Sponsor under the Equity Funding and Recapture Obligation Agreement to fund all Overrun Project Costs, from sources other than the DOE Guaranteed Loans, until the Project Completion Date.

          "Overrun Project Costs" (x) All Total Project Costs in excess of Base Project Costs, (and including all Ineligible Project Costs in excess of Ineligible Base Project Costs, even if Total Project Costs in the aggregate have not yet exceeded Base Project Costs in the aggregate) whether Eligible Project Costs or Ineligible Project Costs, and including (i) costs associated with the design, engineering, financing, construction, startup, commissioning and shakedown of the Project, (ii) shortfalls from anticipated revenues, increases from anticipated costs, and other working capital needs of the Borrower prior to Project Completion, (iii) amounts arising from timing differences in disbursement of cash to pay expenses and receipt of cash associated with revenues prior to Project Completion, and (iv) any other amounts required to achieve Project Completion or otherwise incurred that are attributable or otherwise related to the Borrower's business or are obligations of the Borrower, including all amounts payable on the DOE Guaranteed Loans and (y) any Dishonored Base Equity Letter of Credit Amount, in each such case prior to the Project Completion Date.

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          "Owner's Engineer" A Person appointed by the Borrower to provide engineering support on behalf of Borrower in the design, construction, and commissioning of the Project.

          "Patriot Act" The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, and all regulations promulgated thereunder.

          "Payment Date" Each Principal Payment Date and Semi-Annual Payment Date.

          "PBGC" The Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

          "Pension Plan" An employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was obligated to make, contributions, and (ii) that is or was subject to Section 412 of the Internal Revenue Code, Section 302 of ERISA or Title IV of ERISA

          "Periodic Expenses" All of the following amounts from time to time due under or in connection with the Loan Documents: (i) all recordation and other costs, fees and charges in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents or the perfection of the security interests in the Collateral, (ii) all fees charges, and expenses of any Independent Consultants, legal counsel, accountants, and other advisors to the Credit Parties, and (iii) all other fees, charges, expenses and other amounts (other than interest and principal on the DOE Guaranteed Loans) from time to time due under or in connection with the Loan Documents.

          "Permitted Indebtedness" (i) Indebtedness incurred under the Loan Documents; and (ii) Indebtedness in respect of amounts due to trade creditors and accrued expenses, in each case arising in the ordinary course of business, to the extent such amounts and expenses are not paid more than ninety days past the due date therefor.

          "Permitted Investments":

                    (a) Readily marketable direct obligations of the government of the United States of America or any agency or instrumentality thereof, or obligations unconditionally guaranteed by the full faith and credit of the government of the United States, in each case maturing within one (1) year from the date of acquisition thereof;

                    (b) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than one (1) year from the date of acquisition thereof and, at the time of acquisition, having a rating of AA- or higher from S&P or Aa3 or higher from Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

                    (c) investments in commercial paper maturing within one hundred eighty days from the date of acquisition thereof and having, at such date of acquisition, a rating of at least A-1 or P-1 from either S&P or Moody's (or, if at any time neither S&P nor Moody's shall be rating such obligations, an equivalent rating from another nationally recognized rating service);

26

                    (d) investments in certificates of deposit, banker's acceptances and time deposits maturing within two hundred and seventy days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, the Administrative Agent or any domestic office of any commercial bank organized under the laws of the United States of America, any State thereof, any country that is a member of the Organization for Economic Co-Operation and Development or any political subdivision thereof, that has a combined capital and surplus and undivided profits of not less than five hundred million Dollars ($500,000,000);

                    (e) fully collateralized repurchase agreements with a term of not more than thirty days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria of clause (d) of this definition;

                    (f) readily marketable direct obligations issued or guaranteed by any state of the United States or any political subdivision thereof (including municipalities), in either case having one of the two highest rating categories obtainable from any of Moody's, S&P or Fitch; and

                    (g) investments in "money market funds" within the meaning of Rule 2a-7 of the Investment Company Act of 1940, as amended, substantially all of whose assets are invested in investments of the type described in clauses (a) through (g) of this definition.

          "Permitted Leases" (a) Leases of office space, office equipment or motor vehicles with respect to which the aggregate lease payments do not exceed fifty thousand Dollars ($50,000) per Fiscal Year, in each case as required in connection with the construction or operation of the Project, and (b) the Leases.

          "Permitted Liens" (i) The rights and interests of the Secured Parties as provided in the Transaction Documents; (ii) Liens for any tax, assessment or other governmental charge not yet due, or being diligently contested in good faith and by appropriate proceedings timely instituted, so long as (A) such proceedings shall not involve any danger of the sale, forfeiture or loss of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project or any easements; (B) such tax, assessment or other governmental charge is not more than sixty days delinquent; and (C) a bond, adequate reserves or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any taxes, assessments or other charges determined to be due will promptly be paid in full when such contest is determined; (iii) Liens in favor of materialmen, workers or repairmen, or other like Liens arising in the ordinary course of business or in connection with the construction of the Project, occurring after the Financial Closing Date, either for amounts not yet due or for amounts being diligently contested in good faith and by appropriate proceedings timely instituted so long as (x) such proceedings shall not involve any danger of the sale, forfeiture or loss of any part of the Project, or any easements, as the case may be, title thereto or any interest therein and shall not interfere with the use or disposition of the Project, or any easements, and (y) a bond or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined, and (iv) Liens identified in the ALTA Form 2006 Mortgagee Policy of Title Insurance (or similar policy form) issued by the Title Company; (v) zoning, entitlement, building and other land use regulations imposed by Governmental Authorities having jurisdiction over the Project Site which do not and will not materially impair the use, development or operation of the Project Site for its intended purpose; (vi) covenants, conditions, restrictions, easements and other similar matters of record as of the Financial Closing Date affecting title to the Project Site that do not and will not materially impair the use, development or operation of the Project Site for its intended purpose; (vii) any other Lien affecting the Project Site the existence of which does not and will not materially impair the use, development or operation of the Project Site for its intended purpose; (viii) Liens (not securing Indebtedness) of depository institutions and securities intermediaries (including rights of set-off or similar rights) with respect to deposit accounts or securities accounts; (ix) Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.1(m) of the Loan Guarantee Agreement or securing appeal or other surety bonds related to such judgments; and (x) deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature incurred in the ordinary course of business; provided, however, that, notwithstanding the foregoing, Permitted Liens shall not include any Lien on any Equity Interests of the Borrower (other than any such Lien made for the benefit of the Secured Parties).

27

          "Person" Any individual, firm, corporation, company, voluntary association, partnership, limited liability company, joint venture, trust, unincorporated organization, Governmental Authority, committee, department, authority or any other body, incorporated or unincorporated, whether having distinct legal personality or not.

          "Physical Completion" Satisfaction of the elements described in clause (a) of the definition of Project Completion.

          "Placed in Service Date" means the date on which the Project is considered to be placed in service for federal income tax purposes.

          "Potential Default" An event that, with the giving of notice or passage of time or both, would become an Event of Default.

          "Power Purchase Agreement" The Power Purchase Agreement, dated December 11, 2009, between the Borrower and Idaho Power.

          "Prepayment Election Notice" Written notification delivered by the Borrower of any intended prepayment of all or part of the DOE Guaranteed Loans, as specified in the FFB Promissory Note.

          "Prepayment Price" With respect to any Advance, the price paid by the Borrower to the Holder (as defined in the FFB Promissory Note) for the prepayment of such Advance as specified in the FFB Promissory Note.

          "President's Pay Agent" The Secretary of Labor and the Directors of the Office of Management and Budget and the Office of Personnel Management, or such other individuals designated as the President's Pay Agent pursuant to Section 5304(d)(1) of Title 5, United States Code.

28

          "Principal Payment Date" The First Principal Payment Date and each Semi-Annual Payment Date occurring after the First Principal Payment Date, or in each case if not a Business Day, the next Business Day.

          "Principal Persons" Any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to the Borrower or the Operator, or any other Person (whether or not an employee), who has critical influence on or substantive control over the Project.

          "Principal Project Documents" The Real Property Rights, the Construction Contracts, the Operating Documents, the Power Purchase Agreement and any guarantee, letter of credit, surety bond or other performance security posted by any party to any of the foregoing in favor of any other party.

          "Program Requirements" (i) The provisions of Title XVII and the Applicable Loan Guarantee Requirements and (ii) all DOE and FFB legal and financial requirements, policies, and procedures applicable to the Title XVII program from time to time; provided, however, that Program Requirements shall not include DOE and FFB legal and financial requirements, policies and procedures referenced in clause (ii) above not having the force of law that are established, adopted or otherwise come into effect after the Financial Closing Date.

          "Prohibited Jurisdiction" Any country or jurisdiction, from time to time, that is the subject of sanctions or restrictions promulgated or administered by any federal Governmental Authority of the United States.

          "Prohibited Person" Any person (i) that is named, or is owned or controlled by, or, where applicable, acting for or on behalf of, any person or entity that is named on, the most current list of "Specially Designated Nationals and Blocked Persons" (Appendix A to 31 C.F.R. chapter V) as published by the OFAC at its official website, http://www.treas.gov/offices/enforcement/ ofac/sdn/, or at any replacement website or other replacement official publication of such list (the "SDN List"), or (ii) who is an Affiliate of or affiliated with a Person listed above. Solely for the purposes of the definition of "Prohibited Person," "Affiliate" means, with respect to any person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such person. Solely for the purposes of this definition of "Affiliate," "control" (together with the correlative meanings of "controlled by" and "under common control with') means possession, directly or indirectly, to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Project" As defined in the Recitals to the Loan Guarantee Agreement.

          "Project Account" Each of the Construction Account, Project Revenue Account, Short-Term Wellfield Drilling Reserve Account, the Long-Term Wellfield Drilling Reserve Account, Cap-Ex Reserve Account, the Debt Service Payment Account, the Operating Account, the Debt Service Reserve Account, the Cash Grant Proceeds Account, the Equity Distribution Account, the Extraordinary Proceeds Account and the Loss Proceeds Account.

29

          "Project Completion" As set forth in Exhibit A-1 to the Loan Guarantee Agreement.

          "Project Completion Date" The date on which all the conditions for Project Completion have been met, as certified by the Loan Servicer in writing.

          "Project Costs" All costs incurred by the Borrower attributable to, or otherwise relating to, the Borrower's business or obligation to acquire, develop, finance and construct the Project, including (i) amounts payable under the Construction Contracts; (ii) interest, fees and expenses payable in connection with the DOE Credit Facility Commitment and the DOE Guaranteed Loans prior to the end of the Guaranteed Loan Availability Period; (iii) principal payments on the DOE Guaranteed Loans occurring prior to the Project Completion Date; (iv) costs to acquire leasehold title or use rights to the Project Site and geothermal resource rights, necessary easements and other real property interests; (v) costs and expenses of legal, engineering, accounting, construction management and other advisors or Independent Consultants incurred in connection with the Project; (vi) fees, commissions and expenses payable to the Credit Parties at or prior to the Initial Advance Date; (vii) Development Costs to the extent permitted to be paid under the Loan Documents; (viii) construction insurance premiums for coverage obtained prior to the Project Completion Date; (ix) the Borrower's and the Operator's labor costs and general and administration costs; (x) costs incurred under the Equipment Contract, EPC Contract, each Well Drilling Contract, Management Services Agreement and mobilization costs included in the Base Case Projections; (xi) amounts required to fund the Reserve Accounts as set forth in the definition of "Project Completion", and (xii) such other costs or expenses approved by the Loan Servicer.

          "Project Documents" The Principal Project Documents and the Additional Project Documents.

          "Project Document Replacement Plan" A plan, satisfactory to the Loan Servicer in consultation with the Independent Engineer, for replacement of a Project Document following a termination, repudiation or breach of such Project Document, demonstrating that replacement of such Project Document is (i) economically and technically feasible, (ii) can be accomplished in a timely manner, (iii) contains terms and conditions that are satisfactory to the Loan Servicer, and (iv) that the proposed replacement contractor under such replacement Project Document has the financial and technical capability to satisfactorily perform its obligations under such replacement Project Document.

          "Project Facility" The Project Site and the Improvements.

          "Project Participant" Any party to a Principal Project Document and any party to a Loan Document, other than the Credit Parties.

          "Project Plans" Project plans satisfactory to DOE for the design, development, financing, construction, implementation, operation and management of the Project, including updates and supplements to information submitted in response to "Attachment B" to the instructions for Application.

30

          "Project Revenue Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Project Site" The real property located near Vale in Malheur County, Oregon upon which the Project is located, and any other land necessary for the Project.

          "Public Utility Holding Company Act" or "PUHCA" The United States Public Utility Holding Company Act of 2005, as amended from time to time.

          "Punch List Items" Items listed on the construction punchlist that are approved by the Independent Engineer.

          "Qualifying Costs" means the actual, documented costs expended by the Borrower for specified energy property that is an integral portion of the facility for purposes of Section 45 of the Internal Revenue Code and which is eligible to be included in the cost basis under Section 1603 of the Internal Revenue Code, as determined pursuant to the Cost Segregation Report consistent with the Cash Grant Guidance, Cash Grant Terms and Conditions and other regulations or guidance issued with respect to the Cash Grant.

          "Qualified Plan" An employee benefit plan (as defined in Section 3(3) of ERISA) other than a Multiemployer Plan (i) that is or was at any time maintained or sponsored by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate has ever made, or was ever obligated to make, contributions, and (ii) that is intended to be tax-qualified under Section 401(a) of the Internal Revenue Code.

          "Quarterly Reporting Certificate" A certificate executed by an Authorized Official of the Borrower delivered pursuant to Section 6.1(b) of the Loan Guarantee Agreement, substantially in the form attached as Exhibit G to the Loan Guarantee Agreement.

          "Quarterly Reporting Package" The items specified in Section 6.1(b) of the Loan Guarantee Agreement as being delivered quarterly under cover of a Quarterly Reporting Certificate.

          "Rating Agency" Moody's, S&P or Fitch.

          "Real Property Rights" The Real Property Rights listed in Section 4.1.2(a) of the Loan Guarantee Agreement, and all other contracts and documents entered into prior to, on, or after the Financial Closing Date required for the acquisition of land or mineral rights and rights to land or mineral rights for the Project, all easements, licenses, and covenants, conditions and restrictions in connection with the Project Site, and any and all other documents (including estoppel certificates from landlords) affecting an interest in or right to use the Project Site.

          "Recapture Period" means the period from the Placed in Service Date until the fifth anniversary thereof, or such longer period during which a Cash Grant may be required to be repaid to the U.S. Department of Treasury pursuant to the Cash Grant Guidance.

          "Recovery Act" The American Recovery and Reinvestment Act of 2009, P.L. No. 111-5.

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          "Register" As defined in Section 13.13(d) of the Loan Guarantee Agreement.

          "Release" Disposing, discharging, injecting, spilling, leaking, leaching, dumping, pumping, pouring, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Remediation Plan" With respect to any Event of Default under Section 8.1(e) or 8.1(y)(iii) of the Loan Guarantee Agreement, a plan of correction with a timetable for curing such Event of Default that has been approved by a court of competent jurisdiction, or the lead Governmental Authority with enforcement responsibility with respect to such matter, or the Loan Servicer, as the case may be.

          "Remedies Instructions" Written instructions to the Collateral Agent or Depositary Bank from the Loan Servicer directing the Collateral Agent to exercise or refrain from exercising any rights, remedies, powers or privileges with respect to the Collateral or otherwise under this Agreement or any other Loan Document to which it is a party.

          "Requested Advance Date" As defined in the FFB Note Purchase Agreement.

          "Required Consents" As defined in Section 5.10(a) of the Loan Guarantee Agreement.

          "Required Insurance" Insurance coverage for the Project satisfying the requirements set forth in Schedule 6.3(b) to the Disclosure Letter.

          "Reserve Account" Each of the Debt Service Reserve Account, the Short-Term Wellfield Drilling Reserve Account, the Long-Term Wellfield Drilling Reserve Account, and the Cap-Ex Reserve Account.

          "Reserve Letter of Credit" An unconditional, irrevocable, direct-pay, letter of credit that is denominated in Dollars, that is issued in favor of the Collateral Agent by a bank with a branch or representative office in New York, New York and that is organized under or licensed as a branch or agency under the laws of the United States or any state thereof that has (a) outstanding unguaranteed and unsecured long-term Indebtedness that is rated "A-" or better by S&P and/or "A3" or better by Moody's (and if the applicable rating is "A-" by S&P or "A3" by Moody', such rating is not on negative watch) ); or (b) that is otherwise acceptable to the Loan Servicer and the Collateral Agent. In either case the unconditional, irrevocable, direct-pay, letter of credit must meet each of the following requirements and is otherwise in form and substance satisfactory to the Loan Servicer in its sole discretion:

          (i)         the initial expiration date thereof shall be at least twelve months beyond the date of issuance, and shall automatically renew upon its expiration (which renewal period shall be for at least twelve months) unless, at least forty-five days prior to any such expiration, the issuer shall provide the Collateral Agent with a notice of non-renewal of such letter of credit;

          (ii)        upon any failure to renew such Reserve Letter of Credit at least thirty days prior to such expiration date, or if the issuer of such Reserve Letter of Credit shall fail to meet the requirements with respect thereto the entire face amount thereof may be drawn by the Collateral Agent (unless the Collateral Agent shall have received a replacement letter of credit meeting the conditions herein imposed or amounts shall have been deposited in (i) the Debt Service Reserve Account such that the amount on deposit therein, when aggregated with the face amount available to be drawn under any applicable Reserve Letter of Credit then outstanding (other than such Reserve Letter of Credit that is not to be renewed or that no longer meets the criteria) is equal to the amount required to be on deposit in the Debt Service Reserve), and (ii) the Operating Account such that the amount on deposit therein, when aggregated with the face amount available to be drawn under any applicable Reserve Letter of Credit then outstanding (other than such Reserve Letter of Credit that is not to be renewed or that no longer meets the criteria) is equal to at least the Operating Account Minimum Balance;

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          (iii)      such Reserve Letter of Credit shall additionally be drawable in all cases in which the Loan Guarantee Agreement provides for a transfer of funds from the Debt Service Reserve Account or Operating Account (as applicable) and there shall be no conditions to any drawing thereunder other than the submission of a drawing request substantially in the form attached to such Reserve Letter of Credit; and

          (iv)      no agreement, instrument or document executed in connection with such Reserve Letter of Credit shall provide the issuer thereof or any other Person with any claim against the Borrower, the Collateral Agent, the Loan Servicer or any other Secured Party, or against any Collateral, whether for costs of maintenance, reimbursement of amounts drawn under such letter of credit or otherwise.

          "Restoration or Replacement Plan" A plan and time schedule, reasonably satisfactory to the Loan Servicer, in consultation with the Independent Engineer, for the application of Loss Proceeds arising from any Event of Loss, and any other funds available to the Borrower from sources satisfactory to the Loan Servicer with which to restore or replace the portion of the Project affected by such Event of Loss, and such plan shall, at a minimum, demonstrate that:

          (a)      the Project can be repaired or replaced prior to the Maturity Date in a manner that is satisfactory to the Loan Servicer;

          (b)      the repair or replacement of the Project will not violate any applicable Law and will otherwise be permitted under existing Governmental Approvals or other replacement Governmental Approvals that have been obtained or are reasonably expected to be obtained (if necessary) prior to the time needed;

          (c)      after taking into account the Loss Proceeds, as applicable, and other funds available to the Borrower from sources satisfactory to the Loan Servicer or otherwise permitted under the Loan Documents, there will be adequate funds available to pay, when due, all ongoing expenses of the Project, including Debt Service and penalties or damages payable to third parties during the period of repair or replacement, and pay all costs of repairing or replacing the Project to the condition specified in (a) above;

          (d)      the Event of Loss (including the non-operation of the Project during any period of repair or restoration), has not resulted or is not reasonably expected to result in a default giving rise to a termination of, or a materially adverse modification of, one or more of the Governmental Approvals or Principal Project Documents; and

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          (e)      construction contractors and vendors of recognized skill, reputation and creditworthiness and reasonably acceptable to the Loan Servicer and the Independent Engineer have executed reconstruction contracts, purchase orders or similar arrangements for the repair, rebuilding or restoration on terms and conditions reasonably acceptable to the Loan Servicer and the Independent Engineer.

          "Restricted Payment" As defined in Section 7.10.1 of the Loan Guarantee Agreement.

          "S&P" Standard & Poor's Rating Services, a division of The McGraw Hill Companies, Inc., so long as it is a rating agency.

          "Secured Obligations" All amounts owing to the Secured Parties under the Loan Documents, including (i) all loans, advances, debts, liabilities, and obligations, howsoever arising, owed by the Borrower under the DOE Credit Facility Documents or the Loan Guarantee Agreement or otherwise to the Secured Parties (whether or not evidenced by any note or instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, pursuant to any of the Transaction Documents, including all interest, fees and Periodic Expenses chargeable to the Borrower and payable by the Borrower hereunder or thereunder; (ii) any and all sums advanced by any Agent or any other Secured Party in order to preserve the Collateral or preserve the Secured Parties' security interest in the Collateral; and (iii) in the event of any proceeding for the collection or enforcement of the obligations after an Event of Default shall have occurred and be continuing, the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by any Secured Party of its rights under the Security Documents, together with any Periodic Expenses, including attorney's fees and court costs.

          "Secured Parties" DOE, the Collateral Agent and any other Credit Party, as their respective interests may appear.

          "Security Agreement" The Security Agreement, dated on or before the Financial Closing Date, between the Borrower and the Collateral Agent.

          "Security Discharge Date" means the date on which (i) all outstanding DOE Credit Facility Commitments have been terminated and (ii) all amounts payable in respect of the Secured Obligations have been paid in full in cash (other than inchoate indemnity obligations and other obligations under the DOE Loan Documents that by their terms survive and with respect to which no claim has been made by the Secured Parties).

          "Security Documents" The documents listed in Sections 4.1.1(c), 4.1.35 and 4.2.14 of the Loan Guarantee Agreement and all other contracts and documents entered into prior to, on, or after the Initial Advance Date that provide any Lien, pledge, charge or security interest to the Collateral Agent for the benefit of the Secured Parties (any of them) to secure the Secured Obligations.

          "Semi-Annual Payment Date" Each date of payment of principal and interest after the First Principal Payment Date as specified in the DOE Credit Facility Documents or in each case, if not a Business Day, the next Business Day.

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          "Short-Term Wellfield Drilling Reserve Account" The account set forth in Section 3.1 of the Depositary Agreement.

          "Short-Term Wellfield Funding Amount" Four million five hundred thousand Dollars ($4,500,000).

          "Sponsor" U.S Geothermal, Inc., a Delaware corporation and owner as of the Financial Closing Date of 80% of the Equity Interests in Holdco.

          "Sponsor Affiliate" Each Affiliate of the Sponsor providing services for the Project.

          "Sponsor Support Letter" The written undertaking of the Sponsor addressed to DOE and the Loan Servicer, to raise sufficient funds to meet any Overrun Equity Commitment, signed by the Chief Executive Officer of the Sponsor and in form and substance reasonably satisfactory to DOE and the Loan Servicer.

          "Sponsor's Accountant" BehlerMick PS or such other firm of independent public accountants of recognized international standing as may be appointed by the Borrower as accountant of the Borrower, from time to time with the approval of the Loan Servicer.

          "Subsequent Advance" An advance or a borrowing made after the Initial Advance under the DOE Credit Facility Commitment made pursuant to the Loan Guarantee Agreement and the DOE Credit Facility Documents.

          "Subsequent Advance Notice" A request for an Advance subsequent to the Initial Advance, delivered by the Borrower executed by an Authorized Official of the Borrower, substantially in the form attached as Exhibit F to the Loan Guarantee Agreement, as may be modified from time to time by the Loan Servicer in its sole discretion.

          "Technology" Regardless of form, any invention (whether or not patentable or reduced to practice), discovery, information, work of authorship, articles of manufacture, machines, methods, processes, models, procedures, protocols, designs, diagrams, drawings, documentation, flow charts, network configurations and architectures, schematics, specifications, concepts, data, databases and data collections, algorithms, formulas, know-how, and techniques, software code, including all source code, object code, firmware, development tools and application programming interfaces (APIs), tools, materials, marketing and development plans, and other forms of technology and all media on which any of the foregoing is recorded.

          "Third-Party IP License Agreements" Any agreements providing Intellectual Property Rights to the Borrower, other than the Equipment Contract.

          "Title Company" Chicago Title Company of Oregon, Commercial Escrow Division, with an address of 1211 S.W. Fifth Avenue, Suite 2130, Portland, Oregon 97204.

          "Title XVII" Title XVII of the Energy Policy Act of 2005, Pub. L. 109-58, as amended by Section 406 of Div A of Title IV of Pub. L. 111-5 and Section 310 of Title III of Pub. L. 111-85, as may be amended from time to time.

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          "Total Funding Available" The aggregate of all funds that are (i) undrawn but committed, or reasonably expected to be available, under the DOE Credit Facility Commitment and the Base Equity Commitments, (ii) the Base Equity contributed but not yet applied to pay Project Costs (including the remaining undrawn value of any Base Equity Letter of Credit, the proceeds of any draw of a Base Equity Letter of Credit, any contribution made in respect of a Dishonored Base Equity Letter of Credit Amount and any cash contributed as equity by the Sponsor or Holdco and deposited in the Construction Account to replace the undrawn portion of any Base Equity Letter of Credit) plus Overrun Equity contributed but not yet applied to pay Project Costs (iii) all Overrun Equity Commitments, with respect to which Holdco or the Sponsor has funds (and not debt commitments) available in cash or Permitted Investments for contribution to the Borrower.

          "Total Project Costs" The total amount of Project Costs required for completion of the Project.

          "Transaction Documents" The Project Documents and the Loan Documents.

          "Turbine Air Systems" Turbine Air Systems, Ltd., a Texas limited partnership.

          "Uniform Commercial Code" The Uniform Commercial Code of the jurisdiction the law of which governs the document in which such term is used.

          "Unrestricted Local Account" Any bank account in the name of the Borrower that is not a Local Account or Project Account; provided that each Unrestricted Local Account shall be either closed or converted to a Local Account by the execution of a Local Accounts Control Agreement on or before the Initial Advance Date.

          "U.S." The United States of America.

          "U.S. Government" The federal government of the United States of America.

          "Warrant Agreement" The Warrant Agreement to be entered into on or before the Initial Advance Date between the Sponsor and DOE, providing for the issuance of warrants to purchase 500,000 shares of common stock of the Sponsor and substantially in the form attached as Exhibit H to the Loan Guarantee Agreement.

          "Well Drilling Contract" Each contract required for well drilling and related construction, procurement, installation and equipment to be entered into by the Borrower prior to, on, or after the Financial Closing Date.

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Exhibit A1
to Loan Guarantee Agreement

DEFINITION OF PROJECT COMPLETION

          "Project Completion" The satisfaction of the following conditions, as evidenced by the written notification from the Loan Servicer to the Borrower in accordance with clause (e)(iii) of this definition:

(a)      Physical Completion. All facilities and equipment necessary for the Project to operate as contemplated under the Project Plans:

                                             (i)         shall have been completely constructed, installed, completed, tested, and commissioned, all utilizing first-class standards of workmanship and materials and in accordance with the Project Plans and the terms of applicable construction agreements, subject to Punch List Items for which adequate reserves have been established, as verified by the Independent Engineer;

                                             (ii)       shall be operating in accordance with applicable guidelines;

                                             (iii)      shall have been accepted and paid for, as evidenced by the Borrower having issued acceptance certificates relating to each of the major engineering, procurement and construction contracts, subject to Punch List Items for which adequate reserves have been established, as verified by the Independent Engineer; and

(A)      are being properly operated and maintained in all respects.

(b)      Operational Completion.

                                             (i)         During the start up and test period, the Project shall pass (a) the continuous integrated operational reliability test developed by the Borrower satisfactory to the Independent Engineer no later than one hundred eighty days prior to the anticipated date of Physical Completion and (b) other performance tests specified in the Equipment Contract, Construction Contracts, and (c) any additional continuous operational reliability tests, including without limitation production output tests that are (x) to be developed by the Borrower and (y) to be incorporated as modifications to the terms of the applicable Equipment Contract and Construction Contracts or other tests specified by the Independent Engineer (in the event that the tests in the Equipment Contract and Construction Contracts are not satisfactory to DOE);

                                             (ii)        shall have received an Operation Date (as defined in the Power Purchase Agreement) on or prior to the Scheduled Operation Date (as defined in the Power Purchase Agreement) and the Borrower shall deliver to DOE evidence that it shall have requested and obtained written confirmation from Idaho Power that all conditions to receiving an Operation Date have been fulfilled; and

                                             (iii)      in addition to the conditions for receipt of an Operation Date under the Power Purchase Agreement, the generator, turbines, extraction wells, injection wells and other associated equipment enabling the Facility (as defined in the Power Purchase Agreement) to deliver at least 18,000 kw of Net Energy (as defined in the Power Purchase Agreement) in a stable, reliable, consistent and safe manner and the Project shall have been installed, tested and shall have been determined to be functioning properly.

(c)      Financial Completion.

                                             (i)         The First Principal Payment Date shall have occurred; and

                                             (ii)        The Loan Servicer shall have received a certificate from an Authorized Officer of the Borrower providing calculations showing a projected minimum annual Debt Service Coverage Ratio of 1.15 to 1 for the period commencing with the year in which such calculation is made and continuing until the scheduled repayment in full of the DOE Guaranteed Loan.

(d)      Reserve Accounts. Each of the following Reserve Accounts shall be funded as follows:

                                             (i)        the Debt Service Reserve Account in an amount equal to the Debt Service Reserve Requirement;

                                             (ii)       the Short-Term Wellfield Drilling Reserve Account in an amount not less than the Short-Term Wellfield Funding Amount;

                                             (iii)      the Long-Term Wellfield Drilling Reserve Account in an amount equal to the Initial Long-Term Wellfield Reserve Requirement; and

                                             (iv)      the Cap-Ex Reserve Account in an amount equal to the Initial Cap-Ex Funding Amount.

(e)      Operating Account. The Operating Account shall be funded with a minimum balance of two hundred and seventy thousand Dollars ($270,000).

(f)      Legal Conditions.

                                             (i)        The Borrower shall have met all of its financial and other contractual obligations contained in any Transaction Document through the Project Completion Date;

                                             (ii)       all Transaction Documents shall be in full force and effect and not in default, all representations and warranties in each Loan Guarantee Document shall be true and correct, no default or event of default shall then exist under any Loan Document, and DOE shall have received satisfactory opinions from the Borrower's legal counsel with respect to certain matters;

                                             (iii)      Title to Assets. The Borrower shall have good freehold or valid leasehold interests free and clear of all Liens and encumbrances (except for Permitted Liens) in the Project Facilities and all of the land and all buildings, equipment, and facilities referred to above, and to all other facilities now or then known to be required for the Project;

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                                             (iv)       Liens Under Security Documents. The Borrower shall have granted Liens in favor of the Collateral Agent for the benefit of the Secured Parties with respect to all of the assets required to be subject to the Security Documents;

                                             (v)        Transaction Documents. Each Transaction Document shall have been executed and delivered by all parties thereto and shall remain in full force (except to the extent that its term has expired in accordance with the Loan Guarantee Agreement) and effect and no party thereto shall be in material breach of any obligation thereunder;

                                             (vi)       Representations and Warranties. All representations and warranties in the Loan Documents shall be true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Project Completion Date (other than those that expressly relate to an earlier date);

                                             (vii)      Approvals, Permits and Licenses. All such Governmental Approvals required as of the Project Completion Date (including any Governmental Approvals disclosed in writing by the Borrower and required on that date) by the Borrower, the Operator or the Project have been obtained and are in full force and effect and are not then under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation as of such date. The Borrower, the Operator and the Project, as applicable, are in compliance with all such Governmental Approvals, the non-compliance with which could reasonably be expected to have a Material Adverse Effect.

(g)      Insurance Program for Operating Period. The Loan Servicer shall have received, in form and substance satisfactory to the Loan Servicer, an Insurance Advisor's Certificate (A) describing in reasonable detail the Borrower's and the Project's insurance program with respect to the Operating Period (including without limitation with respect to any new insurance since the date of the final Advance, copies of certificates or policies with respect thereto, designating the Collateral Agent as loss payee, as appropriate, all certified by the Borrower or the Operator, as applicable, as being true and complete), and (B) certifying that it has reviewed and analyzed such insurance program and that in its opinion such insurance program satisfies all the requirements of Schedule 6.3(b).

(h)      No Event of Default or Default. No Event of Default or Potential Default shall exist.

(i)      Delivery of Project Completion Certificate. The Borrower shall have furnished the Loan Servicer with a Project Completion Certificate certifying that each of the requirements set forth in clauses (a) through (d) above has been satisfied as of the date of the Project Completion Certificate.

(j)      Independent Engineer Report. The Loan Servicer shall have received a Independent Engineer Report addressing such matters as the Loan Servicer may reasonably request, including without limitation the satisfaction of the requirements set forth in clauses (a) through (d), as appropriate.

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(k)      Notice of Project Completion. Following receipt of the Project Completion Certificate, the Loan Servicer shall have determined that each of the requirements set forth in clauses (a) through (d) above has been satisfied and shall have so notified the Borrower in writing; provided, however, that:

                                        (i)        the Loan Servicer may require confirmation, at the Borrower's expense, of any provision of such Project Completion Certificate, including by requesting delivery to the Loan Servicer of an independent consultant's report or an opinion of counsel satisfactory to the Loan Servicer;

                                        (ii)       the Loan Servicer shall have the right to make requests for additional information or documents from the Borrower to substantiate the accuracy or completeness of the Project Completion Certificate;

                                        (iii)      the Loan Servicer shall use all reasonable efforts to notify the Borrower within thirty days following receipt of the Project Completion Certificate either (i) that Project Completion has been achieved, in which case the Project Completion Date shall be deemed to be the date of such notice, or (ii) that the Loan Servicer objects to the Project Completion Certificate or such certificate is inaccurate or incomplete, which notice shall set forth the basis for such objection or determination, as the case may be.

4

Exhibit B
to Loan Guarantee Agreement

RULES OF INTERPRETATION

For all purposes of the Loan Guarantee Agreement, including Exhibits, Schedules, Annexes and Appendices hereto, unless otherwise indicated or required by the context:

1.	Plurals and Gender. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders.

2.	Use of Or. The word "or" is not exclusive.

3.

Change of Law. Each reference to a Governmental Rule or Environmental Law includes any amendment, supplement or modification of such Governmental Rule or Environmental Law, as the case may be, and all regulations, rulings and other Governmental Rules or Environmental Laws promulgated thereunder.

4.	Successor and Assigns. A reference to a Person includes its successors and permitted assigns.

5.	Including. The words "include," "includes" and "including" are not limiting and mean include, includes and including "without limitation" and "without limitation by specification".

6.

Hereof, Herein, Hereunder. The words "hereof," "herein" and "hereunder" and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

7.

Articles, Sections, Exhibits. A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated.

8.

Attachments, Replacements, Amendments. References to any document, instrument or agreement (a) shall include all exhibits, schedules, annexes and appendices thereto, and all exhibits, schedules, annexes or appendices to any document shall be deemed incorporated by reference in such document, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) shall mean such document, instrument or agreement, or replacement thereto, as amended, modified and supplemented from time to time and in effect at any given time.

9.

Periods and Time. References to "days," "weeks," "months" and "years" shall mean calendar days, weeks, months and years, respectively. References to a period of "days," "weeks," "months" and "years" shall mean consecutive days, weeks, months and years, respectively, and such period shall be deemed to begin on the day that the event to which the period relates first occurs. References to a time of day shall mean such time in Washington, D.C.

10.

Ambiguities. The Loan Documents are the result of negotiations among, and have been reviewed by each party to the Loan Documents and their respective counsel. Accordingly, the Loan Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against any Person.

11.

Continuing Definitions. With respect to any term that is defined by reference to any document, for purposes hereof, such term shall continue to have the original definition notwithstanding any termination, expiration or modification of such document.

12.	Terms Defined Elsewhere. Terms that are defined in the preamble, the recitals, or the Sections of the Loan Guarantee Agreement have the meanings ascribed to them therein.

13.

Headings. The table of contents and article and section headings and other captions have been inserted as a matter of convenience for the purpose of reference only and do not limit or affect the meaning of the terms and provisions thereof.

14.	Accounting Terms. All accounting terms not specifically defined shall be construed in accordance with GAAP.

15.

Forward-Looking Statements. With respect to preparation or update by any Person of budgets, projections or other forward-looking plans and forecasts, such Person shall be deemed to represent only that such budgets, projections and forward-looking plans and forecasts were prepared in good faith based upon assumptions believed by such Person to be reasonable at the time of their preparation or update.

2

     Exhibit C
to Loan Guarantee Agreement

DAVIS-BACON REQUIREMENTS

Davis Bacon Provisions for Davis-Bacon Act Covered Contracts

                    (a)      Definitions. For purposes of this Exhibit C, and as required by subparagraph (b)(8) below of this Exhibit C, the definitions set forth in Section 5.2 of title 29 of the Code of Federal Regulations (CFR) are incorporated by reference herein, some of which are set forth below, except to the extent modified below, in addition to certain newly defined terms set forth below for purposes of Davis-Bacon Act compliance under Section 1705 of Title XVII:

(1)

"Davis-Bacon Act Covered Contract" means any contract, agreement or other arrangement for the "construction, prosecution, completion or repair" (as such term is defined below) of the Project (including the Loan Guarantee Agreement) in connection with section 1705(c), as enacted by the American Recovery and Reinvestment Act of 2009.

(2)

"Contract Party" means any contractor, subcontractor (including any lower tier subcontractor) or other entity (other than USG Oregon LLC but including, if applicable, the project sponsor or affiliate) that is party to a Davis Bacon Covered Contract; it being understood that the foregoing exclusion of USG Oregon LLC from the definition of Contract Party in no way affects USG Oregon LLC's Davis Bacon Act obligations as set forth in this Exhibit C.

(3)	"Construction, prosecution, completion, or repair" or "performance of the Project" means the following:

(1) All types of work done on a particular building or work at the site thereof, including work at a facility which is deemed a part of the site of the work within the meaning of (paragraph (l) of 29 CFR 5.2) by laborers and mechanics employed by a construction contractor or construction subcontractor, including without limitation:

(i)             Altering, remodeling, installation (where appropriate) on the site of the work of items fabricated off-site;

(ii)            Painting and decorating;

(iii)           Manufacturing or furnishing of materials, articles, supplies or equipment on the site of the building or work (or, under the United States Housing Act of 1937; the Housing Act of 1949; and the Native American Housing Assistance and Self-Determination Act of 1996 in the construction or development of the project);

(iv)           (A) Transportation between the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2 and a facility which is dedicated to the construction of the building or work and deemed a part of the site of the work within the meaning of paragraph (l)(2) of 29 CFR 5.2; and (B) Transportation of portion(s) of the building or work between a site where a significant portion of such building or work is constructed, which is a part of the site of the work within the meaning of paragraph (l)(1) of 29 CFR 5.2, and the physical place or places where the building or work will remain.

(2) Except as provided in paragraph (j)(1)(iv)(A) of 29 CFR 5.2, the transportation of materials or supplies to or from the site of the work by employees of the construction contractor or a construction subcontractor is not "construction, prosecution, completion, or repair".

(4)

"Contracting officer" means the individual, a duly appointed successor, or authorized representative who is designated and authorized to enter into contracts on behalf of the Federal agency or any representative designated by DOE to USG Oregon LLC from time to time for purposes of Davis-Bacon Act compliance.

(5)

"Laborer or mechanic" includes at least those workers whose duties are manual or physical in nature (including those workers who use tools or who are performing the work of a trade), as distinguished from mental or managerial. The term laborer or mechanic includes apprentices, trainees, and helpers. The term does not apply to workers whose duties are primarily administrative, executive, or clerical, rather than manual. Persons employed in a bona fide executive, administrative, or professional capacity as defined in part 541 of title 29 of the Code of Federal Regulations are not deemed to be laborers or mechanics. Working foremen who devote more than 20 percent of their time during a workweek to mechanic or laborer duties, and who do not meet the criteria of part 541, are laborers and mechanics for the time so spent.

(6)	"Site of the work" is defined as follows:

(i) The site of the work is the physical place or places where the building or work called for in the Davis-Bacon Act Covered Contract will remain; and any other site where a significant portion of the building or work is constructed, provided that such site is established specifically for the performance of such contract or project;

(ii) Except as provided in subparagraph (a)(6)(iii) of this Exhibit C, job headquarters, tool yards, batch plants, borrow pits, etc., are part of the site of the work, provided they are dedicated exclusively, or nearly so, to performance of the Davis Bacon Act Covered Contract or project, and provided they are adjacent or virtually adjacent to the site of the work as defined in subparagraph (a)(6)(i) of this Exhibit C;

(iii) Not included in the site of the work are permanent home offices, branch plant establishments, fabrication plants, tool yards, etc., of USG Oregon LLC or a Contract Party whose location and continuance in operation are determined wholly without regard to a particular Federal or federally assisted contract, such as the Loan Guarantee Agreement, or project. In addition, fabrication plants, batch plants, borrow pits, job headquarters, tool yards, etc., of a commercial or material supplier, which are established by a supplier of materials for the project before opening of bids and not on the site of the work as stated in subparagraph (a)(6)(i) of this Exhibit C, are not included in the site of the work. Such permanent, previously established facilities are not part of the site of the work, even where the operations for a period of time may be dedicated exclusively, or nearly so, to the performance of a Davis-Bacon Act Covered Contract.

(7)

"Wage determination" includes the original decision and any subsequent decisions modifying, superseding, correcting, or otherwise changing the provisions of the original decision. The application of the wage determination shall be in accordance with the provisions of Sec. 1.6 of title 29 of the Code of Federal Regulations.

                    (b)(1) Minimum wages.

                    (i) All laborers and mechanics employed or working on the site of the work, will be paid unconditionally and not less often than once a week, and without subsequent deduction or rebate on any account (except such payroll deductions as are permitted by regulations issued by the Secretary of Labor under the Copeland Act (29 CFR part 3)), the full amount of wages and bona fide fringe benefits (or cash equivalents thereof) due at time of payment computed at rates not less than those contained in the wage determination of the Secretary of Labor which is attached hereto as Schedule 1 and made a part hereof, regardless of any contractual relationship which may be alleged to exist between USG Oregon LLC and such laborers and mechanics, or between any Contract Party and such laborers and mechanics.

Contributions made or costs reasonably anticipated for bona fide fringe benefits under section 1(b)(2) of the Davis-Bacon Act on behalf of laborers or mechanics are considered wages paid to such laborers or mechanics, subject to the provisions of subparagraph (b)(1)(iv) of this Exhibit C; also, regular contributions made or costs incurred for more than a weekly period (but not less often than quarterly) under plans, funds, or programs which cover the particular weekly period, are deemed to be constructively made or incurred during such weekly period. Such laborers and mechanics shall be paid the appropriate wage rate and fringe benefits on the wage determination for the classification of work actually performed, without regard to skill, except as provided in paragraph (b)(4) below. Laborers or mechanics performing work in more than one classification may be compensated at the rate specified for each classification for the time actually worked therein, provided that the employer's payroll records accurately set forth the time spent in each classification in which work is performed. The wage determination (including any additional classification and wage rates conformed under subparagraph (b)(1)(ii) of this Exhibit C) as attached hereto as Schedule 1 and the Davis-Bacon poster (WH-1321) shall be posted at all times by USG Oregon LLC and each Contract Party at the site of the work in a prominent and accessible place where it can be easily seen by the workers.

                    (ii)     (A) The contracting officer shall require that any class of laborers or mechanics, including helpers, which is not listed in the wage determination and which is to be employed under the Davis-Bacon Act Covered Contract shall be classified in conformance with the wage determination. The contracting officer shall approve an additional classification and wage rate and fringe benefits therefore only when the following criteria have been met:

                                             (1) The work to be performed by the classification requested is not performed by a classification in the wage determination; and

                                             (2) The classification is utilized in the area by the construction industry; and

                                             (3) The proposed wage rate, including any bona fide fringe benefits, bears a reasonable relationship to the wage rates contained in the wage determination.

                                   (B) If USG Oregon LLC or any Contract Party, as the case may be, and the respective laborers and mechanics to be employed in the classification (if known), or their representatives, and the contracting officer agree on the classification and wage rate (including the amount designated for fringe benefits where appropriate), a report of the action taken shall be sent by the contracting officer to the Administrator of the Wage and Hour Division, Employment Standards Administration, U.S. Department of Labor, Washington, DC 20210. The Administrator, or an authorized representative, will approve, modify, or disapprove every additional classification action within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.

                                   (C) In the event USG Oregon LLC or any Contract Party, as the case may be, the laborers or mechanics to be employed in the classification or their representatives, and the contracting officer do not agree on the proposed classification and wage rate (including the amount designated for fringe benefits, where appropriate), the contracting officer shall refer the questions, including the views of all interested parties and the recommendation of the contracting officer, to the Administrator for determination. The Administrator, or an authorized representative, will issue a determination within 30 days of receipt and so advise the contracting officer or will notify the contracting officer within the 30-day period that additional time is necessary.

                              (D) The wage rate (including fringe benefits where appropriate) determined pursuant to subparagraphs (b)(1)(ii) (B) or (C) of this Exhibit C, shall be paid to all workers performing work in the classification under any Davis-Bacon Act Covered Contract from the first day on which work is performed in the classification.

                    (iii) Whenever the minimum wage rate prescribed in any Davis-Bacon Act Covered Contract for a class of laborers or mechanics includes a fringe benefit which is not expressed as an hourly rate, USG Oregon LLC or any Contract Party shall either pay the benefit as stated in the wage determination or shall pay another bona fide fringe benefit or an hourly cash equivalent thereof.

                    (iv) If USG Oregon LLC or any Contract Party does not make payments to a trustee or other third person, USG Oregon LLC or any Contract Party may consider as part of the wages of any laborer or mechanic the amount of any costs reasonably anticipated in providing bona fide fringe benefits under a plan or program; provided, that the Secretary of Labor has found, upon the written request of USG Oregon LLC or any Contract Party, that the applicable standards of the Davis-Bacon Act have been met. The Secretary of Labor may require USG Oregon LLC or any Contract Party to set aside in a separate account assets for the meeting of obligations under the plan or program.

                    (2) Withholding. The DOE contracting officer shall upon its own action or upon written request of an authorized representative of the Department of Labor withhold or cause to be withheld from USG Oregon LLC or a Contract Party, as the case may be, under this Contract or any other Federal contract with USG Oregon LLC or the same Contract Party, or any other federally-assisted contract subject to Davis-Bacon prevailing wage requirements, which is held by USG Oregon LLC or the same Contract Party, so much of the accrued payments or advances as may be considered necessary to pay laborers and mechanics, including apprentices, trainees, and helpers, employed or working on the site of the work the full amount of wages required by the Contract. In the event of failure to pay any laborer or mechanic, including any apprentice, trainee, or helper, employed or working on the site of the work, all or part of the wages required by the Davis-Bacon Act Covered Contract, DOE may, after written notice to USG Oregon LLC take such action as may be necessary to cause the suspension of any further disbursement under the DOE-Guaranteed Loan until such violations have ceased, it being understood that any such suspension shall not affect the validity of the DOE Guarantee on the portions of the DOE-Guaranteed Loan that have been disbursed prior to the date of such suspension and remain outstanding as of such date.

                    (3) Payrolls and basic records.

                    (i) Payrolls and basic records relating thereto shall be maintained by USG Oregon LLC and each Contract Party during the course of the work and preserved for a period of three years thereafter for all of their respective laborers and mechanics employed or working at the site of the work. Such records shall contain the name, address, and social security number of each such worker, his or her correct classification, hourly rates of wages paid (including rates of contributions or costs anticipated for bona fide fringe benefits or cash equivalents thereof of the types described in section 1(b)(2)(B) of the Davis-Bacon Act), daily and weekly number of hours worked, deductions made and actual wages paid. Whenever the Secretary of Labor has found under 29 CFR 5.5(a)(1)(iv) that the wages of any laborer or mechanic include the amount of any costs reasonably anticipated in providing benefits under a plan or program described in section 1(b)(2)(B) of the Davis-Bacon Act, USG Oregon LLC and each Contract Party shall maintain records which show that the commitment to provide such benefits is enforceable, that the plan or program is financially responsible, and that the plan or program has been communicated in writing to the laborers or mechanics affected, and records which show the costs anticipated or the actual cost incurred in providing such benefits. USG Oregon LLC and any Contract Party employing apprentices or trainees under approved programs shall maintain written evidence of the registration of apprenticeship programs and certification of trainee programs, the registration of the apprentices and trainees, and the ratios and wage rates prescribed in the applicable programs.

                    (ii)(A) The Contract Party shall submit weekly for each week in which any Davis-Bacon Act Covered Contract work is performed a copy of all payrolls to USG Oregon LLC. The highest tier Contract Party is responsible for the submission of copies of payrolls by all subcontractors and lower tier subcontractors. Unless otherwise directed by DOE, USG Oregon LLC shall submit weekly for each week in which any Contract work is performed a copy of all of its payrolls, as well as all payrolls of each Contract Party, to the DOE contracting officer. The payrolls submitted shall set out accurately and completely all of the information required to be maintained under subparagraph (b)(3)(i) of this Exhibit C, except that full social security numbers and home addresses shall not be included on weekly transmittals. Instead the payrolls shall only need to include an individually identifying number for each employee (e.g., the last four digits of the employee's social security number). The required weekly payroll information may be submitted in any form desired. Optional Form WH-347 is available for this purpose from the Wage and Hour Division Web site at http://www.dol.gov/esa/whd/forms/wh347instr.htm or its successor site. USG Oregon LLC is responsible for the submission of copies of its own payrolls and the payrolls of each Contract Party, in each case, to the extent each employs laborers and mechanics in the performance of the Project. Each Contract Party is responsible for the submission of copies of payrolls by all subcontract or lower-tier Contract Parties. USG Oregon LLC and each Contract Party shall maintain the full social security number and current address of each of its own covered workers, and shall provide them upon request, in the case of the Contract Party, to USG Oregon LLC, for transmission to the DOE or the Wage and Hour Division of the Department of Labor for purposes of an investigation or audit of compliance with prevailing wage requirements. It is not a violation of this subparagraph (b)(3)(ii)(A) of this Exhibit C for a higher-tiered Contract Party to require a lower-tiered Contract Party to provide addresses and social security numbers to such Davis-Bacon Act Covered Contract Party for its own records, without weekly submission to the DOE or USG Oregon LLC.

                    (B) Each payroll submitted shall be accompanied by a "Statement of Compliance", signed by USG Oregon LLC or Contract Party or his or her agent who pays or supervises the payment of the laborer or mechanic employed under the Davis-Bacon Act Covered Contract and shall certify the following:

                                   (1) That the payroll for the payroll period contains the information required to be provided under subparagraph (b)(3)(ii) of this Exhibit C, the appropriate information is being maintained under subparagraph (b)(3)(i) of this Exhibit C, and that such information is correct and complete;

                                   (2) That each laborer or mechanic (including each helper, apprentice, and trainee) employed under the Davis-Bacon Act Covered Contract during the payroll period has been paid the full weekly wages earned, without rebate, either directly or indirectly, and that no deductions have been made either directly or indirectly from the full wages earned, other than permissible deductions as set forth in Regulations, 29 CFR part 3;

                                   (3) That each laborer or mechanic has been paid not less than the applicable wage rates and fringe benefits or cash equivalents for the classification of work performed, as specified in the applicable wage determination incorporated into the Loan Guarantee Agreement and any other Davis-Bacon Act Covered Contract.

                    (C) The weekly submission of a properly executed certification set forth on the reverse side of Optional Form WH-347 shall satisfy the requirement for submission of the "Statement of Compliance" required by subparagraph (b)(3)(ii)(B) of this Exhibit C.

                    (D) The falsification of any of the above certifications may subject USG Oregon LLC or any Contract Party to civil or criminal prosecution under section 1001 of title 18 and section 3729 of title 31 of the United States Code.

                    (iii) USG Oregon LLC and each Contract Party shall make the records required under subparagraph (b)(3)(i) of this Exhibit C available for inspection, copying, or transcription by authorized representatives of the DOE or the Department of Labor, and shall permit such representatives to interview employees during working hours on the job. If USG Oregon LLC or any Contract Party fails to submit the required records or to make them available, the DOE may, after written notice to USG Oregon LLC take such action as may be necessary to cause the suspension of any further disbursement under the DOE-Guaranteed Loan, it being understood that any such suspension shall not affect the validity of the DOE Guarantee on the portions of the DOE-Guaranteed Loan that have been disbursed prior to the date of such suspension and remain outstanding as of such date. Furthermore, failure to submit the required records upon request or to make such records available may be grounds for debarment action pursuant to 29 CFR 5.12.

                    (4) Apprentices and trainees

                    (i) Apprentices. Apprentices will be permitted to work at less than the predetermined rate for the work they performed when they are employed pursuant to and individually registered in a bona fide apprenticeship program registered with the U.S. Department of Labor, Employment and Training Administration, Office of Apprenticeship Training, Employer and Labor Services, or with a State Apprenticeship Agency recognized by the Office, or if a person is employed in his or her first 90 days of probationary employment as an apprentice in such an apprenticeship program, who is not individually registered in the program, but who has been certified by the Office of Apprenticeship Training, Employer and Labor Services or a State Apprenticeship Agency (where appropriate) to be eligible for probationary employment as an apprentice. The allowable ratio of apprentices to journeymen on the job site in any craft classification shall not be greater than the ratio permitted to USG Oregon LLC or Contract Party as to the entire work force under the registered program. Any worker listed on a payroll at an apprentice wage rate, who is not registered or otherwise employed as stated above, shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any apprentice performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. Where USG Oregon LLC or a Contract Party is performing construction on a project in a locality other than that in which its program is registered, the ratios and wage rates (expressed in percentages of the journeyman's hourly rate) specified in USG Oregon LLC's or Contract Party's registered program shall be observed. Every apprentice must be paid at not less than the rate specified in the registered program for the apprentice's level of progress, expressed as a percentage of the journeymen hourly rate specified in the applicable wage determination. Apprentices shall be paid fringe benefits in accordance with the provisions of the apprenticeship program. If the apprenticeship program does not specify fringe benefits, apprentices must be paid the full amount of fringe benefits listed on the wage determination for the applicable classification. If the Administrator determines that a different practice prevails for the applicable apprentice classification, fringes shall be paid in accordance with that determination. In the event the Office of Apprenticeship Training, Employer and Labor Services, or a State Apprenticeship Agency recognized by the Office, withdraws approval of an apprenticeship program, USG Oregon LLC or the Contract Party will no longer be permitted to utilize apprentices at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

               (ii) Trainees. Except as provided in 29 CFR 5.16, trainees will not be permitted to work at less than the predetermined rate for the work performed unless they are employed pursuant to and individually registered in a program which has received prior approval, evidenced by formal certification by the U.S. Department of Labor, Employment and Training Administration. The ratio of trainees to journeymen on the job site shall not be greater than permitted under the plan approved by the Employment and Training Administration. Every trainee must be paid at not less than the rate specified in the approved program for the trainee's level of progress, expressed as a percentage of the journeyman hourly rate specified in the applicable wage determination. Trainees shall be paid fringe benefits in accordance with the provisions of the trainee program. If the trainee program does not mention fringe benefits, trainees shall be paid the full amount of fringe benefits listed on the wage determination unless the Administrator of the Wage and Hour Division determines that there is an apprenticeship program associated with the corresponding journeyman wage rate on the wage determination which provides for less than full fringe benefits for apprentices. Any employee listed on the payroll at a trainee rate who is not registered and participating in a training plan approved by the Employment and Training Administration shall be paid not less than the applicable wage rate on the wage determination for the classification of work actually performed. In addition, any trainee performing work on the job site in excess of the ratio permitted under the registered program shall be paid not less than the applicable wage rate on the wage determination for the work actually performed. In the event the Employment and Training Administration withdraws approval of a training program, USG Oregon LLC or the Contract Party will no longer be permitted to utilize trainees at less than the applicable predetermined rate for the work performed until an acceptable program is approved.

                    (iii) Equal employment opportunity. The utilization of apprentices, trainees and journeymen under this part shall be in conformity with the equal employment opportunity requirements of Executive Order 11246, as amended, and 29 CFR part 30.

                    (5) Compliance with Copeland Act requirements. USG Oregon LLC and any Contract Party shall comply with the requirements of 29 CFR part 3, which are incorporated by reference in this Loan Guarantee Agreement and any other Davis-Bacon Act Covered Contract.

                    (6) Subcontracts. USG Oregon LLC and any higher or lower tier Contract Party shall insert in any Davis-Bacon Act Covered Contract the clauses contained in subparagraphs (b)(1) through (10) of this Exhibit C and such other clauses as the DOE may by appropriate instructions require, and also a clause requiring the higher tier Contract Party to include these clauses in any lower tier Davis-Bacon Act Covered Contract. USG Oregon LLC shall be responsible for the compliance by any Contract Party with all the contract clauses in (1) through (10) of this Exhibit C.

                    (7) Contract termination: debarment. A breach of any of the contract clauses in (1) through (10) of subparagraph (b) in this Exhibit C will constitute an Event of Default by USG Oregon LLC under Article 8 of the Loan Guarantee Agreement and may be grounds for termination of any Davis-Bacon Act Covered Contract, and for debarment as a contractor, a subcontractor or other entity as provided in 29 CFR 5.12; provided, however, that the termination provision in this subparagraph (b)(7) shall not apply to the Loan Guarantee Agreement but that, in lieu of the application of such termination provision of subparagraph (b)(7), the remedies available to DOE under Section 8.2 of the Loan Guarantee Agreement shall apply upon such an Event of Default.

                    (8) Compliance with Davis-Bacon and Related Act requirements. All rulings and interpretations of the Davis-Bacon and Related Acts contained in 29 CFR parts 1, 3, and 5 (other than Section 5.5(b) of 29 CFR part 5) are herein incorporated by reference in this Loan Guarantee Agreement and any other Davis-Bacon Act Covered Contract.

                    (9) Disputes concerning labor standards. Disputes arising out of the labor standards provisions of this Loan Guarantee Agreement or any other Davis-Bacon Act Covered Contract shall not be subject to the general disputes clause of such contract. Such disputes shall be resolved in accordance with the procedures of the Department of Labor set forth in 29 CFR parts 5, 6, and 7. Disputes within the meaning of this clause include disputes between USG Oregon LLC or any Contract Party and DOE, the U.S. Department of Labor, or the employees or their representatives.

               (10) Certification of eligibility.

               (i) By entering into this Loan Guarantee Agreement and any other Davis-Bacon Covered Contract, USG Oregon LLC and the Contract Party each certifies that neither it (nor he or she) nor any person or firm who has an interest in USG Oregon LLC or the Contract Party's firm is a person or firm ineligible to be awarded Government contracts by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1) .

               (ii) No part of this Loan Guarantee Agreement or any other Davis-Bacon Covered Contract shall be assigned or subcontracted, as the case may be, to any person or firm ineligible for award of a Government contract by virtue of section 3(a) of the Davis-Bacon Act or 29 CFR 5.12(a)(1) .

               (iii) The penalty for making false statements is prescribed in the U.S. Criminal Code, 18 U.S.C. 1001.

Schedule 1
to Exhibit Cto Loan Guarantee Agreement

DAVIS-BACON ACT WAGE DETERMINATIONS

1.

Incorporate the “Heavy” wage determination schedule attached hereto as Schedule 1(a) into Davis-Bacon Act Covered Contracts for “construction, prosecution, completion, or repair” as defined in Exhibit C (“Davis-Bacon Construction”), to include installation (where appropriate), and to be applied to all Davis-Bacon Construction contract work except for that work set forth in Number 2 below. For purposes of incorporating the wage determination schedule attached hereto as Schedule 1(a), Davis-Bacon Act Covered Contracts include contracts for drilling work that is ongoing as of, or commences on, the Financial Closing Date. Davis-Bacon Construction occurring on the gravel pit, batch plant, and/or fabrication plant will be covered by the wage determination schedule attached hereto as Schedule 1(a) if the United States Department of Labor (DOL) determines that such sites are part of the Davis-Bacon “site of the work” as defined in DOL regulations.

2.

Incorporate the “Building” wage determination schedule attached hereto as Schedule 1(b) into Davis-Bacon Act Covered Contracts for Davis-Bacon Construction, to be applied to all Davis-Bacon Construction contract work on sheltered enclosures with walk-in access, to include installation (where appropriate).

Page 1 of 5

General Decision Number: OR100088 01/21/2011 OR88

Superseded General Decision Number: OR20080088

State: Oregon

Construction Type: Heavy

County: Malheur County in Oregon.

HEAVY CONSTRUCTION PROJECTS

Modification Number	Publication Date
0	03/12/2010
1	04/02/2010
2	04/23/2010
3	05/14/2010
4	07/02/2010
5	08/27/2010
6	10/22/2010
7	11/26/2010
8	12/31/2010
9	01/21/2011

CARP0001-038 06/01/2007

	Rates	Fringes
CARPENTER (Excluding Form Work)	$ 27.56	13.30
MILLWRIGHT	$ 28.04	13.30

ELEC0291-010 06/01/2010

	Rates	Fringes
ELECTRICIAN	$ 29.81	3%+$10.62

---

* ENGI0701-038 01/01/2011

	Rates	Fringes
Power equipment operators:		
GROUP 1	$ 37.27	11.75
GROUP 1A	$ 39.13	11.75
GROUP 1B	$ 41.00	11.75
GROUP 2	$ 35.64	11.75
GROUP 3	$ 34.65	11.75
GROUP 4	$ 33.71	11.75
GROUP 5	$ 32.60	11.75
GROUP 6	$ 29.61	11.75

POWER EQUIPMENT OPERATORS CLASSIFICATIONS

GROUP 1: CRANE: Helicopter Operator, when used in erecting work; Whirley Operator, 90 ton and over; LATTICE BOOM CRANE: Operator 200 tons through 299 tons, and/or over 200 feet boom; HYDRAULIC CRANE: Hydraulic Crane Operator 90 tons through 199 tons with luffing or tower attachments;

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GROUP 1A: HYDRAULIC CRANE: Hydraulic Operator, 200 tons and over (with luffing or tower attachment); LATTICE BOOM CRANE: Operator, 200 tons through 299 tons, with over 200 feet boom;

GROUP 1B: LATTICE BOOM CRANE: Operator, 300 tons through 399 tons with over 200 feet boom; Operator 400 tons and over

GROUP 2: CRANE: Cableway Operator, 25 tons and over; HYDRAULIC CRANE: Hydraulic crane operator 90 tons through 199 tons (without luffing or tower attachment); TOWER/WHIRLEY OPERATOR: Tower Crane Operator; Whirley Operator, under 90 tons; LATTICE BOOM CRANE: 90 through 199 tons and/or 150 to 200 feet boom; HYDRAULIC CRANE: Hydraulic crane operator, 50 tons through 89 tons (with luffing or tower attachment); Rubber tired scraper with tandom scrapers; BLADE: Auto Grader; Blade Operator-Robotic; Bulldozer over 120,000 lbs and above;

GROUP 3: HYDRAULIC CRANE: Hydraulic crane operator, 50 tons through 89 tons (without luffing or tower attachment); LATTICE BOOM CRANES: Lattice Boom Crane-50 through 89 tons (and less than 150 feet boom); Rubber Tired Scraper: with tandom scrapers; self loading, paddle wheel, auger type, finish and/or 2 or more units; Bulldozer over 70,000 lbs up to and including 120,000 lbs;

GROUP 4: CRANE: Hydraulic Crane Operator, under 50 tons; LATTICE BOOM CRANE OPERATOR: Lattice Boom Crane Operator, under 50 tons; TRACKHOE-ROBOTIC: track and wheel type, up to and including 20,0000 lbs. with any or all attachments; BLADE: Blade Operator; Tractor operator with boom attachment; DRILLING: Churm Drill and Earth Boring Machine Operator; Directional Drill Operator over 20,000 lbs pullback; CRANE: Chicago boom and similar types; Boom type lifting device, 5 ton capacity or less; Rubber-Tired Scraper, single engine, single scraper; Compactor-Self Propelled; Bulldozer over 20,000 lbs and more than 100 horse up to 70,000 lbs; Screed; Compactor with blade; Mechanic Hoist Operator two or more drums, Stiff leg, guy derricl or similar type 50 ton and over

GROUP 5: TRACKHOE-HYDRAULIC: Track type up to and including 20,000 lbs, Wheel type (Ford, John Deer, Case Type); Boom truck operator; DRILLING: Churm Drill and Earth Boring Machine Operator; Directional Drill Operator less than 20,000 lbs pullback; Forklift over 5 ton, Bulldozer 20,000 lbs or 100 horses or less; Roller; Compactor without blade; Hoist Operator single drum.

GROUP 6: Oiler; Grade Checker; Crane oiler; Drill Assistant; Forklift; Roller (non-asphalt)

IRON0029-013 07/01/2010

	Rates	Fringes
IRONWORKER (Reinforcing and Structural).......................	$ 33.12	17.40

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LABO0001-030 06/01/2008

	Rates	Fringes
Laborers: (Mason Tender-Cement/Concrete)	$ 25.75	11.25

---

* LABO0003-025 06/01/2010

	Rates	Fringes
Laborers:		
GROUP 1	$ 24.76	12.10
GROUP 4	$ 26.25	12.10

LABORER CLASSIFICATIONS

GROUP 1: Asphalt Spreader

GROUP 4: Grade Checker

PAIN0055-023 07/01/2009

	Rates	Fringes
Painters:		
Brush, Roller and Spray	$ 18.59	7.24

PLUM0296-009 06/01/2010

	Rates	Fringes
Plumbers and Pipefitters	$ 25.58	11.92

SUOR2009-072 11/23/2009

	Rates	Fringes
CARPENTER (Form Work Only)	$ 23.50	9.27
CEMENT MASON/CONCRETE FINISHER	$ 21.13	8.90
LABORER: Common or General	$ 25.03	2.88
LABORER: Fence Erection	$ 23.88	7.45
LABORER: Flagger	$ 19.31	5.31
LABORER: Pipelayer	$ 20.52	4.51
LINE CONSTRUCTION: Groundman	$ 31.36	7.27
OPERATOR: Backhoe	$ 28.50	6.14
OPERATOR: Bobcat/Skid Loader	$ 22.77	7.90
OPERATOR: Broom	$ 32.31	6.43
OPERATOR: Excavator	$ 30.12	6.23

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```
OPERATOR:  Loader................$ 32.31           6.43

OPERATOR:  Paver.................$ 27.59           2.96

TRUCK DRIVER:  Dump Truck........$ 23.79           5.95

TRUCK DRIVER:  Off the Road
Truck............................$ 31.81           6.33

TRUCK DRIVER:  Water Truck.......$ 26.12           6.53
----------------------------------------------------------------
```

WELDERS - Receive rate prescribed for craft performing operation to which welding is incidental.

==

Unlisted classifications needed for work not included within the scope of the classifications listed may be added after award only as provided in the labor standards contract clauses (29 CFR 5.5(a)(1)(ii)).

In the listing above, the "SU" designation means that rates listed under the identifier do not reflect collectively bargained wage and fringe benefit rates. Other designations indicate unions whose rates have been determined to be prevailing.

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in the matter? This can be:

* an existing published wage determination
* a survey underlying a wage determination
* a Wage and Hour Division letter setting forth a position on a wage determination matter
* a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries of surveys, should be with the Wage and Hour Regional Office for the area in which the survey was conducted because those Regional Offices have responsibility for the Davis-Bacon survey program. If the response from this initial contact is not satisfactory, then the process described

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in 2.) and
3.) should be followed.

With regard to any other matter not yet ripe for the formal process described here, initial contact should be with the Branch of Construction Wage Determinations. Write to:

Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an interested party (those affected by the action) can request review and reconsideration from the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR Part 7). Write to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

The request should be accompanied by a full statement of the interested party's position and by any information (wage payment data, project description, area practice material, etc.) that the requestor considers relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested party may appeal directly to the Administrative Review Board (formerly the Wage Appeals Board). Write to:

Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

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General Decision Number: OR100065 01/28/2011 OR65

Superseded General Decision Number: OR20080065

State: Oregon

Construction Type: Building

Counties: Malheur and Wheeler Counties in Oregon.

BUILDING CONSTRUCTION PROJECTS (does not include single family homes or apartments up to and including 4 stories).

Modification Number	Publication Date
0	03/12/2010
1	04/02/2010
2	04/23/2010
3	05/14/2010
4	06/04/2010
5	07/02/2010
6	07/16/2010
7	08/06/2010
8	08/27/2010
9	10/22/2010
10	11/26/2010
11	12/31/2010
12	01/21/2011
13	01/28/2011

BROR0001-018 06/01/2010

	Rates	Fringes
BRICKLAYER	$ 32.89	17.43
TILE FINISHER	$ 22.01	11.72
TILE SETTER	$ 28.90	15.26

CARP0001-032 06/01/2007

	Rates	Fringes
Carpenters: Including Metal stud installation and form work	$ 27.56	13.30

CARP9001-004 06/20/2007

	Rates	Fringes
Acoustical Ceiling Installer & Drywall Hanger	$ 27.95	13.52

ELEC0112-016 06/01/2010

WHEELER COUNTY

	Rates	Fringes
Sound & Communication		

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	Rates	Fringes
Technician (Low voltage wiring for alarms and low voltage wiring for computers.)	$ 24.67	8.48

ELEC0112-017 07/01/2010

WHEELER COUNTY

	Rates	Fringes
ELECTRICIAN	$ 35.20	3%+14.23

ELEC0291-003 06/01/2010

MALHEUR COUNTY

	Rates	Fringes
ELECTRICIAN	$ 29.81	3%+$10.62

ELEC0291-004 06/01/2010

MALHEUR COUNTY

	Rates	Fringes
ELECTRICIAN (Low voltage wiring for alarms and low voltage wiring for computers.)	$ 27.10	3%+$10.62

ENGI0701-027 01/01/2011

	Rates	Fringes
Power equipment operators:		
GROUP 1	$ 37.27	11.75
GROUP 1A	$ 39.13	11.75
GROUP 1B	$ 41.00	11.75
GROUP 2	$ 35.64	11.75
GROUP 3	$ 34.65	11.75
GROUP 4	$ 33.71	11.75
GROUP 5	$ 32.60	11.75
GROUP 6	$ 29.61	11.75

POWER EQUIPMENT OPERATORS CLASSIFICATIONS

GROUP 1: CRANE: Helicopter Operator, when used in erecting work; Whirley Operator, 90 ton and over; LATTICE BOOM CRANE: Operator 200 tons through 299 tons, and/or over 200 feet boom; HYDRAULIC CRANE: Hydraulic Crane Operator 90 tons through 199 tons with luffing or tower attachments

GROUP 1A: HYDRAULIC CRANE: Hydraulic Operator, 200 tons and over (with luffing or tower attachment); LATTICE BOOM CRANE: Operator, 200 tons through 299 tons, with over 200 feet boom;

GROUP 1B: LATTICE BOOM CRANE: Operator, 300 tons through 399 tons with over 200 feet boom; Operator 400 tons and over

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GROUP 2: CRANE: Cableway Operator, 25 tons and over; HYDRAULIC CRANE: Hydraulic crane operator 90 tons through 199 tons (without luffing or tower attachment); TOWER/WHIRLEY OPERATOR: Tower Crane Operator; Whirley Operator, under 90 tons; LATTICE BOOM CRANE: 90 through 199 tons and/or 150 to 200 feet boom; HYDRAULIC CRANE: Hydraulic crane operator, 50 tons through 89 tons (with luffing or tower attachment); BLADE: Auto Grader;Blade Operator-Robotic; Bulldozer: Over 120,000 lbs and above; Bulldozer: D-10, D-11 and similar type; Loader: 120,000 lbs and above; Excavator: over 130,000 lbs and above

GROUP 3: HYDRAULIC CRANE: Hydraulic crane operator, 50 tons through 89 tons (without luffing or tower attachment); LATTICE BOOM CRANES: Lattice Boom Crane-50 through 89 tons (and less than 150 feet boom); Bulldozer: over 70,000 lbs up to and including 120,000; Loader: 60,000 lbs and less than 120,000 lbs; Excavator: over 80,000 lbs through 130,000 lbs

GROUP 4: CRANE: Hydraulic Crane Operator, under 50 tons; LATTICE BOOM CRANE OPERATOR: Lattice Boom Crane Operator, under 50 tons; TRACKHOE/BACKHOE-ROBOTIC: up to and including 20,0000 lbs. with any or all attachments; BLADE: Blade operator; Tractor operator with boom attachment; DRILLING: Churm Drill and Earth Boring Machine Operator; Directional Drill Operator over 20,000 lbs pullback; CRANE: Chicago boom and similar types; Boom type lifting device, 5 ton capacity or less; Asphalt Paver; Mechanic; Bulldozer: over 20,000 lbs and more than 100 horse and up to 70,000 lbs; Loader: 25,000 lbs and less than 60,000 lbs; Screed; Excavator: over 20,000 lbs through 80,000 lbs.

GROUP 5: TRACKHOE/BACKHOE-HYDRAULIC: up to and including 20,000 lbs.; Open wheeled type; DRILLING: Churm Drill and Earth Boring Machine Operator; Directional Drill Operator less than 20,000 lbs pullback; Concrete Pumper; Concrete Paver; forlkift over 5 ton; Bulldozer: 20,000 lbs or less, or 100 horse or less; Loader: ruber tired type, less than 25,000 lbs; Roller

GROUP 6: LOADERS: (less than 1 cu yd.); Oiler; Crane oiler; forklift; Broom; Roller (Non-Asphalt)

IRON0029-013 07/01/2010

	Rates	Fringes
IRONWORKER (Reinforcing and Structural)	$ 33.12	17.40

LABO0001-030 06/01/2008

	Rates	Fringes
Laborers: (Mason Tender-Cement/Concrete)	$ 25.75	11.25

LABO0001-031 06/01/2008

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```
                                  Rates          Fringes

Laborers: (Mason Tender-Brick)...$ 25.75           11.25
----------------------------------------------------------------
* LABO0003-017 06/01/2010

                                  Rates          Fringes

Laborers:
     GROUP 1.....................$ 25.25           12.07
     GROUP 4.....................$ 26.80           12.07
     GROUP 5.....................$ 21.99           12.07

LABORER CLASSIFICATIONS

GROUP 1:  Form-Stripping

GROUP 4:  Grade Checker, Pipelayer

GROUP 5: Flagger
----------------------------------------------------------------
 PAIN0055-023 07/01/2009

                                  Rates          Fringes

Painters:
     Brush, Roller and Spray.....$ 18.59            7.24
----------------------------------------------------------------
 PAIN0055-026 08/01/2010

                                  Rates          Fringes

DRYWALL FINISHER/TAPER...........$ 31.76           11.68
----------------------------------------------------------------
 PLAS0555-006 06/01/2009

                                  Rates          Fringes

CEMENT MASON/CONCRETE FINISHER...$ 28.87           15.59
----------------------------------------------------------------
 PLUM0290-016 04/01/2010

WHEELER COUNTY

                                  Rates          Fringes

Plumbers and Pipefitters.........$ 35.69           21.04
----------------------------------------------------------------
 PLUM0296-008 06/01/2010

MALHEUR COUNTY

                                  Rates          Fringes

Plumbers and Pipefitters.........$ 25.58           11.92
----------------------------------------------------------------
 SHEE0016-019 07/01/2009

WHEELER COUNTY
```

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```
                                  Rates          Fringes

Sheet Metal Worker
     Excluding HVAC Duct
     Installation................$ 34.42          16.92
----------------------------------------------------------------
 SHEE0213-006 01/01/2008

MALHEUR COUNTY

                                  Rates          Fringes

Sheet metal worker (Including
HVAC duct installation)..........$ 23.41          11.74
----------------------------------------------------------------
  SUOR2009-049 11/09/2009

                                  Rates          Fringes

LABORER:  Common or General......$ 20.21           5.83

SHEETMETAL WORKER (Metal Roof
Installation Only)...............$ 23.65           6.33

SPRINKLER FITTER (Fire
Sprinklers)......................$ 25.00           8.29
----------------------------------------------------------------
 TEAM0037-008 06/01/2009

                                  Rates          Fringes

Truck drivers:
     GROUP 1.....................$ 26.90          12.75
     GROUP 2.....................$ 27.02          12.75
     GROUP 3.....................$ 27.15          12.75
     GROUP 4.....................$ 27.41          12.75
     GROUP 5.....................$ 27.63          12.75
     GROUP 6.....................$ 27.79          12.75
     GROUP 7.....................$ 27.99          12.75

TRUCK DRIVERS CLASSIFICATIONS

  GROUP 1: Dump trucks, side, end and bottom dumps: up to and including 10 cu. yds.

GROUP 2: Dump trcuks/articulated dumps 6 cu to 10 cu.;

  GROUP 3:  Dump trucks, side, end and bottom dumps: over 10
  cu. yds. and including 30 cu. yds., includes articulated
  dump trucks

  GROUP 4: Dump trucks, side, end and bottom dumps: over 30 cu.
  yds. and including 50 cu. yds. and includes articulated
  dump trucks

  GROUP 5:  Dump trucks, side, end and bottom dumps:  over 50
  cu. yds. and including 60 cu. yds. and includes articulated dump trucks

  GROUP 6:  Dump trucks, side, end and bottom dumps: over 60
```

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cu. yds. and including 80 cu. yds. and includes articulated dump trucks

GROUP 7: Dump trucks, side, end and bottom dumps: over 80
cu. yds. and including 100 cu. yds., includes articulated
dump trucks

WELDERS - Receive rate prescribed for craft performing
operation to which welding is incidental.

==

Unlisted classifications needed for work not included within the scope of the
classifications listed may be added after award only as
provided in the labor
standards contract clauses (29 CFR 5.5(a)(1)(ii)).

--

In the listing above, the "SU" designation means that rates
listed under the
identifier do not reflect collectively bargained wage and
fringe benefit
rates. Other designations indicate unions whose rates have
been determined
to be prevailing.

--

WAGE DETERMINATION APPEALS PROCESS

1.) Has there been an initial decision in the matter? This can be:

* an existing published wage determination
* a survey underlying a wage determination
* a Wage and Hour Division letter setting forth a position on a wage determination matter
* a conformance (additional classification and rate) ruling

On survey related matters, initial contact, including requests for summaries
of surveys, should be with the Wage and Hour Regional Office for the area in
which the survey was conducted because those Regional Offices have
responsibility for the Davis-Bacon survey program. If the
response from this
initial contact is not satisfactory, then the process described in 2.) and
3.) should be followed.

With regard to any other matter not yet ripe for the formal

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process
described here, initial contact should be with the Branch of
Construction
Wage Determinations. Write to:

Branch of Construction Wage Determinations
Wage and Hour Division
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

2.) If the answer to the question in 1.) is yes, then an
interested party
(those affected by the action) can request review and
reconsideration from
the Wage and Hour Administrator (See 29 CFR Part 1.8 and 29 CFR
Part 7).
Write to:

Wage and Hour Administrator
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

The request should be accompanied by a full statement of the interested
party's position and by any information (wage payment data,
project
description, area practice material, etc.) that the requestor considers
relevant to the issue.

3.) If the decision of the Administrator is not favorable, an interested
party may appeal directly to the Administrative Review Board
(formerly the
Wage Appeals Board). Write to:

Administrative Review Board
U.S. Department of Labor
200 Constitution Avenue, N.W.
Washington, DC 20210

4.) All decisions by the Administrative Review Board are final.

END OF GENERAL DECISION

http://www.wdol.gov/wdol/scafiles/davisbacon/OR65.dvb 2/16/2011

Exhibit D
to Loan Guarantee Agreement

[FORM OF] CONSTRUCTION PROGRESS REPORT

(Delivered pursuant to Section 6.1(a)(i) of the Loan Guarantee Agreement for each month prior to the Project Completion Date)

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

Ladies and Gentlemen:

          Pursuant to Section 6.1(a)(i) of that certain Loan Guarantee Agreement, dated as of February 23, 2011 among USG Oregon, LLC, a limited liability company organized and existing under the laws of the State of Delaware, the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy ("DOE"), as provider of the DOE Guarantee, DOE, acting by and through authority delegated by the Secretary of Energy to its Loan Programs Office, as loan servicer, PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association ("Midland"), as administrative agent for DOE and loan servicer, and Midland, as collateral agent for the Secured Parties (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Loan Guarantee Agreement"), attached hereto as Annex A is a Construction Progress Report for the month ended [_________], 20[__] (the "Construction Progress Report"). The Construction Progress Report includes the following information:

(i)

[a description of all construction activities to date][an update of construction progress to date since the Construction Progress Report, dated [___________]] their status, and any related material issues, including, but not limited to overall integration, well field development and testing, and [the progress of the activities][an update of the progress to date since the Construction Progress Report, dated [___________]] contemplated under each of the Equipment Contract, the EPC Contract and the LGIA; and

(ii)	a description of the expected progress of future construction.

          All capitalized terms used herein shall have their respective meanings specified in the Loan Guarantee Agreement.

          The Independent Engineer hereby certifies for the benefit of each Credit Party that, as of the date hereof:

(i)	the Construction Progress Report includes any anticipated Overrun Project Costs and is accurate and complete in all material respects;

(ii)

[construction of the Project is proceeding in accordance with the Construction Budget and the construction milestones set forth in Section 3.1 of the Power Purchase Agreement][construction of the Project is not proceeding in accordance with the Construction Budget, and the Construction Progress Report describes any variances from the Construction Budget or the construction milestones set forth in Section 3.1 of the Power Purchase Agreement];

(iii)

[the Project is expected to achieve completion by the Anticipated Completion Date][the Project is not expected to achieve completion by the Anticipated Completion Date due to [explain the reason for any projected delay] and the Project is now expected to achieve completion by [insert date]]; and

(iv)

the Total Funding Available is sufficient to pay all remaining Total Project Costs (including Interest During Construction, DOE Credit Facility Fees, Agents' Fees, Periodic Expenses, and identified Cost Overruns).

          Attached hereto as Annex B is evidence that as of the date of the Construction Progress Report, (A) each Construction Contractor, and any subcontractors (other than subcontractors who, in the aggregate, [performed][are performing] work of a value not exceeding a de minimis amount), have irrevocably waived and released all Liens, statutory or otherwise, that any of them may have or acquire on the Collateral or the Project with respect to work completed prior to the last submission for payment, except for Permitted Liens, and (B) any unpaid balances, other than retainage not required to be paid at the time of such certification pursuant to the terms of the relevant Principal Project Document, or unsettled claims with any Construction Contractor or subcontractor or supplier, if any, have been adequately paid and that those being contested or negotiated in good faith and where a bond, adequate reserves or other security acceptable to the Loan Servicer has been posted or provided in such manner and amount as to assure DOE that any amounts determined to be due will promptly be paid in full when such contest is determined or negotiations are completed.

          [Attached hereto as Annex C are [include documents, certifications or consents relating to the Project or matters contemplated by the Transaction Documents, that the Loan Servicer reasonably requested, if any.]]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

LUMINATE, LLC,
as Independent Engineer

By:
Name:	[_______]
Title:	[_______]

The Construction Progress Report attached hereto as Annex A is based upon the Borrower's good faith reasonable estimates of the information contained therein. The undersigned certifies that such Construction Progress Report is accurate and complete in all material respects as of the date of its submission to the Loan Servicer.

USG OREGON LLC,
as Borrower

By:
Name:	[_______]
Title:	[_______]

Annex A

Construction Progress Report

Annex B

Evidence of Released Liens and Payments

Annex C

Other Documents

Exhibit E
to the Loan Guarantee Agreement

[FORM OF] INITIAL ADVANCE NOTICE

(Delivered pursuant to Sections 2.3, 4.2 and 4.3 of the Loan Guarantee Agreement)

Date of this Notice: [___]

Requested Initial Advance Date: [___]

To:

U.S. Department of Energy, as Guarantor	U.S. Department of Energy, as Loan Servicer
Loan Programs Office, Loan Guarantee	Loan Programs Office, Loan Guarantee
Program	Program
1000 Independence Ave., S.W.	1000 Independence Ave., S.W.
Washington, D.C. 20585	Washington, D.C. 20585
Attn: Director, Portfolio Management	Attn: Director, Portfolio Management
Re: DOE Loan Guarantee, Loan Programs	Re: DOE Loan Guarantee, Loan Programs
Office Loan #1052	Office Loan #1052

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association, as Collateral Agent
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052

cc:

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association, as Administrative Agent
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052

Luminate, LLC, as Independent Engineer
1891 Broadway, Suite 1620
Denver, Colorado 80202
Attn: John Neff
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052

Ladies and Gentlemen:

This Initial Advance Notice is delivered to you pursuant to the Loan Guarantee Agreement, dated as of February 23, 2011, among USG Oregon LLC, a limited liability company organized and existing under the laws of the State of Delaware, the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy (“DOE”), as provider of the DOE Guarantee, DOE, acting by and through authority delegated by the Secretary of Energy to the Loan Programs Office, as Loan Servicer, Midland Loan Services, Inc., as administrative agent for DOE and Loan Servicer, and Midland Loan Services, Inc., as collateral agent for the Secured Parties (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the “Loan Guarantee Agreement”).

All capitalized terms used in this Initial Advance Notice shall have their respective meanings specified in the Loan Guarantee Agreement.

The undersigned has read the provisions of the Loan Guarantee Agreement and the other Loan Documents that are relevant to the furnishing of this Initial Advance Notice. To the extent that this Initial Advance Notice evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Loan Guarantee Agreement or any other Loan Documents, the Borrower has made such examination or investigation as was, in its opinion, necessary to enable it to express an opinion as to whether such covenants or conditions have been complied with.

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each of DOE, the Loan Servicer and the Collateral Agent that, as of the date hereof and on the Advance Date for such Initial Advance:

1.

this Initial Advance Notice constitutes a request for an Advance of $[___] under the DOE Credit Facility Commitment made pursuant to the Loan Guarantee Agreement and the DOE Credit Facility Documents, such amount being in accordance with the minimum amount and increments required by the DOE Credit Facility Documents;

2.	the requested Initial Advance Date for the Initial Advance is [___];

3.	Annex 1 attached hereto sets forth with respect to the Initial Advance:

•	the amount of Base Equity contributed on, or prior to, the Initial Advance Date, to the Borrower, including the amount contributed in the form of Base Equity Letters of Credit;

•

the amount of Overrun Equity that has been directly or indirectly contributed by the Sponsor to the Borrower in connection with the Initial Advance or which will concurrently with the Initial Advance be contributed directly or indirectly by the Sponsor to the Borrower;

•

the aggregate amount, on a prospective basis after giving effect to the requested Initial Advance and Equity Contributions made on, or prior to, the date hereof, of (a) all Advances outstanding under the DOE Credit Facility Documents and (b) all Equity Contributions;

•	the Project Costs being financed or reimbursed using the proceeds of the Initial Advance; and

•

the payees to whom the proceeds of the requested Initial Advance are to be paid, including [(a) each Material Project Party [(including Turbine Air Systems)] to whom the proceeds of the requested Advances are to be paid directly, and the amount of such payments, (b) the required Reserve Accounts to be funded and the amount to be funded into each such Reserve Account, (c) the amount to be paid to the Borrower, to reimburse the Borrower for Eligible Project Costs previously paid by the Borrower, in each case in accordance with the Construction Budget, taking into account any Approved Budget Changes and (d) interest to be capitalized];[1]

4.

attached hereto as Annex 2 is an executed copy of the FFB Advance Request dated [ ] and delivered to the Loan Servicer on [ ] (with copies to DOE and FFB), with respect to the requested Initial Advance, together with any information necessary for FFB and DOE to process such request, including all wire transfer information for the designated payees of the proceeds of such Advance;[2]

5.

attached hereto as Annex 3 are true, correct and complete copies of all Additional Project Documents entered into since the Financial Closing Date and any other Additional Project Documents that have not previously been delivered to the Loan Servicer, and a list of such Additional Project Documents is included as the first page(s) of Annex 3;

6.

attached hereto as Annex 4 are true, correct and complete copies of each contract with a Major Vendor (as defined in the Equipment Contract), together with evidence demonstrating that each such contract is assignable to the Borrower and the designee of the Loan Servicer, and a list of such Major Vendor contracts is included as the first page(s) of Annex 4;

7.	attached hereto as Annex 5 is a reasonably detailed description of the Eligible Project Costs that have been or will be incurred by the Initial Advance Date;

8.

(a) attached hereto as Annex 6 are true, correct and complete copies of all material third party consents and Governmental Approvals not previously delivered, and a list of such consents and Governmental Approvals is included as the first page(s) of Annex 6 and (b) all consents and approvals of third parties as may be required as of the Initial Advance Date and all Governmental Approvals required as of the Initial Advance Date have been duly obtained and are in full force and effect and are not under appeal or subject to other proceedings or unsatisfied conditions that could reasonably be expected to result in a material modification or cancellation thereof;

9.

attached hereto as Annex 7 are true, correct and complete copies of each payment and performance bond (or letter of credit or other performance security) in respect of the Construction Contracts that is an “instrument” (as defined in the Uniform Commercial Code), together with any endorsements reasonably requested in connection therewith have been delivered to the Collateral Agent and are in full force and effect, other than those previously delivered and a list of such instruments is included in the first page(s) of Annex 7;

________________________________
1	Note: Conform as necessary, and include only those relevant clauses.
2	Note: Date of delivery to Loan Servicer must be no less than six Business Days prior to the Requested Advance Date.

10.

(a) attached hereto as Annex 8 are true, correct and complete copies of all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the Financial Closing Date, designating the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured, and a list of such certificates and policies is included as the first page(s) of Annex 8 and (b) all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon [have been paid in full] [are to be paid with the proceeds of the requested Initial Advance] [are to be paid by other arrangements satisfactory to the Loan Servicer, consisting of [describe]][3] ;

11.

attached hereto as Annex 9 are all other certificates and documentation required in respect of such Initial Advance under the FFB Documents and the Loan Documents, including invoices evidencing the Project Costs being financed using the proceeds of the requested Advance, and a list of such invoices and other materials is included as the first page(s) of Annex 9;

12.

all applicable conditions precedent described in Section 4.2 and 4.3 of the Loan Guarantee Agreement have been satisfied, or as of the Initial Advance Date will be satisfied[ or waived by DOE][4] in accordance with the terms of the Loan Guarantee Agreement[, and a reasonably detailed description of such waiver(s) is attached hereto as Annex 10];

13.	the Project Costs being financed or reimbursed using the proceeds of the requested Initial Advance are Eligible Project Costs that have been or will be incurred by the Initial Advance Date;

14.	the aggregate amount expended for each type of Project Cost does not exceed the aggregate amount budgeted for such type of cost in the Construction Budget, except for Approved Construction Changes;

15.

all required taxes, all DOE Credit Facility Fees, Agents’ Fees, all Periodic Expenses, and all recordation and other costs and fees including those due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents, the creation and perfection of the security interests in the Collateral, or otherwise incurred and invoiced prior to the Initial Advance Notice Date [have been paid in full] [are to be paid with proceeds of the requested Initial Advance (only in the event that such amounts are Eligible Project Costs)] [are to be paid by other arrangements satisfactory to the Loan Servicer, consisting of [describe];[5]

________________________________
3	Note: Include only those bracketed clauses that are relevant.
4	If a condition has not been satisfied but has been waived by DOE, provide details of any waiver.

16.

on both the Initial Advance Notice Date and the Initial Advance Date, the representations and warranties in the Loan Documents (other than those that speak only as to an earlier date, which shall be true and correct as of such earlier date) are true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and no Event of Default or Potential Default has occurred and is continuing;

17.

since the Financial Closing Date, no event (including any legal, arbitral or other dispute review proceeding, whether proceeding, pending or threatened, or any Change of Law) has occurred or could reasonably be expected to occur, that has had or could reasonably be expected to have a Material Adverse Effect;

18.

the Advance will not result in a violation of any law, Transaction Document, Governmental Approval, or any other agreement or consent to which the Borrower is a party or any judgment or approval to which it is subject;

19.	the Borrower has not received a Drawstop Notice with respect to the Initial Advance;

20.

the Borrower is in compliance with (a) its obligations under the Loan Documents, including all affirmative covenants and negative covenants, and has furnished all information requested under the Loan Documents, and (b) all Program Requirements required to have been satisfied as of the Requested Advance Date;

21.

the Borrower has timely complied in all material respects with (a) the requirements set forth in Section 6.26 and Exhibit C of the Loan Guarantee Agreement with respect to the Davis-Bacon Act, including the requirements set out in Section 6.26(c) with respect to the payment of back wages pursuant to the Davis-Bacon Act or has obtained an exemption from such requirement, and (b) its reporting requirements under Section 6.24(a) with respect to the Recovery Act;

22.

the Borrower has delivered to the Loan Servicer, the Collateral Agent and DOE the most recent Construction Progress Report required to be provided pursuant to Section 6.1(a)(i) of the Loan Guarantee Agreement;

23.

the Borrower has otherwise complied with the procedures, conditions and requirements specified in the Loan Guarantee Agreement and the other Loan Documents in connection with the Advance requested hereunder.

24.

the Borrower has otherwise complied with the procedures, conditions and requirements specified in the Loan Guarantee Agreement and the other Loan Documents in connection with the Advance requested hereunder.

[Signature page follows]

________________________________
5	Note: Include only those bracketed clauses that are relevant.

IN WITNESS WHEREOF, the undersigned has executed this Initial Advance Notice as of the date hereof.

USG OREGON LLC

By ______________________________________________
Name: [ ]
Title: [ ]

Attachments:
Annex 1: Initial Advance Amounts
Annex 2: FFB Advance Request
Annex 3: Additional Project Documents
Annex 4: Contracts with Major Vendors
Annex 5: Description of Eligible Project Costs
Annex 6: Third-Party Consents and Governmental Approvals
Annex 7: Payment and Performance Bonds
Annex 8: Required Insurance
Annex 9: Other Certificates and Documentation
[Annex 10: Waiver of Conditions Precedent]

F-6

Annex 1
to Exhibit E
of the Loan Guarantee Agreement

Initial Advance Amounts

	Amount of Base Equity contributed on, or prior to, the date hereof to the Borrower	Balance of Base Equity for Eligible Project Costs
Financial Closing Date
Initial Advance Date

Amount of Overrun Equity that has been or will be concurrently with the Initial Advance, directly or indirectly contributed by the Sponsor to the Borrower
Financial Closing Date
Initial Advance Date

Amount of Initial Advance requested pursuant to this Initial Advance Notice
Initial Advance Date

	Amount of Equity Contribution to be made concurrently with the submission of this Initial Advance Notice	Aggregate amount of all Equity Contributions made, including the Equity Contribution to be made concurrently with the submission of this Initial Advance Notice
Initial Advance Date

	Description of each Project Cost being financed with proceeds of this Initial Advance Notice	Amount of each Project Cost being financed with proceeds of this Initial Advance Notice
Initial Advance Date

	Identity of each payee to be paid with proceeds of this Initial Advance Notice	Amount of payment to be made to each payee with proceeds of this Initial Advance Notice
Initial Advance Date

Annex 2
to Exhibit E
of the Loan Guarantee Agreement

FFB Advance Request

Attached

DOE (Title XVII) USG OREGON

ADVANCE REQUEST

****

PLEASE REFER TO DEPARTMENT OF ENERGY (DOE) REGULATIONS AND INSTRUCTIONS FOR A DESCRIPTION OF (1) ANY OTHER FORMS AND MATERIALS THAT DOE REQUIRES TO BE SUBMITTED IN CONNECTION WITH EACH ADVANCE REQUEST, AND (2) THE TIME LIMITS FOR SUBMITTING THOSE FORMS AND MATERIALS AND THIS ADVANCE REQUEST TO DOE.

PLEASE DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS ADVANCE REQUEST FORM TO THE DOE CONTACT OFFICE INDICATED BELOW.

WHEN COMPLETED, PLEASE DELIVER THIS FORM (TOGETHER WITH ALL OTHER FORMS AND MATERIAL REQUIRED BY DOE) TO DOE AT THE ADDRESS OF THE DOE CONTACT OFFICE INDICATED BELOW:

United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: *Director, Portfolio Management*

Telephone No. *(202) 287-6738*
Facsimile No. *(202) 287-5816*
Email Address *lpo.portfolio@hq.doe.gov*

****

ADVANCE REQUEST - page 1

DOE (Title XVII) USG OREGON

Chief Financial Officer
Federal Financing Bank

Reference is made to the following-described Future Advance Promissory Note (the "Note") payable to the Federal Financing Bank ("FFB"), which is guaranteed by the Secretary of Energy (the "Secretary"):

NAME OF BORROWER (the "Borrower"):

USG OREGON LLC [1]

FFB NOTE IDENTIFIER: ____________________ [2]

The undersigned, as an authorized official of the Borrower, hereby requests FFB to make an advance of funds ("this Advance") under, pursuant to, and in accordance with the applicable terms of the Note.

The undersigned further requests that this Advance be made as follows:

1. **REQUESTED ADVANCE AMOUNT:**

The principal amount of this Advance is requested to be

$____________________.[3]

2. **REQUESTED ADVANCE DATE:**

This Advance is requested to be made on:

____________________.[4]

---

[1]Insert the corporate name of the Borrower. If the corporate name of the Borrower at the time of this Advance is different from the corporate name that appears on page 1 of the Note, add "(formerly ______________)", and insert in this second blank the corporate name of the Borrower as it appears on page 1 of the Note.

[2]Insert the "Note Identifier" that FFB assigned to the Note (as provided in the Note Purchase Agreement).

[3]Insert the particular amount of funds that the Borrower requests to be advanced.

[4]Insert the particular calendar date that the Borrower requests to be date on which this Advance is to be made, which must be a Business Day.

ADVANCE REQUEST - page 2

DOE (Title XVII) USG OREGON

3. WIRE INSTRUCTIONS:

Funds in an amount equal to the Requested Advance Amount are requested to be disbursed by electronic funds transfer to the following account(s):

(IF MORE THAN ONE PAYEE IS TO BE PAID FROM THE REQUESTED ADVANCE AMOUNT, PROVIDE THE INFORMATION BELOW FOR EACH PAYEE).

$____________________

A. Correspondent bank (if any) for payee's bank:

Name of financial institution ____________________

Address of financial institution ____________________

ABA number of financial institution ____________________.

B. Payee's bank and account:

Name of financial institution ____________________

Address of financial institution ____________________

ABA number of financial institution ____________________

Account name ____________________

Account number ____________________

Taxpayer ID number ____________________.

The undersigned certifies that the undersigned has been authorized to execute this Advance Request on behalf of the Borrower and to deliver it to Secretary for review and approval before being forwarded to FFB, and that this authority is valid and in full force and effect on the date hereof.

ADVANCE REQUEST - page 3

DOE (Title XVII) USG OREGON

IN WITNESS WHEREOF, the undersigned has executed this Advance Request and caused it to be delivered to the Secretary for review and approval before being forwarded to FFB.

USG OREGON LLC

Signature: ____________________________

Print Name: ____________________________

Title: ____________________________

Date: ____________________________

ADVANCE REQUEST APPROVAL NOTICE

Notice is hereby given to FFB that the preceding Advance Request made by the Borrower identified therein has been approved by or on behalf of the Secretary of Energy for purposes of the Note identified therein.

SECRETARY OF ENERGY
acting through his or her
duly authorized designate

Signature: ____________________________

Print Name: ____________________________

Title: ____________________________

Date: ____________________________

FOR ACCOUNTING USE ONLY:

DOE Budget Account Number

____

ADVANCE REQUEST - page 4

Annex 3
to Exhibit E
of the Loan Guarantee Agreement

Additional Project Documents

Annex 4
to Exhibit E
of the Loan Guarantee Agreement

Contracts with Major Vendors

Annex 5
to Exhibit E
of the Loan Guarantee Agreement

Description of Eligible Project Costs

Annex 6
to Exhibit E
of the Loan Guarantee Agreement

Third-Party Consents and Governmental Approvals

Annex 7
to Exhibit E
of the Loan Guarantee Agreement

Payment and Performance Bonds

Annex 8
to Exhibit E
of the Loan Guarantee Agreement

Required Insurance

Annex 9
to Exhibit E
of the Loan Guarantee Agreement

Other Certificates and Documents

[Annex 10
to Exhibit E
of the Loan Guarantee Agreement

Waiver of Conditions Precedent]

Exhibit F
to the Loan Guarantee Agreement

[FORM OF] ADVANCE NOTICE

(Delivered pursuant to Sections 2.3 and 4.3 of the Loan Guarantee Agreement)

Date of this Notice: [___]

Requested Advance Date: [___]

To:

U.S. Department of Energy, as Guarantor	U.S. Department of Energy, as Loan Servicer
Loan Programs Office, Loan Guarantee Program	Loan Programs Office, Loan Guarantee Program
1000 Independence Ave., S.W.	1000 Independence Ave., S.W.
Washington, D.C. 20585	Washington, D.C. 20585
Attn: Director, Portfolio Management	Attn: Director, Portfolio Management
Re: DOE Loan Guarantee, Loan Programs	Re: DOE Loan Guarantee, Loan Programs
Office Loan #1052	Office Loan #1052

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association, as Collateral Agent
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052
cc:

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National Association, as Administrative Agent
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052

Luminate, LLC, as Independent Engineer
1891 Broadway, Suite 1620
Denver, Colorado 80202
Attn: John Neff
Re: DOE Loan Guarantee, Loan Programs Office Loan #1052

Ladies and Gentlemen:

This Advance Notice is delivered to you pursuant to the Loan Guarantee Agreement, dated as of February 23, 2011, among USG Oregon LLC, a limited liability company organized and existing under the laws of the State of Delaware, the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy ("DOE"), as provider of the DOE Guarantee, DOE, acting by and through authority delegated by the Secretary of Energy to the Loan Programs Office, as Loan Servicer, Midland Loan Services, Inc., as administrative agent for DOE and Loan Servicer, and Midland Loan Services, Inc., as collateral agent for the Secured Parties (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Loan Guarantee Agreement").

All capitalized terms used in this Advance Notice shall have their respective meanings specified in the Loan Guarantee Agreement.

The undersigned has read the provisions of the Loan Guarantee Agreement and the other Loan Documents that are relevant to the furnishing of this Advance Notice. To the extent that this Advance Notice evidences, attests or confirms compliance with any covenants or conditions precedent provided for in the Loan Guarantee Agreement or any other Loan Documents, the Borrower has made such examination or investigation as was, in its opinion, necessary to enable it to express an opinion as to whether such covenants or conditions have been complied with.

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each of DOE, the Loan Servicer and the Collateral Agent that, as of the date hereof and on the Requested Advance Date for such Advance:

1.

this Advance Notice constitutes a request for an Advance of $[___] under the DOE Credit Facility Commitment made pursuant to the Loan Guarantee Agreement and the DOE Credit Facility Documents, such amount being in accordance with the minimum amount and increments required by the DOE Credit Facility Documents;

2.	the Requested Advance Date for the Advance is [___];

3.	Annex 1 attached hereto sets forth with respect to the Advance:

•	the amount of Base Equity contributed on, or prior to, the date hereof to the Borrower, including the amount contributed in the form of Base Equity Letters of Credit;

•

the amount of Overrun Equity that has been directly or indirectly contributed by the Sponsor to the Borrower in connection with the Advance or which will concurrently with the Advance be contributed directly or indirectly by the Sponsor to the Borrower;

•

the aggregate amount, on a prospective basis after giving effect to the requested Advance and Equity Contributions made on, or prior to, the Requested Advance Date, of (a) all Advances outstanding under the DOE Credit Facility Documents and (b) all Equity Contributions;

•	the Project Costs being financed or reimbursed using the proceeds of the Advance; and

•	the payees to whom the proceeds of the requested Advance are to be paid, including [(a) each Material Project Party [(including Turbine Air Systems)] to whom the proceeds of the requested Advances are to be paid directly, and the amount of such payments, (b) the required Reserve Accounts to be funded and the amount to be funded into each such Reserve Account, (c) the amount to be paid to the Borrower, to reimburse the Borrower for Eligible Project Costs previously paid by the Borrower, in each case in accordance with the Construction Budget, taking into account any Approved Budget Changes and (d) interest to be capitalized];[1]

4.

attached hereto as Annex 2 is an executed copy of the FFB Advance Request dated [ ] and delivered to the Loan Servicer on [ ] (with copies to DOE and FFB), with respect to the requested Advance, together with any information necessary for FFB and DOE to process such request, including all wire transfer information for the designated payees of the proceeds of such Advance;[2]

5.

attached hereto as Annex 3 are true, correct and complete copies of all Additional Project Documents entered into since the most recent Requested Advance Date and any other Additional Project Documents that have not previously been delivered to the Loan Servicer, and a list of such Additional Project Documents is included as the first page(s) of Annex 3;

6.

attached hereto as Annex 4 are copies of invoices evidencing that the proceeds of all Advances made since the Advance Notice Date for the previous Advance have been applied to Project Costs in accordance with the applicable Advance Notice or as otherwise approved by the Loan Servicer, and a list of such invoices is included as the first page(s) of Annex 4;

7.	attached hereto as Annex 5 is a reasonably detailed description of the Eligible Project Costs that have been or will be incurred by the Requested Advance Date;

8.

attached hereto as Annex 6 are all other certificates and documentation required in respect of such Advance under the FFB Documents and the Loan Documents, including invoices evidencing the Project Costs being financed using the proceeds of the requested Advance, and a list of such certificates and documentation is included as the first page(s) of Annex 6;

9.

(a) attached hereto as Annex 7 are true, correct and complete copies of all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the previous Advance Date, designating the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured and a list of such certificates and or policies is included as the first page(s) of Annex 6and (b) all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon [have been paid in full] [are to be paid with the proceeds of the requested Advance] [are to be paid by other arrangements satisfactory to the Loan Servicer][3] ;

_________________________________________
[1]	Note: Conform as necessary.
[2]	Note: Date of delivery to Loan Servicer must be no less than six Business Days prior to the Requested Advance Date.

10.

attached hereto as Annex 8 is a pro forma date down title endorsement or title continuation dated as of a recent date, which, when issued, will evidence the Borrower's continued ownership of unencumbered leasehold title (subject only to Permitted Liens), under the relevant laws of the State of Oregon, of the Project Site as are necessary for the development of the Project; the undersigned further certifies that the Borrower shall submit to the Loan Servicer a date down title endorsement or title continuation dated no earlier than one Business Day prior to the Requested Advance Date as evidence of the Borrower's continued ownership of unencumbered leasehold title (subject only to Permitted Liens), under the relevant laws of the State of Oregon, of the Project Site as are necessary for the development of the Project;

11.

[attached hereto as Annex 9 is evidence that Base Equity in the amount of $[___________], such amount being equal to or greater than twenty five percent (25%) of the total funds needed as of the Requested Advance Date to fund the Initial Cap-Ex Funding Amount, the Short-Term Wellfield Funding Amount or the Initial Long-Term Wellfield Drilling Funding Amount, shall have been or will be funded into the Cap-Ex Reserve Account, the Short-Term Wellfield Drilling Reserve Account or the Long-Term Wellfield Drilling Reserve Account prior to, or on, the Requested Advance Date;]

12.

all applicable conditions precedent described in Section 4.3 of the Loan Guarantee Agreement have been satisfied, or as of the Requested Advance Date will be satisfied[ or waived by DOE][4] in accordance with the terms of the Loan Guarantee Agreement[, and a reasonably detailed description of such waiver(s) is attached hereto as Annex 10];

13.	the Project Costs being financed or reimbursed using the proceeds of the requested Advance are Eligible Project Costs;

14.

(a) there have been no changes to the Construction Budget since the previous Advance Date, except for Approved Construction Changes and (b) the aggregate amount expended for each type of Project Cost does not exceed the aggregate amount budgeted for such type of cost in the Construction Budget, except for Approved Construction Changes;

15.

all required taxes, all DOE Credit Facility Fees, Agents' Fees, all Periodic Expenses, and all recordation and other costs and fees including those due in connection with the execution, delivery, filing, registration, or performance of the Transaction Documents, the creation and perfection of the security interests in the Collateral, or otherwise incurred and invoiced prior to the Advance Notice Date [have been paid in full][are to be paid with proceeds of the requested Initial Advance (only in the event that such amounts are Eligible Project Costs)][are to be paid by other arrangements satisfactory to the Loan Servicer];[5]

16.

on both the Advance Notice Date and the Requested Advance Date, the representations and warranties in the Loan Documents (other than those that speak only as to an earlier date, which shall be true and correct as of such earlier date) are true and correct in all material respects (other than those qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) and no Event of Default or Potential Default has occurred and is continuing;

_________________________________________
[3]	Note: Include only those bracketed clauses that are relevant.
[4]	Note: If a condition has not been satisfied but has been waived by DOE, provide details of any waiver by attaching Annex 8.
[5]	Note: Include only those bracketed clauses that are relevant.

17.

since the Financial Closing Date, no event (including any legal, arbitral or other dispute review proceeding, whether proceeding, pending or threatened, or any Change of Law) has occurred or could reasonably be expected to occur, that has had or could reasonably be expected to have a Material Adverse Effect;

18.

the Advance will not result in a violation of any law, Transaction Document, Governmental Approval, or any other agreement or consent to which the Borrower is a party or any judgment or approval to which it is subject;

19.	the Borrower has not received a Drawstop Notice with respect to the Advance;

20.

the Borrower is in compliance with (a) its obligations under the Loan Documents, including all affirmative covenants and negative covenants, and has furnished all information requested under the Loan Documents, and (b) all Program Requirements required to have been satisfied as of the Requested Advance Date;

21.

the Borrower has timely complied in all material respects with (a) the requirements set forth in Section 6.26 and Exhibit C of the Loan Guarantee Agreement with respect to the Davis- Bacon Act, including the requirements set out in Section 6.26(c) with respect to the payment of back wages pursuant to the Davis-Bacon Act or has obtained an exemption from such requirement, and (b) its reporting requirements under Section 6.24(a) with respect to the Recovery Act;

22.

the Borrower has delivered to the Loan Servicer, the Collateral Agent and DOE the most recent Construction Progress Report required to be provided pursuant to Section 6.1(a)(i) of the Loan Guarantee Agreement;

23.	[the "Prepayment Election" (as defined in the FFB Promissory Note) for the requested Advance, as set forth in the FFB Advance Request, is [_____________];][6]

24.

the Borrower has otherwise complied with the procedures, conditions and requirements specified in the Loan Guarantee Agreement and the other Loan Documents in connection with the Advance requested hereunder.

[Signature page follows]

_________________________________________
[6]	Note: Only include if applicable.

IN WITNESS WHEREOF, the undersigned has executed this Advance Notice as of the date hereof.

USG OREGON LLC

By: ____________________________________
Name:  [                     ]
Title:    [                     ]

Attachments:
Annex 1: Advance Amounts
Annex 2: FFB Advance Request
Annex 3: Additional Project Documents
Annex 4: Invoices
Annex 5: Description of Eligible Project Costs
Annex 6: Other Certificates and Documentation
Annex 7: Required Insurance
Annex 8: Pro Forma Date Down Title Endorsement or Title Continuation
[Annex 9: Overrun Equity Funding Certain Reserve Accounts]
[Annex 10: Waiver of Conditions Precedent]

Annex 1
to Exhibit F
of the Loan Guarantee Agreement

Advance Amounts

	Amount of Base Equity contributed on, or prior to, the date hereof to the Borrower	Balance of Base Equity for Eligible Project Costs
Financial Closing Date
Advance Date
[date]
[date]

Amount of Overrun Equity that has been or will be concurrently with the Advance, directly or indirectly contributed by the Sponsor to the Borrower
Financial Closing Date
Advance Date
[date]
[date]

	Amount of Advance requested pursuant to this Advance Notice	Aggregate amount of all Advances requested, including the Advance requested pursuant to this Advance Notice
Advance Date
[date]
[date]

	Amount of Equity Contribution to be made concurrently with the submission of this Advance Notice	Aggregate amount of all Equity Contributions made, including the Equity Contribution to be made concurrently with the submission of this Advance Notice
Advance Date
[date]
[date]

	Description of each Project Cost being financed with proceeds of this Advance Notice	Amount of each Project Cost being financed with proceeds of this Advance Notice
Advance Date
[date]
[date]

	Identity of each payee to be paid with proceeds of this Advance Notice	Amount of payment to be made to each payee with proceeds of this Advance Notice
Advance Date
[date]
[date]

Annex 2
to Exhibit F
of the Loan Guarantee Agreement

FFB Advance Request

Attached

DOE (Title XVII) USG OREGON

ADVANCE REQUEST

****

PLEASE REFER TO DEPARTMENT OF ENERGY (DOE) REGULATIONS AND INSTRUCTIONS FOR A DESCRIPTION OF (1) ANY OTHER FORMS AND MATERIALS THAT DOE REQUIRES TO BE SUBMITTED IN CONNECTION WITH EACH ADVANCE REQUEST, AND (2) THE TIME LIMITS FOR SUBMITTING THOSE FORMS AND MATERIALS AND THIS ADVANCE REQUEST TO DOE.

PLEASE DIRECT ALL QUESTIONS ON HOW TO COMPLETE THIS ADVANCE REQUEST FORM TO THE DOE CONTACT OFFICE INDICATED BELOW.

WHEN COMPLETED, PLEASE DELIVER THIS FORM (TOGETHER WITH ALL OTHER FORMS AND MATERIAL REQUIRED BY DOE) TO DOE AT THE ADDRESS OF THE DOE CONTACT OFFICE INDICATED BELOW:

United States Department of Energy
Loan Guarantee Program
1000 Independence Avenue, SW
Washington, DC 20585

Attention: *Director, Portfolio Management*

Telephone No. *(202) 287-6738*
Facsimile No. *(202) 287-5816*
Email Address lpo.portfolio@hq.doe.gov

****

ADVANCE REQUEST - page 1

DOE (Title XVII) USG OREGON

Chief Financial Officer
Federal Financing Bank

Reference is made to the following-described Future Advance Promissory Note (the "Note") payable to the Federal Financing Bank ("FFB"), which is guaranteed by the Secretary of Energy (the "Secretary"):

NAME OF BORROWER (the "Borrower"):

USG OREGON LLC [1]

FFB NOTE IDENTIFIER: ____________________ [2]

The undersigned, as an authorized official of the Borrower, hereby requests FFB to make an advance of funds ("this Advance") under, pursuant to, and in accordance with the applicable terms of the Note.

The undersigned further requests that this Advance be made as follows:

1. **REQUESTED ADVANCE AMOUNT:**

The principal amount of this Advance is requested to be

$____________________.[3]

2. **REQUESTED ADVANCE DATE:**

This Advance is requested to be made on:

____________________.[4]

---

[1]Insert the corporate name of the Borrower. If the corporate name of the Borrower at the time of this Advance is different from the corporate name that appears on page 1 of the Note, add "(formerly ________________)", and insert in this second blank the corporate name of the Borrower as it appears on page 1 of the Note.

[2]Insert the "Note Identifier" that FFB assigned to the Note (as provided in the Note Purchase Agreement).

[3]Insert the particular amount of funds that the Borrower requests to be advanced.

[4]Insert the particular calendar date that the Borrower requests to be date on which this Advance is to be made, which must be a Business Day.

ADVANCE REQUEST - page 2

DOE (Title XVII) USG OREGON

3. WIRE INSTRUCTIONS:

Funds in an amount equal to the Requested Advance Amount are requested to be disbursed by electronic funds transfer to the following account(s):

(IF MORE THAN ONE PAYEE IS TO BE PAID FROM THE REQUESTED ADVANCE AMOUNT, PROVIDE THE INFORMATION BELOW FOR EACH PAYEE).

$____________________

A. Correspondent bank (if any) for payee's bank:

Name of financial institution ______________________________

Address of financial institution ______________________________

ABA number of financial institution _____________________________.

B. Payee's bank and account:

Name of financial institution ______________________________

Address of financial institution ______________________________

ABA number of financial institution ______________________________

Account name ______________________________

Account number ______________________________

Taxpayer ID number _____________________________.

The undersigned certifies that the undersigned has been authorized to execute this Advance Request on behalf of the Borrower and to deliver it to Secretary for review and approval before being forwarded to FFB, and that this authority is valid and in full force and effect on the date hereof.

ADVANCE REQUEST - page 3

DOE (Title XVII) USG OREGON

IN WITNESS WHEREOF, the undersigned has executed this Advance Request and caused it to be delivered to the Secretary for review and approval before being forwarded to FFB.

USG OREGON LLC

Signature: ____________________________

Print Name: ____________________________

Title: ____________________________

Date: ____________________________

ADVANCE REQUEST APPROVAL NOTICE

Notice is hereby given to FFB that the preceding Advance Request made by the Borrower identified therein has been approved by or on behalf of the Secretary of Energy for purposes of the Note identified therein.

FOR ACCOUNTING USE ONLY: DOE Budget Account Number ____________

SECRETARY OF ENERGY
acting through his or her
duly authorized designate

Signature: ____________________________

Print Name: ____________________________

Title: ____________________________

Date: ____________________________

ADVANCE REQUEST - page 4

Annex 3
to Exhibit F
of the Loan Guarantee Agreement

Additional Project Documents

Annex 4
to Exhibit F
of the Loan Guarantee Agreement

Invoices

Annex 5
to Exhibit F
of the Loan Guarantee Agreement

Description of Eligible Project Costs

Annex 6
to Exhibit F
of the Loan Guarantee Agreement

Other Certificates and Documentation

Annex 7
to Exhibit F
of the Loan Guarantee Agreement

Required Insurance

Annex 8
to Exhibit F
of the Loan Guarantee Agreement

Pro Forma Date Down Title Endorsement or Title Continuation

[Annex 9
to Exhibit F
of the Loan Guarantee Agreement

Overrun Equity Funding Certain Reserve Accounts]

[Annex 10
to Exhibit F
of the Loan Guarantee Agreement

Waiver of Conditions Precedent]

Exhibit G
to the Loan Guarantee Agreement

[FORM OF] QUARTERLY REPORTING CERTIFICATE

(Delivered pursuant to Section 6.1(b) of the Loan Guarantee Agreement)

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

Ladies and Gentlemen:

This Quarterly Reporting Certificate (the "Certificate") is delivered to you pursuant to Section 6.1(b) of that certain Loan Guarantee Agreement, dated as of February 23, 2011, among USG Oregon, LLC, a limited liability company organized and existing under the laws of the State of Delaware, the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy ("DOE"), as provider of the DOE Guarantee, DOE, acting by and through authority delegated by the Secretary of Energy to its Loan Programs Office, as loan servicer, Midland Loan Services, Inc., as administrative agent for DOE and loan servicer, and Midland Loan Services, Inc., as collateral agent for the Secured Parties (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Loan Guarantee Agreement").

All capitalized terms used in this Certificate which are not defined herein shall have their respective meanings specified in Exhibit A to the Loan Guarantee Agreement. Unless otherwise specified, all section references herein refer to sections of the Loan Guarantee Agreement.

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.

[For each fiscal quarter prior to the Project Completion Date] Pursuant to Section 6.1(b)(i), [attached hereto as Schedule 6.1(b)(i) are true and complete copies of the updated Financial Plan and the Construction Budget, as updated or supplemented by all Approved Construction Changes] [no changes or updates to the Financial Plan and the Construction Budget are required for the fiscal quarter ending [ _________ ], 20[__]].

2.

[For each fiscal quarter prior to the Project Completion Date] Pursuant to Section 6.1(b)(ii), attached hereto as Schedule 6.1(b)(ii) is a certification of an Authorized Official of the Borrower and the Independent Engineer that (i) the proceeds of all Advances to be made with respect to the fiscal quarter ending [ _________ ], 20[__] will be needed for Eligible Project Costs that have been or will be incurred and attached thereto is a description in reasonable detail of such Eligible Project Costs and (ii) all Advances made with respect to the immediately preceding fiscal quarter have been applied as set forth in the prior certification with respect to such fiscal quarter, or as otherwise approved by the Loan Servicer.

3.

[For each fiscal quarter prior to the Project Completion Date] Pursuant to Section 6.1(b)(iii), attached hereto as Schedule 6.1(b)(iii) are unaudited quarterly Financial Statements of the Sponsor prepared in accordance with GAAP and certified by a Financial Officer of the Sponsor as having been prepared in accordance with GAAP (except for changes with which the Sponsor’s Accountant concurs) on a consistent basis and as fairly presenting in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented.

4.

[For each fiscal quarter prior to the Project Completion Date] Pursuant to Section 6.1(b)(iv), attached hereto as Schedule 6.1(b)(iv) is a certification of an Authorized Official of the Insurance Advisor, that (i) all Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon have been paid in full or are to be paid by arrangements satisfactory to the Loan Servicer and (ii) all certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the later of the Financial Closing Date or the date of the previous certificate delivered pursuant to Section 6.1(b)(iv), designate the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured.

5.	Pursuant to Section 6.1(b)(v), attached hereto as Schedule 6.1(b)(v) are unaudited Financial Statements and reports of the Borrower as of the end of such quarterly period.

6.

Pursuant to Section 6.1(b)(vi), attached hereto as Schedule 6.1(b)(vi) is a discussion and analysis by a Financial Officer of the Borrower of the business and operations of the Borrower with respect to the fiscal quarter ending [ _________ ], 20[ __ ], including (i) a statement of all material financial transactions (other than any transactions contemplated under the Transaction Documents)[,] [and] (ii) a report of all transactions involving the Borrower, on the one hand, and on the other hand the Sponsor or Investor or any Affiliate of the Sponsor (other than transactions directly pursuant to and in accordance with the Management Services Agreement) or Investor [and (iii) (for each fiscal quarter that includes all or a portion of the Operating Period) calculations showing compliance with the requirements of Section 7.14 and certification of such compliance (or if such certification cannot be made, an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto)].

7.

[For each fiscal quarter that includes all or a portion of the Operating Period] Pursuant to Section 6.1(b)(vii), attached hereto as Schedule 6.1(b)(vii) is a summary operating report, which includes a detailed assessment of the Project’s performance in comparison with the Operating Forecast and Operating Plan then in effect for the fiscal quarter ending [ _________ ], 20[__], including basic data relating to the operation of the Project, pricing information, unusual maintenance activity, material casualty losses, material disputes between the Borrower and any Person, and material non-compliance with any Governmental Approvals.

8.

[For each fiscal quarter that includes all or a portion of the Operating Period] Pursuant to Section 6.1(b)(viii), attached hereto as Schedule 6.1(b)(viii) is an updated Operating Plan for the next four fiscal quarters[,] [and] an updated Operating Forecast for the next four fiscal quarters [and (if requested by the Loan Servicer) updated Base Case Projections], in each case in form and substance satisfactory to the Loan Servicer.

IN WITNESS WHEREOF, the undersigned has executed this Quarterly Reporting Certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(i)
to Exhibit G to the Loan Guarantee Agreement

Updated Financial Plan and Construction Budget

[For each fiscal quarter prior to the Project Completion Date]

[Attach copies of the updated Financial Plan and the Construction Budget]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.      Pursuant to Section 6.1(b)(i) of the Loan Guarantee Agreement, [attached hereto are true and complete copies of an updated Financial Plan and Construction Budget, as updated or supplemented by all Approved Construction Changes] [no changes or updates to the Financial Plan and the Construction Budget are required for the fiscal quarter ending [ _________ ], 20[__].

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(ii)
to Exhibit G to the Loan Guarantee Agreement

Certification by Authorized Officials of the Borrower and
the Independent Engineer Regarding Advances

[For each fiscal quarter prior to the Project Completion Date]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

The undersigned, Authorized Officials of the Borrower and the Independent Engineer, HEREBY CERTIFY for the benefit of each Secured Party that, as of the date hereof:

1.      Pursuant to Section 6.1(b)(ii) of the Loan Guarantee Agreement, (i) the proceeds of all Advances to be made with respect to the fiscal quarter ending [ _________ ], 20[ __ ] will be needed for Eligible Project Costs that have been or will be incurred and attached hereto is a description in reasonable detail of such Eligible Project Costs and (ii) all Advances made with respect to the immediately preceding fiscal quarter have been applied as set forth in the prior certification with respect to such fiscal quarter, or as otherwise approved by the Loan Servicer.

IN WITNESS WHEREOF, the undersigned have executed this certificate as of the date first written above.

USG OREGON LLC,
as Borrower

____________________________________
Name:  [                     ]
Title:    [                     ]

LUMINATE, LLC,
as Independent Engineer

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(iii)
to Exhibit G to the Loan Guarantee Agreement

Certification by Financial Officer of Sponsor Regarding
Unaudited Quarterly Financial Statements

[For each fiscal quarter prior to the Project Completion Date]

[Attach unaudited quarterly Financial Statements]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

Pursuant to Section 6.1(b)(iii) of the Loan Guarantee Agreement, the undersigned, a Financial Officer of the Sponsor, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.      The Financial Statements of the Sponsor as of [ _________ ], 20[__] have been prepared in accordance with GAAP (except for changes with which the Sponsor’s Accountant concurs) on a consistent basis and fairly present in all material respects the financial condition of the Sponsor as of the date thereof and the results of operations and cash flows of the Sponsor for the periods presented.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

US GEOTHERMAL, INC.

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(iv)
to Exhibit G to the Loan Guarantee Agreement

Certification by Authorized Official of the Insurance Advisor

[For each fiscal quarter prior to the Project Completion Date]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

Pursuant to Section 6.1(b)(iv) of the Loan Guarantee Agreement, the undersigned, an Authorized Official of the Insurance Advisor, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.      All Required Insurance is in place, in good standing and in full force and effect without default and all premiums due thereon have been paid in full or are to be paid by arrangements satisfactory to the Loan Servicer.

2.      All certificates or policies with respect to any additional renewal or substitute insurance obtained by the Borrower since the later of the Financial Closing Date or the date of the previous certificate delivered pursuant to Section 6.1(b)(iv) designate the Collateral Agent as loss payee, as appropriate, and the Secured Parties as additional insured.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

[INSURANCE ADVISOR]

___________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(v)
to Exhibit G to the Loan Guarantee Agreement

Unaudited Financial Statements and Reports of the Borrower

[For every fiscal quarter]

[Attach unaudited Financial Statements and reports]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.        Pursuant to Section 6.1(b)(v) of the Loan Guarantee Agreement, attached hereto are true and complete copies of the unaudited Financial Statements and reports of the Borrower as of the end of the fiscal quarter ending [ _________ ], 20[__].

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(vi)
to Exhibit G to the Loan Guarantee Agreement

Discussion and Analysis by Financial Officer of Borrower

[For every fiscal quarter]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

Pursuant to Section 6.1(b)(vi) of the Loan Guarantee Agreement, the undersigned, a Financial Officer of the Borrower, HEREBY REPORTS with respect to the fiscal quarter ending [
_________ ], 20[__] as follows:

1.       The following is a summary of all material financial transactions (other than transactions contemplated under the Transaction Documents):

            [Describe transactions]

2.       The following are all of the transactions involving the Borrower, on the one hand, and on the other hand the Sponsor of Investor or any Affiliate of the Sponsor (other than transactions directly pursuant to and in accordance with the Management Services Agreement) or Investor:

            [Describe transactions]

3.        [For each fiscal quarter that includes all or a portion of the Operating Period] The undersigned certifies that the following calculations show compliance with the requirements of Section 7.14:

          [Show or attach calculations of the Debt Service Coverage Ratio]

          [Or if such certification cannot be made, provide an explanation therefor and what corrective action the Borrower has taken or proposes to take with respect thereto]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(vii)
to Exhibit G to the Loan Guarantee Agreement

Summary Operating Report

[For each fiscal quarter that includes all or a portion of the Operating Period]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

Pursuant to Section 6.1(b)(vii) of the Loan Guarantee Agreement, attached is a summary operating report for the fiscal quarter ending [ ________ ], 20[__] that provides a detailed assessment of the Project’s performance in comparison with the Operating Forecast and Operating Plan in effect for such period, including a description of:

(i)	basic data relating to operation and maintenance of the Project, including, but not limited to:

a.

production well performance data, including (I) monthly per well flow/temperature, monthly total flow/temperature to the power plant, (II) annual flow summary by month per well and total monthly supply to the power plant, and cumulative annual totals by well and supply to the power, (III) description and status of any material problems with the production wells, (IV) description and status of maintenance activities, including any required pump maintenance, and (V) description of look ahead activities;

b.

injection well performance data, including (I) monthly per well flow/temperature, monthly injection total flow/temperature, (II) annual injection summary by month per well and total monthly injection flow, and cumulative annual totals by well and total injection, (III) description and status of maintenance activities, (IV) description of look ahead activities, and (V) monthly total injection data;

c.	material information regarding the operations and maintenance of the gathering system;

d.

data regarding power plant status and performance, including (I) unit performance and total plant performance, (II) unit availabilities/plant availability by month and any planned or unplanned outages/cumulative annual availabilities, (III) by unit and total plant equipment problems and status, (IV) planned maintenance activities and status, and (V) actions identifying and addressing trends or reoccurring issues;

e.

data regarding plant generation performance, including overall availability and any planned or unplanned outages, (I) plant gross/net generation, (II) net generation sold to Idaho Power, (III) any material transmission or supply problems;

(ii)	pricing information;

(iii)	unusual operating or maintenance activity not already included;

(iv)	material casualty losses;

(v)	material disputes between the Borrower and any Person; and

(vi)	material non-compliance with any Governmental Approvals.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Schedule 6.1(b)(viii)
to Exhibit G to the Loan Guarantee Agreement

Updated Operating Plan

[For each fiscal quarter that includes all or a portion of the Operating Period]

[Attach (i) updated Operating Plan and Operating Forecast for the next four fiscal quarters and (ii) Base Case Projections if requested by the Loan Servicer]

Date: [___]

U.S. Department of Energy, as Loan Servicer
Attn: [ ____________]
Re:     [ _________________], [ ____________]

The undersigned, an Authorized Official of the Borrower, HEREBY CERTIFIES for the benefit of each Secured Party that, as of the date hereof:

1.      Pursuant to Section 6.1(b)(viii) of the Loan Guarantee Agreement, attached hereto are an updated Operating Plan for the next four fiscal quarters[,] [and] an updated Operating Forecast for the next four fiscal quarters [and (if requested by the Loan Servicer) updated Base Case Projections], in each case in form and substance satisfactory to the Loan Servicer.

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the date first written above.

USG OREGON LLC

____________________________________
Name:  [                     ]
Title:    [                     ]

Exhibit H
to the Loan Guarantee Agreement

[FORM OF] WARRANT AGREEMENT

NEITHER THIS COMMON STOCK PURCHASE WARRANT ("WARRANT") NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR APPLICABLE STATE SECURITIES LAWS AND NEITHER MAY BE OFFERED, PLEDGED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED UNLESS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS, OR UNLESS SUCH OFFER, PLEDGE, SALE, ASSIGNMENT OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH STATE SECURITIES LAWS.

Warrant No. [____]	Number of Shares:	As indicated below
Date of Issuance: _____________, 20111

U.S. GEOTHERMAL, INC.

COMMON STOCK PURCHASE WARRANT (THE "WARRANT")

          1.      U.S. Geothermal, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy ("DOE") or its registered assigns (the "Holder"), is entitled, subject to the terms below, to purchase from the Company, at any time after the date hereof and on or before the Expiration Date (as defined in Section 7 (Expiration)), five hundred thousand (500,000) shares of common stock of the Company, par value $0.001 per share (the "Common Stock"), subject to adjustment as provided herein, at an exercise price of $5.00 per share, subject to adjustment as provided herein (the "Exercise Price"). This Warrant is issued in connection with that certain Loan Guarantee Agreement, dated as of February 23, 2011 (as amended, amended and restated, restated, supplemented or otherwise modified from time to time, the "Loan Guarantee Agreement"), among USG Oregon, LLC, a limited liability company organized and existing under the laws of the State of Delaware, an indirect subsidiary of the Company (the "Borrower"), DOE, acting by and through the Secretary of Energy as provider of the DOE Guarantee, DOE, acting by and through authority delegated by the Secretary of Energy to its Loan Programs Office, as loan servicer, PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association ("Midland"), as administrative agent for DOE and loan servicer, and Midland, as collateral agent for the Secured Parties, pursuant to which DOE will guarantee certain loans made by the Federal Financing Bank to the Borrower. The shares of the Common Stock to be issued to the Holder upon exercise of this Warrant, as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Shares." Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in the Loan Guarantee Agreement.

          2.      Exercise.

                    (a)      Manner of Exercise. This Warrant may be exercised by the Holder in whole or in part at any time or from time to time on any business day during the Exercise Period (as defined in Section 7 (Expiration)), by surrendering this Warrant, with the exercise form appended hereto as Exhibit A, duly executed by such Holder or by such Holder's duly authorized attorney, at the principal office of the Company at the address set forth in Section 14 (Notices and Other Communications), accompanied by payment of the Exercise Price (which may be made by wire transfer as described in Section 2(b)). If this Warrant shall be exercised in part, the Holder shall be entitled to receive a new Warrant covering the number of Warrant Shares in respect of which this Warrant shall not have been exercised. A Warrant surrendered for exercise shall be canceled (and in the case of a partial exercise, such cancellation shall occur simultaneously with the issuance of the new Warrant covering the unexercised Warrant Shares). Payment of the Exercise Price may also be made by means of a "cashless exercise" to the extent provided in the exercise form appended hereto as Exhibit A.

                    (b)      Payment of Exercise Price. Unless and to the extent payment of the Exercise Price is made by means of a "cashless exercise", the Exercise Price shall be paid (i) by cash or check or (ii) by wire transfer of immediately available funds to an account of the Company as designated by the Company.

                    (c)      Effectiveness. The exercise of this Warrant shall be deemed to have been effected immediately prior to 5:00 p.m., New York City time, on the day on which this Warrant shall have been surrendered to the Company as provided in Section 2(a). At such time, the person or persons in whose name or names any certificates for Warrant Shares shall be issuable upon such exercise as provided in Section 2(d) shall be deemed to have become the holder or holders of record of the Warrant Shares represented by such certificates, whether or not the stock transfer books of the Company shall then be closed.

                    (d)      Delivery to the Holder. Promptly after the exercise of this Warrant, and in any event within five (5) days after the exercise thereof, the Company, at the Holder's expense, will cause to be issued in the name of and delivered to the Holder, or as the Holder may direct, a certificate or certificates for the number of Warrant Shares to which such Holder shall be entitled.

          3.      Adjustments.

                    (a)      Stock Splits and Dividends. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution in any class of capital stock that is payable in shares of the Common Stock, (ii) subdivides outstanding shares of the Common Stock into a greater number of shares, or (iii) combines outstanding shares of the Common Stock into a smaller number of shares, then the number of the Warrant Shares for which this Warrant is exercisable at the time of the record date for such dividend or of the effective date of such subdivision or combination shall be proportionately adjusted so that the Holder of this Warrant shall be entitled to receive the aggregate number of the outstanding shares of the Common Stock of the Company which, if this Warrant had been exercised immediately prior to such time, it would have owned upon such exercise and been entitled to receive upon such dividend, subdivision or combination. Such adjustments shall be made successively whenever any event listed above shall occur, but no duplicative adjustment shall be made hereunder.

                    (b)      Fundamental Transactions. If at any time while this Warrant is outstanding, (i) the Company effects any merger or consolidation of the Company with any other Person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange, pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision, dividend or combination of shares of Common Stock covered by Section 3(a) above) (in any such case, a "Fundamental Transaction"), then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the "Alternate Consideration"). The aggregate Exercise Price for this Warrant will not be affected by any such Fundamental Transaction, but the Company shall apportion such aggregate Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. In the event of a Fundamental Transaction, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

                                   (A)      this Warrant shall thereafter entitle the Holder to purchase the Alternate Consideration in accordance with this Section 3(b);

                                   (B)      in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company’s obligations under this Warrant; and

                                   (C)      if registration or qualification is required under the 1933 Act, the 1934 Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Warrant, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Transaction, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Transaction, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder’s request, any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof. The terms of any agreement pursuant to which a Fundamental Transaction is effected shall include terms requiring any such successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that the Warrant (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction. If any Fundamental Transaction constitutes or results in a "Rule 13e-3 transaction" as defined in Rule 13e-3 under the 1934 Act with respect to the Company in which the consideration issued consists principally of cash or stock in a non-public company, then at the request of the Holder delivered before the 90th day after such Fundamental Transaction, the Company (or any such successor or surviving entity) will purchase the Warrant from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the Black-Scholes value of the remaining unexercised portion of this Warrant on the date of such request.

                    (c)      Adjustment Certificate. When any adjustment is required to be made with respect to the Warrant Shares pursuant to this Section 3, the Company shall promptly deliver to the Holder a certificate explaining the facts requiring such adjustment, and the description and quantity of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

          4.      Issuance Upon Exercise. All Warrant Shares that may be issued upon the exercise of this Warrant by the Holder, shall, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, and free of any liens and encumbrances (other than those created by the Holder) except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

          5.      Transfers.

                    (a)      Transfer of the Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at any time by the Holder to any other federal agency of the United States government or any other Person upon prior written notice to the Company. Within a reasonable time after the Company’s receipt of an executed Assignment Form in the form appended hereto as Exhibit B, the transfer shall be recorded on the books of the Company upon the surrender of this Warrant, properly endorsed, to the Company at its principal offices, and the payment to the Company of all transfer taxes (if any) and other governmental charges imposed on such transfer. In the event of a partial transfer, the Company shall issue to the new holders one or more appropriate new warrants. Each holder of the Warrant Shares and each subsequent transferee consents to the Company making a notation on its records and giving instructions to any transfer agent of the Warrant Shares in order to implement the restrictions on transfer established in Section 5(b).

                    (b)      Unregistered Security In addition to the foregoing, the Holder acknowledges that this Warrant and the Warrant Shares have not been registered under the Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Shares issued upon its exercise except if a registration statement is in effect thereto or if such sale, transfer or other disposition is exempt from registration under the Act and applicable state securities laws. Each certificate or other instrument for Warrant Shares issued upon the exercise of this Warrant (unless registered under the Act and any applicable state securities laws) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO THEIR DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.

               Said legend shall be removed by the Company, upon the request of the Holder, at such time as the restrictions on the transfer of the applicable security shall have terminated.

                    (c)      Warrant Register. The Company will maintain a register containing the name and address of the Holder of this Warrant and shall update such register promptly upon notice from the Holder of any transfer of this Warrant made in accordance with Sections 5(a) and 5(b). Until any transfer of this Warrant is made in the warrant register, or until notice has been given by the Holder of a transfer of this Warrant that is in accordance with Sections 5(a) and 5(b), the Company may treat the Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if this Warrant is properly assigned in blank, the Company may (but shall not be required to, unless the transfer is in accordance with Sections 5(a) and 5(b)) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. The Holder may change its address as shown on the warrant register by written notice to the Company requesting such change.

          6.      No Impairment. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment.

          7.      Expiration. This Warrant (and the right to purchase Warrant Shares upon exercise hereof) shall be effective during the period (the "Exercise Period") commencing on the date hereof and ending at 5:00 p.m., New York City time, on [_______]1 (the "Expiration Date"); provided, however, that if such date shall in the State of New York or in Washington, D.C. be a holiday or a day on which banks are authorized to close, then the Expiration Date shall be 5:00 p.m., New York City time, on the next day that in the State of New York or Washington, D.C. is not a holiday or a day on which banks are authorized to close.

          8.      Notices of Certain Transactions. In case:

                    (a)      the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

                    (b)      of any Fundamental Transaction (other than a consolidation or merger in which the Company is the surviving entity), or

                    (c)      of the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of the Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least twenty (20) days prior to the record date or effective date for the event specified in such notice.

____________________________________________

1 Insert date that is 2 years from the Financial Closing Date.

          9.      Reservation of Stock; Stock Listing.

                    (a)      The Company will at all times reserve and keep available out of its authorized but unissued shares, solely for the issuance and delivery upon the exercise of this Warrant, such Warrant Shares and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant. The Company covenants and represents that all Warrant Shares issuable hereunder shall be duly and validly issued and fully paid and nonassessable, and free from all taxes, liens, charges or rights with respect to the issue thereof. The Company shall not take any action which results in any adjustment of the Exercise Price if the total number of the shares of the Common Stock of the Company issuable after such action upon exercise of this Warrant would exceed the total number of the shares of the Common Stock of the Company then authorized by the Company’s certificate of incorporation and charter, as the same may be amended from time to time.

                    (b)      Prior to any issuance of Warrant Shares, the Company shall use its best efforts to list the Warrant Shares upon each stock exchange where the outstanding shares of Common Stock of the Company are listed, and to comply with all applicable laws, regulations and exchange requirements for each such listing.

          10.     No Rights as Shareholder. The Holder of this Warrant, as such, shall not be entitled to vote or receive dividends or be deemed the holder of the Warrant Shares for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder of this Warrant, as such, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any action by the Company (whether upon any recapitalization, issue of shares, reclassification of shares, consolidation, merger, conveyance or otherwise), receive notice of meetings or other action affecting shareholders (except for notices provided for in this Warrant), receive dividends or subscription rights, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable as provided herein, at which time the person or persons in whose name or names the certificate or certificates for the Warrant Shares being purchased are to be issued shall be deemed the holder or holders of record of Shares for all purposes.

          11.     Replacement of Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably requested by the Company) in an amount mutually agreeable to the Company and the Holder, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

          12.     No Fractional Shares. No fractional Warrant Shares will be issued in connection with the exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of the Common Stock (if the shares are publicly traded) or the book value of one share of the Common Stock (if the shares are not publicly traded) upon the date of exercise, as determined in good faith by the Company's Board of Directors.

          13.     Amendment or Waiver. No amendment or waiver of any provision of this Warrant and no consent to any departure by the Company shall be effective unless in writing signed by the Holder and, in the case of an amendment, the Company and the Holder. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          14.     Notices and Other Communications.

                    (a)      All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to the Company:

USG Oregon LLC
C/O U.S. Geothermal, Inc.
1505 Tyrell Lane
Boise, Idaho 87306
Attn: Jonathan Zurkoff
Telephone: (208) 424-1027
Facsimile: (208) 424-1030
Email: jzurkoff@usgeothermal.com

If to the Holder:

U.S. Department of Energy
Office of Loan Programs
1000 Independence Ave., SW
Washington DC 20585
Attention: Portfolio Manager

Telephone: (202) 287-6738
Facsimile: (202) 287-5816
Email: lpo.portfolio@hq.doe.gov

                    (b)      All notices or other communications required or permitted to be given hereunder shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service for inland delivery or international courier for international delivery, (iii) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (iv) if sent by facsimile or telecopy (with such transmission subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail) or (v) if transmitted by electronic mail (with such transmission subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail). Notice so given shall be effective upon delivery to the addressee, except that communications or notices transmitted by facsimile or telecopy, electronic mail or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a business day and, if not, on the next following business day) on which it is validly transmitted if received (with such transmission subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail) before 2:00 p.m., recipient's time, and if received after that time, on the next following business day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving prior written notice to the other parties in the manner set forth above.

          15.     Applicable Law; Jurisdiction; Etc.

                    (a)      Governing Law. This Warrant and all acts and transactions pursuant hereto and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States of America. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the law of the State of New York (without regard to any choice of law provision that would require the application of the laws of another jurisdiction) shall be adopted as the governing federal rule of decision.

                    (b)      Consent to Jurisdiction. By execution and delivery of this Warrant, each party irrevocably and unconditionally:

                    (i)        submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Warrant, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (i) the courts of the United States of America for the District of Columbia, (ii) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iii) appellate courts from any of the foregoing;

                    (ii)       consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, as applicable, at its address set forth in, or otherwise provided pursuant to, Section 14 (Notices and other Communications);

                    (iv)       agrees that nothing herein shall (A) affect the right of any Credit Party to effect service of process in any other manner permitted by law or (B) limit the right of any Credit Party to commence proceedings against the Company or any other person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by the Governmental Rules; and

                    (v)        agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Company's or Holder's obligation, as applicable.

          16.      WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS WARRANT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE COMPANY OR THE HOLDER, AS APPLICABLE. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO EXECUTE THIS WARRANT.

          17.      Benefits of Security Agreement. Nothing in this Warrant, express or implied, shall give to any person, other than the parties hereto and their respective successors and assigns permitted hereunder any benefit or any legal or equitable right or remedy under or by reason of this Warrant.

          18.      Severability. In case any one or more of the provisions contained in this Warrant should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties hereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

          19.      Headings Descriptive. Article and Section headings have been inserted in this Warrant as a matter of convenience for reference only and it is agreed that such article and section headings are not a part of this Warrant and shall not be used in the interpretation of any provision of this Warrant.

          20.      Entire Agreement. This Warrant is intended by the parties as a final expression of their agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

[Signature Page Follows]

                    IN WITNESS WHEREOF, the Company has caused this Warrant to be issued as of the date first above written.

U.S. GEOTHERMAL, INC.,
as Company

By:
Name:
Title:

Agreed and accepted:

U.S. DEPARTMENT OF ENERGY,
as Holder

By:
Name:
Title:

Exhibit A
to Exhibit H to the Loan Guarantee Agreement

EXHIBIT A

PURCHASE/EXERCISE FORM

To: U.S. Geothermal, Inc.	Dated:

The undersigned, pursuant to the provisions in the attached Warrant No. [___], hereby irrevocably elects to exercise such Warrant for [indicate number] shares of the Common Stock covered by the Warrant and herewith makes payment of the purchase price for the shares as follows:

[   ] 1. Cash in the amount of $[_____]. [Insert method of payment--e.g., by cash, check or wire transfer to specified account].

[   ] 2. "Cashless exercise", in which the Company shall issue to the Holder a number of Warrant Shares (X) determined as follows:

X = Y[(A-B)/A]

Where:

X = the number of Warrant Shares to be issued to the Holder;

Y = the number of Warrant Shares with respect to which the Warrant is being exercised, or [____][the Holder to provide number of Warrant Shares in respect of which Warrant is being exercised];

A = the arithmetic average of the closing prices of the Warrant Shares on the NYSE Amex or any other securities exchange, quotation system or market on which similar securities issued by the Company are then listed for the five trading days immediately prior to (but not including) the exercise date; and

B = the Exercise Price per Warrant Share.

[   ]  3. Combination of cash, in the amount of $[_____], and "cashless exercise" with the Company for any remaining Warrant Shares with respect to which the Warrant is being exercised, determined using the formula in clause 2 above.

[HOLDER]

By:
Name:
Title:

Exhibit B
to Exhibit H to the Loan Guarantee Agreement

EXHIBIT B

ASSIGNMENT FORM

(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)

          FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:_____________________________________________________________________________________________
                                                                                                   (Please Print)

Address:___________________________________________________________________________________________
                                                                                                   (Please Print)

Dated: _________________

Holder’s
Signature:___________________________________________________

Holder’s
Address:____________________________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant. Officers of corporations and those acting in a fiduciary or other representative capacity should provide proper evidence of authority to assign the foregoing Warrant.

Exhibit I
to the Loan Guarantee Agreement

[FORM OF] CONSENT AND AGREEMENT

          This CONSENT AND AGREEMENT (this "Consent"), dated as of [_______], 2011, among [CONTRACTOR], a [__________] (the "Consenting Party"), USG Oregon LLC, a Delaware limited liability company (the "Borrower"), and PNC Bank, National Association, doing business as Midland Loan Services, a division of PNC Bank, National Association ("Midland"), as collateral agent (together with its successors in such capacity, the "Collateral Agent") for the Secured Parties identified in the Loan Guarantee Agreement (as defined below).

RECITALS

          WHEREAS, the Borrower is designing, developing, financing and constructing and intends to own and operate the approximately 22 megawatt Neal Hot Springs Geothermal Project, including its associated diesel cold start generator, located near Vale, in Malheur County, Oregon (the "Project");

          WHEREAS the Consenting Party and the Borrower, have entered into the ____________ [CONTRACT], dated ____________, (as amended, restated, modified or otherwise supplemented from time to time, the "Assigned Agreement").

          WHEREAS, the Borrower has entered into that certain Loan Guarantee Agreement, dated as of February 23, 2011 (the "Loan Guarantee Agreement"), among the Borrower, the U.S. Department of Energy, an agency of the United States of America, acting by and through the Secretary of Energy as provider of the DOE Guarantee (in such capacity "DOE"), the U.S. Department of Energy, an agency of the United States of America, acting by and through authority delegated by the Secretary of Energy to its Loan Programs Office, as loan servicer in accordance with the terms of the Loan Guarantee Agreement (the "Loan Servicer"); Midland, as the Administrative Agent, and the Collateral Agent, pursuant to which, among other things, DOE has committed to guarantee the DOE Guaranteed Loans (as defined in the Loan Guarantee Agreement) to, and for the benefit of, the Borrower for the development and construction of the Project;

          WHEREAS, as security for the DOE Guaranteed Loans and all other obligations under the Loan Guarantee Agreement and related financing documents, the Borrower has collaterally assigned all of its right, title and interest in, to and under, and granted a security interest in, the Assigned Agreement to the Collateral Agent pursuant to the Security Agreement, dated [_________], between the Borrower and the Collateral Agent (as amended, restated, modified or otherwise supplemented from time to time, the "Security Agreement"); and

          WHEREAS, it is a requirement under the Loan Guarantee Agreement that the Borrower and the Consenting Party execute and deliver this Consent.

          NOW, THEREFORE, as an inducement to DOE to guarantee the DOE Guaranteed Loans, and in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties hereto hereby agree as follows:

1.      CONSENT TO ASSIGNMENT, ETC.

          (a)      Consent to Assignment. The Consenting Party (i) acknowledges that the Collateral Agent and DOE have entered into the Loan Guarantee Agreement and guaranteeing the DOE Guaranteed Loans in reliance upon the execution and delivery by the Consenting Party of the Assigned Agreement and this Consent, (ii) consents in all respects to the pledge and assignment to the Collateral Agent of all of the Borrower's right, title and interest in, to and under the Assigned Agreement pursuant to the Security Agreement, (iii) acknowledges the right, but not the obligation, of the Collateral Agent or the Collateral Agent's designee, in the exercise of the Collateral Agent's rights and remedies under the Security Agreement, to make all demands, give all notices, take all actions, exercise all rights of the Borrower in accordance with the Assigned Agreement, and agrees that in such event the Consenting Party shall continue to perform its obligations under the Assigned Agreement and accept as valid any such notices or demands made by the Collateral Agent, or the Collateral Agent's designee, and (iv) undertakes to observe and perform all obligations to be observed and performed by it in the Assigned Agreement.

          (b)      Right to Cure. (i) Notwithstanding anything to the contrary contained in the Assigned Agreement, the Consenting Party shall not claim prevention or interference with performance of its obligations under the Assigned Agreement, nor shall the Consenting Party exercise any right it may have under the Assigned Agreement, at law or in equity, to cancel, suspend or terminate the Assigned Agreement or any of its obligations under the Assigned Agreement, as the result of any default or other action or omission of the Borrower in the performance of any of its obligations under the Assigned Agreement, or upon the occurrence or non-occurrence of any event or condition under the Assigned Agreement that would immediately or with the passage of any applicable grace period or the giving of notice, or both, enable the Consenting Party to terminate or suspend its obligations or exercise any other right or remedy under the Assigned Agreement or under applicable law (hereinafter an "Assigned Agreement Default"), until it first gives prompt written notice of the Assigned Agreement Default to the Collateral Agent and affords the Collateral Agent, the Collateral Agent's designee and the Loan Servicer a period of at least one hundred and eighty (180) days (or, if such default is a payment default, thirty (30) days) to cure such default, commencing from the later to occur of (x) the Collateral Agent's receipt of such notice and (y) the expiration of any notice periods or cure periods provided for in the Assigned Agreement; provided, however, that if any such party is prohibited from curing any such Assigned Assignment Default by any process, stay or injunction issued by any governmental authority or pursuant to any bankruptcy or insolvency proceeding involving the Borrower, then the time periods specified in this Section 1(b) for curing the Assigned Agreement Default shall be extended for the period of such prohibition.

                    (ii)        No cancellation, suspension or termination of the Assigned Agreement by the Consenting Party, or any other actions taken by the Consenting Party under the Assigned Agreement, shall be binding upon the Collateral Agent without the notice and extended cure period specified in this Section 1(b). Any dispute that may arise under the Assigned Agreement notwithstanding, the Consenting Party shall continue performance under the Assigned Agreement and resolve any dispute without discontinuing such performance until the lapse of the notice and extended cure period specified in this Section 1(b).

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          (c)      Additional Obligor.

                    (i)        The Consenting Party agrees that, during the pendency of any notice and extended cure period set forth in Section 1(b) and prior to the substitution of a Substitute Owner (as defined below) with respect to the Assigned Agreement, the Collateral Agent may, with notice to the Consenting Party, and with the limited consent of the Consenting Party as set forth in this Section 1(c)(i), appoint a person, other than the Borrower, to assume and discharge the Borrower's rights and obligations under the Assigned Agreement jointly and severally with the Borrower (such person, an "Additional Obligor"); provided, however, that the Consenting Party may withhold consent to such person as an Additional Obligor on the basis solely of such person's (A) legal capacity, power and authorization, including, if necessary, its ability to obtain and maintain in force if necessary authorizations and consents; (B) financial ability, or in the event of any guarantee being offered in support, the financial ability of any guarantor to perform the Borrower's obligations under the Assigned Agreement, or (C) technical competence to perform the Borrower's obligations under the Assigned Agreement. Following the procurement of an Additional Obligor and until the discharge of such Additional Obligor by the Collateral Agent or assignment of its rights and obligations under the Assigned Agreement to a Substitute Owner (including during the period during which the Consenting Party is considering its consent to the appointment of such Additional Obligor), the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of such Additional Obligor.

                    (ii)       If the Consenting Party does not consent to an Additional Obligor (A) the Consenting Party will notify the Collateral Agent in writing of its decision to withhold consent to such Additional Obligor, setting forth its reasons, which shall be in accordance with Section 1(c)(i), (B) any such decision to withhold consent will be without prejudice to the Collateral Agent's rights to appoint another Additional Obligor with respect to the Assigned Agreement, and (C) any notice and extended cure period under Section 1(b) will be extended by the number of days equal to the number of days between the delivery of the notice by the Collateral Agent to the Consenting Party regarding the appointment of an Additional Obligor and the day upon which the Consenting Party gave notice to the Collateral Agent that it withheld its consent to such appointment. If the Consenting Party does not give notice to the Collateral Agent within five (5) days of delivery of the notice from the Collateral Agent to the Consenting Party of the appointment of the Additional Obligor, then it will be deemed to have consented to the Additional Obligor on the expiry of that five (5) day period.

                    (iii)      Upon the earlier to occur of the expiration of any notice and extended cure period under Section 1(b) or transfer or assignment by the Additional Obligor of its rights and obligations under the Assigned Agreement to a Substitute Owner, then such Additional Obligor shall, subject to Section 1(g), be released from all obligations and liabilities under or in connection with the Assigned Agreement.

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          (d)      Substitute Owner. The Consenting Party agrees that, if the Collateral Agent notifies the Consenting Party that an event of default under the Loan Guarantee Agreement has occurred and is continuing and that the Collateral Agent has exercised its rights (i) to have itself or its designee substituted for the Borrower and any Additional Obligor (if applicable) under the Assigned Agreement or (ii) to sell, assign, transfer or otherwise dispose of the Assigned Agreement to a third party, then the Collateral Agent, the Collateral Agent's designee or such third party (each, a "Substitute Owner") shall be substituted for the Borrower and any such Additional Obligor under the Assigned Agreement and, in such event, the Consenting Party will continue to perform its obligations under the Assigned Agreement in favor of the Substitute Owner.

          (e)      No Termination, Assignment or Amendments. The Consenting Party will not, without the prior written consent of the Collateral Agent, enter into any consensual cancellation or termination of the Assigned Agreement (except with respect to termination in the event of a default by the Borrower, subject to the limitations and notice and extended cure periods provided for in Section 1(b)), or assign or otherwise transfer any of its right, title or interest thereunder or consent to any such assignment or transfer by the Borrower. The Consenting Party will not enter into or agree to any amendment, supplement or other modification to, or benefit from any waiver under, the Assigned Agreement without the prior written consent of the Collateral Agent.

          (f)      Replacement Agreement. In the event that the Assigned Agreement is rejected or otherwise terminated as a result of any bankruptcy or insolvency proceeding affecting the Borrower, the Consenting Party will, at the option of the Collateral Agent, enter into a new agreement with the Collateral Agent, any Additional Obligor or any Substitute Owner (or any transferee or other nominee of the Collateral Agent who owns, operates or leases the Project) having terms substantially the same as the terms of the Assigned Agreement.

          (g)      No Liability. The Consenting Party acknowledges and agrees that none of the Collateral Agent, the Collateral Agent's designee, DOE or the Loan Servicer shall have any liability or obligation under the Assigned Agreement as a result of this Consent, the Security Agreement or otherwise, nor shall the Collateral Agent, the Collateral Agent's designee, DOE or the Loan Servicer be obligated or required to (i) perform any of the Borrower's obligations under the Assigned Agreement, except, in the case of the Collateral Agent or the Collateral Agent's designee, during any period in which the Collateral Agent, or the Collateral Agent's designee, is a Substitute Owner pursuant to Section 1(d) or Additional Obligor pursuant to Section 1(c), in which case (A) the obligations of such Substitute Owner or Additional Obligor shall be no more than those of the Borrower under the Assigned Agreement, (B) such Substitute Owner or Additional Obligor shall have no personal liability to the Consenting Party for the performance of such obligations and (C) the sole recourse of the Consenting Party for the performance of such obligations shall be to such Substitute Owner's or Additional Obligor's interest in the Project, or (ii) take any action to collect or enforce any claim for payment assigned under the Security Agreement.

          (h)      Delivery of Notices. The Consenting Party shall deliver to the Collateral Agent, concurrently with the delivery thereof to the Borrower, a copy of each notice, request or demand given by the Consenting Party pursuant to the Assigned Agreement.

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                    (i)        Acknowledgments. The Consenting Party agrees to execute such acknowledgments or other similar instruments as the Collateral Agent may reasonably request in connection with the transactions contemplated by this Consent.

2.      CERTAIN PROVISIONS OF THE ASSIGNED AGREEMENT (a) [Specific provisions to be added (if any)]

3.      PAYMENTS UNDER THE ASSIGNED AGREEMENT

          (a)      Payments. The Consenting Party will pay all amounts payable by it under the Assigned Agreement, if any, in lawful money of the United States of America, in immediately available funds, directly into the account specified on Exhibit A hereto, or to such other person or account as may be specified from time to time by the Collateral Agent to the Consenting Party in writing.

          (b)      No Offset, etc. All payments required to be made by the Consenting Party under the Assigned Agreement shall be made without any offset, recoupment, abatement, withholding, reduction or defense whatsoever.

          (c)      Assignment of Claims. If the Collateral Agent makes any payment to the Consenting Party pursuant to this Consent or the Assigned Agreement originally required to be made by the Borrower, the Consenting Party shall, within ten (10) days after receipt of written request therefor, execute and deliver to the Collateral Agent an assignment of the Consenting Party's claims against the Borrower for such payment in form and substance reasonably satisfactory to the Collateral Agent.

4.      LOAN SERVICER'S CONSULTANTS

          Notwithstanding anything in the Assigned Agreement to the contrary, the Collateral Agent, the Consenting Party and the Borrower agree that:

          (a)      The Independent Engineer (as defined in the Loan Guarantee Agreement) shall have the right, upon request, to receive copies of any reports, records or other information produced by the Consenting Party in the performance of its obligations under the Assigned Agreement.

          (b)      The Independent Engineer shall have the same notice from the Consenting Party as the Borrower of any and all inspections or tests of the Project or related facilities, and the Independent Engineer shall have the right to be present at any such inspections or tests and receive any reports or other information produced in connection with such inspections or tests. Notices to the Independent Engineer shall be delivered to the address below (in accordance with Section 7(e), or at such other address as may be notified by the Collateral Agent to the Consenting Party from time to time:

Luminate, LLC
1801 Broadway, Suite 1620
Denver, Colorado 80202

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Attention: John Neff
Telephone: (303) 928-7011
Fax: (303) 860-7647

5.      REPRESENTATIONS AND WARRANTIES OF THE CONSENTING PARTY

          In order to induce the Collateral Agent, DOE and the Loan Servicer to enter into the Loan Guarantee Agreement and to guarantee the DOE Guaranteed Loans, the Consenting Party makes the following representations and warranties, which shall survive the execution and delivery of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby.

          (a)      Organization; Power and Authority. The Consenting Party is a [corporation] [limited liability company] duly organized, validly existing and in good standing under the laws of the State of [_____], and is duly qualified, authorized to do business and in good standing in every jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified, and has all requisite power and authority to enter into and to perform its obligations under this Consent and the Assigned Agreement, and to carry out the terms hereof and thereof and the transactions contemplated hereby and thereby.

          (b)      Authorization. The execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement have been duly authorized by all necessary [corporate] [limited liability company] action on the part of the Consenting Party and do not require any approval or consent of any holder (or any trustee for any holder) of any indebtedness or other obligation of (i) the Consenting Party or (ii) any other person or entity, except approvals or consents which have previously been obtained.

          (c)      Execution and Delivery; Binding Agreements. Each of this Consent and the Assigned Agreement is in full force and effect, has been duly executed and delivered on behalf of the Consenting Party and constitutes the legal, valid and binding obligation of the Consenting Party, enforceable against the Consenting Party in accordance with its terms except as the enforceability hereof or thereof may be limited by (i) bankruptcy, insolvency, reorganization, or other similar laws affecting the enforcement of creditors' rights generally and (ii) general equitable principles (whether considered in a proceeding in equity or at law).

          (d)      Litigation. There is no legislation, litigation, action, suit, proceeding or investigation pending or (to the best of the Consenting Party's knowledge after due inquiry) threatened against the Consenting Party before or by any court, collateral agency, arbitrator or governmental authority, body or agency that could reasonably be expected to, individually or in the aggregate, (i) adversely affect the performance by the Consenting Party of its obligations under this Consent or the Assigned Agreement, or modify or otherwise adversely affect the Approvals (as defined in Section 5(f)), (ii) question the validity, binding effect or enforceability of this Consent or the Assigned Agreement, any action taken or to be taken pursuant hereto or thereto or any of the transactions contemplated hereby or thereby or (iii) could have a material adverse effect upon (A) the ability of the Consenting Party to perform under the Assigned Agreement or this Consent, (B) the value, validity, perfection or enforceability of the liens granted to the Collateral Agent under the Security Agreement and other security documents or (C) the ability of the Collateral Agent or DOE to enforce any of their rights and remedies under the Assigned Agreement or this Consent.

6

          (e)      Compliance with Other Instruments, etc. The Consenting Party is not in violation of its [charter or by-laws], and the execution, delivery and performance by the Consenting Party of this Consent and the Assigned Agreement and the consummation of the transactions contemplated hereby and thereby will not result in any violation of, breach of or default under any term of its [charter or by-laws], or of any contract or agreement to which it is a party or by which it or its property is bound, or of any license, permit, franchise, judgment, writ, injunction, decree, order, charter, law, ordinance, rule or regulation applicable to it.

          (f)      Government Consent. No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Consenting Party in connection with the execution, delivery or performance of the Assigned Agreement or the consummation of the transactions contemplated thereunder, except as listed in Exhibit B hereto. All such Approvals listed on Exhibit B, except for those set forth in Part II thereof (the "Deferred Approvals"), are Final (as defined below). An Approval shall be "Final" if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with the terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Assigned Agreement, and is final and not subject to any appeal. The Consenting Party reasonably believes that each Deferred Approval will be obtained prior to the time when such Deferred Approval is required to be Final.

          (g)      No Default or Amendment. Neither the Consenting Party nor, to the best of the Consenting Party's knowledge after due inquiry, any other party to the Assigned Agreement is in default of any of its obligations thereunder and no party has claimed force majeure as an excuse for performance or experienced circumstances that could form the basis for a claim of force majeure, in either case, the effects of which force majeure or experienced circumstance are continuing. The Consenting Party has no existing counterclaims, offsets or defenses against the Borrower. The Consenting Party and, to the best of the Consenting Party's knowledge after due inquiry, each other party to the Assigned Agreement have complied with all conditions precedent to the respective obligations of such party to perform under the Assigned Agreement. To the best of the Consenting Party's knowledge after due inquiry, no event or condition exists that would either immediately or with the passage of any applicable grace period or giving of notice, or both, enable either the Consenting Party or the Borrower to terminate or suspend its obligations (or the performance of such obligations) under the Assigned Agreement. The Assigned Agreement has not been amended, modified or supplemented in any manner.

          (h)      No Previous Assignments. The Consenting Party has no notice of, and has not consented to, any previous assignment of all or any part of its right, title or interest in, to or under the Assigned Agreement.

          (i)      Representations and Warranties. All representations, warranties and other statements made by the Consenting Party in the Assigned Agreement were true and correct as of the date when made and are true and correct as of the date of this Consent.

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6.      OPINION OF COUNSEL

          The Consenting Party shall, on the date hereof, deliver an opinion of counsel relating to the Assigned Agreement and this Consent, reasonably satisfactory to the Collateral Agent, which opinion shall be substantially in the form attached hereto as Exhibit C.

7.       MISCELLANEOUS

          (a)      Applicable Law; Submission to Jurisdiction. This Consent and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the federal law of the United States of America. To the extent that federal law does not specify the appropriate rule of decision for a particular matter at issue, it is the intention and agreement of the parties hereto that the law of the State of New York (without regard to any choice of law provision that would require the application of the laws of another jurisdiction) shall be adopted as the governing federal rule of decision.

           (b)      Waiver of Jury Trial.

                    (i)        EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS CONSENT OR ANY OTHER LOAN DOCUMENT (AS DEFINED IN THE LOAN GUARANTEE AGREEMENT), OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER OR THE CONSENTING PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CREDIT PARTY (AS DEFINED IN THE LOAN GUARANTEE AGREEMENT) TO ENTER INTO THE OTHER LOAN DOCUMENTS.

                    (ii)       EACH OF THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THE ASSIGNED AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF THE BORROWER OR THE CONSENTING PARTY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH CREDIT PARTY (AS DEFINED IN THE LOAN GUARANTEE AGREEMENT) TO ENTER INTO THE OTHER LOAN DOCUMENTS.

          (c)      Consent to Jurisdiction.

By execution and delivery of this Consent, each of the Consenting Party and the Borrower irrevocably and unconditionally:

                    (i)        submits for itself and its property in any legal action or proceeding against it arising out of or in connection with this Consent or any other Loan Document, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of (A) the courts of the United States of America for the District of Columbia, (B) any other federal court of competent jurisdiction in any other jurisdiction where it or any of its property may be found, and (iii) appellate courts from any of the foregoing;

8

                    (ii)       consents that any such action or proceeding may be brought in or removed to such courts, and waives any objection, or right to stay or dismiss any action or proceeding, that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                    (iii)      agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Consenting Party or the Borrower (as applicable) at its address set forth in Section 7(e), or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

                    (iv)       agrees that nothing herein shall (A) affect the right of the Collateral Agent to effect service of process in any other manner permitted by law or (B) limit the right of the Collateral Agent to commence proceedings against or otherwise sue the Consenting Party or the Borrower or any other person in any other court of competent jurisdiction nor shall the commencement of proceedings in any one or more jurisdictions preclude the commencement of proceedings in any other jurisdiction (whether concurrently or not) if, and to the extent, permitted by applicable law; and

          (d)      agrees that judgment against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction within or without the U.S. by suit on the judgment or otherwise as provided by law, a certified or exemplified copy of which judgment shall be conclusive evidence of the fact and amount of the Consenting Party's or the Borrower's obligation.

          (e)      Notices and Other Communications. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier or electronic mail as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

If to the Consenting Party with respect to the Assigned Agreement:

[CONTRACTOR]
[Address]
Attention: [_______]
Telephone: (___) _________
Facsimile: (___) __________

If to the Borrower:

USG Oregon LLC
C/O U.S. Geothermal, Inc.,

9

1505 Tyrell Lane
Boise, Idaho 87306-4046
Attn: Jonathan Zurkoff
Telephone: (208) 424-1027
Facsimile: (208) 424-1030
Email: jzurkoff@usgeothermal.com

If to the Collateral Agent:

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National
Association
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: Government Services
Telephone: (913) 253-9000
Facsimile: (913) 253-9709
Email address: governmentservices@midlandls.com

with a copy to (which copy shall not constitute notice):

PNC Bank, National Association,
doing business as Midland Loan Services, a division of PNC Bank, National
Association
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: General Counsel
Telephone: (913) 253-9000
Facsimile: (913) 253-9709
Email address: governmentservices@midlandls.com

(b)      All notices or other communications required or permitted to be given under this Consent shall be considered as properly given (i) if delivered in person, (ii) if sent by overnight delivery service for inland delivery or international courier for international delivery, (iii) in the event overnight delivery service or international courier service is not readily available, if mailed by first class mail (or airmail for international delivery), postage prepaid, registered or certified with return receipt requested, (iv) if sent by facsimile or telecopy (with such transmission subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail), or (v) if transmitted by electronic mail (with such transmission subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail). Notice so given shall be effective upon delivery to the addressee, except that communications or notices transmitted by facsimile or telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if received (with such receipt subsequently verified by return transmission by first class mail, airmail, facsimile, telecopy, or electronic mail) before 2:00 p.m., recipient's time, and if received after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. For the purposes of this Consent, a "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which either the Federal Financing Bank or the Federal Reserve Bank of New York are not open for business. Any party shall have the right to change its address for notice under any of the Loan Documents to any other location by giving prior written notice to the other parties in the manner set forth hereinabove.

10

          (f)      Inconsistency with Assigned Agreement. In the event and to the extent that any provision of this Consent is inconsistent with any provision of the Assigned Agreement, the provisions of this Consent shall prevail.

          (g)      Amendments, Etc. No amendment or waiver of any provision of this Consent and no consent to any departure by the Borrower shall be effective unless in writing signed by the Collateral Agent and, in the case of an amendment, the Borrower, the Collateral Agent and the Consenting Party. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (h)      Delay and Waiver. No delay or omission in exercising any right, power, privilege or remedy under this Consent shall impair any such right, power, privilege or remedy of the Collateral Agent, nor shall it be construed to be a waiver of any right, power, privilege or remedy or of any breach or default, or an acquiescence therein, or in any similar breach or default thereafter occurring, nor shall any waiver of any single right, power, privilege or remedy, or of any breach or default be deemed a waiver of any other right, power, privilege or remedy or of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of the Collateral Agent of any right, power, privilege or remedy or of any other breach or default under this Consent, or any waiver on the part of any of the Collateral Agent of any provision or condition of this Consent must be in writing and shall be effective only to the extent in such writing specifically set forth. All rights, powers, privileges and remedies, either under this Consent or by law or otherwise afforded to the Collateral Agent, shall be cumulative and not alternative and not exclusive of any other rights, powers, privileges and remedies that the Collateral Agent may otherwise have.

          (i)      Counterparts; Effectiveness. This Consent may be executed in one or more counterparts and when signed by all of the parties shall constitute a single binding agreement. The delivery of an executed counterpart of this Consent by electronic means, including by telecopy, facsimile or by portable document format (PDF) attachment to email, shall be as effective as delivery of an original executed counterpart of this Consent.

          (j)      Headings Descriptive. The headings of the several sections and subsections of this Consent are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Consent.

          (k)      Severability. In case any one or more of the provisions contained in this Consent should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the parties thereto shall enter into good faith negotiations to replace the invalid, illegal or unenforceable provision.

11

          (l)      Successors and Assigns. This Consent shall be binding upon the parties hereto and their permitted successors and assigns and shall inure to the benefit of the parties, their designees and their respective permitted successors and assigns; provided, however, that no party or its respective successor or assign shall assign any of its interest in this Consent except in connection with an assignment of its interests in the Assigned Agreement and then only to the same person(s) or entity (its) to which its interest in the Assigned Agreement is so assigned.

          (m)      Survival. All agreements, statements, representations and warranties made by the Consenting Party herein shall be considered to have been relied upon by the Collateral Agent and DOE and shall survive the execution and delivery of this Consent.

          (n)      Further Assurances. The parties hereto hereby agree to execute and deliver all such instruments and take all such action as may be necessary to effectuate fully the purposes of this Consent.

          (o)      Termination.

                    (i)        Each party's obligations hereunder are absolute and unconditional, and no party has the right to terminate this Consent or to be released, relieved or discharged from any obligation or liability hereunder until the Security Discharge Date (as defined in the Loan Guarantee Agreement), notice of which will be provided by the Collateral Agent when such obligations have been satisfied (the "Termination Notice").

                    (ii)       If the DOE Guaranteed Loans or the DOE Guarantee (as defined in the Loan Guarantee Agreement) are refinanced or replaced by other credit facilities, this Consent will continue in effect for the benefit of the Consenting Party, the Borrower and the providers or guarantors of such new credit facilities (the "New Credit Parties"); provided, that (A) within five (5) days following delivery by the Collateral Agent to the Consenting Party of a Termination Notice, the New Credit Parties or an agent, trustee or other representative of the New Credit Parties, will notify the Consenting Party that it assumes the rights and prospective obligations of the Administrative Agent under this Consent, and will supply substitute notice address information for Section 7(e) and (B) thereafter, (1) the term "DOE Guaranteed Loans" under this Consent will be deemed to refer to the new credit facilities, (2) the term "DOE Guarantee" will be deemed to refer to any guarantee of the loans under the new credit facilities, (3) the term "Collateral Agent", "Loan Servicer" or "DOE" will be deemed to refer to the New Credit Parties or any agent or trustee of the New Credit Parties, (4) the term "Loan Guarantee Agreement" will be deemed to refer to the credit agreement, indenture, guarantee and/or other instruments providing for the new credit facilities and (5) the term "Security Agreement" will be deemed to refer to the security agreement under which the Assigned Agreement is assigned as collateral to secure performance of the obligations of the Borrower under the new credit facilities.

[The remainder of this page is intentionally left blank.]

12

                    IN WITNESS WHEREOF, the Consenting Party, the Borrower and the Collateral Agent have caused this Consent to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

[CONTRACTOR]
as Consenting Party

By:   ___________________________________
Name:
Title:

USG OREGON, LLC,
as Borrower

By:   ___________________________________
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
doing business as Midland Loan Services, a division
of PNC Bank, National Association,
as Collateral Agent

By:   ___________________________________
Name:
Title:

Exhibit A to
Form of Consent

PAYMENT INSTRUCTIONS

A-1

Exhibit B to
Form of Consent

APPROVALS

B-1

Exhibit C to
Form of Consent

FORM OF OPINION OF COUNSEL1

Midland Loan Services, Inc., as the Collateral Agent
10851 Mastin Street, Suite 700
Overland Park, KS 66210
Attention: President

Re:	the approximately 22 megawatt Neal Hot Springs Geothermal Project, including its associated diesel cold start generator, located near Vale, in Malheur County, Oregon (the "Project")

Ladies and Gentlemen:

                    I have acted as [__________] counsel to [________], a [_________] (the "Company"), in connection with that certain [__________], dated as of [__________] (as amended, restated, modified or otherwise supplemented from time to time in accordance with the terms thereof, the "Agreement"). This opinion is being provided in connection with that certain Consent and Agreement, entered into by the Borrower, the Company, and Midland Loan Services, Inc., as collateral agent for the Secured Parties (together with its successors in such capacity, the "Collateral Agent"), dated as of [________] (the "Consent").

                    In connection with this opinion, I have examined originals or copies, certified or otherwise identified to my satisfaction, of the following:

(i)	the Agreement;

(ii)	the Consent;

(iii)	[the Certificate of Incorporation and By-laws of the Company or Certificate of Formation and Operating Agreement of the Company]; and

(iv)	[the resolutions authorizing the execution and delivery of the Agreement and the Consent, duly adopted by the Board of Directors or Board of Managers of the Company].

                    The documents referred to in items (iii) and (iv) above are hereinafter collectively referred to as the "Governing Documents" and the Agreement and the Consent are hereinafter collectively referred to as the "Documents." In addition, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of such other documents as I have deemed necessary or appropriate as a basis for the opinions set forth below.

__________________________________
1	This opinion is drafted to be appropriate for in-house counsel. If external counsel provides the opinion, certain conforming changes may be discussed.

C-1

                    In my examination I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such copies. In rendering the opinions expressed below, I have further assumed, without any independent investigation or verification of any kind, that each Document I have examined is the valid and binding obligation of each party thereto other than the Company.

                    I am admitted to the bar of the States of New York and [_____]. I express no opinion as to the law of any jurisdiction other than (i) the laws of the States of New York and [_____] and (ii) the federal laws of the United States of America.

                    Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, I am of the opinion that:

                    i.        The Company is a [corporation] [limited liability company] duly organized, validly existing and in good standing under the laws of the State of [____]. The Company is duly qualified to transact business in each jurisdiction in which it owns or leases real property or in which the nature of its business requires it to be so qualified.

                    ii.       The Company has full [corporate] [limited liability company] power and authority to enter into, deliver and perform its obligations under each of the Documents.

                    iii.      The Company has taken all necessary [corporate] [limited liability company] action to authorize the execution, delivery and performance by it of each Document.

                    iv.      The Company has duly executed and delivered each Document.

                    v.       Each Document constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement of creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    vi.      The execution, delivery and performance by the Company of the Documents will not: (a) contravene any applicable provision of any law, regulation, ruling, order or decree of any governmental authority to which or by which the Company or any of its property or assets is subject or bound or (b) violate any provision of the Governing Documents of the Company. The execution, delivery and performance by the Company of the Documents do not and will not, to the best of my knowledge after due inquiry, conflict with, result in any breach of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien or encumbrance upon any of the property or assets of the Company pursuant to any provision of any securities issued by the Company, or any indenture, mortgage, deed of trust, contract, undertaking, document, instrument or other agreement to which the Company is a party or by which it or any of its property or assets is bound.

C-2

                    vii.      No consent, order, authorization, waiver, approval or any other action, or registration, declaration or filing with, any person, board or body, public or private (collectively, the "Approvals"), is required to be obtained by the Company in connection with the execution, delivery or performance of the Documents or the consummation of the transactions contemplated thereby, except as listed on Schedule A hereto. All such Approvals listed on Schedule A, except for those set forth in Part II thereof, are Final (as defined below). An Approval shall be Final if it has been validly issued, is in full force and effect, is not subject to any condition (other than compliance with terms thereof), does not impose restrictions or requirements inconsistent with the terms of the Documents, and is final and not subject to any appeal. The Approvals listed in Part II of Schedule A are not required to be Final as of the date of this opinion.

                    viii.      To the best of my knowledge after due inquiry, there are no pending or threatened actions or proceedings affecting the Company or any of its properties or assets that individually or in the aggregate could prohibit or limit in any way the execution, delivery and performance by the Company of any of the Documents.

                    This opinion is being furnished only to the Collateral Agent, the Borrower and the Secured Parties (as defined in the Consent) and their respective successors and assigns and is solely for the benefit of such parties; provided, that assignees of, or participants in, the interests of the Secured Parties may rely on this opinion as if it were addressed to them.

Very truly yours,

C-3

Schedule A to
Opinion

APPROVALS

A-1